    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 7, 1997
                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------
                           COLOR SPOT NURSERIES, INC.

             (Exact name of Registrant as specified in its charter)

              DELAWARE                                5193                               68-0363266
  (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   incorporation or organization)            Classification Number)                Identification Number)

                              3478 BUSKIRK AVENUE
                            PLEASANT HILL, CA 94523
                                 (510) 934-4443

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                              MICHAEL F. VUKELICH
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                              3478 BUSKIRK AVENUE
                            PLEASANT HILL, CA 94523
                                 (510) 934-4443

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------

                                   COPIES TO:

              STEVEN S. SIEGEL                          THOMAS A. BEVILACQUA                       RANDALL C. BASSETT
 BROWNSTEIN HYATT FARBER & STRICKLAND, P.C.       BROBECK, PHLEGER & HARRISON LLP                   LATHAM & WATKINS
     410 SEVENTEENTH STREET, 22ND FLOOR                TWO EMBARCADERO PLACE               633 WEST FIFTH STREET, SUITE 4000
           DENVER, COLORADO 80202                          2200 GENG ROAD                    LOS ANGELES, CALIFORNIA 90071
         TELEPHONE: (303) 534-6335                  PALO ALTO, CALIFORNIA 94303                TELEPHONE: (213) 485-1234
         FACSIMILE: (303) 623-1956                   TELEPHONE: (415) 424-0160                 FACSIMILE: (213) 891-8763
                                                     FACSIMILE: (415) 496-2755

                             ---------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                             ---------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM
            TITLE OF EACH CLASS OF                    AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
          SECURITIES TO BE REGISTERED             BE REGISTERED(1)       PER SHARE(2)       OFFERING PRICE(2)    REGISTRATION FEE
Common Stock...................................       4,427,500             $14.00             $61,985,000            $18,783
   % Notes.....................................      $85,000,000          $85,000,000          $85,000,000            $25,758

(1) Includes 577,500 shares of Common Stock issuable upon exercise of over-allotment options to be granted to the underwriters.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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                                EXPLANATORY NOTE

    This Registration Statement contains two forms of prospectus: one to be used in connection with an underwritten public offering of Common Stock (the "Common Stock Prospectus") and one to be used in a concurrent underwritten public
offering of    % Senior Subordinated Notes due 2007 (the "Note Prospectus"). The
Note Prospectus and the Common Stock Prospectus are identical except for the front and back cover pages, the stabilization legend on page 2, and the sections entitled "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Selected Consolidated Financial and Operating Data," "Unaudited Pro Forma Consolidated Statement of Operations," "Unaudited Pro Forma Consolidated Balance Sheet," "Business--Overview," "Description of Certain Indebtedness," "Underwriting", "Legal Matters" and "Additional Information," the deletion of the sections entitled "Dividend Policy," "Dilution" and "Shares Eligible for Future Sale" and the addition of a section entitled "Description of Notes" in the Note Prospectus. The form of the Common Stock Prospectus is included herein and is followed by the alternate pages to be used in the Note Prospectus. The alternate pages for the Note Prospectus included herein are labeled "Alternate Page for Note Prospectus." Final forms of each prospectus will be filed with the Securities and Exchange Commission under Rule 424(b) under the Securities Act of 1933, as amended.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                           SUBJECT TO COMPLETION
                                                                 OCTOBER 7, 1997

                                3,850,000 SHARES

                                     [LOGO]

                                  COMMON STOCK
                                   ---------

    All of the shares of Common Stock offered hereby (the "Common Stock Offering") are being sold by Color Spot Nurseries, Inc. (the "Company" or "Color Spot"). Prior to this offering, there has been no public market for the Common Stock. It is estimated that the initial public offering price of the Common Stock will be between $12.00 and $14.00 per share. See "Underwriting" for the factors to be considered in determining the initial public offering price. Application has been made for quotation of the Common Stock on the Nasdaq National Market under the symbol "CSNI."

    Concurrently with the Common Stock Offering, the Company is offering
$85,000,000 aggregate principal amount of its     % Senior Subordinated Notes
due 2007 (the "Notes") to the public (the "Notes Offering" and, together with the Common Stock Offering, the "Offerings"). The Common Stock Offering is contingent on the consummation of the Notes Offering and the Notes Offering is contingent on the consummation of the Common Stock Offering. See "Prospectus Summary--Concurrent Offering." The Common Stock and the Notes are referred to collectively herein as the "Securities."

                                ----------------

          THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 7.
                                 -------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
       REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                PRICE            UNDERWRITING           PROCEEDS
                                                                 TO              DISCOUNTS AND             TO
                                                               PUBLIC             COMMISSIONS          COMPANY(1)
Per Share..............................................           $                    $                    $
Total(2)...............................................           $                    $                    $

(1) Before deducting expenses of the offering payable by the Company estimated
    at $         .

(2) The Company has granted to the Underwriters a 30-day option to purchase up to 577,500 additional shares of Common Stock solely to cover over-allotments, if any. To the extent that the option is exercised, the Underwriters will offer the additional shares at the Price to Public shown above. If the option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be
    $         , $        and $         , respectively. See "Underwriting."

                                ----------------

    The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if delivered to and accepted by them, and subject to the right of the Underwriters to reject any order in whole or in part. It is expected that delivery of the shares will be made at the offices of BT Alex.
Brown Incorporated, Baltimore, Maryland, on or about              , 1997.

                                ----------------

BT ALEX. BROWN  DONALDSON, LUFKIN & JENRETTE
                      SECURITIES CORPORATION

              THE DATE OF THIS PROSPECTUS IS              , 1997.

         [PHOTOS AND MAP SHOWING PRODUCTION FACILITIES TO BE INSERTED]

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK OF THE COMPANY INCLUDING STABILIZING BIDS, SYNDICATE COVERING TRANSACTIONS OR THE IMPOSITION OF PENALTY BIDS. FOR A DISCUSSION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. REFERENCES TO THE COMPANY OR COLOR SPOT REFER TO COLOR SPOT NURSERIES, INC. AND ITS CONSOLIDATED SUBSIDIARIES AND ITS PREDECESSORS. SEE "COMPANY HISTORY." UNLESS OTHERWISE INDICATED, ALL STATEMENTS MADE IN THIS PROSPECTUS (I) ASSUME NO EXERCISE OF THE UNDERWRITER'S OVER-ALLOTMENT OPTION,
(II) REFLECT THE MERGER OF CSN, INC. (THE PARENT COMPANY OF COLOR SPOT NURSERIES, INC.) INTO COLOR SPOT NURSERIES, INC. WHICH WILL OCCUR SIMULTANEOUSLY WITH THE CONSUMMATION OF THE OFFERINGS AND (III) REFLECT A 0.69-FOR-ONE REVERSE STOCK SPLIT. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER THE CAPTION "RISK FACTORS." AS USED IN THIS PROSPECTUS, "FISCAL 1996" REFERS TO THE FISCAL YEAR COMMENCING SEPTEMBER 8, 1995 AND ENDING JUNE 30, 1996, "FISCAL 1997" REFERS TO THE FISCAL YEAR ENDED JUNE 30, 1997 AND "FISCAL 1998" REFERS TO THE FISCAL YEAR ENDING JUNE 30, 1998.

                                  THE COMPANY

    Color Spot is the largest wholesale nursery in the United States. The Company provides a wide assortment of high quality plants as well as extensive merchandising services primarily to leading home centers and mass merchants, such as Home Depot, Home Base, Wal-Mart and Kmart. The Company distributes products to over 850 retail and commercial customers, representing over 8,000 locations, primarily in the western and southwestern regions of the United States. Since June 30, 1996, the Company has completed 13 acquisitions, making it a leading consolidator in the wholesale nursery industry. On a pro forma basis, the Company generated approximately $182.8 million in net sales and $15.3 million in operating income in fiscal 1997.

    The Company believes it is one of the few wholesale nurseries that has the scale and distribution capabilities necessary to provide large volumes of high quality product to its retail customers on a multi-regional basis. The Company produces over 2,000 varieties of live plants, including bedding plants, shrubs, potted flowering plants, ground cover and fresh cut Christmas trees. Through its 200 person salesforce, Color Spot also provides its retail customers with a broad array of value-added services, such as in-store merchandising, product display and maintenance, promotional planning and product reordering. The Company believes that providing these services differentiates it from its competitors and helps to establish Color Spot as a preferred supplier in the industry. Color Spot operates 19 production facilities located in California, Arizona, Texas, Oregon and Washington.

    Gardening is one of the most popular leisure activities in the United States. According to the 1996-1997 National Gardening Survey, 64% of the approximately 101 million households in the U.S. participated in some form of gardening in 1996. Retail sales of live plants totaled approximately $18 billion in the U.S. in 1996. The live plant retail distribution channel has undergone significant consolidation over the past ten years, as sales have shifted from local independent nurseries to major national retailers. Despite this retail consolidation, the wholesale nursery industry is still highly fragmented with over 10,000 participants in the U.S. In 1996, the ten largest wholesale nurseries accounted for approximately 8% of total wholesale production.

    The Company believes that it is well positioned to capitalize on consolidation and growth opportunities in the highly fragmented wholesale nursery industry. Color Spot's growth strategy is to continue to enter new geographic markets through acquisitions, expand its presence in existing markets and add new product lines. An important aspect of the Company's growth strategy is to increase its penetration in targeted markets, which will enable the Company to better serve its retail customers, enhance its brand name recognition and increase operating efficiencies. Since June 30, 1996, both through acquisitions and internal development, the Company has expanded its product line into new areas of the wholesale nursery industry, including shrubs, potted flowering plants and ground cover. In addition, the Company's recent entry into the fresh cut Christmas tree business enables it to utilize available sales and distribution capacity during the winter months.

    Color Spot America, Inc., a predecessor to the Company, was founded in 1983 by Michael F. Vukelich, the Company's current Chief Executive Officer. Following a change of control in 1991, Mr. Vukelich left the Company and new management was installed. Between 1992 and 1995, net sales and profitability of the business declined. In September 1995, an investor group including Mr. Vukelich formed the Company and acquired the business. Mr. Vukelich's management team implemented a number of strategic and operational initiatives designed to improve the Company's customer relationships and financial results. These initiatives included revamping the Company's merchandising programs, decentralizing its operations, revising its pricing strategies, renewing its focus on operating efficiencies and restructuring its sales organization. As a result of these strategies, the Company has experienced significant improvements in net sales and operating results. With the improvement of its financial results, Color Spot embarked on an aggressive acquisition strategy and has completed 13 acquisitions since June 30, 1996. Color Spot believes it is now well positioned to continue its growth and further consolidate the wholesale nursery industry.

    Color Spot's designation as an agricultural company provides it with favorable tax treatment. While the Company's financial statements include tax expense, the Company has historically not paid cash income taxes. Agricultural companies are permitted to calculate taxable income on a cash basis. As a result of the Company's growth, this treatment has enabled the Company to generate significant net operating losses since its inception and accumulate a net operating loss carryforward of approximately $29.7 million for federal income tax purposes as of June 30, 1997.

    The Company's executive offices are located at 3478 Buskirk Avenue, Suite 260, Pleasant Hill, CA 94523, and its telephone number is (510) 934-4443. The Company was incorporated in August 1995.

                                  THE OFFERING

Common Stock offered hereby........................  3,850,000 shares

Common Stock to be outstanding after the
  offering(1)......................................  10,766,858 shares

Use of Proceeds....................................  Repayment of debt and general corporate purposes.

Proposed Nasdaq National Market symbol.............  CSNI

------------------------

(1) Excludes 1,583,878 shares of Common Stock issuable upon exercise of stock options outstanding at June 30, 1997 under the Company's stock option plans at an average exercise price of $4.49 per share. Under the treasury stock method of computing earnings per share, the options represent 1,035,983 common stock equivalents. See "Management--Stock Option Plans" and Note 14 to the Consolidated Financial Statements of Color Spot Nurseries, Inc. appearing elsewhere in this Prospectus. Also excludes 367,602 shares presently issuable upon the conversion of an outstanding promissory note at a conversion price of $20.09 per share. See "Description of Certain Indebtedness--Heller Note."

                              CONCURRENT OFFERING

    Concurrently with the Common Stock Offering, the Company is offering $85.0
million in aggregate principal amount of its   % Senior Subordinated Notes due
2007 to the public. The Common Stock Offering is contingent upon the consummation of the Notes Offering, and the Notes Offering is contingent upon the consummation of the Common Stock Offering.

                      SUMMARY FINANCIAL AND OPERATING DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    The Company commenced operations on September 8, 1995 through the purchase of certain assets of Color Spot, Inc. in a transaction accounted for under the purchase method of accounting. Color Spot, Inc. commenced operations on March 1, 1993 through the purchase of certain assets of Color Spot America, Inc., in a transaction accounted for under the purchase method of accounting. On December 31, 1996, an affiliate of Kohlberg & Company, LLC acquired control of the Company through a series of stock transactions accounted for as a recapitalization. As a result of these transactions and the Company's ongoing acquisition program, the financial information presented below is not comparable in certain respects.

    The financial information of the Company presented below as of June 30, 1997 and for the fiscal year ended June 30, 1997 and for the period from September 8, 1995 through June 30, 1996 is derived from the audited financial statements of the Company appearing elsewhere in this Prospectus. The financial information of Color Spot, Inc. for the period from January 1, 1995 through September 8, 1995 and the year ended December 31, 1994 is derived from the audited financial statements of Color Spot, Inc.

    The pro forma information presented below gives effect to the 13 acquisitions completed by the Company since June 30, 1996. See "Unaudited Pro Forma Consolidated Statement of Operations" and "Unaudited Pro Forma Consolidated Balance Sheet."

                                                                THE PREDECESSOR                    THE COMPANY
                                                            ------------------------  -------------------------------------
                                                                           1/1/95       9/8/95     FISCAL YEAR
                                                            YEAR ENDED     THROUGH      THROUGH       ENDED      PRO FORMA
                                                             12/31/94      9/8/95     6/30/96(1)   6/30/97(2)   FISCAL YEAR
                                                            -----------  -----------  -----------  -----------     ENDED
                                                                                                                  6/30/97
                                                                                                                -----------
                                                                                                                (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Net sales...............................................   $  39,411    $  28,991    $  51,995    $ 113,400     $182,774
  Gross profit............................................      14,995       11,491       24,310       49,374       75,087
  Operating expenses......................................      17,869       14,438       18,475       39,458       59,801
  Income (loss) from operations...........................      (2,874)      (2,947)       5,835        9,916       15,286
  Interest expense........................................       3,170        2,576          687        4,179       10,378
  Income tax provision....................................                                 2,069        2,830        2,324
  Income (loss) before extraordinary loss.................      (5,947)      (5,485)       2,988        3,055        2,841
  Extraordinary loss......................................                                               (215)
  Net income (loss).......................................      (5,947)      (5,485)       2,988        2,840

  Net income per share....................................                                                           $0.32
  Shares used in per share calculation....................                                                       8,750,968
  Supplemental net income per share(3)....................                                                           $0.27
  Shares used in per share calculation....................                                                      11,242,074

OPERATING DATA:
  Cash paid for income taxes(4)...........................           0            0            2            0            0
  Number of production facilities(5)......................           6            6            6           13           19

                                                                                              JUNE 30, 1997
                                                                                   -----------------------------------
                                                                                                               AS
                                                                                    ACTUAL    PRO FORMA   ADJUSTED(6)
                                                                                   ---------  ----------  ------------
BALANCE SHEET DATA:
  Working capital................................................................    $13,266    $16,197      $34,600
  Total assets...................................................................    133,417    186,753      193,511
  Long-term debt, excluding current portion......................................     83,408    120,723       96,026
  Stockholders' equity...........................................................      4,275     10,015       54,547

                                                   (FOOTNOTES ON FOLLOWING PAGE)

(FOOTNOTES FOR PRECEDING PAGE)

------------------------------

(1) Includes the financial results of Barcelo's Plant Growers from March 1996.

(2) Includes the financial results of NAB Nursery and B&C Growers from October 1996, Sunrise Growers from November 1996, Sunnyside Plants from January 1997, Lone Star Growers Co. from February 1997, Signature Trees from March 1997 and Hi-C Nursery from April 1997.

(3) Supplemental net income per share has been calculated as if the recapitalization of the Company and the consummation of the Offerings described in this Prospectus occurred on July 1, 1996. If these transactions occurred on July 1, 1996, interest expense would have decreased by $379,000 and net income would have increased to $3,049,000. See "Certain Transactions-- Recapitalization."

(4) Color Spot's designation as an agricultural company provides it with favorable tax treatment. While the Company's financial statements include tax expense, the Company has historically not paid cash income taxes. Agricultural companies are permitted to calculate taxable income on a cash basis. As a result of the Company's growth, this treatment has enabled the Company to generate significant net operating losses since its inception and accumulate a net operating loss carryforward of approximately $29.7 million for federal income tax purposes and $14.1 million for state income tax purposes as of June 30, 1997. The Company expects that it will continue to benefit from these regulations in the future.

(5) Facilities include owned and leased properties as of the end of each period, excluding Christmas tree fields.

(6) Adjusted to give effect to (i) the sale of 3,850,000 shares of Common Stock offered hereby at an assumed initial public offering price of $13.00 per share, (ii) the sale of $85 million aggregate principal amount of Senior Subordinated Notes offered by the Company in the Notes Offering at an assumed interest rate of 9% per annum and (iii) the application of the net proceeds from the Offerings. See "Use of Proceeds."

                            ------------------------

    In addition, during the fiscal quarter in which the Offerings are completed, the Company will incur (i) a $4.4 million non-cash pre-tax extraordinary charge related to the write-off of deferred financing fees, (ii) a $2.0 million pre-tax charge related to the termination of an annual management fee and (iii) a $0.7 million non-cash pre-tax compensation charge from the accelerated vesting of stock options.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS. THE STATEMENTS CONTAINED IN THIS PROSPECTUS WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH IN OR IMPLIED BY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THOSE DISCUSSED BELOW, AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS. WHEN USED IN THIS PROSPECTUS, THE WORDS "MAY," "WILL," "EXPECT," "ANTICIPATE," "CONTINUE," "ESTIMATE," "PROJECT," "INTEND" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT") REGARDING EVENTS, CONDITIONS AND FINANCIAL TRENDS THAT MAY AFFECT THE COMPANY'S FUTURE PLANS, BUSINESS STRATEGY, RESULTS OF OPERATIONS AND FINANCIAL POSITION. PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO RISKS AND UNCERTAINTIES AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE INCLUDED WITHIN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DESCRIBED BELOW, UNDER THE HEADING "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND ELSEWHERE IN THIS PROSPECTUS.

    DEPENDENCE ON ACQUISITIONS FOR FUTURE GROWTH. As part of its growth strategy, the Company aggressively pursues the acquisition of other companies that expand its existing business. See "Business--Growth Strategy." Acquisitions involve a number of risks, including effects on the Company's reported operating results, the diversion of management's attention, the dependence on hiring, training and retaining key personnel and risks associated with unanticipated problems or legal liabilities, some or all of which could have a material adverse effect on the Company. Historically, the Company has financed acquisitions through the incurrence of additional debt and the issuance of Company stock. See "--Leverage." The Company completed one acquisition in fiscal 1996, seven acquisitions in fiscal 1997 and six acquisitions to date in fiscal 1998. There can be no assurance that the Company will be able to integrate its acquisitions or successfully implement its business model in a timely manner without substantial costs, delays or other problems. Once integrated and operating according to the Company's business model, these acquisitions may not achieve sales, profitability and productivity commensurate with the Company's historical operating results. In addition, there can be no assurance that the Company's management and financial controls, personnel, computer systems and other corporate support systems will be adequate to manage the increase in the size and scope of the Company's operations as a result of its acquisitions. Additionally, there can be no assurances that the acquired businesses will enhance the Company's business or financial performance.

    The Company anticipates that one or more potential acquisition opportunities, including those that would be material, may become available in the near future. No assurances can be given that any acquisition by the Company will occur, that if an acquisition does occur that it will not have a material adverse effect on the Company, that any such acquisition will be successful in enhancing the Company's business or that any such acquisition can be successfully integrated into the Company's business. See
"--Future Capital Needs; Uncertainty of Additional Financing."

    ABILITY TO MANAGE GROWTH. The Company has experienced significant growth, particularly over its last fiscal year, and intends to continue to pursue an aggressive growth strategy. The growth and expansion of the Company's business have placed, and are expected to continue to place, a significant strain on the Company's management, operational and financial resources. Continued growth will require an increase in Company personnel who possess the training and experience necessary to operate the Company's facilities. There can be no assurance that the Company will be able to continue to attract, develop and retain the personnel necessary to pursue its growth strategy. Moreover, as the Company continues to grow, it will need to expand its production, warehouse and distribution facilities and may require additional facilities to support such growth. In addition, the Company's rapid growth may place significant pressure on its financial controls and inventory management systems. Any failure by the Company to manage its growth effectively could have a material adverse effect on the Company.

    SHORT OPERATING HISTORY UNDER CURRENT MANAGEMENT. Color Spot America, Inc. (together with its subsidiaries, "Color Spot America"), a California corporation and a predecessor to the Company, which was managed by certain of the Company's current management, was incorporated and commenced operations in 1983. The current management of the Company operated Color Spot America until January 1991 when a subsidiary of PacifiCorp, a public utility (together with its subsidiaries, "PacifiCorp"), obtained control and installed a new management team that operated Color Spot America and its successor, Color Spot, Inc., an Oregon corporation ("Color Spot Oregon"), from 1991 through September 1995. During the period of PacifiCorp's control, the Company's predecessors experienced declining net sales and profitability. In September 1995, the Company commenced operations by purchasing Color Spot Oregon's assets from PacifiCorp. See "Company History." Accordingly, the Company, under its current management team, has only a limited operating history upon which investors may evaluate its performance. Although the Company has experienced revenue growth and profitability since its inception in September 1995, there can be no assurances that the Company will be able to achieve or sustain such revenue growth or profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company must, among other things, respond to competitive developments, continue to attract, retain and motivate qualified employees, and successfully manage and execute its expansion strategies. There can be no assurances that the Company will be successful in these efforts.

    CUSTOMER CONCENTRATION; DEPENDENCE ON HOME DEPOT. The Company is highly dependent on the purchases of its top eight retail customers, which together accounted for 75% and 82% of the Company's net sales in fiscal 1997 and fiscal 1996, respectively. The Company's largest customer, Home Depot, accounted for approximately 39% and 41% of the Company's net sales in fiscal 1997 and fiscal 1996, respectively. The Company expects that a small number of customers will continue to account for a substantial portion of its net sales for the foreseeable future. The Company does not have long-term contracts with any of its retail customers, and there can be no assurance that they will continue to purchase the Company's products. The loss of, or a significant adverse change in, the relationship between the Company and Home Depot or any other major customer could have a material adverse effect on the Company. The loss of, or reduction in orders from, any significant retail customers, losses arising from retail customers' disputes regarding shipments, fees, merchandise condition or related matters, or the Company's inability to collect accounts receivable from any major retail customer could have a material adverse effect on the Company. In addition, there can be no assurance that revenue from customers that have accounted for significant revenue in past periods, individually or as a group, will continue, or if continued, will reach or exceed historical levels in any period. See "Business--Customers."

    SEASONALITY; VARIABILITY OF QUARTERLY RESULTS AND CERTAIN CHARGES. The Company's business is highly seasonal. In fiscal 1997, approximately 77% of net sales and 125% of operating income occurred in the first half of the calendar year. The Company has historically reported operating losses in its first and second fiscal quarters, and the Company believes it will continue to report operating losses during the first half of its fiscal year. The Company has experienced and expects to continue to experience variability in net sales, operating income and net income on a quarterly basis. Factors that may contribute to this variability include: (i) weather conditions during peak growing and gardening seasons; (ii) shifts in demand for live plant products;
(iii) changes in product mix, service levels and pricing by the Company and its competitors; (iv) the effect of acquisitions; (v) the economic stability of the Company's retail customers; and (vi) the Company's relationship with each of its retail customers. See "--Weather; General Agricultural Risks" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Seasonality and Quarterly Results."

    In addition, during the fiscal quarter in which the Offerings are completed, the Company will incur (i) a $4.4 million non-cash pre-tax extraordinary charge related to the write-off of deferred financing fees,

(ii) a $2.0 million pre-tax charge related to the termination of an annual management fee and (iii) a $0.7 million non-cash pre-tax compensation charge from the accelerated vesting of stock options.

    Due to the foregoing factors, the Company believes that period-to-period comparisons of its operating results cannot be relied upon as indicators of future performance. In the event that the Company's operating results in any future period fall below the expectations of securities analysts and investors, the trading price of the Common Stock would likely be materially and adversely affected.

    RESTRICTIONS IMPOSED BY NEW LOAN AGREEMENT AND NOTE
INDENTURE. Simultaneously with the completion of the Offerings, the Company will enter into a new senior credit facility (the "New Loan Agreement") with a number of banking institutions, led by Credit Agricole Indosuez, which will restrict, among other things, the Company's ability to incur additional indebtedness, incur liens, pay or declare dividends, enter into any transaction not in its usual course of business, guarantee or otherwise become in any way liable with respect to the obligations of another party or entity, merge or consolidate with another person or sell or transfer any collateral (except for the sale of inventory in the ordinary course of the Company's business). A breach of any of these covenants could result in a default under the New Loan Agreement. Upon the occurrence of an Event of Default (as defined in the New Loan Agreement), the lenders could elect to declare all amounts outstanding under the New Loan Agreement, together with accrued interest, to be immediately due and payable. If the Company were unable to pay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. If the New Loan Agreement indebtedness were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay the indebtedness in full and other indebtedness of the Company. Substantially all of the assets of the Company have been pledged as security under the New Loan Agreement. The restrictions described above, in combination with the leveraged nature of the Company, may limit the Company's ability to obtain financing in the future or may otherwise restrict corporate activities. See "Description of Certain Indebtedness."

    In connection with the Notes Offering, the Company will enter into an indenture under which the Notes will be offered (the "Indenture"). The Indenture will contain covenants that will, subject to certain exceptions, limit, among other things, the ability of the Company and its subsidiaries to (i) pay dividends or make certain other restricted payments or investments; (ii) incur additional indebtedness and issue disqualified stock and preferred stock; (iii) create liens on assets; (iv) merge, consolidate, or sell all or substantially all of their assets; (v) enter into certain transactions with affiliates; (vi) create restrictions on dividends or other payments by subsidiaries to the Company; and (vii) create guarantees of indebtedness by subsidiaries. A breach of any of these covenants could result in a default under the Indenture. Upon the occurrence of an event of default under the Indenture, the trustee under the Indenture or the holders of at least 25% in principal amount of outstanding Notes may elect to declare the principal of and accrued interest on all the Notes to be due and payable. The Company's ability to make scheduled payments of the principal of, or to pay interest on, or to refinance its indebtedness (including the Notes) depends on its future performance, which to a certain extent is subject to economic, financial, competitive and other factors beyond its control. Based upon the current level of operations and anticipated growth, management believes that future cash flow from operations, together with available borrowings under the New Loan Agreement, will be adequate to meet the Company's anticipated requirements for working capital, capital expenditures, interest payments and scheduled principal payments for the foreseeable future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." There can be no assurance, however, that the Company's business will continue to generate sufficient cash flow from operations in the future to service its debt and make necessary capital expenditures. If it is unable to do so, the Company may be required to refinance all or a portion of its existing debt, including the Notes, to sell assets or to obtain additional financing. There can be no assurance that any such refinancing or that any such sale of assets or additional financing would be possible on terms reasonably favorable to the Company, or at all.

    LEVERAGE. The Company is substantially leveraged. The Company may finance additional growth through the incurrence of additional indebtedness. As of September 25, 1997, after giving effect to the Offerings, the aggregate amount of the Company's outstanding indebtedness would have been approximately $ million (excluding unused commitments). Due to its leveraged nature, the Company may be more vulnerable to extended economic downturns and its flexibility in responding to changing economic and industry conditions may be limited. The degree to which the Company is leveraged could have important consequences to purchasers of the Common Stock, including the impairment of the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate purposes. The Company's ability to make principal and interest payments on the Notes and to repay the Notes at maturity will be dependent on a number of factors, many of which are beyond the Company's control, and may be dependent on the Company's future operating performance, which is itself dependent on the availability of borrowings under the New Loan Agreement or other financings. A substantial portion of the Company's current borrowing capacity under the New Loan Agreement could be consumed by increased working capital needs, interest payments on the Notes or future acquisitions and there can be no assurance that the Company's cash flow from operations will be sufficient to meet its debt service obligations. If the Company is unable to meet its debt service obligations, it could be required to take certain actions such as reducing or delaying capital expenditures, selling assets, refinancing or restructuring its indebtedness, seeking additional equity capital or other actions. There can be no assurance that any of such actions could be effected on satisfactory terms, if at all, or on terms permitted under the New Loan Agreement. In addition, unforeseen problems, delays, expenses and difficulties as well as changes in economic and regulatory or competitive conditions may lead to cost increases that would make the Company's current cash flow and borrowings under the New Loan Agreement insufficient to meet the Company's capital needs. See "--Future Capital Needs; Uncertainty of Additional Financing."

    FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FINANCING. The Company currently anticipates that its available cash combined with the net proceeds of the Offerings, borrowings under the New Loan Agreement and funds from operations will be sufficient to meet its anticipated working capital, capital expenditure and acquisition financing requirements for the next 12 months. However, there can be no assurance that such resources will be sufficient for such requirements. The Company may need to raise additional funds through the issuance of public or private debt or equity securities in order to take advantage of unanticipated opportunities, including acquisitions of complementary businesses, or otherwise respond to unanticipated competitive pressures. If additional funds are raised through the issuance of equity securities, the percentage ownership of then current stockholders of the Company may be reduced and such equity securities may have rights, preferences or privileges senior to those of the holders of the Common Stock. If additional funds are raised through the issuance of debt securities, such securities would have certain rights, preferences and privileges senior to holders of Common Stock and the terms of such debt could impose restrictions on the operations of the Company. There can be no assurance that additional financing will be available on terms favorable to the Company, or at all. If adequate funds are not available, or not available on acceptable terms, the Company may not be able to take advantage of unanticipated opportunities or otherwise respond to unanticipated competitive pressures. Such inability could have a material adverse effect on the Company. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Certain Indebtedness."

    WEATHER; GENERAL AGRICULTURAL RISKS. Inclement weather or production difficulties occurring at a time of peak production or sales (in the second half of the Company's fiscal year), particularly on weekends during the peak gardening season, could cause declines in net sales and operating income that could have a material adverse effect on the Company. In the event of severe weather conditions, the Company does not have sufficient facilities to preserve and protect all of its products. Meteorologists are currently predicting that a severe weather phenomenon known as "El Nino" will impact the United States in late 1997 and early 1998, which may result in unusually cool and wet weather conditions in many of the Company's markets. Such weather conditions could delay the upcoming peak growing and gardening season and reduce the demand for the Company's products. The Company intends to expand into new markets that typically have greater weather variability than the Company's historic markets. Failure by the Company to adequately manage this variability could have a material adverse effect on the Company. The Company's operations also may be materially affected by disease, pests or other natural hazards. Agricultural production is highly dependent upon the availability of water. The Company has not installed, and is not required to install, water reclamation systems at the majority of its production facilities. The loss of access to water at any of the Company's facilities would have a material adverse effect on the Company. See "-- Governmental Regulations; Minimum Wage." Given the perishable nature of the Company's products, if sales do not materialize as expected, the Company could experience a significant decline in profitability.

    DEPENDENCE ON LEASED FACILITIES. The majority of the Company's production facilities are leased. These leases expire at varying times in the next two to 15 years. Although the Company believes that it can extend most of its leases on acceptable terms, failure to do so would require the Company to establish new production facilities. No assurance can be given that any such leases can be extended on acceptable terms or, if not so extended, that suitable replacement production facilities can be established. Failure to extend the terms of any of these leases could have a material adverse effect on the Company. See "Business-- Properties and Facilities."

    SENSITIVITY TO PRICE INCREASES OF CERTAIN RAW MATERIALS. The Company and its competitors are vulnerable to price increases for raw materials. For fiscal 1997, raw material costs accounted for approximately 27.1% of the Company's net sales. The Company does not have long-term contracts with the majority of its raw material suppliers. Increases in the cost of raw materials essential to the operations of the Company, including seed, plastic, chemicals and fertilizer, would increase the Company's costs of production. Significant increases in the price of petrochemicals or a scarcity of raw materials essential to plant propagation could have a material adverse effect on the Company. There can be no assurance that any such price increases can be passed on to the Company's customers in the form of higher prices for the Company's products.

    COMPETITION. The wholesale nursery industry is highly competitive. Competition is based principally on product quality, breadth of product offerings, customer service and price. The Company believes it has differentiated itself from its competitors through the breadth of its product offerings, its multi-regional capabilities and the value-added services it provides to its retail customers. The wholesale nursery industry is highly fragmented with over 10,000 small and regional nurseries nationwide. In 1996, the ten largest and 100 largest wholesale nurseries in the United States accounted for approximately 8% and 22%, respectively, of total wholesale production. The Company currently competes directly with a large number of western and southwestern wholesale nursery companies. On a multi-regional basis, the Company competes with Hines Nurseries primarily in bedding plants and shrubs and Monrovia Nursery Company primarily in shrubs. The fresh cut Christmas tree market is also highly fragmented and, on a regional basis, the Company competes in this market with Holiday Tree Farms and The Kirk Company.

    GOVERNMENTAL REGULATIONS; MINIMUM WAGE. The Company is subject to certain federal, state and local health, safety and environmental laws and regulations regarding the production, storage and transportation of certain of its products and the disposal of its waste. Certain of the Company's operations and activities, such as water runoff from its production facilities and the use of certain pesticides, are subject to regulation by the United States Environmental Protection Agency (the "EPA") and similar state and local agencies. These agencies may regulate or prohibit the use of such products, procedures or operations, thereby affecting the Company's operations and profitability. In addition, the Company must comply with a broad range of environmental laws and regulations. Additional or more stringent environmental laws and regulations may be enacted in the future and such changes could have a material adverse effect on the Company. The Company uses reclamation water as one of the sources of water supply for a few of its production facilities. The use and pricing of reclamation water, including availability of subsidized water rates, is governed by federal reclamation laws and regulations. Changes in the law could have a material adverse effect on the Company.

    In addition, the Company is subject to the Fair Labor Standards Act as well as various federal, state and local regulations that govern such matters as minimum wage requirements, overtime and working conditions. A large number of the Company's employees are paid at or just above the federal minimum wage level and, accordingly, changes in laws, regulations or ordinances could have a material adverse effect on the Company by increasing the Company's costs. See "Business--Government Regulation."

    CONTROL BY SIGNIFICANT STOCKHOLDERS AND MANAGEMENT. After completion of the Common Stock Offering, KCSN Acquisition Company, L.P. ("KCSN"), an affiliate of Kohlberg & Company, LLC, a New York merchant banking firm ("Kohlberg"), will own approximately 44.6% of the outstanding Common Stock (approximately 42.3% if the Underwriters' over-allotment option is exercised in full). In addition, management stockholders will own approximately 9.9% of the outstanding Common Stock (approximately 9.4% if the Underwriters' over-allotment option is exercised in full) after the completion of the Common Stock Offering. Heller Equity Capital Corporation ("Heller") is the holder of an 8.0% Subordinated Convertible Note (the "Heller Note"), which is convertible into approximately 3.3% of the outstanding Common Stock (approximately 3.1% if the Underwriters' over-allotment option is exercised in full) after giving effect to the Common Stock Offering. Heller also owns 1.7% of the outstanding Common Stock (approximately 1.6% if the Underwriters' over-allotment option is exercised in full). KCSN, Heller and the management stockholders are parties to a Stockholders Agreement, which provides that the parties to the Stockholders Agreement shall (i) consent to any merger, consolidation or sale of all or substantially all of the Company's assets involving an independent third party and approved by a majority of KCSN's shares and (ii) vote their shares to elect Michael F. Vukelich, Jerry L. Halamuda, five KCSN designees and two independent designees reasonably acceptable to KCSN as directors of the Company. In addition, KCSN and certain of the management stockholders are parties to a put/call option agreement to effect the repurchase by the Company of shares of Common Stock held by the management stockholders. Under the put/call option agreement, KCSN retains an irrevocable proxy to vote the shares of Common Stock not yet repurchased by the Company. As of July 31, 1997, KCSN had a proxy to vote 20,211 shares of Common Stock held by the management stockholders. Consequently, after completion of the Common Stock Offering, KCSN, the management stockholders and Heller will continue to have significant influence over the policies and affairs of the Company and may be in a position to determine the outcome of corporate actions requiring stockholder approval, including adopting amendments to the Company's certificate of incorporation, electing directors and approving or disapproving mergers or sales of all or substantially all of the Company's assets. See "Certain Transactions--Relationship with Kohlberg--Control by KCSN," "--Recapitalization," "Principal Stockholders" and "Description of Capital Stock."

    NO PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE. Prior to the Common Stock Offering, there has been no public market for the Common Stock. There can be no assurance that an active trading market will develop or be sustained or that the market price of the Common Stock will not decline below the initial public offering price. The initial public offering price will be determined through negotiations between the Company and the representatives of the Underwriters and may not be indicative of the market price for the Common Stock following the Offerings. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. Even if an active trading market does develop, the market price of the Common Stock following the Common Stock Offering may be highly volatile. Factors such as variations in the Company's net sales, earnings, cash flow and announcements of new products and services, price reductions or acquisitions by the Company, announcements or other factors impacting certain of the Company's retail customers or its competitors could cause the market price of the Common Stock to fluctuate substantially. In addition, from time to time, the stock markets have experienced significant price and volume fluctuations that have resulted in changes to the market price of the stocks of many companies that have been unrelated or disproportionate to the operating performance of those companies. Such broad market fluctuations, as well as a shortfall in revenue or earnings compared to securities analysts' expectations, changes in analysts' recommendations or projections, and general economic and market conditions may adversely affect the market price of the Common Stock following the Common Stock Offering.

    SHARES ELIGIBLE FOR FUTURE SALE. Sales of substantial amounts of Common Stock after the completion of the Offerings could have a material adverse effect on the prevailing market price of the Common Stock. All of the 3,850,000 shares offered hereby (4,427,500 shares if the Underwriters' over-allotment option is exercised in full) will be eligible for immediate sale in the public market without restriction. All of the remaining 6,937,068 shares are "restricted shares" within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act") and are eligible for sale in accordance with Rule
144. Of these shares, after giving effect to the 180-day lock-up agreement, approximately 975,247 shares will be eligible for immediate sale in the public market without restriction pursuant to Rule 144(k). Ninety days after the date of this Prospectus, after giving effect to the 180-day lock-up agreement, the Company estimates that approximately 1,583,878 shares issuable upon exercise of outstanding stock options will be eligible for sale under Rule 701. The Company, its officers and directors and certain of the Company's existing stockholders have agreed not to sell, grant any option to sell, transfer or otherwise dispose of, directly or indirectly, any of their shares for a period of 180 days after the date of this Prospectus without the prior written consent of BT Alex. Brown Incorporated ("BT Alex. Brown"). Upon expiration of the 180 day lock-up agreements, or earlier if BT Alex. Brown releases the shares from the lock-up agreements, approximately 975,247 additional shares will be eligible for immediate sale in the public market, subject in some cases to compliance with Rule 144 under the Securities Act. The Company and certain existing stockholders, including KCSN, are parties to a Stockholders Agreement setting forth the terms upon which the Company will be required to register shares of Common Stock under the Securities Act for sale by the stockholders. See "Description of Capital Stock" and "Shares Eligible for Future Sale."

    POSSIBLE ANTI-TAKEOVER EFFECT OF CHARTER, BYLAW AND DELAWARE LAW
PROVISIONS. The Company is authorized to issue a significant amount of unissued shares of Common Stock and preferred stock, par value $.01 per share (the "Preferred Stock"). The Board of Directors of the Company is authorized by the Amended and Restated Certificate of Incorporation of the Company to determine the rights and preferences of any Preferred Stock, including voting, dividend and liquidation rights. Any series of Preferred Stock could have rights which could have a material adverse effect on the rights of the holders of the Common Stock. The issuance of additional shares of Common Stock or a new series of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions or other corporate purposes, could have the effect of diluting current stockholders' ownership interests in the Company or of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company. In addition, the Company's Amended and Restated Certificate of Incorporation and Bylaws and provisions of the Delaware General Corporation Law make it more difficult to change control of the Company and replace incumbent management. See "Description of Capital Stock." Given the number of shares of Common Stock held by KCSN, third parties may not be able to obtain control of the Company through purchases of Common Stock not owned by KCSN. See "Certain Transactions--Relationship with Kohlberg."

    DILUTION. Purchasers of Common Stock in the Common Stock Offering will experience immediate and substantial dilution in pro forma net tangible book value of $13.02 per share of Common Stock from the initial public offering price. See "Dilution."

                                COMPANY HISTORY

    Color Spot America was founded in 1983 by Michael F. Vukelich, the Company's current Chief Executive Officer, and it grew to become one of the largest bedding plant producers in California. In February 1989, Color Spot America, through a wholly owned subsidiary, acquired one of its largest competitors for which PacifiCorp provided the acquisition financing. Immediately upon closing of this financing, Color Spot America was in default of certain financial covenants under the PacifiCorp financing. Other than the imposition of a default rate of interest, PacifiCorp did not take any action with respect to these financial covenant defaults until January 1991. At that time, Mr. Vukelich left Color Spot America and PacifiCorp installed new management. In 1993, Color Spot America sold substantially all of its assets and liabilities to Color Spot Oregon, a corporation controlled by PacifiCorp. Net sales and profitability of Color Spot America and Color Spot Oregon declined between 1992 and 1995.

    In September 1995, the Company was formed to acquire the assets of Color Spot Oregon from PacifiCorp by Heller, Mr. Vukelich and Jerry L. Halamuda, who had previously worked with Mr. Vukelich at Color Spot America. With Mr. Vukelich as Chief Executive Officer and Mr. Halamuda as President, management implemented a number of strategic and operational programs designed to improve the Company's customer relationships and financial results. These initiatives included revamping the Company's merchandising programs, decentralizing its operations, revising its pricing strategies, renewing its focus on operating efficiencies and restructuring its sales organization. As a result of these strategies, the Company has experienced significant improvements in net sales and operating results. With the improvement of its financial results, Color Spot embarked on an aggressive acquisition strategy and has completed 13 acquisitions since June 30, 1996. Color Spot believes it is now well positioned to continue its growth and further consolidate the wholesale nursery industry.

    In December 1996, the Company completed a recapitalization in which KCSN, an affiliate of Kohlberg, acquired newly issued shares constituting a majority interest in the Company and in which the Company repurchased the shares of Common Stock held by Heller and a portion of the Common Stock held by management (the "Recapitalization"). See "Certain Transactions."

                              RECENT ACQUISITIONS

    Since June 30, 1996, the Company has completed 13 acquisitions. The following table describes these acquisitions:

         COMPANY             PRIMARY LOCATION        DATE                PRODUCT LINE
--------------------------  ------------------  --------------  -------------------------------    REVENUES(1)
                                                                                                 ---------------
                                                                                                  (IN MILLIONS)
NAB Nurseries               Arizona             October 1996    Bedding Plants and Foliage          $     4.8
                            Southern
B&C Growers                 California          October 1996    Bedding Plants and Ground Cover           2.3
                            Southern
Sunrise Growers             California          November 1996   Bedding Plants                            3.0
                            Northern
Sunnyside Plants            California          January 1997    Flowering Potted Plants                   6.4
Lone Star Growers Co.       Texas               February 1997   Shrubs and Bedding Plants                22.2
Signature Trees             Oregon              March 1997      Christmas Trees                           6.9
                            Northern
Hi-C Nursery                California          April 1997      Bedding Plants                            4.5
Plants, Inc.                Texas               July 1997       Bedding Plants                            7.9
Peters' Wholesale
  Greenhouses, Inc.         Texas               July 1997       Bedding Plants                            6.9
Wolfe Greenhouses, LLC      Texas               July 1997       Flowering Potted Plants                   9.1
Cracon, Inc.                Michigan            August 1997     Christmas Trees                           3.4
Summersun Greenhouse Co.    Washington          August 1997     Bedding Plants                            8.3
                            Southern
Oda Nursery, Inc.           California          September 1997  Shrubs                                   11.7

------------------------------

(1) Revenues for the 12 month period prior to acquisition by the Company.

                                USE OF PROCEEDS

    The net proceeds to the Company from the sale of shares of Common Stock offered hereby, after deducting underwriting discounts and estimated offering expenses, are estimated to be approximately $46.1 million assuming an initial public offering price of $13.00 per share (approximately $53.1 million if the Underwriters' over-allotment option is exercised in full). The net proceeds to the Company from the Notes Offering are estimated to be $82.0 million. The Company currently plans to repay in full the outstanding borrowings under the Company's existing senior credit facility, which totaled approximately $115.3 million at September 25, 1997, from the net proceeds of the Offerings. The remaining net proceeds are expected to be used for general corporate purposes. Pending such uses, the net proceeds of the Offerings will be invested in short-term, interest bearing, investment grade securities.

    Loans under the Company's existing credit facility had interest rates ranging from 8.5% to 9.0% per annum at June 30, 1997. Simultaneously with the completion of the Offerings, the Company will enter into the New Loan Agreement which will provide three facilities, including (i) a $75.0 million acquisition term loan facility, (ii) a $40.0 million revolving credit facility and (iii) a $35.0 million supplemental facility. At the option of the Company part of the supplemental facility can be designated as an acquisition term loan facility or a revolving credit facility. The New Loan Agreement will provide the Company with a source of funds for working capital and future acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Certain Indebtedness."

                                DIVIDEND POLICY

    The Company plans to retain earnings to finance future growth and has no current plans to pay cash dividends to stockholders following the Offerings. The payment of any future cash dividends will be at the sole discretion of the Company's Board of Directors and will depend upon, among other things, future earnings, capital requirements, the general financial condition of the Company and general business conditions. The Company's New Loan Agreement and the Indenture restrict the payment of dividends. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Certain Indebtedness."

                                    DILUTION

    The pro forma net tangible deficit of the Company's Common Stock as of June 30, 1997 was $(46,177,000), or approximately $(6.66) per share. Pro forma net tangible deficit per share represents the amount of the Company's stockholders' equity, less intangible assets, divided by 6,937,068 shares of Common Stock outstanding as of June 30, 1997 after giving effect to the 752,400 shares issued after June 30, 1997 and the repurchase of 36,194 shares of Common Stock by the Company.

    Pro forma dilution per share represents the difference between the amount per share paid by purchasers of shares of Common Stock in the Common Stock Offering and the pro forma tangible book value per share of Common Stock immediately after completion of the Offerings. After giving effect to the sale of the 3,850,000 shares of Common Stock offered by the Company hereby at an assumed initial public offering price of $13.00 per share, after deduction of underwriting discounts and commissions and estimated offering expenses, the Company's pro forma net tangible deficit as of June 30, 1997 would have been $(220,000), or $(0.02) per share. This represents an immediate decrease in pro forma net tangible deficit of $6.64 per share to existing stockholders and an immediate dilution of $13.02 per share to purchasers of Common Stock, as illustrated in the following table:

Assumed initial public offering price per share...........             $   13.00
                                                                       ---------
  Pro forma net tangible deficit per share before the
    offering..............................................      (6.66)
  Increase per share attributable to new investors........       6.64
                                                            ---------
Pro forma net tangible deficit per share after the
  offering................................................                 (0.02)
                                                                       ---------
Pro forma dilution per share to new investors.............             $   13.02
                                                                       ---------
                                                                       ---------

    The following table summarizes on a pro forma basis as of June 30, 1997, for existing stockholders and investors in the Common Stock Offering, the number of shares of Common Stock purchased from the Company, the total consideration paid or to be paid to the Company and the average price paid per share.

                                                     SHARES PURCHASED        TOTAL CONSIDERATION
                                                  -----------------------  ------------------------  AVERAGE PRICE
                                                     NUMBER      PERCENT      AMOUNT       PERCENT     PER SHARE
                                                  ------------  ---------  -------------  ---------  -------------
Existing Stockholders...........................     6,937,068       64.3% $  43,248,396       46.4%   $    6.23
Investors in the Common Stock Offering..........     3,850,000       35.7     50,050,000       53.6        13.00
                                                  ------------  ---------  -------------  ---------       ------
    Total.......................................    10,787,068      100.0% $  93,298,396      100.0%
                                                  ------------  ---------  -------------  ---------
                                                  ------------  ---------  -------------  ---------

    The foregoing assumes no exercise of the Underwriters' over-allotment option, stock options outstanding as of June 30, 1997 or the conversion of the Heller Note. As of June 30, 1997 there were 1,583,878 shares of Common Stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $4.49 per share. See "Management--Stock Option Plans" and Note 14 of Notes to Consolidated Financial Statements of Color Spot Nurseries, Inc.

                                 CAPITALIZATION

    The following table sets forth (i) the capitalization of the Company as of June 30, 1997, (ii) the pro forma capitalization of the Company after the six acquisitions completed by the Company after June 30, 1997 and (iii) the capitalization of the Company as adjusted to reflect the sale of the shares of Common Stock offered hereby and the sale of the Notes in the Notes Offering (assuming an initial public offering price of $13.00 per share and after deducting underwriting discounts and commissions and estimated expenses of the Offerings), and the application of the estimated net proceeds therefrom. The table should be read in conjunction with the Consolidated Financial Statements of the Company and related Notes thereto included elsewhere in this Prospectus. See "Selected Consolidated Financial and Operating Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                      JUNE 30, 1997
                                                                           -----------------------------------
                                                                            ACTUAL     PRO FORMA   AS ADJUSTED
                                                                           ---------  -----------  -----------
                                                                            (IN THOUSANDS, EXCEPT SHARE DATA)
Short-term debt..........................................................    $10,220(1)    $10,220 (1) $        0
                                                                           ---------  -----------  -----------
                                                                           ---------  -----------  -----------

Long-term debt...........................................................    $83,408    $120,723   $   96,026

Redeemable common stock..................................................      2,062       1,802          145 (2)

Stockholders' equity:
  Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued and outstanding........................................
  Common stock, $0.01 par value, 15,000,000 shares authorized; 5,021,118 outstanding actual; 5,737,324 shares outstanding pro forma;
    10,766,858 shares outstanding as adjusted(3).........................        162         174          230 (2)
  Additional paid-in capital.............................................     45,033      51,021       99,397 (2)
  Treasury stock, 6,164,034 shares as of June 30, 1997...................    (45,228)    (45,488 )    (45,488 )
  Retained earnings......................................................      4,308       4,308          408 (4)
                                                                           ---------  -----------  -----------
    Total stockholders' equity...........................................      4,275      10,015       54,547
                                                                           ---------  -----------  -----------
      Total capitalization...............................................    $89,745    $132,540   $  150,718
                                                                           ---------  -----------  -----------
                                                                           ---------  -----------  -----------

------------------------

(1) Includes cash overdraft of $3.5 million.

(2) In connection with the Common Stock Offering, the redemption feature attached to certain redeemable common stock will automatically be eliminated; therefore, $1.7 million has been reclassified to Common stock and Additional paid-in capital.

(3) Excludes 1,583,878 shares of Common Stock issuable upon exercise of stock options outstanding at June 30, 1997 under the Company's stock option plans and 367,602 shares issuable upon the conversion of the Heller Note. See "Description of Certain Indebtedness--Heller Note."

(4) Reflects (i) a $4.4 million non-cash pre-tax extraordinary charge related to the write-off of deferred financing fees, (ii) a $2.0 million pre-tax charge related to the termination of an annual management fee and (iii) a $0.7 million non-cash pre-tax compensation charge from the accelerated vesting of stock options, in all cases net of income taxes, which the Company will incur in the fiscal quarter in which the Offerings are completed.

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    The Company commenced operations on September 8, 1995 through the purchase of certain assets of its predecessor, Color Spot Oregon, in a transaction accounted for under the purchase method of accounting. Color Spot Oregon commenced operations on March 1, 1993 through the purchase of certain assets of Color Spot America in a transaction accounted for under the purchase method of accounting. On December 31, 1996, KCSN acquired control of the Company through a series of stock transactions accounted for as a recapitalization. As a result of these transactions and the Company's ongoing acquisition program, the financial information presented below is not comparable in certain respects.

    The financial information of the Company presented below as of June 30, 1997 and 1996 and for the fiscal year ended June 30, 1997 and for the period from September 8, 1995 through June 30, 1996 is derived from the audited financial statements of the Company appearing elsewhere in this Prospectus. The financial information of Color Spot Oregon as of September 8, 1995 and December 31, 1994 and for the period from January 1, 1995 through September 8, 1995 and the year ended December 31, 1994, is derived from the audited financial statements of Color Spot Oregon. The financial information as of December 31, 1993, February 28, 1993 and December 31, 1992 and for the period from February 28, 1993 through December 31, 1993, the period from January 1, 1993 through February 28, 1993 and the year ended December 31, 1992 is derived from the underlying records of Color Spot Oregon and Color Spot America, which in the opinion of management, contains all adjustments (including those of a normal recurring nature) necessary to present fairly the financial position and results of operations of Color Spot Oregon and Color Spot America as of and for the periods presented.

                                                               THE PREDECESSORS
                                         -------------------------------------------------------------
                                                                            COLOR SPOT OREGON                 THE COMPANY
                                                                   -----------------------------------  ------------------------
                                            COLOR SPOT AMERICA                      YEAR      1/1/95      9/8/95        YEAR
                                         ------------------------                   ENDED     THROUGH     THROUGH       ENDED
                                                        1/1/93       02/28/93     12/31/94    9/8/95    6/30/96(1)   6/30/97(2)
                                                        THROUGH       THROUGH     ---------  ---------  -----------  -----------
                                                       02/28/93      12/31/93
                                                      -----------  -------------
                                                      (UNAUDITED)   (UNAUDITED)
                                            YEAR
                                            ENDED
                                          12/31/92
                                         -----------
                                         (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Net sales............................     $43,662       $3,015       $38,650      $39,411    $28,991     $51,995     $113,400
  Gross profit.........................      14,461          690        12,863       14,995     11,491      24,310       49,374
  Sales, marketing and delivery
    expenses...........................      11,728        2,101        11,879       13,459     10,488      15,495       31,168
  General and administrative
    expenses...........................       4,164           88         3,370        3,986      3,659       2,886        7,300
  Amortization of intangible assets....          12           17           423          424        291          94          990
  Income (loss) from operations........      (1,443 )     (1,516 )      (2,809  )    (2,874)    (2,947)      5,835        9,916
  Interest expense.....................       3,728          725         2,182        3,170      2,576         687        4,179
  Other expense (income), net..........         214          (55 )         (83  )       (97)       (38)         91         (148 )
  Income tax provision (benefit).......      (1,061 )                                                        2,069        2,830
  Income before extraordinary gain
    (loss).............................      (4,324 )     (2,186 )      (4,908  )    (5,947)    (5,485)      2,988        3,055
  Extraordinary gain (loss)............         149         (483 )                                                         (215 )
                                         -----------  -----------  -------------  ---------  ---------  -----------  -----------
  Net income (loss)....................     $(4,175 )    $(2,669 )     $(4,908  )   $(5,947)   $(5,485)     $2,988       $2,840
                                         -----------  -----------  -------------  ---------  ---------  -----------  -----------
                                         -----------  -----------  -------------  ---------  ---------  -----------  -----------
Per Share Amounts(3):
  Income before extraordinary loss--
    primary............................                                                                      $0.52        $0.43
                                                                                                        -----------  -----------
                                                                                                        -----------  -----------
  Income before extraordinary
    loss--fully diluted................                                                                       0.52         0.42
                                                                                                        -----------  -----------
                                                                                                        -----------  -----------
  Dividends per share..................                                                                                    0.22
OPERATING DATA:
  Cash paid for income taxes(4)........                                                   0          0           2            0
  Number of production facilities(5)...           7            7             6            6          6           6           13
BALANCE SHEET DATA (END OF PERIOD):
  Working capital......................    $(13,807 )   $(11,230 )      $4,022     $(21,435)  $(29,722)     $6,336      $13,266
  Total assets.........................      27,163       25,276        25,874       24,554     22,695      33,219      133,417
  Long-term debt, excluding current
    portion............................       6,124       10,991         5,785        4,249      1,430       6,785       83,408
  Stockholders' equity (deficit).......      (8,864 )    (11,533 )      (4,658  )   (10,605)   (16,090)     12,735        4,275

                                                   (FOOTNOTES ON FOLLOWING PAGE)

(FOOTNOTES FOR PRECEDING PAGE)

------------------------------

(1) Includes the financial results of Barcelo's Plant Growers from March 1996.

(2) Includes the financial results of NAB Nursery and B&C Growers from October 1996, Sunrise Growers from November 1996, Sunnyside Plants from January 1997, Lone Star Growers Co. from February 1997, Signature Trees from March 1997 and Hi-C Nursery from April 1997.

(3) Per share amounts exclude the extraordinary loss which would decrease the primary and fully diluted share amounts by $0.03 in 1997.

(4) Color Spot's designation as an agricultural company provides it with favorable tax treatment. While the Company's financial statements include tax expense, the Company has historically not paid cash income taxes. Agricultural companies are permitted to calculate taxable income on a cash basis. As a result of the Company's growth, this treatment has enabled the Company to generate significant net operating losses since its inception and accumulate a large net operating loss carryforward. The Company expects that it will continue to benefit from these regulations in the future.

(5) Facilities include owned and leased properties as of the end of each period, excluding Christmas tree fields.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    The pro forma consolidated statement of operations gives effect to the 13 acquisitions completed by the Company since June 30, 1996. See "Recent Acquisitions." The information presented under "Company Historical" presents the actual results of the Company, including the results of the seven entities acquired in fiscal 1997 subsequent to their acquisition. The information presented under "Acquisitions Before Year End" presents the pre-acquisition results of these seven acquisitions from July 1, 1996 through the date of such acquisition. The information presented under "Acquisitions After Year End" presents the results of the six acquisitions completed by the Company after June 30, 1997 as if those acquisitions had been completed on July 1, 1996. The pro forma consolidated statements of operations and the related pro forma adjustments are presented to comply with the rules and regulations of the Securities and Exchange Commission and are not necessarily indicative of the historical results of the operations of the combined companies if they were operated on a combined basis for the period from July 1, 1996 through June 30, 1997. The pro forma adjustments do not include certain additional cost savings which have been achieved or the Company anticipates may be achieved in the future.

                                                                             FISCAL YEAR 1997
                                                                           PRO FORMA ADJUSTMENTS
                                                                -------------------------------------------
                                                                ACQUISITIONS   ACQUISITIONS
                                                     COMPANY       BEFORE          AFTER          OTHER
                                                   HISTORICAL     YEAR END       YEAR END      ADJUSTMENTS    PRO FORMA
                                                   -----------  -------------  -------------  -------------  -----------
STATEMENT OF OPERATIONS DATA:
Net sales........................................    $113,400       $22,097        $47,577          $(300   (a)   $182,774
Cost of sales....................................      64,026        14,102         28,446          1,113  (b)    107,687
                                                   -----------  -------------  -------------  -------------  -----------
  Gross profit...................................      49,374         7,995         19,131         (1,413  )     75,087
Operating expenses...............................      39,458         7,783         12,387            173  (c)     59,801
                                                   -----------  -------------  -------------  -------------  -----------
  Income (loss) from operations..................       9,916           212          6,744         (1,586  )     15,286
Interest expense.................................       4,179           751          1,398          4,050  (d)     10,378
Other (income) expense, net......................        (148 )         (95  )          44            (58   (e)       (257 )
                                                   -----------  -------------  -------------  -------------  -----------
  Income (loss) before income tax provision......       5,885          (444  )       5,302         (5,578  )      5,165
Income tax provision (benefit)...................       2,830          (200  )       2,386         (2,692   (f)      2,324
                                                   -----------  -------------  -------------  -------------  -----------
  Net income.....................................      $3,055         $(244  )      $2,916        $(2,886  )     $2,841
                                                   -----------  -------------  -------------  -------------  -----------
                                                   -----------  -------------  -------------  -------------  -----------
  Net income per share(g)........................                                                                 $0.32
                                                                                                             -----------
                                                                                                             -----------
  Shares used in pro forma share
    calculation(g)...............................                                                             8,750,968
                                                                                                             -----------
                                                                                                             -----------

------------------------------

(a) Reflects the elimination of net sales generated at a facility that was closed upon acquisition.

(b) Reflects a net increase in costs as a result of lease payments for certain facilities that were owned by the acquired companies and not purchased by the Company and an increase in depreciation costs relating to the write-up of production equipment, partially offset by the elimination of costs associated with the closed facility.

(c) Reflects additional amortization of intangible assets, increased management fees, and staff and consulting costs, partially offset by reductions in operating expenses and the elimination of a nonrecurring charge associated with operations not purchased.

(d) Reflects additional interest on borrowings used to finance the acquisitions at the current interest rate of 9%.

(e) Reflects the elimination of certain income and expenses that were associated with operations not acquired by the Company.

(f) Reflects the reduction in the income tax provision associated with the decrease in income before taxes. The income tax provision has been calculated assuming a pro forma effective tax rate of 45%. The Company did not pay cash income taxes in fiscal 1997.

(g) Calculated pursuant to the Securities and Exchange Commission Staff Accounting Bulletins. In accordance with the Bulletins, certain common and common equivalent shares issued at prices below the public offering price during the year ended June 30, 1997, have been included in the calculation as if they were outstanding for the entire year (using the treasury stock method and estimated initial public offering price).
                            ------------------------

    In addition, during the fiscal quarter in which the Offerings are completed, the Company will incur (i) a $4.4 million non-cash pre-tax extraordinary charge related to the write-off of deferred financing fees, (ii) a $2.0 million pre-tax charge related to the termination of an annual management fee and (iii) a $0.7 million non-cash pre-tax compensation charge from the accelerated vesting of stock options.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

    The pro forma consolidated balance sheet gives effect to the six acquisitions completed by the Company after June 30, 1997, the Company's issuance of 713,127 shares of common stock for $5.1 million on July 31, 1997 (the proceeds of which were used to fund the acquisitions), the repurchase of 36,194 shares of Common Stock by the Company for $0.3 million and the associated tax effects as if these transactions occurred on June 30, 1997.

    The Company paid $43.3 million for the acquired companies. To effect the acquisitions, the Company borrowed $37.3 million, used $5.4 million of cash and issued 39,204 shares of Common Stock for $0.6 million to the sellers. The allocation of the purchase price to the underlying net assets acquired is based upon preliminary estimates of the fair value of the net assets, as more fully described in the Company's financial statements appearing elsewhere in the Prospectus.

                                                                                       PRO FORMA
                                                                                     ADJUSTMENTS--
                                                                       COMPANY        ACQUISITIONS
                                                                      HISTORICAL     AFTER JUNE 30,
                                                                    JUNE 30, 1997         1997         PRO FORMA
                                                                    --------------  ----------------  -----------
                                                     ASSETS
Current Assets:
  Cash and cash equivalents.......................................         $2,762            $714         $3,476
  Accounts receivable, net........................................         25,524           2,103         27,627
  Inventories.....................................................         27,759          10,564         38,323
  Prepaid expenses and other......................................            893              91            984
                                                                    --------------        -------     -----------
      Total current assets........................................         56,938          13,472         70,410
Tree inventories..................................................          1,636                          1,636
Property, plant and equipment.....................................         31,774          15,055         46,829
Intangible assets, net............................................         31,383          24,809         56,192
Deferred income taxes.............................................         10,120                         10,120
Notes receivable and other assets.................................          1,566                          1,566
                                                                    --------------        -------     -----------
      Total assets................................................       $133,417         $53,336       $186,753
                                                                    --------------        -------     -----------
                                                                    --------------        -------     -----------

                          LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Current maturities of long-term debt............................         $4,595               $         $4,595
  Revolving line of credit........................................          2,105                          2,105
  Accounts payable................................................          9,815           2,863         12,678
  Accrued liabilities.............................................         12,395             273         12,668
  Dividends payable to stockholders...............................            906                            906
  Deferred income taxes...........................................         13,856           7,405         21,261
                                                                    --------------        -------     -----------
      Total current liabilities...................................         43,672          10,541         54,213
Long-term debt....................................................         83,408          37,315        120,723
                                                                    --------------        -------     -----------
      Total liabilities...........................................        127,080          47,856        174,936
                                                                    --------------        -------     -----------
Redeemable common stock...........................................          2,062            (260   )      1,802
Stockholders' Equity:
  Preferred stock.................................................
  Common stock....................................................            162              12            174
  Additional paid-in capital......................................         45,033           5,988         51,021
  Treasury stock..................................................        (45,228 )          (260   )    (45,488 )
  Retained earnings...............................................          4,308                          4,308
                                                                    --------------        -------     -----------
      Total stockholders' equity..................................          4,275           5,740         10,015
                                                                    --------------        -------     -----------
      Total liabilities, redeemable common stock and stockholders'
        equity....................................................  $     133,417   $      53,336     $  186,753
                                                                    --------------        -------     -----------
                                                                    --------------        -------     -----------

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    MANY OF THE STATEMENTS IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ARE FORWARD-LOOKING IN NATURE AND, ACCORDINGLY, WHETHER THEY PROVE TO BE ACCURATE IS SUBJECT TO MANY RISKS AND UNCERTAINTIES. THE ACTUAL RESULTS THAT THE COMPANY ACHIEVES MAY DIFFER MATERIALLY FROM ANY FORWARD-LOOKING STATEMENTS IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS. SEE "RISK FACTORS."

OVERVIEW

    The Company is the largest wholesale nursery in the United States, based on revenue and greenhouse square footage. As a result of both acquisitions and internal expansion, the Company has grown rapidly, generating net sales of $113.4 million in fiscal 1997, as compared to its predecessor's net sales of $39.4 million in calendar 1994. Bedding plants accounted for approximately 67% of the Company's pro forma fiscal 1997 net sales, and shrubs, potted flowering plants, ground cover and Christmas trees accounted for the remaining 33%.

    The Company was originally founded as Color Spot America in 1983 by Michael
F. Vukelich, the Company's current Chief Executive Officer. The current management of the Company operated Color Spot America until January 1991 when PacifiCorp obtained control and installed a new management team that operated Color Spot America and its successor, Color Spot Oregon, from January 1991 through September 8, 1995. Sales and profitability of Color Spot America and Color Spot Oregon declined and the Company became unprofitable between 1992 and September 1995. In September 1995, the assets of Color Spot Oregon were sold to the Company which had been formed by Heller, Mr. Vukelich and Jerry L. Halamuda, who had previously worked with Mr. Vukelich at Color Spot America. With Mr. Vukelich as Chief Executive Officer and Mr. Halamuda as President, management of the Company implemented a number of strategic and operational programs designed to improve the Company's customer relationships and financial results. These initiatives included revamping the Company's merchandising programs, decentralizing its operations, revising its pricing strategies, renewing its focus on operating efficiencies and restructuring its sales organization.

    After these strategic initiatives began to positively impact the Company's operating results, Color Spot embarked on an aggressive acquisition strategy. Since June 30, 1996, the Company has completed 13 acquisitions, seven of which occurred in fiscal 1997. These acquisitions resulted in the Company's expansion into several states, including Texas, Washington, Oregon and Michigan. The Company seeks to increase the sales and profitability of acquired companies by implementing Color Spot's sales and marketing programs and by improving the operating efficiencies of the acquired business. The Company has historically financed acquisitions through a combination of cash, promissory notes and Company stock.

    The Company is highly dependent on the purchases of its top eight retail customers, which together accounted for 75% and 82% of the Company's net sales in fiscal 1997 and fiscal 1996, respectively. The Company's largest customer, Home Depot, accounted for approximately 39% and 41% of the Company's net sales in fiscal 1997 and fiscal 1996, respectively. The Company expects that a small number of customers will continue to account for a substantial portion of its net sales for the foreseeable future. See "Risk Factors--Customer Concentration; Dependence on Home Depot."

    Color Spot's designation as an agricultural company provides it with favorable tax treatment. While the Company's financial statements include tax expense, the Company has historically not paid cash income taxes. Agricultural companies are permitted to calculate taxable income on a cash basis. As a result of the Company's growth, this treatment has enabled the Company to generate significant net operating losses since its inception and accumulate a large net operating loss carryforward. The Company expects that it will continue to benefit from these regulations in the future. In addition, the Company's effective tax rate has been significantly higher than the U.S. statutory rate of 34%. For instance, the Company's effective tax rate for fiscal 1997 was 48.0%. The difference between the Company's effective tax rate and the U.S. statutory rate was due to state tax provisions and other California tax limitations on the use of net operating loss carryforwards. As of June 30, 1997, the Company had a net operating loss carryforward of approximately $29.7 million for federal income tax purposes and $14.1 million for state income tax purposes.

    In addition, during the fiscal quarter in which the Offerings are completed, the Company will incur (i) a $4.4 million non-cash pre-tax extraordinary charge related to the write-off of deferred financing fees, (ii) a $2.0 million pre-tax charge related to the termination of an annual management fee and (iii) a $0.7 million non-cash pre-tax compensation charge from the accelerated vesting of stock options.

    The Company's business is highly seasonal and the Company has historically reported operating losses in its first and second fiscal quarters, and the Company believes it will continue to report operating losses during the first half of its fiscal year. Inclement weather or production difficulties occurring at a time of peak production or sales, particularly on weekends during the peak gardening season, could cause declines in net sales and operating income that could have a material adverse effect on the Company. The Company has recently sought to reduce the effects of seasonality with sales that are counter-seasonal to its historic products with the acquisition of Christmas tree operations. There can be no assurance that the Company will be successful in its efforts to reduce the effects of seasonality on its operating results. See "Risk Factors--Seasonality; Variability of Quarterly Results and Certain Charges" and "--Weather; General Agricultural Risks."

    The Company commenced operations on September 8, 1995 through the purchase of certain assets of Color Spot Oregon in a transaction accounted for under the purchase method of accounting. Color Spot Oregon commenced operations on March 1, 1993 through the purchase of certain assets of Color Spot America in a transaction accounted for under the purchase method of accounting. The Company's predecessors had fiscal years which ended on December 31 of each year. On December 31, 1996, KCSN acquired control of the Company through a series of stock transactions accounted for as a recapitalization. As a result of these changes in ownership, the differing fiscal periods, and the seasonality of the business, the results of operations presented herein are not comparable in certain respects.

RESULTS OF OPERATIONS

    The following table sets forth for the periods indicated certain consolidated income statement items as a percentage of net sales:

                                                                          THE PREDECESSOR              THE COMPANY
                                                                      ------------------------  --------------------------
                                                                                     1/1/95       9/8/95
                                                                      YEAR ENDED     THROUGH      THROUGH     FISCAL YEAR
                                                                       12/31/94      9/8/95       6/30/96    ENDED 6/30/97
                                                                      -----------  -----------  -----------  -------------
Net sales...........................................................       100.0%       100.0%       100.0%        100.0%
Cost of sales.......................................................        62.0         60.4         53.2          56.5
                                                                           -----        -----        -----         -----
  Gross profit......................................................        38.0         39.6         46.8          43.5
Sales, marketing and delivery expenses..............................        34.2         36.2         29.8          27.5
General and administrative expenses.................................        10.1         12.6          5.6           6.4
Amortization of intangible assets...................................         1.1          1.0          0.2           0.9
                                                                           -----        -----        -----         -----
  Income (loss) from operations.....................................        (7.3)       (10.2)        11.2           8.7
Interest expense....................................................         8.0          8.9          1.3           3.7
Other expense (income), net.........................................        (0.2)        (0.1)         0.2          (0.1)
                                                                           -----        -----        -----         -----
  Income (loss) before income tax provision and extraordinary
    loss............................................................       (15.1)       (18.9)         9.7           5.2
Income tax provision................................................         0.0          0.0          4.0           2.5
                                                                           -----        -----        -----         -----
  Income (loss) before extraordinary loss...........................       (15.1)       (18.9)         5.7           2.7
Extraordinary loss..................................................         0.0          0.0          0.0           0.2
                                                                           -----        -----        -----         -----
  Net income (loss).................................................       (15.1)%      (18.9 )%        5.7%          2.5%
                                                                           -----        -----        -----          -----
                                                                           -----        -----        -----          -----

FISCAL YEAR ENDED JUNE 30, 1997 ("FISCAL 1997") AS COMPARED TO THE PERIOD FROM
  SEPTEMBER 8, 1995 THROUGH JUNE 30, 1996 ("FISCAL 1996")

    NET SALES. Net sales increased $61.4 million, or 118.1%, to $113.4 million in fiscal 1997 from $52.0 million in fiscal 1996. This increase was primarily attributable to increased sales volume with existing customers, sales to new retailers, new product introductions, the acquisition of seven companies in fiscal 1997 and the fact that fiscal 1997 was 70 days longer than fiscal 1996. Net sales increased $56.7 million, or 100.0%, in fiscal 1997 over net sales for the 12 months ended June 30, 1996 for the Company and its predecessor.

    GROSS PROFIT. Gross profit increased $25.1 million, or 103.1%, to $49.4 million in fiscal 1997 from $24.3 million in fiscal 1996. Gross profit as a percentage of net sales decreased to 43.5% in fiscal 1997 from 46.8% in fiscal 1996. This decrease reflects the fact that fiscal 1997 was 70 days longer than fiscal 1996. The 70 days not included in fiscal 1996 include the months of July and August in which the Company has historically generated lower net sales and gross margins. The Company believes that gross margins for fiscal 1997 were comparable to the gross margins for the 12 month period ended June 30, 1996.

    OPERATING EXPENSES. Operating expenses includes sales, marketing and delivery expenses, general and administrative expenses and amortization of intangible assets. Sales, marketing and delivery expenses increased $15.7 million, or 101.1%, to $31.2 million in fiscal 1997 from $15.5 million in fiscal 1996. As a percentage of net sales, sales, marketing and delivery expenses decreased to 27.5% in fiscal 1997 from 29.8% in fiscal 1996. This decrease as a percentage of net sales was primarily due to lower per unit distribution costs associated with newly acquired product lines. General and administrative expenses increased $4.4 million, or 152.9%, to $7.3 million in fiscal 1997 from $2.9 million in fiscal 1996. As a percentage of net sales, general and administrative expenses increased to 6.4% in fiscal 1997 from 5.6% in fiscal 1996. This increase is primarily attributable to the fact that fiscal 1997 was 70 days longer than fiscal 1996 and to increased costs relating to supporting the Company's growth, including an increase in corporate personnel. Amortization of intangible assets increased $0.9 million to $1.0 million in fiscal 1997 from $0.1 million in fiscal 1996 primarily as a result of the Company's acquisitions in fiscal 1997.

    INTEREST EXPENSE. Interest expense increased $3.5 million to $4.2 million in fiscal 1997 from $0.7 million in fiscal 1996. This increase resulted primarily from increased borrowings made to fund acquisitions and to effect the Recapitalization on December 31, 1996.

    TAXES. The effective tax rate increased to 48.0% in fiscal 1997 from 44.8% in fiscal 1996, primarily as a result of a greater impact of the state tax limitations on the use of net operating loss carryforwards.

FISCAL 1996 AS COMPARED TO THE PERIOD FROM JANUARY 1, 1995 THROUGH SEPTEMBER 8,
  1995 ("FISCAL 1995")

    NET SALES. Net sales increased $23.0 million, or 79.3%, to $52.0 million in fiscal 1996 from $29.0 million in fiscal 1995. This increase was primarily a result of fiscal 1996 being 45 days longer than fiscal 1995, increased sales from acquired operations and increased sales to the Company's existing customers.

    GROSS PROFIT. Gross profit increased $12.8 million, or 111.6%, to $24.3 million in fiscal 1996 from $11.5 million in fiscal 1995. As a percentage of net sales, gross profit increased to 46.8% in fiscal 1996 from 39.6% in fiscal 1995. This increase resulted primarily from the implementation of certain strategic management initiatives by the Company's current management, including price increases, production efficiencies, new product packaging and improved raw material costs.

    OPERATING EXPENSES. Sales, marketing and delivery expenses increased $5.0 million, or 47.7%, to $15.5 million in fiscal 1996 from $10.5 million in fiscal 1995. As a percentage of net sales, sales, marketing and delivery expenses decreased to 29.8% in fiscal 1996 from 36.2% in fiscal 1995. This decrease resulted primarily from a restructuring of the Company's sales organization, including the elimination of certain management positions and a shift to an incentive-based compensation structure. General and administrative expenses decreased $0.8 million, or 21.1%, to $2.9 million in fiscal 1996 from $3.7 million in fiscal

1995. As a percentage of net sales, general and administrative expenses declined to 5.6% from 12.6% primarily due to leveraging these expenses over higher sales and cost reduction initiatives, including reductions in corporate personnel. Amortization of intangible assets decreased $0.2 million to $0.1 million in fiscal 1996 from $0.3 million in fiscal 1995 as a result of the effect of the elimination of certain intangible assets in connection with the purchase of the assets of Color Spot Oregon.

    INTEREST EXPENSE. Interest expense decreased $1.9 million to $0.7 million in fiscal 1996 from $2.6 million in fiscal 1995. This decrease resulted from the reduction in borrowings resulting from the issuance of Common Stock to finance the purchase by the Company of the assets of its predecessor.

    TAXES. The effective tax rate for fiscal 1996 was 44.8%. No tax benefit was recognized in fiscal 1995 as a result of the uncertainty of the Company's predecessor to achieve sufficient taxable income to realize deferred tax assets.

FISCAL 1995 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 1994 ("FISCAL 1994")

    NET SALES. Net sales decreased $10.4 million, or 26.4%, to $29.0 million in fiscal 1995 from $39.4 million in fiscal 1994. This decrease is primarily due to the fact that fiscal 1995 was 114 days shorter than fiscal 1994 and decreased sales to the Company's existing customers.

    GROSS PROFIT. Gross profit decreased $3.5 million, or 23.4%, to $11.5 million in fiscal 1995 from $15.0 million in fiscal 1994. As a percentage of net sales, gross profit increased to 39.6% in fiscal 1995 from 38.0% in fiscal 1994. This increase as a percentage of net sales is largely due to the seasonality of the periods presented.

    OPERATING EXPENSES. Sales, marketing and delivery expenses decreased 22.1% to $10.5 million in fiscal 1995 from $13.5 million in fiscal 1994. As a percentage of net sales, sales, marketing and delivery expenses increased to 36.2% in fiscal 1995 from 34.2% in fiscal 1994. This increase resulted primarily from changes in packaging, decreased sales to the Company's existing customers and less efficient use of the Company's distribution fleet. General and administrative expenses decreased $0.3 million, or 8.2%, to $3.7 million in fiscal 1995 from $4.0 million in fiscal 1994. As a percentage of net sales, general and administrative expenses increased to 12.6% in fiscal 1995 from 10.1% in fiscal 1994. This increase resulted primarily from severance payments made in September 1995 in connection with the purchase by the Company of the assets of its predecessor and an increase in the number of corporate personnel. Amortization of intangible assets decreased $0.1 million, or 31.4%, to $0.3 million in fiscal 1995 from $0.4 million in fiscal 1994.

    INTEREST EXPENSE. Interest expense decreased $0.6 million to $2.6 million in fiscal 1995 from $3.2 million in fiscal 1994. This decrease resulted primarily from the fewer number of days in fiscal 1995.

    TAXES. No tax benefit was recognized in fiscal 1995 or fiscal 1994 as a result of the uncertainty of the Company's predecessor's ability to achieve sufficient taxable income to realize deferred tax benefits.

SEASONALITY AND QUARTERLY RESULTS

    Color Spot's business is highly seasonal, and the Company has historically reported operating losses in its first and second fiscal quarters. The Company believes that it will continue to report operating losses in the first half of its fiscal year for the foreseeable future. In addition, during the fiscal quarter in which the Offerings are completed, the Company will incur (i) a $4.4 million non-cash pre-tax extraordinary charge related to the write-off of deferred financing fees, (ii) a $2.0 million pre-tax charge related to the termination of an annual management fee and (iii) a $0.7 million non-cash pre-tax compensation charge from the accelerated vesting of stock options. See "Risk Factors--Seasonality; Variability of Quarterly Results and Certain Charges."

    The following tables set forth the unaudited results for each of the four fiscal quarters in fiscal 1997, the three full fiscal quarters of fiscal 1996, the period from the inception of the Company to September 28, 1995, and the period from July 1, 1995 to September 8, 1995 for the Company's predecessor. The data for the Company's predecessor and the twelve-month period totals are presented for informational purposes only and are not comparable in certain respects. In the opinion of the Company's management, this information has been prepared on the same basis as the audited consolidated financial statements appearing elsewhere in this Prospectus, and include all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary to fairly present such information. In addition to the seasonal nature of the Company's business, the Company's quarterly results have historically been subject to significant fluctuations stemming from changes in ownership and business strategy and the effects of acquisitions.

                                                                             QUARTER ENDED
                                                          ---------------------------------------------------
                                                          SEPTEMBER 26,  DECEMBER 26,   MARCH 27,   JUNE 30,
                                                              1996           1996         1997        1997       TOTAL
                                                          -------------  ------------  -----------  ---------  ----------
                                                                                  (IN THOUSANDS)
Net sales...............................................    $  13,437     $   13,165    $  31,049   $  55,749  $  113,400
Gross profit............................................        4,579          4,920       13,716      26,159      49,374
Income (loss) from operations...........................       (1,469)        (1,059)       3,871       8,573       9,916
Net income (loss).......................................         (820)          (740)         932       3,468       2,840

                                                 THE
                                             PREDECESSOR                         THE COMPANY
                                            --------------  -----------------------------------------------------
                                                                                        QUARTER ENDED
                                            70 DAYS ENDED    21 DAYS ENDED   ------------------------------------
                                             SEPTEMBER 8,    SEPTEMBER 28,   DECEMBER 28,   MARCH 28,   JUNE 30,
                                                 1995            1995            1995         1996        1996       TOTAL
                                            --------------  ---------------  ------------  -----------  ---------  ---------
                                                                             (IN THOUSANDS)
Net sales.................................        $4,716       $   1,798          $6,852    $  12,834   $  30,511  $  56,711
Gross profit..............................           529             120           1,982        8,279      13,929     24,839
Income (loss) from operations.............        (3,444)           (767)         (1,708)       3,272       5,038      2,391
Net income (loss).........................        (4,119)           (485)         (1,099)       1,789       2,783     (1,131)

LIQUIDITY AND CAPITAL RESOURCES

    The Company's cash needs are primarily to fund seasonal working capital, capital expenditures and acquisitions. Since September 8, 1995, the Company's primary sources of capital have been a revolving line of credit, various term and acquisition loans and the issuance of Company stock.

    During fiscal 1997 and fiscal 1996, net cash used in operations was $4.1 million and $3.5 million, respectively. Net cash used in investing activities during fiscal 1997 and fiscal 1996 was $58.2 million and $9.7 million, respectively. These amounts related primarily to one acquisition in fiscal 1996 and seven acquisitions completed by the Company in fiscal 1997. The Company spent $6.2 million and $1.5 million on capital expenditures in fiscal 1997 and fiscal 1996, respectively. The Company anticipates it will spend $11.4 million in fiscal 1998, of which approximately $8.0 million will be expansion capital expenditures and $3.4 million will be maintenance capital expenditures. Expansion capital expenditures typically include grading of new land, purchasing and building new greenhouses and related improvements, such as the installation of ventilation and irrigation systems.

    In connection with the Recapitalization, the Company entered into a loan agreement (the "Loan Agreement") with Credit Agricole Indosuez and a syndicate of banks. Borrowings under the Loan Agreement are secured by substantially all of the Company's assets. On June 30, 1997, the Company had an aggregate of $67.0 million in term loans outstanding under the Loan Agreement and $12.1 million in revolving credit loans. At June 30, 1997, borrowings under the Loan Agreement bore interest at rates ranging from 8.5% to 9.0% per annum. In connection with the six acquisitions completed by the Company after June 30, 1997, the Loan Agreement was amended to increase the Company's term loans by an aggregate of $30.0 million and to increase the Company's revolving credit availability by $10.0 million to $37.5 million. Borrowings under the Company's revolving credit facility are subject to certain borrowing base limitations generally based on a percentage of eligible inventory and eligible accounts receivable. Additionally, revolving credit borrowings must be reduced annually below $10.0 million for a 30-day period.

    In connection with the Recapitalization, the Company borrowed $37.3 million under the Loan Agreement and purchased approximately 6.1 million shares of Common Stock for $37.1 million in cash and the Heller Note in the original principal amount of $7.1 million. In addition, the Company sold approximately
3.6 million shares of newly issued Common Stock for an aggregate purchase price of $22.3 million and repaid $14.1 million of indebtedness. The Company also declared a dividend of approximately $1.5 million to its stockholders immediately prior to the Recapitalization. Following the Recapitalization and during fiscal 1997, the Company sold an additional 1.7 million shares of Common Stock for an aggregate purchase price of $12.1 million. During fiscal 1996, the Company sold 1.9 million shares of Common Stock for an aggregate purchase price of $2.8 million.

    Upon completion of the Offerings, the Company will enter into the New Loan Agreement which will provide an acquisition term loan facility of $75.0 million, a revolving credit facility of $40.0 million, and a supplemental line of $35.0 million which may be used either for acquisitions or working capital. See "Description of Certain Indebtedness--New Loan Agreement."

    The Company believes that the net proceeds from the Offerings, together with available cash, cash generated from operations and available borrowings under the New Loan Agreement, will be sufficient to finance working capital, capital expenditures and acquisitions for at least the next 12 months. However, there can be no assurance that such resources will be sufficient to meet the Company's anticipated working capital, capital expenditure and acquisition financing requirements or that the Company will not require additional financing within this time frame. The Company's forecast of the period of time through which its financial resources will be adequate to support its operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary. See "Risk Factors--Future Capital Needs; Uncertainty of Additional Financing."

                                    BUSINESS

OVERVIEW

    Color Spot is the largest wholesale nursery in the United States, based on revenue and greenhouse square footage. The Company provides a wide assortment of high quality plants as well as extensive merchandising services primarily to leading home centers and mass merchants, such as Home Depot, Home Base, Wal-Mart and Kmart. The Company distributes products to over 850 retail and commercial customers, representing over 8,000 locations, primarily in the western and southwestern regions of the United States. Since June 30, 1996, the Company has completed 13 acquisitions, making it a leading consolidator in the wholesale nursery industry. On a pro forma basis, the Company generated approximately $182.8 million in net sales and $15.3 million in operating income in fiscal 1997.

    The Company believes it is one of the few wholesale nurseries that has the scale and distribution capabilities necessary to provide large volumes of high quality product to its retail customers on a multi-regional basis. The Company produces over 2,000 varieties of live plants, including bedding plants, shrubs, potted flowering plants, ground cover and fresh cut Christmas trees. Through its 200 person sales force, Color Spot also provides its retail customers with a broad array of value-added services, such as in-store merchandising, product display and maintenance, promotional planning and product reordering. The Company believes that providing these services differentiates it from its competitors and helps to establish Color Spot as a preferred supplier in the industry. Color Spot operates 19 production facilities located in California, Arizona, Texas, Oregon and Washington.

HISTORY

    Color Spot America was founded in 1983 by Michael F. Vukelich, the Company's current Chief Executive Officer, and it grew to become one of the largest bedding plant producers in California. In January 1991, Mr. Vukelich left Color Spot America, ceding operational control to PacifiCorp, which installed new management. In 1993, Color Spot America sold substantially all of its assets and liabilities to Color Spot Oregon, a corporation controlled by PacifiCorp. Net sales and profitability of Color Spot America and Color Spot Oregon declined between 1992 and 1995.

    In September 1995, the Company was formed by Mr. Vukelich, Jerry L. Halamuda, who had previously worked with Mr. Vukelich at Color Spot America, and Heller to acquire the assets of Color Spot Oregon from PacifiCorp. With Mr. Vukelich as Chief Executive Officer and Mr. Halamuda as President, management implemented a number of strategic and operational programs designed to improve the Company's customer relationships and financial results. These initiatives included revamping the Company's merchandising programs, decentralizing its operations, revising its pricing strategies, renewing its focus on operating efficiencies and restructuring its sales organization. As a result of these strategies, the Company has experienced significant improvements in net sales and operating results. With the improvement of its financial results, Color Spot embarked on an aggressive acquisition strategy and has completed 13 acquisitions since June 30, 1996. Color Spot believes it is well positioned to continue its growth and further consolidate the wholesale nursery industry.

    In December 1996, an affiliate of Kohlberg acquired a majority interest in the Company in the Recapitalization pursuant to which the Company repurchased the shares of Common Stock held by Heller and a portion of the Common Stock held by management. See "Certain Transactions."

INDUSTRY

    Gardening is one of the most popular leisure activities in the United States. According to the 1996-1997 National Gardening Survey conducted by the Gallup Organization, Inc., 64% of the approximately 101 million U.S. households participated in some form of gardening in 1996. The Company believes that the popularity of gardening is likely to increase in coming years. According to the National Gardening

Survey, the demographic group that spends the most money per capita on gardening is individuals age 50 and older. This group will be the fastest growing demographic group through the year 2010, according to the U.S. Census.

    Nationwide, retail sales of live plants totaled approximately $18 billion in 1996. In recent years, the live plant market has demonstrated consistent growth, increasing at a compound annual growth rate of approximately 6.3% since 1993. The Company also competes in the fresh cut Christmas tree market which generated wholesale revenues nationwide of approximately $330 million in 1996. The Company's sales have historically been derived largely from the sale of bedding plants. The following table provides a breakdown of live plant retail sales in 1996:

                                                                                            RETAIL          % OF
         CATEGORY                                 TYPICAL PRODUCTS                         SALES(1)     RETAIL SALES
---------------------------  ----------------------------------------------------------  -------------  -------------
                                                                                         (IN BILLIONS)
Evergreens and Shrubs        Pines and junipers                                                 $7.1          39.9%

Trees                        Outdoor fruit and nut trees and shade trees                         4.5          25.3

Bedding Plants               Outdoor flowers and vegetables                                      2.9          16.3

Flowering Potted Plants      Indoor flowering plants, such as chrysanthemums,                    2.0          11.2
                               poinsettias and African violets

Foliage                      Indoor house plants                                                 0.8           4.5

Bulbs                        Flower bulbs                                                        0.5           2.8
                                                                                               -----         -----
                                                                                           $    17.8         100.0%
                                                                                               -----         -----
                                                                                               -----         -----

------------------------------

(1) Source: February/March 1997 Nursery Retailer Magazine.

    The live plant retail distribution channel has consolidated significantly over the last ten years, with sales shifting from local independent nurseries to large home centers and mass merchants, such as Home Depot, Home Base, Target, Wal-Mart and Kmart. Live plants are attractive product offerings for these retailers, as each dollar of live plant sales typically generates four dollars of gardening equipment and other complimentary product sales, according to the National Gardening Survey. Moreover, the relatively low price point of most live plants encourages impulse buying by consumers and makes these products relatively resistant to economic downturns. Retail consolidation has altered the nature of the wholesale demand for live plants. Given the sophistication, size and geographic diversity of the national chains, retail customers prefer suppliers that can meet demanding delivery schedules, fulfill large volume requirements and provide a variety of value-added services.

    Despite this retail consolidation, the wholesale nursery industry is still highly fragmented, and is characterized by local, independent nurseries. In 1996, the ten largest and 100 largest of the over 10,000 wholesale nurseries in the United States accounted for approximately 8% and 22%, respectively, of total wholesale production. Due to the fragmented nature of the wholesale nursery industry, the Company believes that there is a significant opportunity for a branded, well capitalized and professionally managed company to lead the consolidation of this industry.

BUSINESS STRATEGY

    The Company's goals are to enhance its leadership position in the wholesale nursery industry in its established markets and to become the market share leader in targeted new regions nationwide. The

Company's business strategy is designed to meet the increasing demands of retail customers and consumers, both of which are critical to the Company's success. The Company's business strategy includes the following key elements:

    OFFER BROAD SELECTION OF HIGH QUALITY PRODUCTS

    Color Spot provides retail customers and consumers with a broad selection of high quality live plants. Through frequent deliveries, careful pre-delivery screening and regular plant maintenance, Color Spot is able to provide consistently fresh and attractive products. The Company offers over 2,000 varieties of live plants, including bedding plants, shrubs, potted flowering plants, ground cover and fresh cut Christmas trees. In addition, the Company continually seeks to develop new products through exclusive flower color mixes, proprietary retail product lines and creative, easy-to-use packaging. Color Spot believes it is one of the few wholesale nurseries that can consistently provide the large volumes of high quality products desired by home centers and mass merchants.

    PROVIDE SUPERIOR CUSTOMER SERVICE

    The Company believes that its value-added services differentiate it from its competitors and allows Color Spot to establish itself as a preferred supplier to its retail customers. The Company services its retail customers through a salesforce of over 200 sales merchandisers, which the Company believes is the largest salesforce in the wholesale nursery industry. The Company's service philosophy encourages each of its sales merchandisers to effectively function as a garden center employee, working closely with retail store personnel to anticipate changing customer demands and to react to local growing conditions. Color Spot services include in-store merchandising, product display, plant maintenance, promotional planning and product reordering. The Company believes that due to the perishable nature of its products, these services are critical to maintaining attractive and fresh product displays which help to drive retail sales.

    CAPITALIZE ON LARGE-SCALE AND MULTI-REGIONAL CAPABILITIES

    Color Spot believes that home centers and mass merchants prefer to buy from large wholesale nurseries that can consistently deliver high quality products to a broad geographic area. Color Spot is the largest wholesale nursery in the United States and one of the few nurseries that has the scale and distribution capabilities to support home centers and mass merchants on a multi-regional basis. The Company's production facilities are located in diverse geographic regions to increase distribution efficiency, to better serve customers and to minimize the effects of adverse weather conditions.

    CONTINUE TO STRENGTHEN RELATIONSHIPS WITH LARGE RETAIL CUSTOMERS

    The Company has long-standing relationships with many leading home centers and mass merchants in the United States. The Company believes it is the largest supplier of live plants for Home Depot, Home Base, Target, Wal-Mart and Kmart in the western United States. The Company is involved in its retail customers' sales and inventory planning processes, allowing Color Spot to plan its production capacity more effectively to meet its retail customers' demands. In addition, the Company works with a number of its retail customers to develop proprietary products, new packaging and sales and promotional programs.

    ATTRACT AND RETAIN HIGHLY QUALIFIED PERSONNEL

    The Company believes that attracting and retaining highly qualified personnel is critical to the success of its operations due to the constant interaction among Color Spot employees, retail customer personnel and consumers. The Company has instituted a number of sales and other performance-based incentives which are designed to foster loyalty to the Company and reduce employee turnover. As a result, the Company believes that it has the most experienced salesforce in the wholesale nursery industry. The Company also provides extensive training and promotion opportunities for its sales merchandisers and management personnel. The Company's decentralized management approach encourages employees at each of its production facilities to actively participate in strategic planning for that facility. The Company believes that these programs and opportunities make it an attractive employment opportunity for the employees of companies which it acquires, and enables the Company to retain the most qualified employees of acquired companies.

GROWTH STRATEGY

    The Company's goal is to enhance its leadership position in the wholesale nursery industry. Color Spot's growth strategy is to continue to enter new geographic markets through acquisitions and to expand its presence in its existing markets. An important aspect of the Company's growth strategy is to increase its penetration in targeted markets thereby enabling the Company to better serve its retail customers, enhancing its brand name recognition and increasing operating efficiencies. The key elements of the Company's growth strategy include:

    EXISTING AND NEW CUSTOMER GROWTH

    The Company plans to increase sales by growing with its existing retail customers and seeking new relationships with other high volume retailers. The Company strives to increase the number of stores it serves for its existing retail customers both through serving (i) a larger percentage of its retail customers' stores and (ii) its retail customers' new stores as those retailers expand. For instance, since June 30, 1996, the Company has added 490 new stores operated by its existing retail customers without giving effect to stores added through acquisitions. The Company also seeks to increase same store sales by gaining shelf space and improving sales productivity through merchandising programs and improved product offerings. In addition, Color Spot actively seeks relationships with new retail customers, and since June 30, 1996 has added three new retail customers representing over 100 new stores.

    ACQUISITIONS

    The Company intends to pursue acquisitions in the future which either allow the Company to establish a platform in a new geographic area or "fill-in" the Company's product line and production capacity in the Company's existing markets. Since June 30, 1996, Color Spot has completed 13 acquisitions, adding 13 production facilities, over 1,800 growing acres of production capacity and over 8.4 million square feet of greenhouse space. The Company's acquisition strategy is designed to (i) increase its penetration of its existing markets,
(ii) expand into targeted new geographical areas and (iii) add new product lines. The Company's strategy in entering new geographic areas is to make a strategic acquisition that can be used as a platform for future expansion in these new areas. Recently, the Company has made platform acquisitions in the Texas and Washington markets, and believes that it has significant opportunities to further "fill-in" these markets. The Company seeks to increase the sales and profitability of acquired companies by implementing Color Spot's sales and merchandising programs and by improving the operating efficiencies of the acquired business.

    PRODUCT LINE EXPANSION

    The Company actively seeks new product opportunities, through both acquisitions and internal development. By offering a greater variety of products, the Company believes its retail customers are able to reduce their number of live plant suppliers. While the Company's sales have been derived largely from the sales of bedding plants, the Company believes that there is significant opportunity to expand into other areas of the wholesale nursery industry. Since June 30, 1996, the Company has expanded its product line into new areas of the wholesale nursery industry, including shrubs, potted flowering plants and ground cover. The Company has also expanded into the fresh cut Christmas tree business which enables it to utilize available sales and distribution capacity during the winter months.

PRODUCTS

    The Company is committed to providing its retail customers and consumers with a broad selection of high quality live plant products. The Company's products include over 2,000 varieties of plants, including a wide selection of bedding plants, shrubs, potted flowering plants, ground cover and fresh cut Christmas trees. The Company's products have retail prices generally ranging from $0.62 to $17.95. Most of the Company's products are sold under the Color Spot brand name, and include easy-to-read labels containing growing instructions and a color picture of a mature plant. The Company's products are sold in various containers and sizes, ranging from flats and paks containing numerous small plants to single containers containing one plant. The following is a summary of the Company's product lines:

                                                                     % OF PRO FORMA            TYPICAL
PRODUCT                                                          FISCAL 1997 NET SALES       GROWING TIME
--------------------------------------------------------------  ------------------------  ------------------
Bedding Plants................................................               67%          8 to 14 weeks
Shrubs........................................................               13           10 to 16 months
Flowering Potted Plants.......................................               12           6 to 9 weeks
Ground Cover..................................................                2           10 to 14 weeks
Christmas Trees...............................................                6           8 to 9 years

    Color Spot constantly strives for product innovations, such as exclusive flower color mixes, new packaging and "premium" potted flowers. In addition, Color Spot works closely with its large retail customers to develop proprietary branded products.

CUSTOMERS

    The Company sells its products to over 850 retail customers representing more than 8,000 locations in the United States as well as to over 400 commercial customers. The majority of the Company's products are sold to large national retailers, and the Company has long-standing relationships with many of these retail customers. Color Spot's retail customer base includes home centers, mass merchants, drug and grocery stores and independent nursery chains. Sales to national retail chains have increased significantly as these retail customers continue to gain market share. The following table sets forth a selected list of customers for each major category of retail customers:

HOME CENTERS                   MASS MERCHANTS   DRUG AND GROCERY CHAINS   INDEPENDENT NURSERIES
-----------------------------  ---------------  ------------------------  ----------------------------
Home Depot                     Fred Meyer       Albertson's               Cornelius Nurseries
Home Base                      Kmart            H.E.B.                    Jenco Wholesale Nursery
Builders Square                Target           Kroger                    Navlets Nursery
Orchard Supply Hardware        Wal-Mart         Rite-Aid Drug Stores      Star Nursery
                                                Safeway

    The Company believes that its ability to consistently provide high quality products and value-added services on a multi-regional basis provides significant competitive advantages in serving the retail channel. Color Spot products typically account for over half of the live plant sales in stores supplied by the Company. In each region, the Company's goal is to serve every store operated by each of its retail customers. In fiscal 1997, the Company's top eight retail customers accounted for approximately 75% of its total net sales. See "Risk Factors--Customer Concentration; Dependence on Home Depot."

    The Company also serves commercial customers, such as landscapers, golf courses, office parks and hotels. Approximately 4.9% of the Company's fiscal 1997 net sales were derived from sales to commercial customers.

SALES AND SERVICES

    The Company offers a broad range of value-added services to help its retail customers maximize live plant sales and profitability. Color Spot believes that a well maintained product display increases sales volume and encourages impulse buying by consumers. The average shelf life for most of the Company's products is two to three weeks following delivery. Live plant products, like fresh produce in a supermarket, are unlikely to sell if they are not fresh and merchandised correctly. Due to the perishable nature of its products, the Company believes that the services it provides to its retail customers are critical to maintaining attractive and fresh product displays.

    The Company services its retail customers through a salesforce of over 200 merchandisers. Each sales merchandiser covers an average of 10 to 12 stores, although sales merchandisers covering large volume stores may be assigned as few as one to three locations. Each sales merchandiser typically provides merchandising services to each of his/her stores four to seven times per week, which may include:

    - design and layout of garden shop area

    - design and construct display tables and end caps

    - create and install point of purchase signage

    - implement Color Spot promotional and marketing programs

    - clean and maintain fresh product displays

    - reorder, receive delivery of and restock merchandise

    - secure and maintain prominent floor space

    - assist consumers with product and planting information

    The Company believes that its sales merchandisers can provide many of these services more effectively than the retail customers themselves because these sales merchandisers have extensive knowledge of, and focus exclusively on, live plants. Furthermore, the Company's sales merchandisers receive ongoing training and are compensated on a commission basis as a percentage of net sales. Consumers often view Color Spot employees as employees of the retailer, and rely on Color Spot sales merchandisers to answer questions and give advice about selecting and planting live plants. Because Color Spot's sales merchandisers spend most of their time in the retail stores, they can adjust inventory in response to local weather conditions on a store-by-store basis, develop product displays tailored to the local consumers' demands and cultivate a favorable relationship with in-store personnel.

    In addition to providing merchandising services at the store level, Color Spot plays an important role in assisting retail customers with their sales and inventory planning. Typically, a Color Spot senior sales executive will meet periodically with its retail customer's senior representative to plan sales of the Company's products based on that retail customer's anticipated store growth and general product needs. In addition, Color Spot sales executives meet frequently with retail customers' regional and corporate buyers to more specifically plan seasonal product needs and sales forecasts and to incorporate Color Spot's promotional events and pricing strategies into their plans. At the store level, local Color Spot sales merchandisers work with in-store personnel to execute sales plans and continually monitor sales and inventory.

OPERATIONS

    The Company operates on a decentralized basis, with production, hiring and purchasing decisions made on a facility-by-facility basis.

    PRODUCTION. The first production step of the plant growing process is propagation. Approximately 80% of Color Spot's plants are produced from seeds, and the remaining 20% are produced from plant cuttings. Color Spot realizes a yield from propagation greater than 70%, which the Company believes is consistent with the industry average. The second production step is the transfer of the resulting seedlings into plastic growing containers. The plants are then moved from greenhouses to outdoor growing areas, as appropriate, to finish the growing cycle.

    The Company experiences a certain level of "shrink" in its production process. Color Spot divides shrink into two main classifications: cultural shrink, defined as plants that do not mature due to disease, insects, soil problems or other factors; and sales shrink, defined as plants ready for sale to retail customers but not sold because supply exceeds demand. A certain amount of shrink is necessary to ensure adequate product supply. Color Spot experiences approximately 16% shrink, of which one-third is cultural shrink and two-thirds is sales shrink. The Company believes that this shrink rate is consistent with the industry average.

    DISTRIBUTION. The Company distributes its products directly from its production facilities to its retail customers. The Company operates a fleet of 472 tractor trailers, 372 of which are owned and the balance of which are leased. During peak periods, Color Spot's fleet is supplemented with common carriers. The Company believes that common carriers are readily available to accommodate seasonal delivery peaks. Typically, each of the Company's facilities delivers products to stores within a 175-mile radius, and deliveries are generally made within 48 hours of the order being placed.

    SUPPLIERS. The cost of raw materials accounts for approximately 27.1% of net sales and is composed of three primary components: soil mix, seeds and plant cuttings and plastic flats and growing containers. Color Spot's primary suppliers include Rapid Industrial Plastic Company, Ball Seed Company, Premier Peat Moss, Norcal Perlite Company, J.M. McConkey and Romeo Fertilizers. Due to its large sales volume, the Company receives purchasing discounts from many of its suppliers, and the Company believes that alternative sources of supply are readily available.

ACQUISITION STRUCTURE AND INTEGRATION

    The Company intends to pursue acquisitions in the future which either allow the Company to establish a platform in a new geographic area or "fill-in" the Company's product line and production capacity in the Company's existing markets. In 1997, the Company completed two platform acquisitions, one in Texas and one in Washington. Following the Texas acquisition, the Company consummated three fill-in acquisitions in Texas. The Company also completed three fill-in acquisitions in California during this period. In addition, the Company entered into the fresh cut Christmas tree business through the acquisition of two Christmas tree companies in 1997.

    The Company typically finances acquisitions through a combination of cash, promissory notes and, in certain cases, Company stock. The Company normally obtains noncompete and confidentiality agreements from selling owners and may enter into employment or consulting agreements with key personnel of the seller. The majority of the Company's recent acquisitions have been consummated in less than 90 days from the date a letter of intent is executed. There can be no assurance, however, that the Company will be able to identify and acquire desirable nursery businesses on terms favorable to the Company or in a timely manner in the future. See "Risk Factors--Dependence on Acquisitions for Future Growth" and "--Ability to Manage Growth."

    The Company seeks to increase the sales and profitability of acquired companies by implementing Color Spot's sales and merchandising programs and by improving operating efficiencies of the acquired business. Consistent with the Company's decentralized management approach, integration of a platform acquisition involves creating a new division to be managed by employees of the acquired company. The Company centralizes many of the acquired Company's functions, including purchasing, insurance and benefits, and sales and marketing programs. Integration of a fill-in acquisition generally involves a fundamental change in the operations of the acquired company. The Company may consolidate distribution and production operations to maximize operating efficiencies. Where market conditions dictate, an acquired company may use both its historical name and the Company's name during a transition period in order to minimize customer disruption.

    Prior to consummating an acquisition, the Company conducts extensive due diligence on the targeted company, including legal, environmental, business and accounting reviews by senior management, the Company's independent auditors, and outside legal counsel and consultants.

COMPETITION

    The wholesale nursery industry is highly competitive. Competition is based principally on product quality, breadth of product offerings, customer service and price. The Company believes it has differentiated itself from its competitors through the breadth of its product offerings, multi-regional capabilities and the value-added services it provides to retail customers. The wholesale nursery industry is highly fragmented with over 10,000 small and regional nurseries nationwide. In 1996, the ten largest and 100 largest wholesale nurseries in the United States accounted for approximately 8% and 22%, respectively, of total wholesale production. The Company currently competes directly with a large number of western and southwestern producers. On a multi-regional basis, the Company also competes with both Hines Nurseries primarily in bedding plants and shrubs and Monrovia Nursery Company primarily in shrubs. The fresh cut Christmas tree market is also highly fragmented and, on a regional basis, the Company competes in this market with Holiday Tree Farms and The Kirk Company.

PROPERTIES AND FACILITIES

    Color Spot operates 19 production facilities in five states. Each production facility consists primarily of growing fields, greenhouses, warehouse space and distribution areas. Production facilities are operated on a decentralized basis, with each facility responsible for producing, marketing and distributing the Company's products to retail customers within a designated geographic region. The Company leases the majority of its facilities and believes that most of its leases can be extended on acceptable terms. The profile of the Company's production facilities is as follows:

                                                          TOTAL     TOTAL GREENHOUSE
LOCATION                                                 ACREAGE     SQUARE FOOTAGE    OWNED/LEASED
-----------------------------------------------------  -----------  ----------------  ---------------
WESTERN:
Carson, CA...........................................          68          450,000             Leased
Chino, CA............................................          41          395,000             Leased
El Cajon, CA(1)......................................          43          410,000       Owned/Leased
Fallbrook, CA(2).....................................         247        1,660,000       Owned/Leased
Lodi, CA(3)..........................................         102        1,073,000       Owned/Leased
Richmond, CA(4)......................................          98          988,000             Leased
Salinas, CA..........................................         160        1,600,000             Leased
San Juan Capistrano, CA..............................         243          908,000             Leased
Sunol, CA............................................          57          480,000             Leased
Watsonville, CA(5)...................................          53          392,000             Leased
Phoenix, AZ(6).......................................          56          670,000       Owned/Leased
Mt. Vernon, WA.......................................          42          425,000             Leased
Aurora, OR...........................................          32          278,000             Leased
                                                            -----   ----------------
  Western Subtotal...................................       1,242        9,729,000
SOUTHWESTERN:
Harlingen, TX........................................         172          210,000              Owned
Huntsville, TX.......................................          52          442,000             Leased
San Antonio, TX......................................         587        1,771,000              Owned
Waco, TX.............................................          99          675,000              Owned
Waller, TX...........................................          60          160,000             Leased
Walnut Springs, TX...................................         195          693,000              Owned
                                                            -----   ----------------
  Southwestern Subtotal..............................       1,165        3,951,000
                                                            -----   ----------------
TOTAL................................................       2,407       13,680,000
                                                            -----   ----------------
                                                            -----   ----------------

------------------------------
(1) The El Cajon facility is comprised of four parcels, one of which is owned and three of which are leased.
(2) The Fallbrook facility is comprised of five parcels, one of which is owned and four of which are leased.
(3) The Lodi facility is comprised of three parcels, one of which is owned and two of which are leased.
(4) The Richmond facility is comprised of five leased parcels.
(5) The Watsonville facility is comprised of three leased parcels.
(6) The Phoenix facility is comprised of two parcels, one of which is owned and one of which is leased.

    In addition to its production facilities, the Company also leases 44 growing fields for Christmas trees in Oregon (1,120 acres), Michigan (724 acres) and North Carolina (47 acres).

    The Company's executive offices are located in Pleasant Hill, California.

EMPLOYEES

    As of June 30, 1997, the Company had approximately 2,540 full-time employees. During the peak growing season, which runs from February through June, Color Spot employs a substantial number of seasonal employees, and total employment generally will grow to over 3,100 employees between February and June. All of the Company's seasonal employees are paid on an hourly basis. None of the Company's employees is covered by a collective bargaining agreement. The Company believes its relationship with its employees is good.

GOVERNMENT REGULATION

    Color Spot is subject to certain federal, state and local health, safety and environmental laws and regulations regarding the production, storage and transportation of certain of its products and the disposal of its waste. Certain of the Company's operations and activities, such as water runoff from its production facilities and the use of certain pesticides are subject to regulation by the EPA and similar state and local agencies. These agencies may regulate or prohibit the use of such products, procedures or operations, thereby affecting the Company's operations and profitability. In addition, the Company must comply with a broad range of environmental laws and regulations. Additional or more stringent environmental laws and regulations may be enacted in the future and such changes could have a material adverse effect on the Company. The Company uses reclamation water as one of the sources of water supply for a few of its production facilities. The use and pricing of reclamation water, including availability of subsidized water rates, is governed by federal reclamation laws and regulations. Changes in the law could have a material adverse effect on the Company.

    In addition, the Company is subject to the Fair Labor Standards Act as well as various federal, state and local regulations which govern such matters as minimum wage requirements, overtime and other working conditions. A large number of the Company's personnel are paid at or just above the federal minimum wage level and, accordingly, changes in such laws, regulations or ordinances may adversely affect the Company. Federal legislation raising the minimum wage in the future would increase the Company's employee costs and could also have a material adverse effect on the Company.

TRADEMARKS AND TRADE NAMES

    A majority of the Company's products are sold under the "Color Spot" trademark. The Company does not have any other registered trademarks.

LITIGATION

    The Company is from time to time involved in litigation arising in the ordinary course of its business. None of the pending litigation, in the opinion of the Company, is likely to have a material adverse effect on the Company.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The executive officers and directors of the Company are as follows:

                  NAME                         AGE                                  POSITION
-----------------------------------------      ---      -----------------------------------------------------------------
Michael F. Vukelich......................          47   Chairman of the Board and Chief Executive Officer
Jerry L. Halamuda........................          47   President and Director
Robert F. Strange........................          43   Executive Vice President and Chief Operating Officer
Paul D. Yeager...........................          59   Executive Vice President and Chief Financial Officer
Karla D. Vukelich........................          35   Executive Vice President of Administration and Secretary
Ranjit S. Bhonsle(1).....................          28   Director
George T. Brophy.........................          62   Director
Samuel P. Frieder(1)(2)..................          33   Director
Richard E. George(2).....................          58   Director
James A. Kohlberg........................          39   Director
Gary E. Mariani(1).......................          53   Director
Geoffrey A. Thompson(2)..................          56   Director

------------------------

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

    MR. VUKELICH has been the Company's Chairman of the Board and Chief Executive Officer since September 1995. From 1992 through August 1995, Mr. Vukelich was President and Chief Executive Officer of M.F. Vukelich Co. He is the founder of Color Spot America, a predecessor of the Company, and was President and Chief Executive Officer of Color Spot America from its inception in 1983 to 1991. Mr. Vukelich has 27 years of experience in the nursery business.

    MR. HALAMUDA has been the Company's President since September 1995. Prior to that time, Mr. Halamuda was Vice President of Color King Nursery from 1992 through August 1995. Mr. Halamuda has 26 years experience in the nursery industry, including six years as an executive of Color Spot America from 1984 through 1990.

    MR. STRANGE was appointed Executive Vice President and Chief Operating Officer in July 1997. From January 1997 through June 1997, Mr. Strange was President of the Company's western division. From September 1995 through December 1996, Mr. Strange was the Company's Vice President of Operations. Prior to that time, Mr. Strange was Director of Operations of Color Spot Oregon. Mr. Strange has 22 years experience in the nursery industry.

    MR. YEAGER joined the Company in February 1997 as Executive Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Yeager was Executive Vice President and Chief Financial Officer of the Scotts Company which he joined in 1974. Mr. Yeager has 23 years experience in the lawn and garden industry.

    MS. VUKELICH was appointed Executive Vice President and Secretary of the Company in May 1997. Prior to that time, Ms. Vukelich was Vice President of Administration, a position which she held since September 1995. Prior to that time, Ms. Vukelich was Secretary and Vice President of Administration of M.F. Vukelich & Co.

    MR. BHONSLE joined Kohlberg in 1993 as an Associate. From 1991 through 1993, Mr. Bhonsle was a Financial Analyst at Kidder, Peabody & Company, Inc.

    MR. BROPHY has been Chairman, President and Chief Executive Officer of ABT Building Products Corporation ("ABTCo") since October 1992. From 1983 to 1988, Mr. Brophy was President, Chief Executive Officer and a Director of Morgan Products, Ltd., a building products company, and was a private business consultant from 1988 to 1992. Mr. Brophy is also a Director of Banta Corporation, a printing company.

    MR. FRIEDER joined Kohlberg in 1989 and was named a Principal in 1995. Mr. Frieder is also a Director of ABTCo.

    MR. GEORGE is the President of R.G. Trends, an independent consulting firm. From 1995 through 1996. Mr. George was President and Chief Executive Officer of Handy Andy Home Improvement Centers, Inc. From 1989 through 1995, Mr. George was Chairman and Chief Executive Officer of Ulta(3) Cosmetics & Salon Inc., a company which he founded.

    MR. KOHLBERG has been a Principal of Kohlberg since 1987. Mr. Kohlberg is also a Director of ABTCo and Northwestern Steel and Wire Company.

    MR. MARIANI has been Chief Executive Officer of Winndevon Art Group, Inc., an art publisher, since 1994. From 1992 through 1993, Mr. Mariani was Chief Executive Officer of The Garden Counsel, a national nursery association. Prior to that time, Mr. Mariani was the President of the Nursery Product Division of Weyerhaeuser Company.

    MR. THOMPSON joined Kohlberg as a Principal in 1996. Prior to that time, Mr. Thompson was Managing Partner of Norman Broadbent International, Inc. and President of Nordeman Grimm, both executive recruiting firms. From 1981 to 1991, Mr. Thompson served in various capacities at Marine Midland Bank, including President and Chief Executive Officer.

    Michael F. Vukelich and Karla D. Vukelich are married.

    Upon completing the Offerings, the Company's Board of Directors will be divided into three classes. Directors of each class will be elected at the Annual Meeting of Stockholders of the Company (the "Annual Meeting of Stockholders") held in the year in which the term of such class expires and will serve thereafter for a term of three years. Messrs. George, Mariani and Brophy will serve as Class I Directors with their terms expiring at the 1998 Annual Meeting of Stockholders; Messrs. Vukelich, Halamuda and Bhonsle will serve as Class II Directors with their terms expiring at the 1999 Annual Meeting of Stockholders; and Messrs. Kohlberg, Frieder and Thompson will serve as Class III Directors with their terms expiring at the 2000 Annual Meeting of Stockholders. See "Description of Capital Stock--Classified Board; Board Vacancies" and "--Stockholders Agreement."

BOARD OF DIRECTORS COMMITTEES AND COMPENSATION

    The Board of Directors has established an Audit Committee and a Compensation Committee. The function of the Audit Committee is to recommend annually to the Board of Directors the appointment of independent public accountants of the Company, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent public accountants, review and approve non-audit services of the independent public accountants, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls. Messrs. Bhonsle, Frieder and Mariani are the current members of the Audit Committee.

    The function of the Compensation Committee is to, among other things, review and approve annual salaries and bonuses for all executive officers and review, approve and recommend to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto and administer the Company's options plans. Messrs. George, Frieder and Thompson are the current members of the Compensation Committee.

    Directors are reimbursed for certain reasonable expenses incurred in connection with attending Board or committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    In fiscal 1997, there was no Compensation Committee of the Board of Directors. Michael F. Vukelich, the Chairman of the Board and Chief Executive Officer, and Jerry L. Halamuda, the President, are Directors and participated in deliberations of the Board of Directors concerning executive officer compensation. Following completion of the Offerings, the Board of Directors will have a Compensation Committee consisting of Messrs. Frieder, George and Thompson.

LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY AND INDEMNIFICATION

    The Company's Amended and Restated Certificate of Incorporation (the "Certificate") provides that each person who is or was a director or officer of the Company shall be indemnified and held harmless by the Company against all expense, liability and loss to the fullest extent allowable under the Delaware General Corporation Law (the "DGCL"). In addition, the Certificate provides, to the fullest extent allowable under the DGCL, that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under the DGCL, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the Certificate is to eliminate the rights of the Company and its stockholders, either directly or through a stockholders' derivative suit brought on behalf of the Company, to recover monetary damages from a director for breach of the fiduciary duty of care as a director except in those instances described under the DGCL.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION. The following table sets forth a summary of certain information regarding compensation paid or accrued by the Company during fiscal 1997 to the Company's Chief Executive Officer and each of the three other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during such fiscal year (collectively, the "Named Executives"). See "--Employment Agreements."

                                                                         LONG-TERM
                                                                       COMPENSATION
                                         ANNUAL COMPENSATION           -------------
                                -------------------------------------   SECURITIES
                                                       OTHER ANNUAL     UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION      SALARY      BONUS     COMPENSATION       OPTIONS     COMPENSATION
------------------------------  ---------  ---------  ---------------  -------------  -------------
Michael F. Vukelich ..........  $ 162,500  $ 181,250     $   5,400(1)      602,609      $ 573,346(2)
  Chairman of the Board and
  Chief Executive Officer
Jerry L. Halamuda ............    153,846    160,000         5,400(1)      602,609        299,104(2)
  President
Robert F. Strange ............     87,692     54,638                        53,361
  Chief Operating Officer
Paul D. Yeager(3) ............     46,154                                   69,000
  Executive Vice President and
  Chief Financial Officer

--------------------------
(1) Represents car allowance.

(2) Represents deferred compensation which will be paid January 31, 1998.

(3) Mr. Yeager joined the Company in February 1997. His annual base salary was $150,000 at June 30, 1997.

    OPTION GRANTS DURING FISCAL 1997. The following table summarizes the options granted during fiscal year 1997 to the Named Executives. Except as otherwise indicated, all of these options were granted under the Company's 1997 Stock Option Plan described below. No stock appreciation rights were granted to the Named Executives during such fiscal year.

                                                        INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                                      ------------------------------------------------------      VALUE AT ASSUMED
                                       NUMBER OF     PERCENT OF                                ANNUAL RATES OF STOCK
                                      SECURITIES    TOTAL OPTIONS                              PRICE APPRECIATION FOR
                                      UNDERLYING     GRANTED TO      PER SHARE                     OPTION TERM(2)
                                        OPTIONS     EMPLOYEES IN     EXERCISE    EXPIRATION   ------------------------
NAME                                    GRANTED         1997         PRICE(1)       DATE          5%           10%
------------------------------------  -----------  ---------------  -----------  -----------  -----------  -----------
Michael F. Vukelich.................     395,609(3)         18.4%    $    1.45       9/7/05   $   894,525  $ 1,366,679
                                         207,000            9.6           7.17       1/1/07     2,417,589    3,849,607
Jerry L. Halamuda...................     395,609(3)         18.4          1.45       9/7/05       894,525    1,366,679
                                         207,000            9.6           7.17       1/1/07     2,417,589    3,849,607
Robert F. Strange...................      39,561(4)          1.8          1.45       9/7/05        89,453      136,668
                                          13,800            0.6           7.19       1/1/07       161,622      257,356
Paul D. Yeager......................      69,000            3.2           7.19       1/1/07       802,418    1,269,475

--------------------------
(1) The exercise price of each option was the estimated fair value of the Common Stock on the date of grant.

(2) Based upon the estimated fair value of the Common Stock on the date of grant and assumed appreciation over the term of the options at the respective annual rates of stock appreciation shown. Potential gains are net of the exercise price but before taxes and other expenses associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of the Common Stock. Actual gains, if any, on stock option exercises are dependent on the future financial performance of the Company, the future performance of the Company's Common Stock and overall market conditions. The actual value realized may be greater or less than the potential realizable value set forth in the table.

(3) Represents options for Mr. Vukelich and Mr. Halamuda which have continued in effect under their respective employment agreements. See "--Employment Agreements."

(4) Issued under the Company's 1996 Stock Incentive Plan. See "--Stock Option Plans."

    AGGREGATE OPTION EXERCISES IN FISCAL 1997 AND YEAR-END OPTION VALUES. The following table sets forth certain information regarding options exercised and the number and value of unexercised options held by the Named Executives at June 30, 1997.

                             YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS AT
                                                              AT JUNE 30, 1997              JUNE 30, 1997(1)
                         SHARES ACQUIRED     VALUE     ------------------------------  --------------------------
NAME                       ON EXERCISE     REALIZED    EXERCISABLE  UNEXERCISABLE(2)   EXERCISABLE  UNEXERCISABLE
-----------------------  ---------------  -----------  -----------  -----------------  -----------  -------------
Michael F. Vukelich....                                   395,609         207,000      $ 4,569,284   $ 1,206,810
Jerry L. Halamuda......       189,227     $ 1,083,357     206,382         207,000        2,383,712     1,206,810
Robert F. Strange......        39,561         226,494                      13,800                         80,178
Paul D. Yeager.........                                                    69,000                        400,890

--------------------------
(1) Represents the value of the shares of Common Stock subject to outstanding options, based on an assumed initial public offering price of $13.00 per share, less the aggregate option exercise price.

(2) All outstanding stock options will automatically vest upon completion of the Common Stock Offering.

EMPLOYMENT AGREEMENTS

    As part of the Recapitalization, the Company entered into an employment agreement with Michael F. Vukelich, the Company's Chief Executive Officer and Chairman of the Board. The agreement has a term of three years and will be automatically renewed for successive one-year periods unless Mr. Vukelich or the Company gives 90 days notice of non-renewal. As of July 1, 1997, Mr. Vukelich is paid an annual base salary of $200,000, which is increased annually based on increases in the consumer price index, and is eligible to receive an annual bonus of up to 150% of his base salary based on the achievement of certain performance targets. The employment agreement continues in effect an option to purchase 395,609 shares of the Company's Common Stock for $1.45 per share and provides that the Company grant Mr. Vukelich an option to purchase 207,000 shares of the Company's Common Stock at $7.17 per share. The agreement also entitles Mr. Vukelich to deferred compensation in the amount of $573,346 upon the completion of the Common Stock Offering. The agreement terminates upon the earlier to occur of (i) non-renewal by the Company or Mr. Vukelich, (ii) death or disability, (iii) termination for Cause (as defined in the agreement) or (iv) termination without Cause. In the event that the employment agreement is not renewed by the Company, the Company is obligated to continue to pay Mr. Vukelich his base salary through June 30, 2000. In the event that the employment agreement is terminated without Cause, the Company is obligated to pay Mr. Vukelich his base salary through the remaining term of the employment agreement plus his pro rata portion of the bonus paid to Mr. Vukelich in the year prior to termination. In the event of Mr. Vukelich's death or disability, the Company is obligated to continue to pay to Mr. Vukelich or his estate his base salary for one year following his termination. The employment agreement entitles Mr. Vukelich to be nominated to a seat on the Company's board of directors so long as he owns 10% of the Common Stock.

    As part of the employment agreement, Mr. Vukelich has agreed not to compete with the Company in certain specified counties and states for the longer of one year following termination or one year following the receipt of any severance from the Company; provided that Mr. Vukelich may elect to waive the payment of severance, in which event the noncompetition covenant expires one year following termination.

    As part of the Recapitalization, the Company entered into an employment agreement with Jerry L. Halamuda, the Company's President. The agreement has a term of three years and will be automatically renewed for successive one-year periods unless Mr. Halamuda or the Company gives 90 days notice of non-renewal. As of July 1, 1997, Mr. Halamuda is paid an annual base salary of $200,000, which is increased annually based on increases in the consumer price index, and is eligible to receive an annual bonus of up to 150% of his base salary based on the achievement of certain performance targets. The employment agreement continues in effect an option to purchase 206,382 shares of the Company's Common Stock at $1.45 per share and provides that the Company grant Mr. Halamuda an option to purchase 207,000 shares of the Company's Common Stock at $7.17 per share. The Agreement also entitles Mr. Halamuda to deferred compensation in the amount of $299,104 upon completion of the Common Stock Offering. The agreement terminates upon the earlier to occur of (i) non-renewal by the Company or Mr. Halamuda, (ii) death or disability, (iii) termination for Cause (as defined in the agreement) or (iv) termination without Cause. In the event that the employment agreement is not renewed by the Company, the Company is obligated to continue to pay Mr. Halamuda his base salary through June 30, 2000. In the event that the employment agreement is terminated without Cause, the Company is obligated to pay Mr. Halamuda his base salary through the remaining term of the employment agreement plus his pro rata portion of the bonus paid to Mr. Halamuda in the year prior to termination. In the event of Mr. Halamuda's death or disability, the Company is obligated to continue to pay to Mr. Halamuda or his estate his base salary for one year following his termination.

    As part of the employment agreement, Mr. Halamuda has agreed not to compete with the Company in certain specified counties and states for the longer of one year following termination or one year following the receipt of any severance from the Company; provided that Mr. Halamuda may elect to waive the payment of severance, in which event the noncompetition covenant expires one year following termination.

STOCK OPTION PLANS

    1996 STOCK INCENTIVE PLAN. In July 1996, the Board of Directors authorized, and the stockholders of the Company approved, a stock option plan, effective September 7, 1995, for directors, officers, employees and consultants of the Company and its subsidiaries (the "1996 Option Plan"). Options to purchase a total of 1,171,418 shares of Common Stock at $1.45 per share were granted under the 1996 Option Plan. As of June 30, 1997, 602,001 nonqualified stock options ("NQOs") were outstanding under the 1996 Option Plan. No further options will be granted under the 1996 Stock Option Plan.

    1997 STOCK OPTION PLAN. The Company's 1997 Stock Option Plan (the "1997 Stock Option Plan") was adopted by the Board of Directors and approved by the stockholders on December 31, 1996 to attract, retain and provide incentive to executives and key employees of the Company. Options granted under the 1997 Stock Option Plan may be either incentive stock options ("ISOs") as defined in
Section 422 of the Internal Revenue Code of 1986, as amended, or NQOs. A total of 1,242,000 shares of Common Stock have been reserved for issuance under the 1997 Stock Option Plan.

    The 1997 Stock Option Plan is administered by the Compensation Committee of the Board of Directors which has the authority to determine the terms of the options granted. Each option has a term specified in its option agreement; provided, however, that no term can exceed ten years from the date of grant. Each option is exercisable upon the fulfillment of certain conditions, including agreement by the Optionee to be bound by the Stockholders Agreement. In the case of an ISO granted to an optionee who, at the time the option is granted, owns stock representing more than 10% of the voting power of all outstanding classes of stock of the Company (a "10% Optionee"), the term of the option cannot exceed five years from the date of grant. No option granted under the 1997 Stock Option Plan may be transferred by the optionee other than by will or the laws of descent and distribution and each option may be exercised, during the lifetime of the optionee, only by such optionee. In the event that an optionee's employment terminates for any reason other than for cause, any options held which have not yet vested will expire and become unexercisable. All of the optionee's options which have vested shall expire and become unexercisable on the earlier of the expiration date stated in the option agreement or the date 90 days after the termination of the optionee's employment. If an optionee is terminated for cause prior to the later of January 1, 2000 or the third anniversary of the date the optionee commences employment with the Company, all options held by the optionee (whether or not vested) shall expire on the date of termination. The number of shares under each option and the price of any shares under such option may be adjusted in a manner consistent with any capital adjustment resulting from a stock dividend, stock split, recapitalization, reorganization or a combination or other change in the shares of Common Stock.

    The exercise price for all ISOs granted under the 1997 Stock Option Plan must be no less than 100% of the fair value per share on the date of grant. With respect to a 10% Optionee, the exercise price of any option granted must be no less than 110% of the fair market value on the date of grant. Each option is designated in the written option agreement as either an ISO or NQO. However, to the extent that the aggregate fair market value of shares subject to an optionee's ISO, which become exercisable for the first time during any year, exceeds $100,000, the excess options shall be treated as NQOs.

    As of June 30, 1997, under the 1997 Stock Option Plan, there were 414,000 stock options outstanding with an exercise price of $7.17 per share and 428,493 stock options outstanding with an exercise price of $7.19 per share. The 1997 Stock Option Plan will expire in 2007 unless terminated at an earlier date by the Board of Directors.

    SPECIAL STOCK OPTION PLAN. In February 1997, the Board of Directors authorized, and the stockholders of the Company approved, a stock option plan for employees of Lone Star Growers, L.P., a wholly owned subsidiary of the Company (the "Special Option Plan"). A total of 139,383 shares of Common Stock have been reserved for issuance under the Special Option Plan. The purpose of the Special Option Plan was to provide incentives to employees of Lone Star Growers, L.P. in connection with the acquisition of Lone Star Growers Co., the predecessor to Lone Star Growers, L.P., by the Company. Options for all of the available shares under the Special Option Plan were granted to employees of Lone Star Growers, L.P. at the time of the acquisition at an exercise price of $1.43 per share. No further awards will be made under the Special Option Plan. The Special Option Plan is otherwise identical to the 1997 Stock Option Plan. All outstanding stock options under the Special Option Plan will vest automatically upon completion of the Common Stock Offering.

EMPLOYEE STOCK PURCHASE PLAN

    Upon completion of the Common Stock Offering, the Company intends to adopt an employee stock purchase plan (the "Purchase Plan") under which employees who have been employed by the Company for at least one year will be permitted to purchase Common Stock from the Company at a 15% discount to the market price on the date of purchase. For each employee, such purchases may not exceed the lesser of (i) 10% of such employee's annual salary and (ii) $10,000 in the aggregate per year. In addition, any Common Stock purchased under the Purchase Plan may not be sold for at least one year from the date of purchase. The aggregate amount of Common Stock available for purchase under the Purchase Plan shall be limited to 51,750 shares for the year following completion of the Common Stock Offering and 69,000 shares per year thereafter.

                              CERTAIN TRANSACTIONS

RELATIONSHIP WITH KOHLBERG

    CONTROL BY KCSN. KCSN, an affiliate of Kohlberg, owns 4,797,716 shares of Common Stock or 69.2% of the outstanding Common Stock as of July 31, 1997, and after completion of the Common Stock Offering, KCSN will own approximately 44.6% of the outstanding Common Stock (42.3% if the Underwriters' over-allotment option is exercised in full).

    Due to KCSN's stock ownership in the Company, KCSN, together with Heller and management, will continue to be able to control the Company, to elect its Board of Directors and to approve any action requiring stockholder approval, including adopting amendments to the Company's certificate of incorporation and approving or disapproving mergers or sales of all or substantially all of the assets of the Company. As a result of such control, KCSN will be able to effectively control all of the Company's policy decisions. See "Risk Factors--Control by Significant Stockholders and Management" and "Description of Capital Stock--Stockholders Agreement." As long as the Stockholders Agreement is in effect, third parties may not be able to obtain control of the Company through purchases of Common Stock not owned by parties to the Stockholders Agreement.

    KOHLBERG FEE AGREEMENT. The Company pays Kohlberg an annual management fee plus expenses pursuant to a fee agreement (the "Fee Agreement") for certain management and advisory services. Under the Fee Agreement, the annual management fee equals the greater of $300,000 or 3% of the Company's earnings before interest, taxes, depreciation and amortization subject to a maximum annual payment of $750,000. The management fee is payable quarterly in advance in installments of $75,000, with the balance payable at the end of each fiscal year. The Fee Agreement terminates on the earlier of December 31, 2006 or the end of the fiscal year in which Kohlberg and its affiliates hold less then 20% of the outstanding Common Stock. In addition, Kohlberg was paid a fee of $1.5 million for services provided in connection with the Recapitalization under the Fee Agreement. For fiscal 1997, Kohlberg was paid an aggregate of $1.65 million under the Fee Agreement. In connection with the Offerings, the Company will pay to Kohlberg a fee of $2.0 million to terminate its annual management fee obligations under the Fee Agreement.

RECAPITALIZATION

    As part of the Recapitalization on December 31, 1996, the Company repurchased for cash 603,750 shares of the Company's Common Stock from M.F. Vukelich Co., which is wholly owned by Michael F. Vukelich, at $7.17 per share for an aggregate purchase price of approximately $4.3 million. In addition, certain directors and employees of the Company, pursuant to a put/call option agreement entered into at the time of the Recapitalization, have the right to require the Company to purchase, and the Company has a corresponding right to require the sale of, an aggregate of 786,688 shares of Common Stock at $7.17 at varying times during 1997. As of July 31, 1997, the Company had repurchased for cash 766,478 shares of Common Stock for an aggregate purchase price of approximately $5.5 million from certain directors and employees as follows:

                                                                                      SHARES
                                                                                     ---------
Steven Bookspan....................................................................     19,413
Gary Crook.........................................................................     13,190
Richard E. George..................................................................     36,194
Dave Grimshaw......................................................................     13,190
Jerry L. Halamuda..................................................................    292,727
Gene Malcolm.......................................................................     27,140
Gary E. Mariani....................................................................     67,161
Michael T. Neenan..................................................................     20,211
John Negrete.......................................................................      9,060
Jim Tsurudome......................................................................     13,939
Michael F. Vukelich................................................................    254,253

MISCELLANEOUS

    The Company leases a portion of its Richmond, California facility from M.F. Vukelich Co., which is wholly owned by Michael F. Vukelich. The lease expires on August 31, 2005. The aggregate annual rental payment under this lease for 1997 is $259,560. Under the term of the lease, rent is increased annually by 3%. The Company believes that this rent is at fair market value for the property.

    The Company also leases a building from the daughter of Michael F. Vukelich. The aggregate annual rental payment on this lease is $14,400. The Company believes that this rent is at fair market value for the building.

    Jerry L. Halamuda is a 20% partner of Signature Trees, a California general partnership. As part of the acquisition of the assets of Signature Trees by the Company, Mr. Halamuda received $600,000.

    All outstanding stock options will automatically vest upon completion of the Common Stock Offering. In addition, on January 31, 1998 deferred compensation in the amount of $573,346 and $299,104 will be payable to Michael F. Vukelich and Jerry L. Halamuda, respectively.

    All future transactions among the Company and its officers, directors and principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors.

                             PRINCIPAL STOCKHOLDERS

    The table below sets forth certain information regarding beneficial ownership of Common Stock as of July 31, 1997 by (i) each person or entity who owns of record or beneficially five percent or more of the Common Stock, (ii) each executive officer and each director of the Company and (iii) all executive officers and directors of the Company as a group. To the knowledge of the Company, each of such stockholders has sole voting and investment power as to the shares shown unless otherwise noted.

                                                                      SHARES            PERCENT BENEFICIALLY OWNED
                                                                   BENEFICIALLY     ----------------------------------
NAME AND ADDRESS                                                     OWNED(1)        BEFORE OFFERING   AFTER OFFERING
---------------------------------------------------------------  -----------------  -----------------  ---------------
KCSN Acquisition Company, L.P.(2)..............................        4,817,926             69.2%             44.7%
Heller Equity Capital Corporation(3)...........................          545,983              7.5               4.9
Michael F. Vukelich(4).........................................        1,390,100             18.4              12.2
Jerry L. Halamuda(5)...........................................          425,986              5.8               3.8
Robert F. Strange(6)...........................................           61,986            *                 *
Paul D. Yeager(7)..............................................          276,000              3.9               2.6
Karla D. Vukelich(8)...........................................           20,700            *                 *
Ranjit S. Bhonsle(9)...........................................                             *                 *
Samuel P. Frieder(9)...........................................                             *                 *
James A. Kohlberg(9)...........................................                             *                 *
Geoffrey A. Thompson(9)........................................                             *                 *
George T. Brophy(10)...........................................           34,848            *                 *
Richard E. George(11)..........................................           82,717              1.2             *
Gary E. Mariani(11)............................................           86,737              1.2             *
All directors and executive officers as a group (12 persons)...        2,379,074             29.4              19.9

--------------------------

 * Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares, subject to applicable community property laws. Shares of Common Stock subject to options or warrants currently exercisable within 60 days of the date hereof are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

(2) Includes 20,211 shares which were subject to an irrevocable proxy as of July 31, 1997 granted to KCSN by certain members of management under a Put/Call Option Agreement dated as of December 31, 1996. See "Certain
    Transactions--Recapitalization."

(3) Includes 367,602 shares issuable upon conversion of the Heller Note. The address of Heller Equity Capital Corporation is 500 West Monroe Street, Chicago, IL 60661.

(4) Includes 602,609 options exercisable within 60 days of the completion of the Common Stock Offering. Excludes shares held by Karla D. Vukelich and Mark Vukelich. Mark Vukelich is Michael F. Vukelich's brother. The address of Mr. Vukelich is 3478 Buskirk Avenue, Suite 260, Pleasant Hill, CA 94523.

(5) Includes 413,382 stock options exercisable within 60 days of the completion of the Common Stock Offering. Mr. Halamuda's address is 3478 Buskirk Avenue, Suite 260, Pleasant Hill, CA 94523.

(6) Includes 13,800 stock options exercisable within 60 days of the completion of the Common Stock Offering.

(7) Includes 69,000 stock options exercisable within 60 days of the completion of the Common Stock Offering.

(8) Includes 10,350 stock options exercisable within 60 days of the completion of the Common Stock Offering. Excludes shares held by Michael F. Vukelich and Mark Vukelich.

(9) Excludes 4,797,716 shares held by KCSN and 20,211 shares subject to an irrevocable proxy in favor of KCSN. Such person disclaims beneficial ownership of such shares. The address of KCSN is 111 Radio Circle, Mt. Kisco, NY 10549. KCSN is an affiliate of Kohlberg. The ultimate general partner of KCSN is a corporation owned 100% by James A. Kohlberg.

(10) Includes 34,848 stock options exercisable within 60 days of the completion of the Common Stock Offering.

(11) Includes 10,350 stock options exercisable within 60 days of the completion of the Common Stock Offering.

                          DESCRIPTION OF CAPITAL STOCK

    The Company has authorized capital of 50,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share. 6,937,068 shares of Common Stock will be outstanding immediately prior to the Offering and 10,766,858 shares will be outstanding upon completion of the Common Stock Offering (11,344,358 shares if the Underwriters' over-allotment option is exercised in full). No shares of Preferred Stock have been issued.

    COMMON STOCK. All shares of Common Stock currently outstanding are, and all shares of Common Stock offered hereby, when duly issued and paid for, will be fully paid and nonassessable, not subject to redemption and without preemptive, conversion or subscription rights. Holders of Common Stock are entitled to one vote per share on all actions submitted to a vote of stockholders. Cumulative voting is not permitted. Holders of Common Stock are entitled to receive cash dividends equally on a per share basis as and when such dividends are declared by the Board of Directors from funds legally available therefor, subject to preferential rights with respect to any outstanding Preferred Stock. See "Dividend Policy."

    In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share with each other on a ratable basis as a single class in the remaining assets of the Company available for distribution after payment of liabilities and satisfaction of any preferential rights of holders of Preferred Stock. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may designate and issue in the future.

    PREFERRED STOCK. The authorized number of shares of Preferred Stock may be increased or decreased by the affirmative vote of a majority of the capital stock of the Company entitled to vote without the separate vote of holders of Preferred Stock as a class. The Board of Directors has authority, without any further vote or action by the stockholders, to provide for the issuance of the shares of Preferred Stock in one or more series, to establish from time to time the relative, participating, optional or other special rights, qualifications or restrictions of the shares of each such series and to determine the voting powers, if any, of such shares. The issuance of Preferred Stock could adversely affect, among other things, the rights of current stockholders. The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of Common Stock. In addition, any such issuance could have the effect of delaying, deferring or preventing a change in control of the Company and could make the removal of the present management of the Company more difficult.

    DELAWARE LAW AND CERTAIN CHARTER AND BYLAW PROVISIONS. The Certificate and Bylaws contain a number of provisions relating to corporate governance and to the rights of stockholders. Certain of these provisions may be deemed to have a potential "anti-takeover" effect in that such provisions may delay, defer or prevent a change of control of the Company. These provisions include the following:

    CLASSIFIED BOARD; BOARD VACANCIES. The Certificate provides that the Company's Board of Directors will be divided into three classes, with each class, after a transitional period, serving for three years and one class being elected each year at the annual meeting of stockholders. The Certificate and the Bylaws provide that members of the Board of Directors may be removed only for cause by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. A majority of the remaining directors then in office, though less than a quorum, or the sole remaining director, will be empowered to fill any vacancy on the Board of Directors. A majority vote of the stockholders will be required to alter, amend or repeal the foregoing provisions. The classification of the Board of Directors may discourage a third party from making a tender offer or otherwise attempting to gain control of the Company and may maintain the incumbency of the Board of Directors. See "--Stockholders Agreement" and "Management."

    SPECIAL MEETINGS OF STOCKHOLDERS; NO STOCKHOLDER ACTION BY WRITTEN
CONSENT. The Certificate requires that any action required or permitted to be taken by the Company's stockholders must be effected at a duly called annual or special meeting of stockholders and may not be taken by written consent. Additionally, the Certificate requires that special meetings of the stockholders of the Company be called only by a majority of the entire Board of Directors, certain officers of the Company or by holders of the Company's outstanding stock having not less than a majority of the votes that would be necessary to authorize such action.

    ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS. The Bylaws provide that stockholders seeking to bring business before or to nominate directors at any meeting of stockholders must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 50 days nor more than 75 days prior to such meeting, or, if less than 60 days' notice was given for the meeting, within 10 days following the date on which such notice was given. The Bylaws also specify certain requirements for the proper written form of a stockholder's notice. These provisions may preclude some stockholders from bringing matters before the stockholders or from making nominations for directors.

    CERTIFICATE AND BYLAW AMENDMENTS. The Certificate may be altered, amended or repealed in whole or in part in accordance with Delaware law, except that provisions in the Certificate regarding (i) election of directors, (ii) a classified Board of Directors, (iii) removal of directors and director vacancies, (iv) stockholder action by meeting only and (v) bylaw amendments may only be altered, amended or repealed upon the affirmative vote of at least
66 2/3% of the shares of capital stock of the Company entitled to vote generally in an election of directors. The Certificate provides that the Bylaws may be altered, amended or repealed by the Board of Directors or by the stockholders, except that the Bylaw provisions concerning advance notice requirements for stockholder proposals and director nominations may not be altered, amended or repealed and no inconsistent provision may be adopted without the affirmative vote of 66 2/3% of the shares of capital stock of the Company entitled to vote generally in the election of directors.

    SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW. Upon the closing of the Offering, the Company will be subject to Section 203 of the DGCL which imposes restrictions on business combinations (as defined therein) with interested stockholders (being any person who acquired 15% or more of the Company's outstanding voting stock). In general, the Company is prohibited from engaging in business combinations with an interested stockholder, unless (i) before such person became an interested stockholder, the Board of Directors of the Company approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced (excluding for purposes of determining the number of shares outstanding stock held by directors who are also officers of the Company and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or subsequent to the date on which such person became an interested stockholder, the business combination is approved by the Board of Directors of the Company and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the Company not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the earlier of the announcement or notification of one of certain extraordinary transactions involving the Company and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the Company's Directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who are directors prior to any person becoming an interested stockholder during the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors. By restricting the ability of the Company to engage in business combinations with an interested person, the application of Section 203 to the Company may provide a barrier to hostile or unwanted takeovers.

    TRANSFER AGENT AND REGISTRAR. The transfer agent and registrar for the Common Stock will be American Stock Transfer and Trust Company.

STOCKHOLDERS AGREEMENT

    KCSN, Heller and all of the management stockholders (the "Stockholders") are parties to the Stockholders Agreement which includes certain voting agreements and registration rights which survive the completion of the Offerings until December 31, 2006. Assuming conversion of the Heller Note and the exercise of outstanding options by management stockholders, the number of shares of Common Stock subject to the terms of the Stockholders Agreement as of July 31, 1997 was 8,175,791. See "Risk Factors-- Control by Significant Stockholders and Management."

    VOTING AGREEMENT. The Stockholders have agreed to (i) consent to any merger, consolidation or sales of all or substantially all of the Company's assets involving an independent third party and approved by a majority of the shares of Common Stock held by KSCN and (ii) vote their shares of Common Stock to elect two members of management (which shall be Michael F. Vukelich and Jerry
L. Halamuda so long as they are employed as executive officers of the Company), five KCSN designees and two independent designees reasonably acceptable to KCSN as directors of the Company. Consequently, the Stockholders (assuming the conversion of the Heller Note) will continue to have significant influence over the policies and affairs of the Company and may be in a position to determine the outcome of corporate actions requiring stockholder approval, including adopting amendments to the Certificate, electing directors and approving or disapproving mergers or sales of all or substantially all of the Company's assets.

    In addition to the voting agreement under the Stockholders Agreement, KCSN and certain members of management are parties to a put/call option agreement to effect the repurchase by the Company of shares of Common Stock held by such management stockholders. Under the put/call option agreement, KCSN retained an irrevocable proxy to vote the shares of Common Stock not yet purchased by the Company. As of July 31, 1997, KCSN had an irrevocable proxy to vote 20,211 shares of Common Stock held by the management stockholders. The Company believes that no shares of Common Stock will be subject to the put/call option agreement as of January 1, 1998.

    REGISTRATION RIGHTS AGREEMENT. The Stockholders are entitled to certain rights with respect to the registration of their shares under the Securities Act. If the Company proposes to register any Common Stock in connection with a public offering after completion of the Offerings (other than a demand registration) (a "Company Registration"), the Stockholders are entitled to notice of such registration and are entitled to include shares of Common Stock in such registration. Any shares proposed to be sold by the Company in a Company Registration have priority over the Stockholders' shares if the managing underwriter advises the Company that the number of shares requested for inclusion exceeds the number of shares that can be sold in an offering. In addition to Company Registrations, KCSN and Heller (assuming conversion of the Heller Note) are entitled to certain demand registration rights pursuant to which they may require the Company to file a registration statement under the Securities Act at the Company's expense with respect to their shares of Common Stock (a "Demand Registration"). KCSN is entitled to up to four Demand Registrations and Heller is entitled to one Demand Registration. Subject to certain market limitations, the management stockholders are entitled to participate in a Demand Registration, provided that shares being sold by KCSN and Heller take priority over the shares requested for inclusion by the management stockholders. Demand Registrations may be requested at any time following 180 days after the completion of the Offerings.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

NEW LOAN AGREEMENT

    Simultaneously with the completion of the Offerings, the Company will enter into the New Loan Agreement. The New Loan Agreement will provide for three separate facilities: (i) an acquisition term loan facility entitling the Company to borrow up to $75.0 million from time to time for acquisitions until two years following the completion of the Offerings, (ii) a revolving credit facility entitling the Company to borrow up to $40.0 million from time to time until five years following the completion of the Offerings, and (iii) a supplemental line of credit entitling the Company to borrow up to $35.0 million.

    The acquisition term loan facility will begin to amortize five years following the completion of the Offerings with a final maturity seven years following completion of the Offerings. The revolving credit facility may be used from time to time for working capital in an amount equal to the lesser of (i) $40.0 million and (ii) an amount equal to 85% of eligible accounts receivable
and   % of eligible inventory. During the period from            to
of each year, the Company may not have borrowings in excess of $    outstanding
under the revolving credit facility. The revolving credit facility will terminate five years following completion of the Offerings.

    The supplemental line of credit may be used by the Company for working capital or for acquisitions; however, it may only be used for working capital if the Company is fully drawn on the revolving credit facility and for acquisitions after the Company has fully utilized the acquisition term loan facility.

    Interest on the loans under the New Loan Agreement will bear interest, at the Company's option, at floating rates of interest based on the prime rate or the London interbank offer rate ("LIBOR"), plus a margin which will range from 0% to 1.25% for prime rate loans and 1% to 2.75% for LIBOR loans depending on certain financial performance targets.

    The New Loan Agreement will contain various covenants, including covenants prohibiting or limiting the incurrence of additional indebtedness, the granting of liens, sales of assets, capital expenditures, as well as financial covenants and information reporting covenants and certain restrictions on the ability to use the acquisition term loan facility.

    The New Loan Agreement will contain various events of default, the occurrence and continuance of which would entitle the lenders under the New Loan Agreement to accelerate the maturity of all loans under the New Loan Agreement and terminate their acquisition term loan, revolving credit and supplemental line of credit commitments, including (i) failure to pay any principal, interest, fees or other amounts under the New Loan Agreement, (ii) breaches of representations and warranties, (iii) violations of covenants, (iv) bankruptcy or insolvency, (v) unsatisfied judgments in excess of certain thresholds, (vi) certain events giving rise to liability under the Employee Retirement Income Security Act, and (vii) failure of Credit Agricole Indosuez, as collateral agent, to have a first perfected priority security interest in the collateral for the loans.

    Events of default will also give the lenders the right to possess and sell the collateral security under the New Loan Agreement to obtain funds to satisfy outstanding obligations to the lenders.

HELLER NOTE

    In connection with the Recapitalization, the Company issued to Heller an 8.0% Subordinated Convertible Note with a principal amount of $7.1 million. The Heller Note accrues interest daily at the rate of 8.0% per annum and is payable on December 31, 2004. Interest is payable semi-annually in cash or, at the option of the Company, interest may be capitalized and added to the principal amount of the note. To date, the Company has elected to capitalize interest accruing under the Heller Note. The Heller Note is subject to mandatory redemption prior to December 31, 2004 upon (i) a sale or issuance of capital stock of the Company which results in any person or group of affiliated persons (other than KCSN and its affiliates) possessing the voting power to elect a majority of the Board of Directors and
(ii) a sale or transfer of more than 50% of the Company's consolidated assets or a merger or consolidation in which the holders of the capital stock of the Company prior to such merger or consolidation do not have the power to elect a majority of the board of directors of the surviving entity following such merger or consolidation. Amounts owing under the Heller Note are also subject to acceleration in the event of (a) failure to pay principal or interest, (b) certain unremedied covenant breaches, (c) bankruptcy or insolvency of the Company, (d) an individual final judgment in excess of $250,000 or in the aggregate, judgments in excess of $1.0 million, (e) the acceleration of other indebtedness of $1.0 million individually or $2.5 million in the aggregate prior to its stated maturity, or (f) failure by the Company to make a mandatory redemption of the Heller Note.

    The Heller Note is redeemable in whole or in part by the Company upon 45 days notice to Heller. Prior to any such redemption, Heller may convert the Heller Note into that number of shares of Common Stock computed by dividing the principal amount to be converted, plus capitalized interest accrued on such principal amount, by the conversion price then in effect. Upon the completion of the Common Stock Offering, the conversion price will be $20.09. The Company does not have the right to require Heller to convert the Heller Note to Common Stock upon completion of the Common Stock Offering.

SENIOR SUBORDINATED NOTES

    The Company will issue $85.0 million principal amount of    % Senior
Subordinated Notes due 2007 simultaneously with the completion of the Common Stock Offering. The Notes are general unsecured obligations of the Company and are subordinated to prior payment when due of all Senior Indebtedness (as
defined in the Indenture). The Notes bear interest at a rate equal to    % per
annum, payable semi-annually in arrears on each interest payment date.

    On or after          , 2002, the Notes may be redeemed at the option of the
Company, in whole at any time or in part from time to time, at the following redemption prices (expressed as percentages of the principal amount thereof) if
redeemed during the twelve-month period commencing on               of the year
set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

YEAR                                                                               PERCENTAGE
---------------------------------------------------------------------------------  -----------
2002.............................................................................           %
2003.............................................................................           %
2004.............................................................................           %
2005 and thereafter..............................................................    100.000%

    Notwithstanding the foregoing, prior to          , 2000, the Company may use
the net proceeds of one or more Public Equity Offerings (as defined in the Indenture) to redeem up to 35% of the Notes originally issued at a redemption
price equal to   % of the principal amount thereof plus accrued and unpaid
interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of Notes originally issued remains outstanding immediately after any such redemption.

    In the event of a Change of Control (as defined in the Indenture), each holder has the right to require the repurchase of such holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

    The Indenture contains certain covenants that, among other things, limit the ability of the Company and its subsidiaries to pay dividends or make certain other Restricted Payments (as defined in the Indenture), to incur additional indebtedness, to incur certain liens, to enter into certain mergers or consolidations, to engage in certain transactions with affiliates, to create restrictions on dividends or other payments by subsidiaries to the Company and to create guarantees of indebtedness by subsidiaries. Under certain circumstances, the Company will be required to make an offer to purchase the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date with the proceeds of certain Asset Sales (as defined in the Indenture). The Indenture contains certain customary events of default, which will include the failure to pay interest and principal, the failure to comply with certain covenants in the Notes or the Indenture, a default under certain indebtedness, the imposition of certain final judgments and certain events occurring under bankruptcy laws.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon completion of the Common Stock Offering, the Company will have 10,766,858 outstanding shares of Common Stock. Of these shares, the shares sold in the Common Stock Offering will be freely tradeable by persons other than "affiliates" of the Company (as that term is defined in the rules and regulations under the Securities Act) without restrictions or further registration under the Securities Act. The 6,937,068 remaining shares (the "Restricted Shares") are restricted shares within the meaning of Rule 144 under the Securities Act ("Rule 144"). Such shares may not be resold in a public distribution except in compliance with the registration requirements of the Securities Act or pursuant to Rule 144 under the Securities Act.

    In general, under Rule 144 as currently in effect, after 90 days following completion of the Common Stock Offering, an affiliate of the Company, subject to any applicable holding period, would be entitled to sell within any three-month period a number of Restricted Shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock (107,669 shares immediately after completion of the Offering) or the average weekly trading volume in the Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. In addition, sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current information about the Company. Under Rule 144, 975,247 Restricted Shares will be eligible for resale 90 days following completion of the Common Stock Offering.

    The Company, KCSN, Heller and the Company's officers, employees and directors have agreed with the Underwriters not to sell or otherwise dispose of any shares of Common Stock, without the prior written consent of BT Alex. Brown, for a period of 180 days after the date of this Prospectus.

    The Company has granted options to purchase a total of 1,583,878 shares of Common Stock to management employees pursuant to the Company's stock option plans. Promptly following the effectiveness of the Registration Statement, the Company intends to file a registration statement on Form S-8 under the Securities Act to register such shares. See "Management--Employment Agreements" and "--Stock Option Plans."

    Prior to the Common Stock Offering, there has been no public market for the Common Stock. The Company can make no prediction as to the effect, if any, that sales of shares of Common Stock or the availability of shares for sale will have on the market price prevailing from time to time. The Company is unable to estimate the amount, timing or nature of future sales of its Common Stock and such sales will depend on market conditions, personal circumstances of the sellers and other factors. Nevertheless, any sale of substantial amounts of the Common Stock in the public market could adversely affect the market price of the Common Stock.

                                  UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement, the Underwriters named below (the "Underwriters"), through their representatives BT Alex. Brown Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation (the "Representatives"), have severally agreed to purchase from the Company the following respective numbers of shares of Common Stock at the initial public Common Stock Offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus:

UNDERWRITER                                                                                      NUMBER OF SHARES
-----------------------------------------------------------------------------------------------  -----------------
BT Alex. Brown Incorporated....................................................................
Donaldson, Lufkin & Jenrette Securities Corporation............................................

                                                                                                 -----------------
    Total......................................................................................       3,850,000
                                                                                                 -----------------
                                                                                                 -----------------

    The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all shares of Common Stock offered hereby if any of such shares are purchased.

    The Company has been advised by the Representatives that the Underwriters propose to offer the shares of Common Stock to the public at the Common Stock Offering price set forth on the cover page of this Prospectus and to certain
dealers at such price less a concession not in excess of $    per share. The
Underwriters may allow, and such dealers may reallow, a concession not in excess
of $    per share to certain other dealers. After the Common Stock Offering, the
Common Stock Offering price and other selling terms may be changed by the Representatives.

    The Representatives have further advised the Company that, pursuant to Regulation M under the Securities Act, certain persons participating in the Common Stock Offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the Common Stock at a level above that which might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of the Common Stock on behalf of the Underwriters for the purpose of fixing or maintaining the price of the Common Stock. A "syndicate covering transaction" is the bid for or the purchase of the Common Stock on behalf of the Underwriters to reduce a short position incurred by the underwriters in connection with the Common Stock Offering. A "penalty bid" is an arrangement permitting the Representatives to reclaim the selling concession otherwise accruing to an Underwriter or syndicate member in connection with the Common Stock Offering if the Common Stock originally sold by such Underwriter or syndicate member is purchased by the Representatives in a syndicate covering transaction and has therefore not been effectively placed by such Underwriter or syndicate member. The Representatives have advised the Company that such transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

    The Company has granted to the Underwriters an option, exercisable not later than 30 days after the date of this Prospectus, to purchase up to 577,500 additional shares of Common Stock at the Common Stock Offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage thereof that the number of shares of Common Stock to be purchased by it shown in the above table bears to 3,850,000, and the Company will be obligated, pursuant to the option, to sell such shares to the Underwriters. The Underwriters may exercise such option only to cover over-allotments made in connection with the sale of the shares of Common Stock offered hereby. If purchased, the Underwriters will offer such additional shares on the same terms as those on which the 3,850,000 shares are being offered.

    The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    The Company, KCSN and the Company's directors and officers have agreed not to offer, sell or otherwise dispose of any shares of Common Stock for a period of 180 days after the date of this Prospectus, without the prior written consent of BT Alex. Brown Incorporated, except that the Company may grant options to purchase Common Stock under the 1997 Stock Option Plan. See "Shares Eligible for Future Sale."

    The Representatives have advised the Company that the Underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

    Prior to the Common Stock Offering, there has been no public market for the Common Stock. Consequently, the Common Stock Offering price for the Common Stock will be determined by negotiations between the Company and the Representatives. Among the factors considered in such negotiations will be prevailing market conditions, the price-earnings ratio of comparable publicly-traded companies, the results of operations of the Company in recent periods, estimates of the business potential of the Company and the present state of the Company's development.

    The Underwriters have reserved for sale, at the Common Stock Offering price,
approximately     % of the shares of Common Stock offered hereby for certain employees of the Company, and certain other individuals and entities, who have expressed an interest in purchasing such shares of Common Stock in the Common Stock Offering. The number of shares available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares not so purchased will be offered by the Underwriters to the general public on the same basis as other shares offered hereby.

                                 LEGAL MATTERS

    The validity of the shares of Common Stock being offered hereby will be passed upon for the Company by Brownstein Hyatt Farber & Strickland, P.C., Denver, Colorado. Certain legal matters will be passed upon for the Underwriters by Brobeck, Phleger & Harrison LLP, Palo Alto, California.

                                    EXPERTS

    The audited consolidated financial statements and schedule of Color Spot Nurseries, Inc. and Subsidiaries and Color Spot, Inc., an Oregon corporation, included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

    The audited financial statements of Oda Nursery, Inc., Cracon, Inc., Signature Trees, Peters' Wholesale Greenhouses, Inc., Lone Star Growers Co. and The Wholesale Division of Sunnyside Plants, Inc., included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    The audited financial statements of The Wholesale Bedding Plant Division of Summersun Greenhouse Co., included in this Prospectus, have been audited by Moss Adams LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

    The audited financial statements of Wolfe Greenhouses, L.L.C., included in this Prospectus have been audited by Jaynes, Reitmeier, Boyd & Therrell, P.C., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act with respect to the Securities. This Prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any agreement or other document filed as an exhibit or schedule to the Registration Statement and each such statement shall be deemed qualified in its entirety by such reference. For further information with respect to the Company and the Securities, reference is hereby made to the Registration Statement and such exhibits and schedules filed as a part thereof, which may be inspected without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10007 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the Commission upon payment of prescribed fees. The Commission also maintains a web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval System. This web site can be accessed at http://www.sec.gov.

    The Company intends to furnish to its stockholders annual reports containing consolidated financial statements audited by independent public accountants and quarterly reports containing unaudited consolidated financial data for each of the first three quarters of each fiscal year.

                         INDEX TO FINANCIAL STATEMENTS

COLOR SPOT NURSERIES, INC. AND SUBSIDIARIES
  Report of Independent Public Accountants...............................    F-4
  Consolidated Balance Sheets as of June 30, 1997 and 1996...............    F-5
  Consolidated Statements of Operations for the Year Ended June 30, 1997,
    for the Period September 8, 1995 through June 30, 1996, for the
    Period January 1, 1995 through September 8, 1995, and for the Year
    Ended December 31, 1994..............................................    F-6
  Consolidated Statements of Changes in Stockholders' Equity (Deficit)
    for the Year Ended June 30, 1997, for the Period September 8, 1995
    through June 30, 1996, for the Period January 1, 1995 through
    September 8, 1995, and for the Year Ended December 31, 1994..........    F-7
  Consolidated Statements of Cash Flows for the Year Ended June 30, 1997,
    for the Period September 8, 1995 through June 30, 1996, for the
    Period January 1, 1995 through September 8, 1995, and for the Year
    Ended December 31, 1994..............................................    F-8
  Notes to Consolidated Financial Statements.............................    F-9
ODA NURSERY, INC.
  Report of Independent Public Accountants...............................   F-27
  Balance Sheets as of December 31, 1996 and 1995........................   F-28
  Statements of Operations for the Years Ended December 31, 1996 and
    1995.................................................................   F-29
  Statements of Changes in Stockholders' Equity for the Years Ended
    December 31, 1996 and 1995...........................................   F-30
  Statements of Cash Flows for the Years Ended December 31, 1996 and
    1995.................................................................   F-31
  Notes to Financial Statements..........................................   F-32
THE WHOLESALE BEDDING PLANT DIVISION OF
  SUMMERSUN GREENHOUSE CO.
  Independent Auditors' Report...........................................   F-37
  Balance Sheets as of May 31, 1997 and 1996.............................   F-38
  Statements of Operations and Divisional Equity for the Years Ended May
    31, 1997 and 1996....................................................   F-39
  Statements of Cash Flows for the Years Ended May 31, 1997 and 1996.....   F-40
  Notes to Financial Statements..........................................   F-41
CRACON, INC.
  Report of Independent Public Accountants...............................   F-48
  Balance Sheet as of December 31, 1996..................................   F-49
  Statement of Operations and Retained Earnings for the Year Ended
    December 31, 1996....................................................   F-50
  Statement of Cash Flows for the Year Ended December 31, 1996...........   F-51
  Notes to Financial Statements..........................................   F-52
WOLFE GREENHOUSES, L.L.C.
  Independent Auditors' Report...........................................   F-56
  Balance Sheet as of December 27, 1996..................................   F-57
  Statement of Operations and Members' Equity for the Year Ended December
    27, 1996.............................................................   F-58
  Statement of Cash Flows for the Year Ended December 27, 1996...........   F-59
  Notes to Financial Statements..........................................   F-60
SIGNATURE TREES
  Report of Independent Public Accountants...............................   F-64
  Balance Sheet as of December 31, 1996..................................   F-65
  Statement of Operations and Partners' Capital for the Year Ended
    December 31, 1996....................................................   F-66
  Statement of Cash Flows for the Year Ended December 31, 1996...........   F-67
  Notes to Financial Statements..........................................   F-68

PETERS' WHOLESALE GREENHOUSES, INC.
  Report of Independent Public Accountants...............................   F-72
  Balance Sheet as of December 31, 1996..................................   F-73
  Statement of Operations for the Year Ended December 31, 1996...........   F-74
  Statement of Changes in Stockholders' Equity for the Year Ended
    December 31, 1996....................................................   F-75
  Statement of Cash Flows................................................   F-76
  Notes to Financial Statements..........................................   F-77
LONE STAR GROWERS CO.
  Report of Independent Public Accountants...............................   F-83
  Balance Sheets as of June 30, 1996 and 1995............................   F-84
  Statements of Operations for the Years Ended June 30, 1996 and 1995....   F-85
  Statements of Partnership Capital for the Years Ended June 30, 1996 and
    1995.................................................................   F-86
  Statements of Cash Flows for the Years Ended June 30, 1996 and 1995....   F-87
  Notes to Financial Statements..........................................   F-88
THE WHOLESALE DIVISION OF SUNNYSIDE PLANTS, INC.
  Report of Independent Public Accountants...............................   F-94
  Statement of Assets and Liabilities and Divisional Equity as of March
    31, 1996.............................................................   F-95
  Statement of Revenues and Expenses and Divisional Equity for the Year
    Ended March 31, 1996.................................................   F-96
  Statement of Cash Flows for the Year Ended March 31, 1996..............   F-97
  Notes to Financial Statements..........................................   F-98

                INDEX TO UNAUDITED INTERIM FINANCIAL STATEMENTS

ODA NURSERY, INC.
  Balance Sheet as of June 30, 1997......................................  F-102
  Statements of Operations for the Six Months Ended June 30, 1997 and
    1996.................................................................  F-103
  Statements of Cash Flows for the Six Months Ended June 30, 1997 and
    1996.................................................................  F-104
  Notes to Financial Statements..........................................  F-105
CRACON, INC.
  Balance Sheet as of June 30, 1997......................................  F-109
  Statements of Operations and Retained Earnings for the Six Months Ended
    June 30, 1997 and 1996...............................................  F-110
  Statements of Cash Flows for the Six Months Ended June 30, 1997 and
    1996.................................................................  F-111
  Notes to Financial Statements..........................................  F-112
WOLFE GREENHOUSES, L.L.C.
  Balance Sheet as of July 11, 1997......................................  F-116
  Statements of Operations and Members' Equity for the Seven Four-Week
    Reporting Periods Ended July 11, 1997 and July 12, 1996..............  F-117
  Statements of Cash Flows for the Seven Four-Week Reporting Periods
    Ended July 11, 1997 and July 12, 1996................................  F-118
  Selected Notes to Financial Statements.................................  F-119
PETERS' WHOLESALE GREENHOUSES, INC.
  Balance Sheet as of June 30, 1997......................................  F-122
  Statements of Operations for the Six Months Ended June 30, 1997 and
    1996.................................................................  F-123
  Statements of Cash Flows for the Six Months Ended June 30, 1997 and
    1996.................................................................  F-124
  Notes to Financial Statements..........................................  F-125
LONE STAR GROWERS CO.
  Balance Sheet as of December 31, 1996..................................  F-131
  Statements of Operations for the Six Months Ended December 31, 1996 and
    1995.................................................................  F-132
  Statements of Cash Flows for the Six Months Ended December 31, 1996 and
    1995.................................................................  F-133
  Notes to Financial Statements..........................................  F-134
THE WHOLESALE DIVISION OF SUNNYSIDE PLANTS, INC.
  Statement of Assets and Liabilities and Divisional Equity as of
    December 31, 1996....................................................  F-139
  Statements of Revenues and Expenses and Divisional Equity for the Nine
    Months Ended December 31, 1996 and 1995..............................  F-140
  Statements of Cash Flows for the Nine Months Ended December 31, 1996
    and 1995.............................................................  F-141
  Notes to Unaudited Financial Statements................................  F-142

    After the merger of CSN, Inc. (the parent company of Color Spot Nurseries, Inc.) into Color Spot Nurseries, Inc. and a 0.69:1 reverse stock split which will occur simultaneously with the consummation of the Company's initial public offering, we expect to be in a position to render the following audit report.

                                         ARTHUR ANDERSEN LLP

San Francisco, California

August 15, 1997

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Color Spot Nurseries, Inc.:

    We have audited the accompanying consolidated balance sheets of Color Spot Nurseries, Inc. (a Delaware corporation) and Subsidiaries (the Company) as of June 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended June 30, 1997, and for the period from inception, September 8, 1995, through June 30, 1996. We have also audited the accompanying consolidated statements of operations, stockholders' equity (deficit) and cash flows of the Predecessor (businesses identified in Note 1) from January 1, 1995, through September 8, 1995, and for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Color Spot Nurseries, Inc. and Subsidiaries as of June 30, 1997 and 1996, and the results of their operations and their cash flows for the year ended June 30, 1997, and for the period from inception, September 8, 1995, through June 30, 1996, and the results of operations of the Predecessor and its cash flows from January 1, 1995, through September 8, 1995, and for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

San Francisco, California
August 15, 1997

                  COLOR SPOT NURSERIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                   JUNE 30,
                                                                                             ---------------------
                                                                                                1997       1996
                                                                                             ----------  ---------
                                                      ASSETS

CURRENT ASSETS:
  Cash and cash equivalents................................................................  $    2,762  $     701
  Accounts receivable, net of allowances of $1,661 and $417, respectively..................      25,524     11,259
  Inventories..............................................................................      27,759      7,637
  Prepaid expenses and other...............................................................         893        438
                                                                                             ----------  ---------
    Total current assets...................................................................      56,938     20,035

TREE INVENTORIES...........................................................................       1,636     --

PROPERTY, PLANT AND EQUIPMENT, net.........................................................      31,774      9,165

INTANGIBLE ASSETS, net.....................................................................      31,383      1,732

DEFERRED INCOME TAXES......................................................................      10,120      2,287

NOTES RECEIVABLE AND OTHER ASSETS..........................................................       1,566     --
                                                                                             ----------  ---------
    Total assets...........................................................................  $  133,417  $  33,219
                                                                                             ----------  ---------
                                                                                             ----------  ---------

                          LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current maturities of long-term debt.....................................................  $    4,595  $   1,430
  Revolving line of credit.................................................................       2,105     --
  Accounts payable.........................................................................       9,815      3,934
  Accrued liabilities......................................................................      12,395      3,980
  Dividends payable to stockholders........................................................         906     --
  Deferred income taxes....................................................................      13,856      4,355
                                                                                             ----------  ---------
    Total current liabilities..............................................................      43,672     13,699

LONG-TERM DEBT.............................................................................      83,408      6,785
                                                                                             ----------  ---------
    Total liabilities......................................................................     127,080     20,484
                                                                                             ----------  ---------
REDEEMABLE COMMON STOCK: 1,199,744 shares at June 30, 1997.................................       2,062     --

STOCKHOLDERS' EQUITY:
  Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued and
    outstanding............................................................................      --         --
  Common stock, $0.01 par value, 15,000,000 shares authorized, 5,021,118 and 6,725,350
    issued and outstanding, respectively...................................................         162         97
  Additional paid-in capital...............................................................      45,033      9,650
  Treasury stock, 6,164,034 shares at June 30, 1997........................................     (45,228)    --
  Retained earnings........................................................................       4,308      2,988
                                                                                             ----------  ---------
    Total stockholders' equity.............................................................       4,275     12,735
                                                                                             ----------  ---------
    Total liabilities, redeemable common stock and stockholders' equity....................  $  133,417  $  33,219
                                                                                             ----------  ---------
                                                                                             ----------  ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                  COLOR SPOT NURSERIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

    The consolidated financial statements of the Company and the Predecessor are not comparable in certain respects.

                                               THE COMPANY                 THE PREDECESSOR
                                       ----------------------------  ----------------------------
                                                     SEPTEMBER 8,    JANUARY 1, 1995
                                       YEAR ENDED        1995            THROUGH      YEAR ENDED
                                        JUNE 30,        THROUGH       SEPTEMBER 8,     DECEMBER
                                          1997       JUNE 30, 1996        1995         31, 1994
                                       -----------  ---------------  ---------------  -----------
NET SALES............................   $ 113,400      $  51,995        $  28,991      $  39,411
COST OF SALES........................      64,026         27,685           17,500         24,416
                                       -----------       -------          -------     -----------
    Gross profit.....................      49,374         24,310           11,491         14,995
SALES, MARKETING AND DELIVERY
  EXPENSES...........................      31,168         15,495           10,488         13,459
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       7,300          2,886            3,659          3,986
AMORTIZATION OF INTANGIBLE ASSETS....         990             94              291            424
                                       -----------       -------          -------     -----------
    Income (loss) from operations....       9,916          5,835           (2,947)        (2,874)
INTEREST EXPENSE.....................       4,179            687            2,576          3,170
OTHER (INCOME) EXPENSE, net..........        (148)            91              (38)           (97)
                                       -----------       -------          -------     -----------
    Income (loss) before income tax
      provision and extraordinary
      loss...........................       5,885          5,057           (5,485)        (5,947)
INCOME TAX PROVISION.................       2,830          2,069           --             --
                                       -----------       -------          -------     -----------
    Income (loss) before
      extraordinary loss.............       3,055          2,988           (5,485)        (5,947)
EXTRAORDINARY LOSS,
  net of tax benefit.................         215         --               --             --
                                       -----------       -------          -------     -----------
    Net income (loss)................   $   2,840      $   2,988        $  (5,485)     $  (5,947)
                                       -----------       -------          -------     -----------
                                       -----------       -------          -------     -----------
INCOME PER SHARE:
  Primary
    Income before extraordinary
      loss...........................   $    0.43      $    0.52
    Extraordinary loss...............        0.03         --
                                       -----------       -------
    Net income.......................   $    0.40      $    0.52
                                       -----------       -------
                                       -----------       -------
  Fully diluted
    Income before extraordinary
      loss...........................   $    0.42      $    0.52
    Extraordinary loss...............        0.03         --
                                       -----------       -------
    Net income.......................   $    0.39      $    0.52
                                       -----------       -------
                                       -----------       -------

  The accompanying notes are an integral part of these consolidated financial statements.

                  COLOR SPOT NURSERIES, INC. AND SUBSIDIARIES

      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                      (IN THOUSANDS, EXCEPT COMMON SHARES)

    The consolidated financial statements of the Company and the Predecessor are not comparable in certain respects.

                                                                                                    RETAINED       TOTAL
                                                                        ADDITIONAL                  EARNINGS    STOCKHOLDERS'
                                              COMMON       COMMON        PAID-IN       TREASURY   (ACCUMULATED     EQUITY
                                              SHARES        STOCK        CAPITAL        STOCK       DEFICIT)     (DEFICIT)
                                            -----------  -----------  --------------  ----------  ------------  ------------
                                                                            THE PREDECESSOR
                                            --------------------------------------------------------------------------------
Balance, December 31, 1993................        1,000   $  --         $      250    $   --       $   (4,908)   $   (4,658)
Net loss..................................      --           --             --            --           (5,947)       (5,947)
                                            -----------       -----        -------    ----------  ------------  ------------
Balance, December 31, 1994................        1,000      --                250        --          (10,855)      (10,605)
Net loss..................................      --           --             --            --           (5,485)       (5,485)
                                            -----------       -----        -------    ----------  ------------  ------------
Balance, September 8, 1995................        1,000   $  --         $      250    $   --       $  (16,340)   $  (16,090)
                                            -----------       -----        -------    ----------  ------------  ------------
                                            -----------       -----        -------    ----------  ------------  ------------


                                                                              THE COMPANY
                                            --------------------------------------------------------------------------------
Elimination of Predecessor................       (1,000)  $  --         $     (250)   $   --       $   16,340    $   16,090
Issuance of common stock..................    6,725,350          97          9,650        --           --             9,747
Net income................................      --           --             --            --            2,988         2,988
                                            -----------       -----        -------    ----------  ------------  ------------
Balance, June 30, 1996....................    6,725,350   $      97          9,650        --            2,988        12,735
                                            -----------       -----        -------    ----------  ------------  ------------
Recapitalization:
  Issuance of common stock................    3,566,173          52         22,273        --           --            22,325
  Repurchase of common stock..............   (6,164,034)     --             --           (45,228)      --           (45,228)
  Dividends...............................      --           --             --            --           (1,520)       (1,520)
  Transfer to redeemable common stock.....   (1,199,744)        (17)        (2,045)       --           --            (2,062)
Issuance of common stock:
  Existing shareholders and management....    1,741,602          25         12,075        --           --            12,100
  Acquisition of businesses...............      351,771           5          2,519        --           --             2,524
Tax benefit from exercise of stock
  options.................................      --           --                561        --           --               561
Net income................................      --           --             --            --            2,840         2,840
                                            -----------       -----        -------    ----------  ------------  ------------
Balance, June 30, 1997....................    5,021,118   $     162     $   45,033    $  (45,228)  $    4,308    $    4,275
                                            -----------       -----        -------    ----------  ------------  ------------
                                            -----------       -----        -------    ----------  ------------  ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                  COLOR SPOT NURSERIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

    The consolidated financial statements of the Company and the Predecessor are not comparable in certain respects.

                                                                     THE COMPANY                       THE PREDECESSOR
                                                          ----------------------------------  ----------------------------------
                                                                          SEPTEMBER 8, 1995     JANUARY 1, 1995     YEAR ENDED
                                                           YEAR ENDED     THROUGH JUNE 30,     THROUGH SEPTEMBER   DECEMBER 31,
                                                          JUNE 30, 1997         1996                8, 1995            1994
                                                          -------------  -------------------  -------------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).....................................    $   2,840         $   2,988            $  (5,485)        $  (5,947)
  Adjustments to reconcile net income (loss) to net cash
    used in operating activities:
    Depreciation and amortization.......................        3,441               598                  925             1,255
    Deferred income taxes...............................        2,631             2,068               --                --
    Changes in operating assets and liabilities, net of
      effect of acquired businesses:
      Decrease (increase) in accounts receivable........       (9,435)           (8,568)                 116               161
      Decrease (increase) in inventories................       (3,178)            1,920                  866               (82)
      Decrease (increase) in prepaid expenses and other
        current assets..................................         (260)             (407)                 350               981
      (Increase) in tree inventories....................       (1,467)           --                   --                --
      (Increase) in other long-term assets..............         (396)           --                   --                --
      Increase (decrease) in accounts payable...........          596              (556)              (1,660)            1,852
      Increase (decrease) in accrued liabilities........        1,954            (1,207)                 502            (1,499)
      Increase (decrease) in other liabilities..........         (819)             (321)                (834)              559
                                                          -------------         -------              -------       -------------
        Net cash used in operating activities...........       (4,093)           (3,485)              (5,220)           (2,720)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid in business acquisitions, less cash
    acquired............................................      (52,069)           (8,966)              --                --
  Purchases of fixed assets.............................       (6,181)           (1,529)                (260)             (668)
  Proceeds from sale of fixed assets....................           16               835               --                    59
                                                          -------------         -------              -------       -------------
        Net cash used in investing activities...........      (58,234)           (9,660)                (260)             (609)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Cash overdraft........................................        3,520            --                   --                --
  Issuance of common stock..............................       34,439             9,746               --                --
  Purchase of treasury stock............................      (37,124)           --                   --                --
  Financing and organizational costs....................       (5,584)           --                   --                --
  Dividend paid.........................................         (614)           --                   --                --
  Proceeds from borrowings..............................       98,035             1,936               --                --
  Net borrowings under revolving line of credit.........        3,598             3,791               --                --
  Repayments of long-term debt..........................      (31,882)           (1,627)              (1,526)          (13,095)
  Proceeds from note payable to parent..................       --                --                    7,113            16,810
                                                          -------------         -------              -------       -------------
        Net cash provided by financing activities.......       64,388            13,846                5,587             3,715
NET INCREASE IN CASH AND CASH EQUIVALENTS...............        2,061               701                  107               386
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD........          701            --                      405                19
                                                          -------------         -------              -------       -------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..............    $   2,762         $     701            $     512         $     405
                                                          -------------         -------              -------       -------------
                                                          -------------         -------              -------       -------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest............................................    $   3,876         $     936            $   2,447         $   2,455
                                                          -------------         -------              -------       -------------
                                                          -------------         -------              -------       -------------
    Income taxes........................................    $  --             $       2            $  --             $  --
                                                          -------------         -------              -------       -------------
                                                          -------------         -------              -------       -------------
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
  Stock issued for acquisitions.........................    $   2,524         $  --                $  --             $  --
                                                          -------------         -------              -------       -------------
                                                          -------------         -------              -------       -------------
  Issuance of notes receivable in connection with asset
    sale................................................    $   1,170         $  --                $  --             $  --
                                                          -------------         -------              -------       -------------
                                                          -------------         -------              -------       -------------
  Issuance of notes payable in connection with treasury
    stock purchase......................................    $   7,100         $  --                $  --             $  --
                                                          -------------         -------              -------       -------------
                                                          -------------         -------              -------       -------------

  The accompanying notes are an integral part of these consolidated financial statements.

                  COLOR SPOT NURSERIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 1.  BASIS OF PRESENTATION AND NATURE OF OPERATIONS

    The consolidated balance sheets as of June 30, 1997 and 1996, and the consolidated statements of operations, stockholders' equity and cash flows for the year ended June 30, 1997, and the period from inception, September 8, 1995 ("Inception Date"), through June 30, 1996, include the accounts of Color Spot Nurseries, Inc. ("Color Spot") and its wholly owned subsidiaries (collectively referred to as the "Company"), a Delaware corporation reflecting the merger of CSN, Inc. ("CSN," the parent company of Color Spot Nurseries, Inc.) which will occur simultaneously with the consummation of the Company's initial public offering, into Color Spot Nurseries, Inc. On September 8, 1995, certain net assets owned by Color Spot, Inc. (the "Predecessor") were acquired by CSN for approximately $12 million. CSN was formed by Heller Equity Capital Corporation and certain members of CSN senior management. This transaction was accounted for using the purchase method of accounting. At June 30, 1996, the allocation of the purchase price was based upon preliminary estimates of fair value and was finalized during 1997. On December 31, 1996, KCSN Acquisition Corporation, L.P. ("KCSN"), a partnership controlled by Kohlberg & Company, LLC ("Kohlberg"), acquired control of the Company through a series of stock transactions accounted for as a recapitalization. In connection with the recapitalization, CSN borrowed $37.3 million, purchased 6,164,034 shares of its common stock for $37.1 million in cash and a $7.1 million, 8.0% subordinated convertible note, sold 3,566,173 shares of stock to KCSN and certain members of management for $22.3 million and repaid $14.1 million of its prior indebtedness. In addition, transaction and financing fees of $4.3 million were paid, a dividend of $1.5 million was declared and a prepayment penalty of $415,000 was incurred in connection with the early extinguishment of debt.

    Prior to the Inception Date, the Company was known as Color Spot, Inc., an Oregon corporation (the "Predecessor"). The consolidated statements of operations from January 1, 1995, through September 8, 1995, and for the year ended December 31, 1994, include the accounts of the Predecessor when the Predecessor was owned by PacifiCorp, a utility company. The acquisition of the Predecessor by PacifiCorp in 1993 was accounted for using the purchase method of accounting. The purchase price is reflected in the accounts of the Predecessor.

    The Company is a producer and distributor of packaged bedding plants and flowers, groundcover, and commencing in 1997, Christmas trees. Color Spot's Christmas tree business is conducted through its wholly owned subsidiary, Color Spot Christmas Trees, Inc., and its ornamental plants and shrubs business is conducted through its wholly owned subsidiary, Lone Star Growers L.P. ("Lone Star"). As of June 30, 1997, the Company has 13 facilities located in California, Texas, Arizona and Oregon. The Company sells primarily to general merchandise stores, home improvement stores, retail garden stores and commercial landscapers, located predominantly in California, Texas and other western states.

 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of Color Spot and its wholly owned subsidiaries. All material intercompany amounts and transactions have been eliminated in consolidation.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                  COLOR SPOT NURSERIES, INC. AND SUBSIDIARIES

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    Cash includes cash and cash equivalents that consist of highly liquid investments having maturities of three months or less when acquired. Cash and cash equivalents includes restricted cash of $323,000 which is being held to satisfy an obligation to purchase common stock from certain stockholders through December 1997. This repurchase obligation is included in redeemable common stock on the accompanying consolidated balance sheet.

    INVENTORIES

    Inventories are stated at the lower of cost or market. Cost is determined using the average cost method. Tree inventories are stated at average cost and are classified as long-term assets until they are harvested. Inventory costs include material, labor and production overhead.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment purchased in acquisitions are recorded at fair value as prescribed by the purchase method of accounting. Subsequent purchases of property, plant and equipment are recorded at cost.

    Depreciation is computed on a straight-line basis over the estimated useful lives of the assets. The following useful lives are used for recognizing depreciation expense:

Land improvements............................................       40 years
                                                                    15 to 20
Buildings....................................................          years
Machinery and equipment......................................  5 to 10 years
Computer equipment...........................................   3 to 5 years
Furniture and fixtures.......................................  5 to 10 years
Leasehold improvements.......................................        5 years

    Major renewals and improvements that extend the useful life of an asset are capitalized; routine maintenance and repairs are expensed as incurred. Upon sale or retirement of assets, the asset cost and related depreciation are removed from the accounts and any related gain or loss is reflected in the company's operating results.

    SOFTWARE

    Purchases of software, including internal and external development costs, are capitalized and amortized over three years using the straight-line method.

                  COLOR SPOT NURSERIES, INC. AND SUBSIDIARIES

 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INTANGIBLE ASSETS

    Amortization is computed on a straight-line basis over the shorter of estimated useful lives or contract periods. The following useful lives are used for recognizing amortization expense:

Goodwill.....................................................  40 years
Trademarks and patents.......................................  15 years
Organization costs...........................................  7 years
Noncompete agreements........................................  5 years
Loan fees....................................................  Term of debt

    Goodwill represents the excess of cost over the estimated fair value of the net assets of acquired businesses. Should events or circumstances occur subsequent to any business acquisition which bring into question the realizable value or impairment of any component of goodwill, the Company will evaluate the remaining useful life and balance of goodwill and make appropriate adjustments. The Company's principal considerations in determining impairment include the strategic benefit to the Company of the particular business related to the questioned component of goodwill as measured by undiscounted current and expected future operating income levels of that particular business and expected undiscounted future cash flows.

    FINANCIAL INSTRUMENTS

    The carrying amounts for cash, receivables and accounts payable approximate fair value due to the short-term nature of these instruments. Other fair value disclosures are in the respective notes.

    REVENUE RECOGNITION

    Revenue is recognized when products are shipped to the customer. Sales returns and allowances are recorded as a charge against revenue in the period in which the related sales are recognized.

    INCOME TAXES

    Income taxes are recognized in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 utilizes the asset and liability method under which deferred income taxes are recognized for the consequences of temporary differences by applying currently enacted statutory rates to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

    ASSET IMPAIRMENT

    On July 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"). SFAS 121 requires that long-lived assets, certain identifiable intangible assets and goodwill be reviewed for impairment when expected future undiscounted cash flows are less than the carrying value of the asset. No charges were recorded pursuant to this statement in fiscal 1997.

                  COLOR SPOT NURSERIES, INC. AND SUBSIDIARIES

 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    LEVERAGE AND FINANCING

    The Company is substantially leveraged. Due to its leveraged nature, the Company may be more vulnerable to extended economic downturns and its flexibility in responding to changing economic and industry conditions may be limited. The degree to which the Company is leveraged could have important consequences to the Company, including the impairment of the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate purposes. The Company's ability to make principal and interest payments on its obligations at maturity will be dependent on a number of factors, many of which are beyond the Company's control, and may be dependent on the Company's future operating performance, which is itself dependent on the availability of new borrowings on terms acceptable to the Company. While management believes that additional financing to meet its anticipated working capital, capital expenditure and acquisition financing requirements will be available on acceptable terms (including the filing of an initial public stock offering which will deleverage the Company), if the Company is unable to obtain such financing, the Company may not be able to take advantage of unanticipated opportunities or otherwise respond to unanticipated competitive pressures. Such inability could have a material adverse effect on the Company.

    ACCOUNTING FOR STOCK-BASED COMPENSATION

    In October 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). This new standard defines a fair value based method of accounting for employee stock options and gives companies a choice of recognizing related compensation expense by adopting the new fair value method or continuing to measure compensation under Accounting Principles Board Opinion No. 25 ("APB 25"). If APB 25 is elected, SFAS 123 requires supplemental disclosure to show the effects of using the SFAS 123 measurement criteria (see Footnote 14). The Company elected to continue using the approach prescribed by APB 25, and accordingly, SFAS 123 will not affect the Company's financial position or results of operations.

    COMPREHENSIVE INCOME AND SEGMENTS

    In 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") and Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 130 establishes standards to measure all changes in equity that result from transactions and other economic events other than transactions with owners. Comprehensive income is the total of net income and all other nonowner changes in equity. SFAS 131 introduces a new model for segment reporting, called the "management approach." The management approach is based on the manner in which management organizes segments within a company for making operating decisions and assessing performance. The management approach replaces the notion of industry and geographic segments. The Company will adopt SFAS 130 and SFAS 131 in fiscal year 1999. The Company believes adoption of SFAS 130 and SFAS 131 will not significantly affect the Company's financial position, results of operations or financial statement presentation.

 3.  CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade accounts receivable. The Company sells primarily on 30-day terms, performs credit

                  COLOR SPOT NURSERIES, INC. AND SUBSIDIARIES

 3. CONCENTRATION OF CREDIT RISK (CONTINUED) evaluation procedures on its customers and generally does not require collateral on its accounts receivable because the majority of its customers are large, established customers. The Company maintains an allowance for potential credit losses. For the year ended June 30, 1997, the periods ended June 30, 1996, and September 8, 1995, and the year ended December 31, 1994, sales to the eight largest customers constituted 75%, 82%, 96% and 80% of net sales, respectively. Sales to the Company's largest customer constituted 39%, 41%, 37% and 31% of net sales in these respective periods.

 4.  INVENTORIES

    Inventories at June 30, 1997 and 1996, consisted of the following (in thousands):

                                                                             1997       1996
                                                                           ---------  ---------
Current:
  Outdoor flowers and vegetable plants...................................  $  24,385  $   6,291
  Raw materials and supplies.............................................      3,374      1,346
                                                                           ---------  ---------
    Total current inventories............................................     27,759      7,637

Noncurrent:
  Tree inventories.......................................................      1,636     --
                                                                           ---------  ---------
    Total inventories....................................................  $  29,395  $   7,637
                                                                           ---------  ---------
                                                                           ---------  ---------

 5.  PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment as of June 30, 1997 and 1996, consisted of the following (in thousands):

                                                                             1997       1996
                                                                           ---------  ---------
Land and land improvements...............................................  $   8,621  $   1,656
Greenhouses and buildings................................................      9,029      3,534
Furniture and fixtures...................................................      2,108        225
Machinery and equipment..................................................     10,929      3,135
Leasehold improvements...................................................      2,587        582
Assets under capital leases..............................................        752        539
Construction in progress.................................................        550     --
                                                                           ---------  ---------
                                                                              34,576      9,671
Less: Accumulated depreciation...........................................     (2,802)      (506)
                                                                           ---------  ---------
    Total property, plant and equipment..................................  $  31,774  $   9,165
                                                                           ---------  ---------
                                                                           ---------  ---------

    Depreciation expense for the year ended June 30, 1997, the periods ended June 30, 1996, and September 8, 1995, and the year ended December 31, 1994, was $2,296,000, $504,000, $634,000 and $832,000 respectively. Greenhouses with an original cost of $4,961,000 are in service on property leased by the Company under operating lease agreements.

                  COLOR SPOT NURSERIES, INC. AND SUBSIDIARIES

 6.  NOTES RECEIVABLE

    Notes receivable represent amounts due from third parties relating to assets acquired and later sold in connection with the acquisition of B&C Growers and Sunrise Growers, Inc. The notes require monthly principal and interest payments ranging from $1,000 to $13,000 with interest rates ranging from 7.5% to 9.0%. Unpaid principal and interest are due between December 2001 and March 2007 and are secured by the underlying assets sold. The carrying amount of the notes receivable approximate fair value.

 7.  INTANGIBLE ASSETS

    Intangible assets as of June 30, 1997 and 1996, consisted of the following (in thousands):

                                                                             1997       1996
                                                                           ---------  ---------
Goodwill.................................................................  $  23,971  $     637
Organization costs.......................................................      1,670        295
Financing costs..........................................................      4,352     --
Noncompete agreements....................................................      1,731        894
Other....................................................................        856     --
                                                                           ---------  ---------
                                                                              32,580      1,826
Less: Accumulated amortization...........................................     (1,197)       (94)
                                                                           ---------  ---------
  Total intangible assets................................................  $  31,383  $   1,732
                                                                           ---------  ---------
                                                                           ---------  ---------

 8.  ACQUISITIONS

    During the year ended June 30, 1997, and the period from the Inception Date through June 30, 1996, the Company effected the following acquisitions:

ENTITY                                                                   DATE OF ACQUISITION
----------------------------------------------------------------------  ----------------------
Barcelo's Plant Growers, Inc..........................................  March 1, 1996
NAB Nursery, Inc......................................................  October 1, 1996
B&C Growers...........................................................  October 28, 1996
Sunrise Growers, Inc..................................................  November 18, 1996
Sunnyside Plants, Inc.................................................  January 21, 1997
Lone Star Growers Co..................................................  February 20, 1997
Signature Trees.......................................................  March 14, 1997
Hi-C Nursery..........................................................  April 4, 1997

                  COLOR SPOT NURSERIES, INC. AND SUBSIDIARIES

 8.  ACQUISITIONS (CONTINUED)
    The purchase price, certain costs related to the acquisitions and the allocation of the purchase price to the underlying net assets acquired in these acquisitions as of June 30, 1997 and 1996 were as follows (in thousands):

                                                                             SEPTEMBER 8, 1995
                                                               YEAR ENDED         THROUGH
                                                              JUNE 30, 1997    JUNE 30, 1996
                                                              -------------  -----------------
Purchase price..............................................   $    52,419       $   3,029
Organization and financing costs............................         2,604             250
                                                              -------------        -------
  Total purchase price......................................        55,023           3,279
                                                              -------------        -------
Less: Value assigned to assets and liabilities
  Current assets............................................        22,205           4,048
  Long-term assets..........................................        23,075           4,937
  Current liabilities.......................................        (8,273)         (5,286)
  Debt......................................................        (5,318)           (420)
                                                              -------------        -------
                                                                    31,689           3,279
                                                              -------------        -------
    Goodwill................................................   $    23,334       $  --
                                                              -------------        -------
                                                              -------------        -------

    The Company accounted for all of these acquisitions under the purchase method of accounting. The allocation of the purchase price to the underlying net assets acquired is based upon preliminary estimates of the fair value of the net assets, which may be revised at a later date. It is anticipated that any purchase price allocation adjustments will be made within one year from the date of acquisition. Management does not believe that the final allocations of the purchase prices will have a material effect on the Company's financial position or results of operations. In connection with certain acquisitions the Company issued 351,770 shares of common stock which were valued at $7.17 per share. The president of the Company was a shareholder of Signature Trees.

    Results of operations of the acquired entities subsequent to the purchase date are included in the consolidated financial statements. Pro forma operating results of the Company, assuming the acquisitions, including those acquisitions consummated after June 30, 1997 (see Footnote 19, Subsequent Events) occurred on September 8, 1995, are presented below (in thousands, except share data).

                                                                             SEPTEMBER 8, 1995
                                                               YEAR ENDED         THROUGH
                                                              JUNE 30, 1997    JUNE 30, 1996
                                                              -------------  -----------------
Net sales...................................................      $182,774         $143,770
Income before extraordinary loss............................         2,841             2,561
Income per share before extraordinary loss
  Primary...................................................          0.33              0.28
  Fully diluted.............................................          0.32              0.28
Shares used in per share calculation
  Primary...................................................     8,492,729         9,154,303
  Fully diluted.............................................     8,750,968         9,154,303

                  COLOR SPOT NURSERIES, INC. AND SUBSIDIARIES

 9.  ACCRUED LIABILITIES

    Accrued liabilities as of June 30, 1997 and 1996, consisted of the following (in thousands):

                                                                             1997       1996
                                                                           ---------  ---------
Compensation and benefits................................................  $   4,750  $   2,722
Cash overdraft...........................................................      3,520     --
Payable due to related party.............................................        164     --
Other....................................................................      3,961      1,258
                                                                           ---------  ---------
    Total accrued liabilities............................................  $  12,395  $   3,980
                                                                           ---------  ---------
                                                                           ---------  ---------

10.  DEBT

    Debt as of June 30, 1997 and 1996, consisted of the following (in thousands):

                                                                                                 1997       1996
                                                                                               ---------  ---------
Revolving line of credit in the amount of $27,500. Advances under the line accrue interest, at the Company's option, at the prime rate plus 1.25% (9.75% at June 30, 1997), or LIBOR plus 2.75% (8.47% at June 30, 1997). The line is secured by substantially all of the
  Company's assets and expires on June 30, 2002. As of June 30, the line had a provision whereby the principal balance must be reduced below $5,000 for 30 consecutive days annually. This requirement was subsequently increased to $10,000 in July 1997 and has been reflected accordingly in the consolidated balance sheet as of June 30, 1997................  $  12,105  $  --

Revolving line of credit in the amount of $15,000 at June 30, 1996. Advances under the line accrue interest at the prime rate plus 2% (10.25% at June 30, 1996). The line was secured
  by substantially all of the Company's assets and was terminated on December 31, 1996.......     --          3,791

Term loan in the amount of $25,000 obtained in conjunction with the recapitalization at
  December 31, 1996 (as amended on February 20, 1997). The loan requires quarterly principal payments ranging from $450 to $1,400 with all unpaid principal and interest due on June 30,
  2002. The loan bears interest, at the Company's option, at the prime rate plus 1.25% (9.75%
  at June 30, 1997), or LIBOR plus 2.75% (8.47% at June 30, 1997). The loan is secured by
  substantially all of the Company's assets..................................................     23,925     --

Term loan in the amount of $35,000 obtained in conjunction with the recapitalization at
  December 31, 1996 (as amended on February 20, 1997). The loan requires quarterly principal payments ranging from $88 to $5,512 with all unpaid principal and interest due on December
  31, 2003. The loan bears interest at the Company's option, at the prime rate plus 1.75%
  (10.25% at June 30, 1997), or LIBOR plus 3.25% (8.97% at June 30, 1997). The loan is
  secured by substantially all of the Company's assets.......................................     34,825     --

                  COLOR SPOT NURSERIES, INC. AND SUBSIDIARIES

10.  DEBT (CONTINUED)

                                                                                                 1997       1996
                                                                                               ---------  ---------
Acquisition loans under a revolving line of $15,000 obtained on February 20, 1997 in conjunction with the financing of certain acquisitions. The loan requires quarterly principal payments beginning January 1, 1998 in an amount equal to a percentage, ranging from 0.25% to 15.91%, of the principal balance on the last day of the calendar quarter, with all unpaid principal and interest due on December 31, 2003. Advances under the acquisition loans accrue interest at the Company's option, at the prime rate plus 1.75%
  (10.25% at June 30, 1997), or LIBOR plus 3.25% (8.97% at June 30, 1997). The loans are
  secured by substantially all of the Company's assets.......................................  $   8,227  $  --

Convertible note payable to the former majority owner of the Company in conjunction with the recapitalization at December 31, 1996. The holder of the note may convert all or any portion of the principal and accrued interest into non-voting common stock, provided that if converted in connection with a public offering, the shares will be converted to voting common stock. The conversion price is $20.09 per share and is subject to adjustments. If not converted, the note requires full payment of principal and all accrued and unpaid interest on December 31, 2004. The note bears interest at 8%. At June 30, 1997, the unpaid accrued interest amount of $284 was capitalized into the original principal balance of
  $7,100.....................................................................................      7,384     --

Amounts due pursuant to noncompete agreements resulting from various acquisitions by the
  Company. The individual agreements require monthly payments ranging from $0.1 to $10 with
  all unpaid principal due on dates ranging from January 1, 2000 through April 4, 2002.......      1,395        829

Other debt consists of equipment notes, bank loans and real estate notes. These debts have varying payment terms (monthly or at maturity). Monthly principal payments range from $0.5 to $8. Two notes are due in full in July 1997 and December 2001, in the amounts of $99 and
  $500, respectively. Interest rates on these debts range from 7.9% to 10.75%, with maturity
  dates ranging from July 1997 through February 2002.........................................      1,620      3,158

Various capital lease obligations were incurred in conjunction with the rental of equipment.
  The leases require monthly principal payments ranging from $0.2 to $13. Interest rates on the leases range from 6% to 17.9%. Maturity dates range from January 1998 through September
  2001.......................................................................................        627        437
                                                                                               ---------  ---------

Total debt...................................................................................     90,108      8,215

Less: Current maturities.....................................................................     (6,700)    (1,430)
                                                                                               ---------  ---------

Long-term portion............................................................................  $  83,408  $   6,785
                                                                                               ---------  ---------
                                                                                               ---------  ---------

                  COLOR SPOT NURSERIES, INC. AND SUBSIDIARIES

10.  DEBT (CONTINUED)
    The Company has entered into interest rate protection agreements to cap the interest rate on its term and acquisition loans. The principal protected at June 30, 1997 is $36,875,000, at interest rates ranging from 8.5% to 9.8%. The revolving line of credit and term loan agreements require that the Company meet certain covenants which, among other things, require maintenance of ratios related to leverage and cash flow, and limit the level of capital expenditures and payment of dividends.

    Maturities of debt and capital leases are as follows (in thousands):

                                                                              CAPITAL
                                                                   DEBT       LEASES       TOTAL
                                                                 ---------  -----------  ---------
1998...........................................................  $   6,436   $     264   $   6,700
1999...........................................................      5,367         203       5,570
2000...........................................................      5,644         158       5,802
2001...........................................................      6,013           2       6,015
2002...........................................................     18,997          --      18,997
Thereafter.....................................................     47,024          --      47,024
                                                                 ---------       -----   ---------
                                                                 $  89,481   $     627   $  90,108
                                                                 ---------       -----   ---------
                                                                 ---------       -----   ---------

    The net book value of the assets held under capital lease obligations was $649,000 and $500,000 at June 30, 1997 and 1996, respectively.

    The fair value of long-term debt, including the current portion, approximates fair value because all significant amounts outstanding at June 30, 1997, were issued in the current year and are representative of the terms and interest rates that would be available to the Company at June 30, 1997.

11.  INCOME TAXES

    The provision for income taxes from continuing operations consists of the following (in thousands):

                                            THE COMPANY                    THE PREDECESSOR
                                   ------------------------------  --------------------------------
                                                   SEPTEMBER 8,    JANUARY 1, 1995
                                                       1995            THROUGH        YEAR ENDED
                                    YEAR ENDED        THROUGH       SEPTEMBER 8,     DECEMBER 31,
                                   JUNE 30, 1997   JUNE 30, 1996        1995             1994
                                   -------------  ---------------  ---------------  ---------------
Current:
  Federal........................    $  --           $  --            $  --            $  --
  State and local................       --                   2           --               --
                                        ------          ------           ------           ------
                                        --                   2           --               --
Deferred:
  Federal........................        1,611           1,330             (931)          (2,236)
  State and local................        1,219             737             (249)            (215)
  Valuation allowance............       --              --                1,180            2,451
                                        ------          ------           ------           ------
                                         2,830           2,067           --               --
                                        ------          ------           ------           ------
                                     $   2,830       $   2,069        $  --            $  --
                                        ------          ------           ------           ------
                                        ------          ------           ------           ------

                  COLOR SPOT NURSERIES, INC. AND SUBSIDIARIES

11.  INCOME TAXES (CONTINUED)

    The reconciliation of income tax from continuing operations computed at the U.S. federal statutory tax rate to the Company's effective income tax rate is as follows:

                                              THE COMPANY                        THE PREDECESSOR
                                   ----------------------------------  ------------------------------------
                                                    SEPTEMBER 8, 1995   JANUARY 1, 1995
                                     YEAR ENDED          THROUGH            THROUGH          YEAR ENDED
                                    JUNE 30, 1997     JUNE 30, 1996    SEPTEMBER 8, 1995  DECEMBER 31, 1994
                                   ---------------  -----------------  -----------------  -----------------
Federal statutory income tax
  rate...........................          34.0%             34.0%             (34.0)%            (34.0)%
State income tax rate, net of
  federal taxes..................           4.9%              6.1%              (5.0)%             (5.0)%
Permanent items:
  Limitation on state net
    operating losses.............           8.2%              4.5%               2.5%               1.4%
  Other..........................           0.9%              0.2%               0.5%               0.6%
Valuation allowance..............        --                --                   36.0%              37.0%
                                            ---               ---              -----              -----
                                           48.0%             44.8%               0.0%               0.0%
                                            ---               ---              -----              -----
                                            ---               ---              -----              -----

    In accordance with current tax regulations, the Company files its tax returns on a cash basis in most jurisdictions. As a result, the Company has accumulated significant net operating losses since inception. In the state of California, utilization of net operating losses is limited to fifty percent of the loss generated; hence the effective tax rate associated with the earnings attributable to California are provided at a rate significantly above the statutory rate.

    Deferred tax assets and liabilities are composed of the following at June 30, 1997 and 1996 (in thousands):

                                                                             1997       1996
                                                                           ---------  ---------
Current deferred tax assets:
  Accounts payable.......................................................  $   3,700  $   1,579
  Accrued liabilities....................................................      3,797      1,585
                                                                           ---------  ---------
    Total current deferred tax assets....................................      7,497      3,164

Noncurrent deferred tax assets:
  Net operating loss carryforward........................................     10,779      2,317
  Depreciation and amortization..........................................        171         51
                                                                           ---------  ---------
    Total noncurrent deferred tax assets.................................     10,950      2,368
                                                                           ---------  ---------
    Total deferred tax assets............................................  $  18,447  $   5,532
                                                                           ---------  ---------
                                                                           ---------  ---------
Current deferred tax liabilities:
  Receivables............................................................  $  10,007  $   4,519
  Inventory..............................................................     11,072      2,886
  Prepaids...............................................................        274        114
                                                                           ---------  ---------
    Total current deferred tax liability.................................     21,353      7,519
    Total noncurrent deferred tax liability: depreciation................        830         81
                                                                           ---------  ---------
    Total deferred tax liabilities.......................................  $  22,183  $   7,600
                                                                           ---------  ---------
                                                                           ---------  ---------

                  COLOR SPOT NURSERIES, INC. AND SUBSIDIARIES

11.  INCOME TAXES (CONTINUED)
    At June 30, 1997, the Company has available federal and state net operating loss carryforwards of $29,684,000 and $14,084,000, respectively. The federal net operating losses expire beginning on June 30, 2011.

12.  STOCKHOLDERS' EQUITY

    COMMON STOCK AND REDEEMABLE COMMON STOCK

    The Company has three classes of $0.01 par value common stock with 20,000,000 authorized shares of which 15,000,000 shares are designated as Common Stock (6,073,062 shares outstanding at June 30, 1997), 2,500,000 shares are designated as Non-Voting Common Stock (147,772 shares outstanding at June 30,
1997) and 2,500,000 shares are designated as Class C Common Stock (no shares outstanding at June 30, 1997). Each class of stock is identical but for voting rights and ability to convert into voting stock. The Non-Voting Common Stock and Class C Common Stock have no voting rights. Certain holders of the Company's common stock are bound by the provisions of the Company's Stockholders Agreement dated December 31, 1996. Among its provisions, the Stockholders Agreement requires stockholders who executed the Stockholders Agreement to consent to certain sales of the Company shares approved by the majority stockholder and gives stockholders the right to cause the Company to register their shares for sale under the Securities Act of 1933 following the expiration of 180 days after the Company's initial public offering. Prior to the Company's initial public offering, the Stockholders' Agreement also limits the stockholders' ability to transfer shares, gives the Company a right of first refusal to purchase shares subject to transfer, allows stockholders, in certain cases, to maintain their ownership percentage if the Company issues additional shares, allows the Company to repurchase shares upon a management stockholder's termination and requires the Company to repurchase shares upon the death or permanent disability of a management stockholder. All repurchases are at fair market value. Common shares subject to this repurchase feature have been classified as redeemable common stock in the accompanying consolidated balance sheets.

    PREFERRED STOCK

    The Company has an authorized class of $0.01 par value undesignated preferred stock consisting of 1,000,000 shares. The board of directors has authority, without any further vote or action by stockholders, to provide for the issuance of preferred stock shares in series, to establish the relative, participating, optional or other special rights, qualifications or restrictions of the shares of each such series and to determine the voting powers, if any, of such shares. No shares are outstanding at June 30, 1997 and June 30, 1996.

13.  EARNINGS PER SHARE

    Primary earnings per share is computed by dividing net income by the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares consist of stock options granted. Fully diluted earnings per share reflects the maximum dilution that would have resulted from the exercise of stock options.

    Pursuant to the Securities and Exchange Commission Staff Accounting Bulletins, certain common and common equivalent shares issued at prices below the public offering price during the year ended June 30, 1997 have been included in the calculation as if they were outstanding for all periods prior to the offering

                  COLOR SPOT NURSERIES, INC. AND SUBSIDIARIES

13.  EARNINGS PER SHARE (CONTINUED)
date (using the treasury stock method and the estimated initial public offering price) and disclosed on the consolidated statements of operations.

    In February 1997, the FASB issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 replaces primary earnings per share with basic earnings per share. Basic earnings per share excludes the effect of any potentially dilutive common equivalent shares. Fully diluted earnings per share, now called diluted earnings per share, is still required. The Company will adopt SFAS 128 in its interim financial statements ending December 31, 1997.

    Historical and SFAS 128 pro forma earnings per share is as follows:

                                                                        THE COMPANY
                                                              --------------------------------
                                                                             SEPTEMBER 8, 1995
                                                               YEAR ENDED         THROUGH
                                                              JUNE 30, 1997    JUNE 30, 1996
                                                              -------------  -----------------
Historical earnings per share:
  Primary...................................................          0.40             0.52
  Fully diluted.............................................          0.39             0.52
Shares used in per share calculation:
  Primary...................................................     7,032,974        5,739,133
  Fully diluted.............................................     7,291,212        5,739,133

SFAS 128 pro forma earnings per share:
  Basic.....................................................          0.46             0.53
  Diluted...................................................          0.40             0.52
Shares used in per share calculation:
  Basic.....................................................     5,593,146        6,208,735
  Diluted...................................................     5,739,133        7,032,974

14.  STOCK OPTIONS

    In July 1996, the Company adopted the 1996 Stock Incentive Plan (the "1996 Plan") under which eligible employees, directors and consultants of the Company received options to purchase shares of the Company's common stock at a price generally not less than the fair value of the common stock on the date of the grant. Under the 1996 Plan, 1,171,418 options were granted at $1.45 per share (fair value of the stock on the date of grant was $1.45). All options under the 1996 Plan fully vested as a result of the recapitalization of the Company on December 31, 1996, and 569,417 options were simultaneously exercised. Approximately 601,991 options remain outstanding under the 1996 Plan.

    On January 1, 1997, the Company adopted the 1997 Stock Option Plan (the "1997 Plan"), under which eligible executives and key employees of the Company received options to purchase shares of the Company's common stock at a price generally not less than the fair value of the common stock on the date of grant. Under the 1997 Plan, 842,493 options were granted at $7.17 or $7.19 per share (the fair value of the stock on the date of grant). Options granted under the 1997 Plan are exercisable over a maximum term of ten years from the date of grant and vest in equal annual installments over a four-year period. The options immediately vest upon a change in control of the Company or an initial public offering. No options have been exercised under the 1997 Plan.

                  COLOR SPOT NURSERIES, INC. AND SUBSIDIARIES

14.  STOCK OPTIONS (CONTINUED)
    In February 1997, the Company adopted the Special Stock Option Plan (the "Special Plan"), under which eligible employees of the Company received options to purchase shares of the Company's common stock at a price below the fair market value of the common stock on the date of grant. Under the Special Plan, 139,383 options were granted at $1.43 per share. Options granted under the Special Plan are exercisable over a maximum term of ten years from the date of grant and vest in equal annual installments over a four-year period. The options immediately vest upon a change in control of the Company or an initial public offering. As these options are compensatory, compensation expense is being recognized ratably over the vesting period of the options for the difference between the fair market value at the date of grant and the exercise price.

    Activity under the three plans is summarized below:

                                                                                   WEIGHTED
                                                                                    AVERAGE
                                                                     OPTIONS    EXERCISE PRICE
                                                                    ----------  ---------------
Outstanding at July 1, 1996.......................................      --
  Granted.........................................................   2,153,295          3.70
  Exercised.......................................................    (569,417)         1.45
                                                                    ----------         -----
Outstanding at June 30, 1997......................................   1,583,878     $    4.49
                                                                    ----------         -----
                                                                    ----------         -----
Options exercisable at year-end...................................     602,001     $    1.45
                                                                    ----------         -----
                                                                    ----------         -----

    There were no forfeitures or expirations during the year ended June 30, 1997.

    The following summarizes information about stock options outstanding at June 30, 1997:

                   OPTIONS
                 OUTSTANDING  WEIGHTED AVERAGE  WEIGHTED AVERAGE
   EXERCISE      AT JUNE 30,     REMAINING        FAIR VALUE OF
     PRICE          1997      CONTRACTUAL LIFE   OPTIONS GRANTED
---------------  -----------  ----------------  -----------------
$  7.17 or 7.19     842,494        9.5 years        $    2.19
           1.45     602,001        9.1 years             0.25
           1.43     139,383        9.7 years             6.17
---------------                                         -----
$          4.49                                     $    1.39
---------------                                         -----
---------------                                         -----

    The fair value of each option granted since June 30, 1996, was estimated on the date of the grant using the Black-Scholes option-pricing model assuming an expected life of six years, a risk-free interest rate of 6.08%, and no expected dividends.

    Had compensation cost for the Company's stock-based compensation plans been determined based upon the fair value at grant dates for awards under those plans consistent with the method prescribed by

                  COLOR SPOT NURSERIES, INC. AND SUBSIDIARIES

14.  STOCK OPTIONS (CONTINUED)
SFAS 123, the Company's net income would have been reduced to the pro forma amounts indicated below (in thousands, except share data):

                                                                                 JUNE 30, 1997
                                                                                 -------------
Net income..................................................  As reported          $   2,840
                                                              Pro forma                1,925

Earnings per share..........................................  As reported
                                                              Primary                   0.40
                                                              Fully diluted             0.39
                                                              Pro forma
                                                              Primary                   0.27
                                                              Fully diluted             0.26

15.  RELATED-PARTY TRANSACTIONS

    During the year ended June 30, 1997, and the period from the Inception Date through June 30, 1996, the Company paid management fees to Heller Investments, Inc. of $279,000 and $135,000, respectively.

    The Company pays Kohlberg a quarterly fee pursuant to a Fee Agreement for certain management services. Under the Fee Agreement, Kohlberg is paid an annual management fee equal to the greater of $300,000 or 3% of the Company's earnings before interest, taxes, depreciation and amortization, subject to a maximum annual payment of $750,000. The total fees expensed for the period from December 31, 1996 to June 30, 1997 was $440,000. In addition, Kohlberg was paid $1,520,000 for services rendered in connection with the December 31, 1996 recapitalization.

    The Company's revolving lines of credit, term loans and acquisition line of credit were provided by Credit Agricole Indosuez (Indosuez), a partner in KCSN. Indosuez was paid $3,200,000 in loan fees in fiscal 1997 and the Company incurred interest of $3,882,000 in connection with the amounts outstanding with Indosuez.

    The Company leases certain property that is owned directly or indirectly by certain members of management. Payments pursuant to these operating leases for the year ended June 30, 1997, the periods ended June 30, 1996, and September 8, 1995, and the year ended December 31, 1994 were $276,000, $266,000, $266,000, and $266,000, respectively.

16.  EMPLOYEE BENEFIT PLAN

    The Company adopted a 401(k) plan (the Plan) for employees in September 1995. All employees who meet certain service requirements are eligible to participate. Matching contributions are at the discretion of the Company. The Company made no contributions to the Plan during the year ended June 30, 1997, and the period ended June 30, 1996. The Predecessor had a similar 401(k) plan. All funds under the Predecessor's 401(k) plan were transferred into the Plan.

17.  EXTRAORDINARY LOSS

    In connection with the recapitalization of the Company on December 31, 1996, prepayment penalties of $414,000 were paid in connection with the early extinguishment of debt. The prepayment penalty, net of

                  COLOR SPOT NURSERIES, INC. AND SUBSIDIARIES

17.  EXTRAORDINARY LOSS (CONTINUED)
income taxes of $199,000, was recorded in the accompanying statements of operations as an extraordinary loss.

18.  COMMITMENTS AND CONTINGENT LIABILITIES

    OPERATING LEASES

    The Company leases certain nursery facilities consisting of land and improvements under noncancellable operating leases expiring at various dates through 2012. The Company also leases transportation equipment under operating leases expiring in various years through 2002. Some of the leases have five-year renewal options and some are subject to rental increases based on a change in the Consumer Price Index.

    Total rent expense for the year ended June 30, 1997, the periods ended June 30, 1996, and September 8, 1995, and the year ended December 31, 1994, was approximately $3,493,000, $2,065,000, $1,161,000 and $1,397,000, respectively.

    At June 30, 1997, future minimum rental payments on non-cancellable operating leases are as follows (in thousands):

1998...............................................................  $   3,481
1999...............................................................      3,525
2000...............................................................      3,366
2001...............................................................      2,650
2002...............................................................      1,825
Thereafter.........................................................      5,617
                                                                     ---------
    Total minimum lease payments...................................  $  20,464
                                                                     ---------
                                                                     ---------

    PURCHASE COMMITMENTS

    The Company has contracts to purchase Christmas trees from third-party growers. Certain of these contracts require the Company to maintain the trees until they are harvested. At June 30, 1997, future minimum purchase commitments under the contracts are as follows (in thousands):

1998................................................................  $   3,142
1999................................................................        232
2000................................................................        193
2001................................................................        162
2002................................................................         52
Thereafter..........................................................     --
                                                                      ---------
  Total minimum purchase commitments................................  $   3,781
                                                                      ---------
                                                                      ---------

    The Company has additional contracts to purchase Christmas trees whereby the amounts payable are dependent upon the number of trees harvested and the year in which they are harvested.

                  COLOR SPOT NURSERIES, INC. AND SUBSIDIARIES

18.  COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)
    CONTINGENCIES

    The Company is a party to various legal proceedings, claims and assessments arising in the normal course of its business activities. Based upon information presently available and in light of legal and other defenses and insurance coverage, management does not expect these legal proceedings, claims and assessments, individually or in the aggregate, to have a material adverse impact on the Company's consolidated financial position or operations.

    EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with certain of its executive officers, with remaining service periods ranging from 1.5 to three years. The agreements provide for certain payments to each officer upon termination of employment, other than as a result of death, disability in most cases or justified cause, as defined. The aggregate estimated commitment under these agreements was $1,549,000 at June 30, 1997.

19.  SUBSEQUENT EVENTS

    ACQUISITIONS

    Subsequent to June 30, 1997, the Company effected the following acquisitions:

ENTITY                                                                    DATE OF ACQUISITION
-----------------------------------------------------------------------  ---------------------
Plants, Inc............................................................  July 31, 1997
Peters' Wholesale Greenhouses, Inc.....................................  July 31, 1997
Wolfe Greenhouses, LLC.................................................  July 31, 1997
Cracon, Inc............................................................  August 5, 1997
Summersun Greenhouse Co................................................  August 11, 1997
Oda Nursery, Inc.......................................................  September 3, 1997

    The purchase price, certain costs related to the acquisitions and the allocation of the purchase price to the underlying net assets acquired in these acquisitions were as follows (in thousands):

Purchase price.....................................................  $  41,499
Organization and financing costs...................................      1,802
                                                                     ---------
    Total purchase price...........................................     43,301

Less: Value assigned to assets and liabilities.....................
  Current assets...................................................     13,887
  Long-term assets.................................................     16,948
  Current liabilities..............................................     (3,136)
  Debt.............................................................     --
                                                                     ---------
                                                                        27,699
                                                                     ---------
    Goodwill.......................................................  $  15,602
                                                                     ---------
                                                                     ---------

                  COLOR SPOT NURSERIES, INC. AND SUBSIDIARIES

19.  SUBSEQUENT EVENTS (CONTINUED)
    The Company accounted for all of these acquisitions under the purchase method of accounting. The allocation of the purchase price to the underlying net assets acquired is based upon preliminary estimates of the fair value of the net assets, which may be revised at a later date. It is anticipated that any purchase price allocation adjustments will be made within one year from the date of acquisition.

    The effect of these acquisitions on the Company's results of operations has been reflected in the Company's pro forma operating results in Footnote 8.

    FINANCING

    To effect the acquisitions subsequent to June 30, 1997, the Company borrowed $37,300,000. In connection with the borrowings, the Company increased its limit under the revolving line of credit to $37,500,000, increased its $25,000,000 term loan to a $35,000,000 term loan and increased its $35,000,000 term loan to a $55,000,000 term loan.

    EQUITY

    In July 1997, the Company issued 713,127 shares of its common stock for a total cash consideration of $5,120,000. In addition, 39,204 shares were issued in connection with certain acquisitions.

20.  QUARTERLY FINANCIAL DATA--(UNAUDITED)

    Summarized quarterly financial information for the year ended June 30, 1997 and the period from the Inception Date through June 30, 1996 are as follows (in thousands):

                                           SEPTEMBER 26,  DECEMBER 26,   MARCH 27,   JUNE 30,
                                               1996           1996         1997        1997
                                           -------------  ------------  -----------  ---------
1997                                            Q1             Q2           Q3          Q4
-----------------------------------------  -------------  ------------  -----------  ---------
Net sales................................    $  13,437     $   13,165    $  31,049   $  55,749
Gross profit.............................        4,579          4,920       13,716      26,159
Operating income.........................       (1,469)        (1,059)       3,871       8,573
Extraordinary loss, net of tax...........       --             --              215      --
Net income...............................         (820)          (740)         932       3,468

                                           SEPTEMBER 28,  DECEMBER 28,   MARCH 28,   JUNE 30,
                                               1995           1995         1996        1996
                                           -------------  ------------  -----------  ---------
1996                                       Q1 (21 DAYS)        Q2           Q3          Q4
-----------------------------------------  -------------  ------------  -----------  ---------
Net sales................................    $   1,798     $    6,852    $  12,834   $  30,511
Gross profit.............................          120          1,982        8,279      13,929
Operating income.........................         (767)        (1,708)       3,272       5,038
Net income...............................         (485)        (1,099)       1,789       2,783

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and
Stockholders of CSN, Inc.:

    We have audited the accompanying balance sheets of Oda Nursery, Inc. (a California corporation) as of December 31, 1996 and 1995, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oda Nursery, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California

August 14, 1997

                               ODA NURSERY, INC.

                   BALANCE SHEETS--DECEMBER 31, 1996 AND 1995

                                                                                         1996           1995
                                                                                     -------------  -------------
                                                     ASSETS

CURRENT ASSETS:
  Cash.............................................................................  $     265,597  $     933,061
  Accounts receivable, less allowance for doubtful accounts of $150,000............        164,279        288,506
  Inventories......................................................................      8,684,547      9,541,209
  Prepaid expenses.................................................................         37,437         14,286
  Investment in stock..............................................................         90,140        150,190
  Notes receivable from stockholders...............................................        450,000        676,650
                                                                                     -------------  -------------
    Total current assets...........................................................      9,692,000     11,603,902
PROPERTY, PLANT AND EQUIPMENT, net.................................................        665,928      3,571,833
NET ASSETS HELD FOR DISTRIBUTION...................................................      1,976,588       --
                                                                                     -------------  -------------
    Total assets...................................................................  $  12,334,516  $  15,175,735
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities.........................................  $     113,624  $     277,142
  Long-term debt, net of current maturities........................................        212,175        615,302
  Loan from stockholder............................................................      1,400,000      1,400,000
  Advances under revolving line of credit..........................................        750,100        405,350
                                                                                     -------------  -------------
    Total current liabilities......................................................      2,475,899      2,697,794
LONG-TERM DEBT, net of current maturities..........................................        777,567      1,771,835
                                                                                     -------------  -------------
    Total liabilities..............................................................      3,253,466      4,469,629
                                                                                     -------------  -------------
STOCKHOLDERS' EQUITY:
  Common stock, $100 par value, 5,000 shares authorized, 2,000 shares issued and
    outstanding....................................................................        200,000        200,000
  Retained Earnings................................................................      8,881,050     10,506,106
                                                                                     -------------  -------------
    Total stockholders' equity.....................................................      9,081,050     10,706,106
                                                                                     -------------  -------------
    Total liabilities and stockholders' equity.....................................  $  12,334,516  $  15,175,735
                                                                                     -------------  -------------
                                                                                     -------------  -------------

        The accompanying notes are an integral part of these statements.

                               ODA NURSERY, INC.

                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                           1996           1995
                                                                                       -------------  ------------
SALES................................................................................  $  10,613,252  $  9,841,072
COST OF SALES........................................................................      5,999,810     5,246,839
                                                                                       -------------  ------------
    Gross profit.....................................................................      4,613,442     4,594,233

OPERATING EXPENSES:
  Delivery...........................................................................      2,023,041     1,460,423
  Sales and marketing................................................................        501,160       627,761
  General and administrative.........................................................        478,737       398,592
  Depreciation.......................................................................        102,410       160,380
  Write down of property, plant and equipment........................................        770,412       --
  Other expenses.....................................................................         61,892        53,692
                                                                                       -------------  ------------
    Income from operations...........................................................        675,790     1,893,385

INTEREST EXPENSE.....................................................................        337,002       318,182

OTHER INCOME (EXPENSES), net.........................................................        236,156        (1,575)
                                                                                       -------------  ------------
    Net income.......................................................................  $     574,944  $  1,573,628
                                                                                       -------------  ------------
                                                                                       -------------  ------------

        The accompanying notes are an integral part of these statements.

                               ODA NURSERY, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                     COMMON STOCK
                                                                -----------------------    RETAINED
                                                                  SHARES       AMOUNT      EARNINGS         TOTAL
                                                                -----------  ----------  -------------  -------------
BALANCE, December 31, 1994....................................       2,000   $  200,000  $   8,932,478  $   9,132,478
  Net income..................................................      --           --          1,573,628      1,573,628
                                                                     -----   ----------  -------------  -------------
BALANCE, December 31, 1995....................................       2,000   $  200,000  $  10,506,106  $  10,706,106
  Net income..................................................      --           --            574,944        574,944
  Distributions...............................................      --           --         (2,200,000)    (2,200,000)
                                                                     -----   ----------  -------------  -------------
BALANCE, December 31, 1996....................................       2,000   $  200,000  $   8,881,050  $   9,081,050

        The accompanying notes are an integral part of these statements.

                               ODA NURSERY, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                          1996           1995
                                                                                      -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES AND OTHER NONRECURRING EXPENSES:
  Net income........................................................................  $     574,944  $   1,573,628
  Adjustments to reconcile net income to net cash provided by operating activities:
    Loss on sale of property, plant and equipment...................................       --               69,051
    Depreciation....................................................................        179,000        170,000
    Write down of land to net realizable value......................................        770,412       --
    Changes in certain assets and liabilities:
      (Decrease) increase in receivables............................................        124,227       (178,725)
      (Decrease) increase in inventories............................................        856,662       (745,650)
      (Increase) decrease in prepaid expenses.......................................        (23,151)        24,829
      Decrease in notes receivable from stockholder.................................        226,650          1,531
      Decrease in accounts payable and accrued expenses.............................       (163,518)      (607,585)
                                                                                      -------------  -------------
        Net cash provided by operating activities...................................      2,545,226        307,079
                                                                                      -------------  -------------
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchase of property, plant and equipment.........................................        (98,095)      (146,000)
                                                                                      -------------  -------------
        Net cash used in investing activities.......................................        (98,095)      (146,000)
                                                                                      -------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from line of credit......................................................        750,100        405,000
  Payments on line of credit........................................................       (405,350)    (2,000,000)
  Proceeds from issuance of long-term obligations...................................       --            1,152,805
  Principal payments on long-term obligations.......................................     (1,259,345)    (1,500,339)
  Principal payments on loan from stockholder.......................................       --             (100,000)
  Distributions to stockholders.....................................................     (2,200,000)      --
                                                                                      -------------  -------------
        Net cash used in financing activities.......................................     (3,114,595)    (2,042,534)
                                                                                      -------------  -------------
DECREASE IN CASH AND CASH EQUIVALENTS...............................................       (667,464)    (1,881,455)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR......................................        933,061      2,814,516
                                                                                      -------------  -------------
CASH AND CASH EQUIVALENTS AT END OF YEAR............................................  $     265,597  $     933,061
                                                                                      -------------  -------------
                                                                                      -------------  -------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
  Interest..........................................................................  $     337,002  $     355,640
  Income taxes......................................................................         55,000          8,918

        The accompanying notes are an integral part of these statements.

                               ODA NURSERY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995

 1.  NATURE OF OPERATIONS:

    ORGANIZATION

    Oda Nursery, Inc., a California corporation (the "Company"), was formed on December 10, 1973, by Harunori Oda, Mitsuka Oda and Richard Tanaka. The Company was formed to acquire, own, operate and manage a nursery business, as well as to acquire, own, sell, mortgage or lease real and personal property.

    DESCRIPTION OF THE BUSINESS

    The Company is an agricultural enterprise specializing in the growth and wholesale of high-quality ornamental plants and shrubs to numerous retailers. The majority of the plants are grown on the Company's 200 acre complex in San Juan Capistrano, California.

 2.  SIGNIFICANT ACCOUNTING POLICIES:

    The following is a summary of significant accounting policies followed by the Company in preparing its financial statements in accordance with generally accepted accounting principles:

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    The Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

    INVENTORIES

    Inventories are carried at the lower of cost or market. Plant inventory cost includes direct production costs and overhead. Raw material inventory cost is determined using the most recent purchase price, which approximates average cost. A portion of the Company's inventory has an average growing period of approximately 18 months. This inventory is classified as a current asset based on the Company's normal operating cycle.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost and are depreciated over their estimated useful lives using the straight-line method as follows:

                                                                     10 - 24
Buildings and improvements....................................         years
Machinery and equipment.......................................  5 - 10 years
Software, furniture and fixtures..............................   3 - 5 years

                               ODA NURSERY, INC.

                           DECEMBER 31, 1996 AND 1995

 2.  SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    Total depreciation expense for the years ended December 31, 1996 and 1995 was $179,000 and $170,000, respectively. All repairs and maintenance costs are expensed as incurred.

    REVENUE RECOGNITION

    The Company recognizes revenues when products are shipped. Where appropriate, the Company establishes a reserve for returns and allowances.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying value of the Partnership's financial instruments, including accounts receivable, accounts payable and debt, approximates fair value.

    INCOME TAXES

    The Company elected in 1973, under Federal and state tax laws, to be treated under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, income taxes are the obligation of the individual stockholder, except that the Company is taxed on income for state tax purposes at reduced rates. The Company has recorded a provision for income taxes of $33,063 and $822 for the years ended December 31, 1996 and December 31, 1995, respectively, which is included in other expenses.

    ASSET IMPAIRMENT

    During the year ended December 31, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS No. 121"). SFAS 121 requires that long-lived assets be reviewed for impairment and written down to fair value whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Adoption of SFAS 121 resulted in an impairment charge included in operating costs of $770,412. The impaired assets represent land held for sale in Beaumont and Lancaster, California. These sites were appraised by an independent third-party. As discussed in Note 11, these properties do not form part of the purchase agreement.

 3.  CONCENTRATION OF CREDIT RISK:

    The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral, as the majority of its customers well-established companies. Two customers accounted for approximately 70 percent and 50 percent of accounts receivable at December 31, 1996 and 1995, respectively. These same two customers accounted for approximately 38 percent and 41 percent of sales for the years ended December 31, 1996 and 1995, respectively.

                               ODA NURSERY, INC.

                           DECEMBER 31, 1996 AND 1995

 4.  INVENTORIES:

    Inventories consisted of the following at December 31, 1996 and 1995:

                                                                        1996          1995
                                                                    ------------  ------------
Raw materials and supplies........................................  $    655,000  $    707,000
Plant inventory...................................................  $  8,029,547  $  8,834,209
                                                                    ------------  ------------
    Total inventory...............................................  $  8,684,547  $  9,541,209
                                                                    ------------  ------------
                                                                    ------------  ------------

 5.  INVESTMENT IN STOCK:

    As further discussed in Note 7 the Company is required under the terms of its credit agreement to maintain an investment in stock of the bank amounting to
6.83 percent of its outstanding indebtedness.

 6.  PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment at December 31, 1996 and 1995, consisted of the following:

                                                                      1996           1995
                                                                  -------------  -------------
Land............................................................  $    --        $   2,825,000
Machinery and equipment.........................................      1,722,000      1,685,000
Buildings and improvements......................................        466,000        453,000
Software, furniture and fixtures................................        216,000        184,000
                                                                  -------------  -------------
                                                                      2,404,000      5,147,000
Less: Accumulated depreciation..................................     (1,738,072)    (1,575,167)
                                                                  -------------  -------------
    Total property, plant and equipment.........................  $     665,928  $   3,571,833
                                                                  -------------  -------------
                                                                  -------------  -------------

    As further discussed in Note 10, all of the land held by the Company will be distributed to the Company's stockholders subsequent to the sale of the Company. These assets are classified as net assets held for distribution.

 7.  LINE OF CREDIT

    The Company has a $2,000,000 revolving line of credit with a financial institution under which there was $750,100 and $405,350 outstanding at December 31, 1996 and December 31, 1995, respectively. Advances under the line accrue interest at the bank's reference rate (9.75% and 8.75% at December 31, 1996 and December 31, 1995, respectively). Substantially all of the Company's assets are held as collateral. Borrowings are limited to 75 percent of eligible accounts receivable and 55 percent of the Company's eligible inventory balance, less certain borrowings. Availability at December 31, 1996, was approximately $1,955,000. The line of credit expires on October 6, 1997.

                               ODA NURSERY, INC.

                           DECEMBER 31, 1996 AND 1995

 8.  LONG-TERM DEBT

    Long-term debt at December 31, 1996 and 1995, consisted of the following:

                                                                        1996          1995
                                                                     -----------  ------------
Note payable to bank, with monthly interest payments, interest at the bank's reference rate (9.25 and 9.75 percent at December 31,
  1996 and December 31, 1995, respectively); secured by
  substantially all of the Company's assets; unpaid principal and
  interest due on October 6, 1998..................................  $       100  $  1,152,806

Note payable to bank, with monthly principal and interest payments of $13,084, interest at the bank's reference rate (9.25 and 9.75 percent as of December 31, 1996 and December 31, 1995,
  respectively); secured by substantially all of the Company's
  assets; unpaid principal and interest due on May 1, 2002.........      648,819       733,686

Mortgage payable to an individual, with monthly principal and interest payments of $2,400, interest at an annual rate of 6.5 percent as of December 31, 1996; secured by land; unpaid
  principal and interest due July 13, 2006.........................      206,090       290,000

Stock obligation to bank, with monthly interest payments made at
  9.0 percent at December 31, 1996 and December 31, 1995,
  respectively; unpaid interest due May 1, 2002....................       90,140       150,190

Note Payable under Small Business Loan, with monthly principle and interest payments of $1,960, interest at 6.0 and 3.0 percent at
  December 31, 1996 and December 31, 1995, respectively; unpaid
  principle and interest due February 27, 1997.....................       44,593        60,455
                                                                     -----------  ------------
                                                                         989,742     2,387,137

Less: Current maturities...........................................     (212,175)     (615,302)
                                                                     -----------  ------------
                                                                     $   777,567  $  1,771,835
                                                                     -----------  ------------
                                                                     -----------  ------------

    The provisions of the debt agreements with the bank generally impose restrictions relating to, among other matters, incurrence of additional indebtedness and maintenance of specified amounts of tangible net worth and working capital. In addition, the bank requires the Company to maintain 6.38 percent of outstanding borrowings as an investment in the bank's stock. The investment in stock is reduced as the Company makes principal payments on its other obligations to the bank.

                               ODA NURSERY, INC.

                           DECEMBER 31, 1996 AND 1995

 8.  LONG-TERM DEBT (CONTINUED)
    The annual amount of principle maturities of long-term debt outstanding at December 31, 1996, is as follows:

1997..............................................................  $ 212,175
1998..............................................................    130,424
1999..............................................................    143,244
2000..............................................................    157,342
2001..............................................................    172,870
Thereafter........................................................    173,687
                                                                    ---------
                                                                    $ 989,742
                                                                    ---------
                                                                    ---------

 9.  STOCKHOLDERS' NOTES:

    The following table summarizes the Company's notes with stockholders presented in the balance sheet as of December 31, 1996 and 1995:

                                                                        1996          1995
                                                                    ------------  ------------
Note receivable from stockholder..................................  $    450,000  $    676,650
Loan from stockholder.............................................     1,400,000     1,400,000

    The Company advanced cash to a stockholder and one of his related entities under common ownership in 1992 and 1996 of $675,000 and $450,000, respectively. The note issued in 1992 was repaid during 1996. The note issued in 1996 was repaid during 1997 and accrued interest at 10 percent. Interest received on these notes was $236,000 and $14,000 for the years ended December 31, 1996 and 1995, respectively.

    The Company received cash from one of its stockholders in 1993. This loan is due at the notice of the stockholder and is therefore considered short-term in nature. Interest is payable monthly, at an annual rate of 8 percent. Interest paid on this loan was $112,000 and $112,000 for the years ended December 31, 1996 and 1995, respectively.

10.  SUBSEQUENT EVENT AND NET ASSETS HELD FOR DISTRIBUTION:

    In September 1997, the Company's stockholders sold the Company to Color Spot Nurseries, Inc. The land held by the Company was not part of the sale transaction. It is the Company's intention to distribute this land to the stockholders in connection with the sale. This land was written down during the year ended December 31, 1996, by $770,412 based on independent appraisals.

                          INDEPENDENT AUDITORS' REPORT

To The Board of Directors and Stockholders
Summersun Greenhouse Co.

    We have audited the accompanying balance sheet of the Wholesale Bedding Plant Division of Summersun Greenhouse Co. as of May 31, 1997 and 1996, and the related statements of operations and division equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of the Wholesale Bedding Plant Division of Summersun Greenhouse Co. as of May 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

    As discussed in Note 1 to the financial statements, the accompanying divisional financial statements include allocations of assets, liabilities, revenues and expenses between the divisions comprising the Company. The assets of the Wholesale Bedding Plant Division are subject to security agreements that relate to the debt of Summersun Greenhouse Co. Because of the assumptions underlying the numerous allocations, the financial statements may not be indicative of future operations, and may not reflect the results that would have occurred if the Division had been financed and operated as a separate entity.

                                          MOSS ADAMS LLP

Seattle, Washington
June 20, 1997

                      THE WHOLESALE BEDDING PLANT DIVISION
                                       OF
                            SUMMERSUN GREENHOUSE CO.
                                 BALANCE SHEETS
                             MAY 31, 1997 AND 1996

                                                                                         1997           1996
                                                                                     -------------  -------------
                                                     ASSETS

CURRENT ASSETS
  Accounts receivable trade, less allowance for doubtful accounts of $5,000 in 1997
    and 1996.......................................................................  $   2,934,100  $   1,350,500
  Inventories......................................................................      3,091,200      2,093,700
  Prepaid expenses.................................................................         20,000       --
                                                                                     -------------  -------------
    Total current assets...........................................................      6,045,300      3,444,200
PROPERTY AND EQUIPMENT, net........................................................      4,813,800      3,983,300
                                                                                     -------------  -------------
                                                                                     $  10,859,100  $   7,427,500
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                                        LIABILITIES AND DIVISIONAL EQUITY

CURRENT LIABILITIES
  Notes payable....................................................................  $   2,934,100  $   1,350,500
  Accounts payable.................................................................      1,493,500      1,187,300
  Accrued payroll and payroll taxes................................................        164,600         69,500
  Current portion of long-term debt................................................        482,100        276,500
                                                                                     -------------  -------------
    Total current liabilities......................................................      5,074,300      2,883,800
LONG-TERM DEBT, net of current portion.............................................      3,290,100      2,987,300
DIVISIONAL EQUITY..................................................................      2,494,700      1,556,400
                                                                                     -------------  -------------
                                                                                     $  10,859,100  $   7,427,500
                                                                                     -------------  -------------
                                                                                     -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                      THE WHOLESALE BEDDING PLANT DIVISION
                                       OF
                            SUMMERSUN GREENHOUSE CO.

                 STATEMENTS OF OPERATIONS AND DIVISIONAL EQUITY

                       YEARS ENDED MAY 31, 1997 AND 1996

                                                                           1997                        1996
                                                                --------------------------  --------------------------
                                                                   AMOUNT       PERCENT        AMOUNT       PERCENT
                                                                ------------  ------------  ------------  ------------
SALES.........................................................  $  8,677,300      100.8 %   $  8,030,700      102.1 %
  Less sales discounts and allowances.........................        77,300        0.8          163,900        2.1
                                                                ------------      -----     ------------      -----

NET SALES.....................................................     8,600,000      100.0        7,866,800      100.0

COST OF GOODS SOLD............................................     4,174,700       48.5        4,187,600       53.2
                                                                ------------      -----     ------------      -----
  Gross profit................................................     4,425,300       51.5        3,679,200       46.8

OPERATING EXPENSES............................................     3,827,100       44.5        3,820,700       48.6
                                                                ------------      -----     ------------      -----
  Income from operations......................................       598,200        7.0         (141,500)      (1.8)
                                                                ------------      -----     ------------      -----
OTHER INCOME (EXPENSE)
  Interdivisional rental income...............................       325,000        3.8          111,000        1.4
  Interest expense............................................      (428,100)      (5.0)        (392,100)      (5.0)
  Other.......................................................        26,200        0.3           (3,400)      (0.0)
                                                                ------------      -----     ------------      -----
                                                                     (76,900)      (0.9)        (284,500)      (3.6)
                                                                ------------      -----     ------------      -----
NET INCOME (LOSS).............................................       521,300        6.1 %       (426,000)      (5.4)%
                                                                                  -----                       -----
                                                                                  -----                       -----
DIVISIONAL EQUITY
  Beginning of year...........................................     1,556,400                   2,154,700

  Interdivisional transfers...................................       417,000                    (172,300)
                                                                ------------                ------------
  End of year.................................................  $  2,494,700                $  1,556,400
                                                                ------------                ------------
                                                                ------------                ------------

   The accompanying notes are an integral part of these financial statements.

                      THE WHOLESALE BEDDING PLANT DIVISION
                                       OF
                            SUMMERSUN GREENHOUSE CO.

                            STATEMENTS OF CASH FLOWS

                       YEARS ENDED MAY 31, 1997 AND 1996

                                                                                           1997           1996
                                                                                       -------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)..................................................................  $     521,300  $   (426,000)
  Adjustments to reconcile net income (loss) to cash flows from operating activities.......................................................................
    Depreciation.....................................................................        372,200       348,400
    Changes in assets and liabilities
      Trade accounts receivable......................................................     (1,583,600)    1,293,100
      Inventories....................................................................       (997,500)      (26,800)
      Prepaid expenses...............................................................        (20,000)      --
      Accounts payable...............................................................        306,200        39,300
      Accrued liabilities............................................................         95,100       (45,400)
                                                                                       -------------  ------------
                                                                                          (1,306,300)    1,182,600
                                                                                       -------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of property and equipment..............................................     (1,202,700)     (187,900)
                                                                                       -------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net change in notes payable........................................................      1,583,600      (578,400)
  Long-term borrowing................................................................        798,900       --
  Principal payments on long-term debt...............................................       (290,500)     (244,000)
  Net transfer of cash from other divisions..........................................        417,000      (172,300)
                                                                                       -------------  ------------
                                                                                           2,509,000      (994,700)
                                                                                       -------------  ------------

CHANGE IN CASH.......................................................................       --             --

CASH BALANCE,
  Beginning of year..................................................................       --             --
                                                                                       -------------  ------------
  End of year........................................................................  $    --        $    --
                                                                                       -------------  ------------
                                                                                       -------------  ------------

SUPPLEMENTAL CASH FLOW DISCLOSURE
  Cash paid for interest.............................................................  $     415,600  $    398,200
                                                                                       -------------  ------------
                                                                                       -------------  ------------

   The accompanying notes are an integral part of these financial statements.

                      THE WHOLESALE BEDDING PLANT DIVISION
                                       OF
                            SUMMERSUN GREENHOUSE CO.

                         NOTES TO FINANCIAL STATEMENTS

                             MAY 31, 1997 AND 1996

NOTE 1--OPERATIONS AND BASIS OF PRESENTATION

    OPERATIONS--The Wholesale Bedding Plant Division (the "Division") is a division of Summersun Greenhouse Co. (the "Company"). The Company was incorporated in the State of Washington in 1978. It operates as a horticultural producer and wholesaler in the Pacific Northwest. The Division's sales, including interdivisional sales, accounted for approximately 80% of the Company's overall sales in 1997 and 1996. Other operations of the Company include the Terra Plug Division ("Terra Plug") which produces a proprietary product using a patented growing process, a retail nursery operation and a day care facility for Company employees.

    BASIS OF PRESENTATION--The accompanying divisional financial statements are intended to present the assets, liabilities, revenues, expenses and cash flows attributable to the Division and do not represent a complete presentation of the Company's financial position, results of operations and cash flows. Because the statements reflect numerous allocations, they may not be indicative of future operations, and may not reflect the results that would have occurred if the Division had been financed and operated as a separate entity. The amounts presented in the divisional statements were determined as described below.

    - Accounts Receivable and Accounts Payable--Accounts receivable and accounts payable consist of amounts specifically identifiable with the sales and purchasing activity of the Division.

    - Inventories--Inventories consist of those items specifically identifiable with the operations of the Division.

    - Prepaid Expenses--Prepaid expenses represent approximately 85% of the Company's prepaid insurance.

    - Property and Equipment--Property and equipment consist of those assets specifically identifiable with the operations of the Division.

    - Notes Payable--Short-term notes payable are recorded at an amount equal to the balance of trade accounts receivable net of the allowance for doubtful accounts.

    - Long-Term Debt--Long-term debt is allocated based on the relationship of the cost of the Division's property and equipment to the cost of Company-wide property and equipment.

    - Interdivisional Transfers--No cash is reflected in the accompanying financial statements. The Company transfers cash as needed in order to allow the Division to meet its operational cash flow needs. All transfers of cash or other assets are recorded as changes to divisional equity.

    - Sales--Sales include amounts for the sale of wholesale bedding plants. Included in total sales in 1997 and 1996, respectively, is $217,800 and $161,600 of sales to the Company's retail operation.

    - Cost of Goods Sold--Cost of goods sold consists of the cost of wholesale bedding plants sold. Included in the determination of cost of goods sold in 1997 and 1996, respectively, is $48,300 and $286,900 of net purchases from the Company's Terra Plug Division.

    - Operating Expenses--Administrative salaries are allocated based on personnel's estimated time devoted to the Division. All other operating expenses were charged to the Division based on specific identification of costs incurred.

                      THE WHOLESALE BEDDING PLANT DIVISION
                                       OF
                            SUMMERSUN GREENHOUSE CO.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             MAY 31, 1997 AND 1996

NOTE 1--OPERATIONS AND BASIS OF PRESENTATION (CONTINUED)
    - Interdivisional Rent--The Division charges Terra Plug rent for the use of its greenhouses to grow Terra Plug plants prior to their being transplanted to the Company's fields. During 1997, the Division charged Terra Plug rent of $325,000. This amount was based on management's computation of estimated profits the Division would have realized had the greenhouse space been used in the production of wholesale bedding plants. During 1996, the Division charged Terra Plug rent of $111,000. This amount was based on management's computation of estimated operating costs per square foot for the space rented.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES--The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    At May 31, 1997, the Division had significantly greater quantities of living plants than in prior years. Due to unusually cool and wet weather conditions in the Pacific Northwest, sales in June 1997 were not significantly greater than in June 1996. There is a possibility that some loss may occur on disposition of the aggregate living plant inventory. However, no accurate estimate of the amount of loss, if any, can be made and thus no provision for such loss has been included in the accompanying financial statements.

    INVENTORIES--Inventories are stated at the lower of cost or market. Cost of living plant inventory is estimated based on the relationship of direct growing costs to wholesale sales during the months of March, April and May. The cost of raw materials and supplies is determined using the first-in, first-out (FIFO) method.

    PROPERTY AND EQUIPMENT--Property and equipment are stated at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets, ranging from 5 to 25 years.

    ADVERTISING COSTS--The Division expenses advertising costs as they are incurred. Advertising expense was $101,900 and $67,100 in 1997 and 1996, respectively.

    INCOME TAXES--The Company, with consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporate income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Accordingly, the accompanying financial statements include no provision for federal income taxes.

                      THE WHOLESALE BEDDING PLANT DIVISION
                                       OF
                            SUMMERSUN GREENHOUSE CO.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             MAY 31, 1997 AND 1996

NOTE 3--CONDENSED COMPANY FINANCIAL INFORMATION

    The following is a condensed balance sheet of the Company as of May 31, 1997 and 1996 showing the Wholesale Bedding Plant Division as it relates to the
Company:

                                 BALANCE SHEET
                                  MAY 31, 1997

                                                     WHOLESALE
                                                      BEDDING
                                                       PLANT         OTHER
                                                     DIVISION      DIVISIONS        TOTAL
                                                   -------------  ------------  -------------
Current assets...................................  $   6,045,300  $  1,082,200  $   7,127,500
Property and equipment, net......................      4,813,800       820,900      5,634,700
Other assets.....................................       --             919,000        919,000
                                                   -------------  ------------  -------------
                                                   $  10,859,100  $  2,822,100  $  13,681,200
                                                   -------------  ------------  -------------
                                                   -------------  ------------  -------------
Current liabilities..............................  $   5,074,300  $  1,265,500  $   6,339,800
Long-term debt...................................      3,290,100       580,600      3,870,700
Stockholders' equity.............................      2,494,700       976,000      3,470,700
                                                   -------------  ------------  -------------
                                                   $  10,859,100  $  2,822,100  $  13,681,200
                                                   -------------  ------------  -------------
                                                   -------------  ------------  -------------

                                  MAY 31, 1996

Current assets.........................  $3,444,200  $1,291,600 $4,735,800
Property and equipment, net............   3,983,300  1,077,100   5,060,400
Other assets...........................      --        753,400     753,400
                                         ----------  ---------  ----------
                                         $7,427,500  $3,122,100 $10,549,600
                                         ----------  ---------  ----------
                                         ----------  ---------  ----------
Current liabilities....................  $2,883,800  $ 712,100  $3,595,900
Long-term debt.........................   2,987,300    527,200   3,514,500
Stockholders' equity...................   1,556,400  1,882,800   3,439,200
                                         ----------  ---------  ----------
                                         $7,427,500  $3,122,100 $10,549,600
                                         ----------  ---------  ----------
                                         ----------  ---------  ----------

    The Company has recorded certain payments to stockholders as notes receivable, which are included in other assets in the balance sheets above. Generally accepted accounting principles require that these payments be classified as distributions to stockholders. If these payments were presented in accordance with generally accepted accounting principles, at May 31, 1997 and 1996, Company-wide assets and stockholders' equity would decrease by $711,200 and $631,600, respectively.

                      THE WHOLESALE BEDDING PLANT DIVISION
                                       OF
                            SUMMERSUN GREENHOUSE CO.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             MAY 31, 1997 AND 1996

NOTE 3--CONDENSED COMPANY FINANCIAL INFORMATION (CONTINUED)
    The following is a condensed statement of operations of the Company for the years ended May 31, 1997 and 1996 showing the Wholesale Bedding Plant Division as it relates to the Company:

                            STATEMENT OF OPERATIONS
                            YEAR ENDED MAY 31, 1997

                                     WHOLESALE                   INTERDIVISIONAL
                                   BEDDING PLANT      OTHER        SALES AND
                                     DIVISION       DIVISIONS      PURCHASES        TOTAL
                                   -------------  -------------  -------------  -------------
Sales, net.......................  $   8,600,000  $   3,096,900   $  (714,300)  $  10,982,600
Cost of goods sold...............      4,174,700      1,852,800      (714,300)      5,313,200
                                   -------------  -------------  -------------  -------------
  Gross profit...................      4,425,300      1,244,100       --            5,669,400
Operating expenses...............      3,827,100      1,230,800       --            5,057,900
                                   -------------  -------------  -------------  -------------
  Operating income...............        598,200         13,300       --              611,500
Other expense....................        (76,900)      (503,100)      --             (580,000)
                                   -------------  -------------  -------------  -------------
Net income (loss)................  $     521,300  $    (489,800)  $   --        $      31,500
                                   -------------  -------------  -------------  -------------
                                   -------------  -------------  -------------  -------------

                            YEAR ENDED MAY 31, 1996

Sales, net................  $7,866,800  $2,445,200   $(523,400)  $9,788,600
Cost of goods sold........   4,187,600   1,063,500    (523,400)   4,727,700
                            ----------  ----------  -----------  ----------
  Gross profit............   3,679,200   1,381,700      --        5,060,900
Operating expenses........   3,820,700   1,110,600      --        4,931,300
                            ----------  ----------  -----------  ----------
  Operating income
    (loss)................    (141,500)    271,100      --          129,600
Other expense.............    (284,500)   (247,500)     --         (532,000)
                            ----------  ----------  -----------  ----------
Net loss..................  $ (426,000) $   23,600   $  --       $ (402,400)
                            ----------  ----------  -----------  ----------
                            ----------  ----------  -----------  ----------

NOTE 4--INVENTORIES

    At May 31, inventories consisted of the following:

                                                                        1997          1996
                                                                    ------------  ------------
Living plants.....................................................  $  2,414,500  $  1,388,300
Raw materials and supplies........................................       676,700       705,400
                                                                    ------------  ------------
                                                                    $  3,091,200  $  2,093,700
                                                                    ------------  ------------
                                                                    ------------  ------------

                      THE WHOLESALE BEDDING PLANT DIVISION
                                       OF
                            SUMMERSUN GREENHOUSE CO.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             MAY 31, 1997 AND 1996

NOTE 5--PROPERTY AND EQUIPMENT

    At May 31, property and equipment consisted of the following:

                                                                        1997
                                                      ----------------------------------------
                                                                    ACCUMULATED     NET BOOK
                                                          COST      DEPRECIATION     VALUE
                                                      ------------  ------------  ------------
Greenhouses.........................................  $  4,387,300  $  1,197,900  $  3,189,400
Operating equipment.................................     2,597,500     1,604,100       993,400
Land, buildings and improvements....................       691,300        60,300       631,000
                                                      ------------  ------------  ------------
                                                      $  7,676,100  $  2,862,300  $  4,813,800
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------


                                                                        1996
                                                      ----------------------------------------
                                                                    ACCUMULATED     NET BOOK
                                                          COST      DEPRECIATION     VALUE
                                                      ------------  ------------  ------------
Greenhouses.........................................  $  3,562,400  $  1,042,600  $  2,519,800
Operating equipment.................................     2,407,400     1,422,100       985,300
Land, buildings and improvements....................       519,100        40,900       478,200
                                                      ------------  ------------  ------------
                                                      $  6,488,900  $  2,505,600  $  3,983,300
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------

    During 1997 and 1996, depreciation expense totaled $372,200 and $348,400, respectively.

NOTE 6--NOTES PAYABLE

    The Company has a line of credit agreement with a bank providing for borrowing up to $3,000,000, as limited by accounts receivable and inventories. The line bears interest at prime plus .375% and is collateralized by accounts receivable and inventories. The line of credit agreement matures August 31, 1997, and is subject to certain financial covenants.

    The Company has a line of credit agreement with another bank providing for borrowing up to $457,500. The line bears interest at prime plus 2% and is secured by a mortgage on real property. The line of credit agreement matures June 15, 1997.

                      THE WHOLESALE BEDDING PLANT DIVISION
                                       OF
                            SUMMERSUN GREENHOUSE CO.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             MAY 31, 1997 AND 1996

NOTE 7--LONG-TERM DEBT

    At May 31, long-term debt consisted of the following:

                                                                        1997          1996
                                                                    ------------  ------------
Notes payable to a cooperative agricultural lender in monthly installments attributable to the Division totaling $46,500 including interest at variable rates up to 260 basis points over the lender's discount note rates with future rate change options available, collateralized by substantially all assets and
  guaranteed by stockholders, maturing at various times from
  December 1997 to October 2009...................................  $  3,573,400  $  3,016,500
Note payable to Small Business Administration in monthly
  installments attributable to the Division of $4,300 including interest at 4%, collateralized by deeds of trust on real estate
  and guaranteed by stockholders, maturing May 2001...............       191,600       236,500
Note payable to bank in monthly installments attributable to the
  Division of $300 including interest at 9%, collateralized by
  vehicles, maturing July 15, 1999................................         7,200        10,800
                                                                    ------------  ------------
                                                                       3,772,200     3,263,800
Less current portion..............................................       482,100       276,500
                                                                    ------------  ------------
                                                                    $  3,290,100  $  2,987,300
                                                                    ------------  ------------
                                                                    ------------  ------------

    Future principal payments on long-term debt for years ending May 31 are summarized as follows:

1998............................................................  $ 482,100
1999............................................................    328,200
2000............................................................    300,900
2001............................................................    281,800
2002............................................................    254,300
Thereafter......................................................  2,124,900
                                                                  ---------
                                                                  $3,772,200
                                                                  ---------
                                                                  ---------

    Under the terms of its loan agreements with the cooperative agricultural lender and the bank, the Company is subject to various covenants, including requirements to maintain certain financial ratios and minimum levels of tangible net worth.

                      THE WHOLESALE BEDDING PLANT DIVISION
                                       OF
                            SUMMERSUN GREENHOUSE CO.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             MAY 31, 1997 AND 1996

NOTE 8--RETIREMENT PLAN

    The Company sponsors a salary deferral and profit sharing plan meeting the requirements of Internal Revenue Code 401(k) for qualified plans. The plan covers substantially all employees with one year of service who have attained the age of 21 years and work 1,000 hours or more per year. Employees may defer up to 10% of their annual compensation, not to exceed certain limitations established by the Internal Revenue Code.

    Company contributions to the plan are discretionary and may not exceed 25% of an employee's compensation or $30,000. During 1997, Company contributions attributable to the Division totaled $12,000. No contributions were made to the Plan in 1996.

NOTE 9--MAJOR CUSTOMERS AND CONCENTRATIONS OF CREDIT RISK

    MAJOR CUSTOMERS--During 1997, approximately 41% of the Division's sales were derived from four customers. At May 31, 1997, $1,618,300 was due from these customers. During 1996, approximately 37% of the Division's sales were derived from a single customer. At May 31, 1996, $63,000 was due from this customer.

    CONCENTRATIONS OF CREDIT RISK--Financial instruments that potentially subject the Division to concentrations of credit risk consist principally of accounts receivable. The Division grants credit to customers and generally does not require collateral or other security. Customers are concentrated in the agricultural nursery and retail industry throughout the United States and are concentrated in the States of Washington, Oregon, and Idaho. The Division has not experienced a history of significant credit-related losses.

NOTE 10--PURCHASE COMMITMENT

    During fiscal year 1997, the Company entered into an agreement to purchase agricultural land for $1,000,000. The purchase is to take place in three phases over the next three years. As of May 31, 1997, the Company has paid earnest money of approximately $27,000 in connection with the purchase.

NOTE 11--SUBSEQUENT EVENT

    Subsequent to May 31, 1997, management signed a letter of intent to sell certain assets of the Wholesale Bedding Plant Division. Consummation of the transaction is dependent upon final agreement of the terms of sale.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and

Stockholders of CSN, Inc.:

    We have audited the accompanying balance sheet of Cracon, Inc. (a Florida corporation) as of December 31, 1996, and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cracon, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois

July 31, 1997

                                  CRACON, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1996

                                          ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.....................................................  $  13,993
  Accounts receivable:
    Trade, net of allowances of $50,000.........................................  2,386,873
    Related party...............................................................    392,271
  Prepaid expenses..............................................................      2,145
                                                                                  ---------
      Total current assets......................................................  2,795,282
TREE INVENTORIES................................................................  1,371,226
PROPERTY AND EQUIPMENT, net.....................................................    262,181
                                                                                  ---------
      Total assets..............................................................  $4,428,689
                                                                                  ---------
                                                                                  ---------

                           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Notes payable:
    Other.......................................................................  $1,335,076
    Related parties.............................................................    475,000
  Accounts payable..............................................................  1,179,820
  Accrued liabilities...........................................................    156,938
  Current portion of long-term debt.............................................      9,811
                                                                                  ---------
      Total current liabilities.................................................  3,156,645

LONG-TERM DEBT, net of current portion..........................................     40,192
                                                                                  ---------
      Total liabilities.........................................................  3,196,837
                                                                                  ---------
STOCKHOLDERS' EQUITY:
  Common stock, $10 par value; 50 shares authorized, issued and outstanding.....        500
  Retained earnings.............................................................  1,231,352
                                                                                  ---------
      Total stockholders' equity................................................  1,231,852
                                                                                  ---------
      Total liabilities and stockholders' equity................................  $4,428,689
                                                                                  ---------
                                                                                  ---------

        The accompanying notes are an integral part of these statements.

                                  CRACON, INC.

                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

NET SALES.......................................................................  $3,419,358

COST OF SALES...................................................................  2,094,801
                                                                                  ---------
    Gross profit................................................................  1,324,557

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES....................................    873,066
                                                                                  ---------
    Income from operations......................................................    451,491

INTEREST EXPENSE, net...........................................................    143,159
                                                                                  ---------
    Net income..................................................................    308,332

RETAINED EARNINGS, DECEMBER 31, 1995............................................    993,020

DIVIDENDS.......................................................................    (70,000)
                                                                                  ---------
RETAINED EARNINGS, DECEMBER 31, 1996............................................  $1,231,352
                                                                                  ---------
                                                                                  ---------

         The accompanying notes are an integral part of this statement.

                                  CRACON, INC.

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income....................................................................  $ 308,332
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization...............................................     17,249
    Changes in certain assets and liabilities:
      Increase in receivables...................................................   (107,921)
      Decrease in tree inventories..............................................     73,107
      Decrease in other assets..................................................     20,000
      Decrease in trade payables................................................   (533,513)
      Increase in accrued liabilities...........................................     29,671
                                                                                  ---------
        Net cash used in operating activities...................................   (193,075)
                                                                                  ---------
CASH FLOWS FROM INVESTING ACTIVITIES: Purchase of fixed assets..................    (13,001)
                                                                                  ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of notes payable.......................................    775,409
  Repayments of notes payable...................................................   (435,000)
  Dividends paid................................................................    (91,000)
  Repayment of other long-term debt.............................................    (38,635)
                                                                                  ---------
        Net cash provided by financing activities...............................    210,774
                                                                                  ---------
        Net increase in cash....................................................      4,698

CASH AT BEGINNING OF YEAR.......................................................      9,295
                                                                                  ---------
CASH AT END OF YEAR.............................................................  $  13,993
                                                                                  ---------
                                                                                  ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for interest........................................  $ 141,192
                                                                                  ---------
                                                                                  ---------

        The accompanying notes are an integral part of these statements.

                                  CRACON, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

    ORGANIZATION

    Cracon, Inc. (the "Company"), an S corporation, is a grower, broker and distributor of Christmas trees. The Company sells primarily to general merchandise chain stores, home improvement chain stores and retail garden stores.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    The Company considers cash held in banks and deposits with maturities of three months or less to be cash and cash equivalents. All overdraft balances have been reclassified to current liabilities.

    INVENTORIES

    Inventories consist primarily of Christmas trees and are carried at the lower of cost or market. Cost is determined using the average cost incurred to purchase or plant and maintain the inventory. Tree inventories are classified as long-term until the trees are cut and ready for sale. The Company is dependent on several vendors for a large portion of its inventory.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost and are depreciated over their estimated useful lives using accelerated methods as follows:

Machinery and equipment.............  7 years
Vehicles............................  5 years
Leasehold improvements..............  lease term

    Repairs and maintenance are charged to operations as incurred, and expenditures for renewals and betterments are capitalized and depreciated over the estimated useful lives of the assets.

    REVENUE RECOGNITION

    Revenues are recognized when products are shipped and all significant obligations of the Company have been completed.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying value of the Company's financial instruments, including accounts receivable, accounts payable and debt, approximates fair value.

                                  CRACON, INC.

                               DECEMBER 31, 1996

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    INCOME TAXES

    The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code of 1986, as amended, by consent of its stockholders. Therefore, the Company generally does not pay federal income taxes on its income. Instead, the stockholders are liable for individual federal income taxes on their respective share of the Company's taxable income.

    ASSET IMPAIRMENT

    On January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS 121). SFAS 121 requires that long-lived assets, certain identifiable intangibles and goodwill be reviewed for impairment when expected future undiscounted cash flows are less than the carrying value of the asset. No charges were recorded pursuant to this statement in fiscal 1996.

2.  CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade accounts receivable. The Company sells primarily on net 30-day terms, performs credit evaluation procedures, and generally does not require collateral. The Company maintains allowances for potential credit losses and does not currently foresee a credit risk associated with these receivables. Four customers accounted for approximately 76 percent of accounts receivable as of December 31, 1996. These same four customers accounted for approximately 72 percent of sales for the year ended December 31, 1996.

3.  PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following at December 31, 1996:

Land..............................................................  $ 209,279
Machinery and equipment...........................................     93,634
Vehicles..........................................................     49,766
Leasehold improvements............................................     26,350
                                                                    ---------
    Total property and equipment..................................    379,029
Less: Accumulated depreciation....................................   (116,848)
                                                                    ---------
Property and equipment, net.......................................  $ 262,181
                                                                    ---------
                                                                    ---------

    Depreciation expense for the year ended December 31, 1996, was $17,249.

4.  NOTES PAYABLE:

    Notes payable are due at various dates through December 31, 1997. Interest is payable annually or quarterly at various rates. At December 31, 1996, the weighted average interest rate was 10.9 percent.

                                  CRACON, INC.

                               DECEMBER 31, 1996

4.  NOTES PAYABLE: (CONTINUED)
    Certain of the note holders are employees or relatives of the current shareholders of the Company. Amounts due to these note holders have been classified as notes payable--related parties in the accompanying balance sheet. During 1996, the Company incurred $51,200 in interest on these related party notes payable.

5.  LONG-TERM DEBT:

    Long-term debt as of December 31, 1996 consists of the following:

Mortgage note payable to individuals; annual principal payments of
  $4,633 through February 2003; interest payable annually at 9.5 percent; secured by the underlying property......................  $  32,434

Mortgage note payable to a bank; monthly principal and interest payments of $591 through November 1999; interest at 9.5 percent;
  secured by the underlying property...............................     17,569
                                                                     ---------
                                                                        50,003
Less: Current portion..............................................     (9,811)
                                                                     ---------
                                                                     $  40,192
                                                                     ---------
                                                                     ---------

    Future maturities of long-term debt as of December 31, 1996 are as follows:

1997...............................................................  $  14,811
1998...............................................................     14,361
1999...............................................................     12,749
2000...............................................................      6,393
2001...............................................................      5,953
Thereafter.........................................................     10,588
                                                                     ---------
                                                                        64,855
Less: Amount representing interest.................................     14,582
                                                                     ---------
                                                                     $  50,003
                                                                     ---------
                                                                     ---------

6.  COMMITMENTS AND CONTINGENT LIABILITIES:

    LEASES

    The Company leases certain growing facilities under noncancellable operating leases expiring at various dates through 2005. Total rent expense for the year ended December 31, 1996, was $12,115.

                                  CRACON, INC.

                               DECEMBER 31, 1996

6.  COMMITMENTS AND CONTINGENT LIABILITIES: (CONTINUED)
    As of December 31, 1996, future minimum rental payments required under noncancellable operating leases are as follows:

1997...............................................................  $   7,945
1998...............................................................      7,045
1999...............................................................      6,045
2000...............................................................      6,045
2001...............................................................      2,790
Thereafter.........................................................      1,750
                                                                     ---------
                                                                     $  31,520
                                                                     ---------
                                                                     ---------

    PURCHASE COMMITMENTS

    The Company has contracts to purchase Christmas trees from third-party growers. Certain of these contracts require the Company to maintain the trees until they are harvested. The Company will pay for any trees it harvests at a price per tree. As of December 31, 1996, the Company has $207,550 in purchase contracts.

7.  RELATED PARTY TRANSACTIONS:

    In the normal course of business, the Company sells Christmas trees to an entity under common ownership. In 1996, sales to this related party were approximately $713,000. Accounts receivable related to these sales totaled $363,000 at December 31, 1996.

    In 1996, the Company repaid a loan on behalf of an entity under common control. The advance of $29,271 has been included in accounts receivable--related parties.

8.  SUBSEQUENT EVENTS:

    In August 1997, substantially all of the Company's assets were purchased by Color Spot Christmas Trees, Inc., a wholly owned subsidiary of Color Spot Nurseries, Inc., for cash and stock.

                          INDEPENDENT AUDITORS' REPORT

The Members
Wolfe Greenhouses, L.L.C.:

    We have audited the accompanying balance sheet of Wolfe Greenhouses, L.L.C. as of December 27, 1996, and the related statements of operations and members' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain a reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wolfe Greenhouses, L.L.C. at December 27, 1996 and the results of its operations and its cash flows for the year ended December 27, 1996 in conformity with generally accepted accounting principles.

                                          JAYNES, REITMEIER, BOYD & THERRELL,
                                          P.C.

Waco, Texas
June 11, 1997

                           WOLFE GREENHOUSES, L.L.C.

                                 BALANCE SHEET

                               DECEMBER 27, 1996

                                          ASSETS

Current assets:
  Cash..........................................................................  $ 790,964
  Accounts receivable:
    Trade, less allowance for doubtful accounts of $30,592 (Note 5).............    981,703
    Other.......................................................................    130,246
  Inventories (Notes 2 and 5)...................................................  1,204,758
  Prepaid expenses..............................................................     18,736
                                                                                  ---------
      Total current assets......................................................  3,126,407
                                                                                  ---------
Investment in joint venture (Note 3)............................................     25,826
                                                                                  ---------
Property, plant and equipment (Notes 4 and 5)...................................  1,647,384
  Less accumulated depreciation.................................................   (113,773)
                                                                                  ---------
                                                                                  1,533,611
                                                                                  ---------
                                                                                  $4,685,844
                                                                                  ---------
                                                                                  ---------

                              LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
  Current installments of long-term debt (Note 5)...............................  $ 103,665
  Trade accounts payable........................................................  1,283,408
  Accrued expenses..............................................................    238,857
  Deferred income taxes (Note 8)................................................     59,159
                                                                                  ---------
      Total current liabilities.................................................  1,685,089
                                                                                  ---------
Long-term debt, excluding current installments (Note 5).........................  1,552,977
                                                                                  ---------
Commitments (Note 11)...........................................................     --
Members' equity.................................................................  1,447,778
                                                                                  ---------
                                                                                  $4,685,844
                                                                                  ---------
                                                                                  ---------

                See accompanying notes to financial statements.

                           WOLFE GREENHOUSES, L.L.C.

                  STATEMENT OF OPERATIONS AND MEMBERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 27, 1996

Net sales.......................................................................  $8,634,378
Cost of sales...................................................................  5,918,568
                                                                                  ---------
    Gross profit................................................................  2,715,810
Selling, general and administrative expenses....................................  1,415,939
                                                                                  ---------
    Income from operations......................................................  1,299,871
                                                                                  ---------
Other income (deductions):
  Interest expense (Note 5).....................................................   (198,506)
  Equity in loss of joint venture (Note 3)......................................    (10,153)
  Gain on warranty settlement (Note 7)..........................................    184,694
  Other, net....................................................................     27,186
                                                                                  ---------
                                                                                      3,221
                                                                                  ---------
    Income before income taxes..................................................  1,303,092
Income taxes (Note 8)...........................................................     51,625
                                                                                  ---------
    Net income..................................................................  1,251,467

Members' equity, beginning of period............................................    418,638
Members' contributions..........................................................      7,600
Members' withdrawals............................................................   (229,927)
                                                                                  ---------
Members' equity, end of period..................................................  $1,447,778
                                                                                  ---------
                                                                                  ---------

                See accompanying notes to financial statements.

                           WOLFE GREENHOUSES, L.L.C.

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 27, 1996

Cash flows from operating activities:
  Net income....................................................................  $1,251,467
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation................................................................    118,379
    Deferred income taxes.......................................................     47,680
    Equity in loss of joint venture.............................................     10,153
    Gain on warranty settlement.................................................   (184,694)
    Decrease (increase) in assets:
      Accounts receivable.......................................................    (97,197)
      Inventories...............................................................    (42,387)
      Prepaid expenses..........................................................     12,296
      Other assets..............................................................     12,488
    Increase (decrease) in liabilities:
      Trade accounts payable....................................................   (251,840)
      Accrued expenses..........................................................    111,448
                                                                                  ---------
        Net cash provided by operating activities...............................    987,793
                                                                                  ---------
Cash flows from investing activities (Note 10):
  Contributions to joint venture................................................    (18,702)
  Proceeds from warranty settlement.............................................    391,184
  Capital expenditures..........................................................   (203,408)
                                                                                  ---------
        Net cash provided by investing activities...............................    169,074
                                                                                  ---------
Cash flows from financing activities (Note 10):
  Proceeds from repayment of other receivables..................................      7,077
  Principal payments on long-term debt..........................................   (106,987)
  Members' contributions........................................................      7,600
  Members' withdrawals..........................................................   (229,927)
                                                                                  ---------
        Net cash used in financing activities...................................   (322,237)
                                                                                  ---------
Net increase in cash and cash overdraft.........................................    834,630
Cash overdraft at beginning of period...........................................    (43,666)
                                                                                  ---------
Cash at end of period...........................................................  $ 790,964
                                                                                  ---------
                                                                                  ---------

                See accompanying notes to financial statements.

                           WOLFE GREENHOUSES, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 27, 1996

 (1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a)  NATURE OF BUSINESS

    Wolfe Greenhouses, L.L.C. (the "Company"), organized as a limited liability company, is an association formed in accordance with the laws of the State of Texas. Under the terms of its current articles of incorporation, the Company will cease to exist on July 1, 2025. The Company operates a wholesale greenhouse facility located in Waco, Texas whose principal customers are grocery chain stores located in Texas.

    (b)  INVENTORIES

    Inventories are stated at the lower of cost or market. Cost is determined by first-in, first-out method.

    (c)  INVESTMENT IN JOINT VENTURE

    Investment in joint venture is accounted for by the equity method.

    (d)  PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets.

    (e)  USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 (2) INVENTORIES

    Inventories at December 27, 1996 consisted of the following:

Growing crops...................................................  $ 986,354
Supplies........................................................    199,927
Landscape plants and supplies...................................     18,477
                                                                  ---------
                                                                  $1,204,758
                                                                  ---------
                                                                  ---------

 (3) INVESTMENT IN JOINT VENTURE

    Investment in joint venture consists of a fifty percent interest in a joint venture. Summary financial information of the Company's fifty percent interest as of December 27, 1996 follows:

Real estate.......................................................  $ 100,112
Other assets......................................................      6,839
Long-term debt....................................................    (74,029)
Other liabilities.................................................     (7,096)
                                                                    ---------
  Venturers' equity...............................................  $  25,826
                                                                    ---------
                                                                    ---------

                           WOLFE GREENHOUSES, L.L.C.

                               DECEMBER 27, 1996

 (4) PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment at December 27, 1996 consisted of the following:

                                                                                   ESTIMATED
                                                                                    USEFUL
                                                                       AMOUNT        LIVES
                                                                    ------------  -----------
Land..............................................................  $     77,066      --
Buildings and improvements........................................     1,238,774  3-25 years
Equipment.........................................................       265,411  5-20 years
Construction in progress..........................................        66,133      --
                                                                    ------------
                                                                    $  1,647,384
                                                                    ------------
                                                                    ------------

 (5) DEBT

    Long-term debt at December 27, 1996 consists of the following:

Mortgage note payable to a financial institution with interest at 2.5% above the base rate (10.75% at December 27, 1996), secured by property and buildings, payable in monthly
  principal and interest payments of $22,878 through December,
  2006..........................................................  $1,632,365
Installment note payable, interest rate at 12.59%, secured by
  equipment, due November, 1999.................................     24,277
                                                                  ---------
                                                                  1,656,642
Less current installments.......................................    103,665
                                                                  ---------
                                                                  $1,552,977
                                                                  ---------
                                                                  ---------

    The Company also has a line of credit agreement with a bank. Under the agreement, the line of credit agreement allows the Company to borrow up to a maximum of $800,000. The agreement is secured by trade accounts receivable and inventory. There were no outstanding borrowings under this agreement at December 27, 1996.

    The Company's debt agreements relating to the above notes contain restrictive financial covenants. The Company was in compliance with such covenants under the terms of the agreements.

    The aggregate maturities of long-term debt for each of the five years subsequent to December 27, 1996 are as follows:

1997............................................................  $ 103,665
1998............................................................    116,057
1999............................................................    129,102
2000............................................................    134,774
2001............................................................    147,497
Thereafter......................................................  1,025,547
                                                                  ---------
Total...........................................................  1,656,642

                           WOLFE GREENHOUSES, L.L.C.

                               DECEMBER 27, 1996

 (6) LEASES

    The Company has several noncancellable operating leases for transportation equipment that expire over the next six years. These leases require the Company to pay certain executory costs, such as insurance, and purchase fuel from the lessor. Rental payments include minimum rentals plus contingent rentals based on mileage and inflation rates. Lease expense for operating leases during 1996 consisted of the following:

Minimum rentals....................................................  $  53,568
Contingent rentals.................................................     31,632
                                                                     ---------
  Total............................................................  $  85,200
                                                                     ---------
                                                                     ---------

    Future minimum lease payments under noncancellable operating leases as of December 27, 1996 are $53,568 annually for 1997 through 2001.

 (7) GAIN FROM WARRANTY SETTLEMENT

    During 1996, fiberglass roofs on certain greenhouses were determined to be defective. After settlement with the manufacturer, the Company retired roofs on the greenhouses which had a carrying value of $206,490 and recognized a gain from the warranty settlement of $184,694.

 (8) INCOME TAXES

    The Company is classified as a partnership for federal income tax purposes. For federal purposes, partnership income is taxed directly to its members; consequently, no provision is made in the accompanying financial statements for federal income taxes. L.L.C.'s, however, are subject to the State of Texas franchise tax--essentially a tax based on income.

    Income taxes for year ended December 27, 1996 consisted of $3,945 of current state income tax and $47,680 of deferred state income tax.

    Amounts for deferred tax assets and liabilities at December 27, 1996 are as follows:

Deferred tax liabilities...........................................  $  61,211
Deferred tax assets................................................     (2,052)
                                                                     ---------
                                                                     $  59,159
                                                                     ---------
                                                                     ---------

    Management has determined, based on the reversal of deferred tax liabilities, projected future taxable income and tax planning strategies, that the Company will more likely than not be able to fully recognize the deferred tax assets at December 27, 1996.

    Temporary differences giving rise to deferred tax liabilities consist primarily of differences between fixed asset basis and depreciation for income tax purposes and financial statement reporting purposes, accrued vacation not deductible for income tax purposes, growing crop inventory which is expensed as incurred for income tax, and allowances for doubtful accounts which are not deductible for income tax purposes.

                           WOLFE GREENHOUSES, L.L.C.

                               DECEMBER 27, 1996

 (9) BUSINESS CONCENTRATIONS

    Approximately $5,000,000 of revenue representing 60% of net sales were derived from four customers during the year ended December 27, 1996.

(10) SUPPLEMENTAL CASH FLOW INFORMATION

    The Company paid $184,434 for interest and $3,945 for state income tax during 1996.

(11) COMMITMENTS

    The Company has entered into an agreement to construct a new greenhouse at an estimated cost of $363,364. At December 27, 1996, the Company was committed for $297,231 of estimated unpaid construction costs.

(12) EMPLOYEE BENEFIT PLAN

    The Company sponsors a defined contribution 401(k) plan that covers employees who have completed one year of service and are 21 years old. Company contributions to the plan are discretionary by the members as determined each year. For 1996, no company contributions were made.

(13) SUBSEQUENT EVENTS

    Subsequent to year-end, the joint venture discussed in Note 3 settled certain contingent assets and liabilities, and sold certain real estate. The Company realized approximately $288,000 of income in 1997 related to these subsequent transactions of the joint venture.

    On May 28, 1997, the Members of the Company signed a letter of intent for a proposed sale of all their existing interest in the Company.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and
Stockholders of CSN, Inc.:

    We have audited the accompanying balance sheet of Signature Trees (a California general partnership) as of December 31, 1996, and the related statements of operations and partners' capital, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Signature Trees as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
July 7, 1997

                                SIGNATURE TREES
                                 BALANCE SHEET
                               DECEMBER 31, 1996

                                     ASSETS

CURRENT ASSETS:
  Cash..............................................................................................  $    154,281
  Accounts receivable, net of allowance for doubtful accounts of $100,000...........................     4,826,696
  Notes receivable..................................................................................         6,000
                                                                                                      ------------
      Total current assets..........................................................................     4,986,977

TREE INVENTORY AND DEPOSITS.........................................................................       831,072

PROPERTY AND EQUIPMENT, net.........................................................................       421,158
                                                                                                      ------------
      Total assets..................................................................................  $  6,239,207
                                                                                                      ------------
                                                                                                      ------------

                                          LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
  Accounts payable..................................................................................  $  3,245,566
  Current portion of long-term debt.................................................................       823,319
                                                                                                      ------------
      Total current liabilities.....................................................................     4,068,885
LONG-TERM DEBT......................................................................................       551,331
PARTNERS' CAPITAL...................................................................................     1,618,991
                                                                                                      ------------
      Total liabilities and partners' capital.......................................................  $  6,239,207
                                                                                                      ------------
                                                                                                      ------------

        The accompanying notes are an integral part of these statements.

                                SIGNATURE TREES

                 STATEMENT OF OPERATIONS AND PARTNERS' CAPITAL

                      FOR THE YEAR ENDED DECEMBER 31, 1996

NET SALES.......................................................................  $6,855,117

COST OF SALES...................................................................  4,564,925
                                                                                  ---------
    Gross profit................................................................  2,290,192

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES....................................  1,352,046
                                                                                  ---------
    Income from operations......................................................    938,146

INTEREST EXPENSE, net...........................................................     37,452
                                                                                  ---------
    Net income..................................................................    900,694

PARTNERS' CAPITAL, beginning of year............................................    718,297
                                                                                  ---------
PARTNERS' CAPITAL, end of year..................................................  $1,618,991
                                                                                  ---------
                                                                                  ---------

        The accompanying notes are an integral part of these statements.

                                SIGNATURE TREES

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.....................................................................  $ 900,694
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization................................................      2,504
    Changes in certain assets and liabilities:
      Increase in receivables....................................................   (611,312)
      Increase in tree inventories and deposits..................................   (740,974)
      Increase in other assets...................................................          0
      Increase in accounts payable...............................................    808,637
                                                                                   ---------
        Net cash provided by operating activities................................    359,549
                                                                                   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment.............................................   (221,730)
                                                                                   ---------
        Net cash used in investing activities....................................   (221,730)
                                                                                   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings.......................................................    700,000
  Repayments of long-term debt...................................................   (928,000)
  Net borrowings under revolving line of credit..................................    219,000
                                                                                   ---------
        Net cash used in financing activities....................................     (9,000)
                                                                                   ---------
        Net increase in cash.....................................................    128,819

CASH AT BEGINNING OF YEAR........................................................     25,462
                                                                                   ---------
CASH AT END OF YEAR..............................................................  $ 154,281
                                                                                   ---------
                                                                                   ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest.....................................................................  $  42,884
                                                                                   ---------
                                                                                   ---------
    Income taxes.................................................................  $       0
                                                                                   ---------
                                                                                   ---------

        The accompanying notes are an integral part of these statements.

                                SIGNATURE TREES

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1.  SIGNIFICANT ACCOUNTING POLICIES:

    PARTNERSHIP BACKGROUND AND ORGANIZATION

    Signature Trees (the "Partnership"), a California general partnership, is a grower, broker and distributor of Christmas trees. The Partnership sells primarily to general merchandise chain stores, home improvement chain stores and retail garden stores.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    The Partnership considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. All overdraft balances have been reclassified to current liabilities.

    INVENTORIES

    Inventories consist primarily of Christmas trees and are carried at the lower of cost or market. Cost is determined using the average cost incurred to purchase or plant and maintain the inventory. Tree inventories are classified as long-term until the trees are cut and ready for sale. The Partnership is dependent on several vendors for a large portion of its inventory.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at historical cost and are depreciated over their estimated useful lives using the straight-line method as follows:

Machines and equipment..........................................   7 years
Leasehold improvements..........................................  lease term

    Repairs and maintenance are charged to operations as incurred, and expenditures for renewals and betterments are capitalized and depreciated over the estimated useful lives of the assets.

    REVENUE RECOGNITION

    Revenues are recognized when products are shipped and all significant obligations of the Partnership have been met.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying value of the Partnership's financial instruments, including accounts receivable, debt and accounts payable, approximates fair value.

                                SIGNATURE TREES

                               DECEMBER 31, 1996

1.  SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    INCOME TAXES

    The Partnership is not subject to federal income taxes; rather, income from operations is passed directly through to the partners.

    ASSET IMPAIRMENT

    On January 1, 1996, the Partnership adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS 121). SFAS 121 requires that long-lived assets, certain identifiable intangibles and goodwill be reviewed for impairment when expected future undiscounted cash flows are less than the carrying value of the asset. No charges were recorded pursuant to this statement in fiscal 1996.

2.  CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Partnership to concentration of credit risk consist primarily of trade accounts receivable. The Partnership sells primarily on net 30-day terms, performs credit evaluation procedures, and generally does not require collateral. The Partnership maintains allowances for potential credit losses and does not currently foresee a credit risk associated with these receivables. Sales to the Partnership's ten largest customers represented approximately 82 percent of sales.

3.  PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following at December 31, 1996:

Land..........................................................  $  317,786
Machines and equipment........................................      49,416
Leasehold improvements........................................      56,864
                                                                ----------
  Total property and equipment................................     424,066
Less: Accumulated depreciation................................       2,908
                                                                ----------
Property and equipment, net...................................  $  421,158
                                                                ----------
                                                                ----------

    Depreciation expense for the year ended December 31, 1996, was $2,504.

                                SIGNATURE TREES

                               DECEMBER 31, 1996

4.  DEBT:

    Debt consists of the following at December 31, 1996:

Revolving line of credit(1).................................  $    719,000
Note payable(2).............................................       240,000
Note payable(3).............................................       190,000
Note payable(4).............................................       137,000
Note payable(5).............................................        88,650
                                                              ------------
                                                                 1,374,650
Less: Current portion.......................................      (823,319)
                                                              ------------
                                                              $    551,331
                                                              ------------
                                                              ------------

(1) $750,000 revolving line of credit with Key Bank. Advances under the line accrue interest at the bank's base rate plus 1.5 percent (9.75 percent at December 31, 1996). The line is secured by the Partnership's accounts receivable, inventory and certain real property. The line expires on May 10, 1997.

(2) Note payable incurred in conjunction with the purchase of certain real property. The noninterest-bearing note requires $60,000 annual payments and matures on May 30, 2001.

(3) Note payable bearing interest at 9 percent. The note requires annual payments of $20,646 with unpaid principal and interest due on March 10, 2006.

(4) Note payable incurred in conjunction with the purchase of certain real property bearing interest at 3 percent. The note requires payments of $73,333 in 1997 and a final payment of $63,667 on November 1, 1998. The note is secured by certain real property.

(5) Note payable bearing interest at 9.75 percent. The note requires $10,340 annual payments with unpaid principal and interest due on May 10, 2005.

    Maturities of debt are as follows:

1997........................................................  $    823,319
1998........................................................       154,653
1999........................................................        90,986
2000........................................................        90,986
2001........................................................        90,986
Thereafter..................................................       123,720
                                                              ------------
                                                              $  1,374,650
                                                              ------------
                                                              ------------

5.  COMMITMENTS AND CONTINGENT LIABILITIES:

    LEASES

    The Partnership leases certain growing facilities under noncancellable operating leases expiring at various dates through 2012. Total rent expense for the year ended December 31, 1996, was $10,758. As of

                                SIGNATURE TREES

                               DECEMBER 31, 1996

5.  COMMITMENTS AND CONTINGENT LIABILITIES: (CONTINUED)
December 31, 1996, aggregate annual future minimum rental payments required by all noncancellable operating leases are as follows:

                                                                  AMOUNT
                                                                ----------
1997..........................................................  $   16,460
1998..........................................................      14,960
1999..........................................................      14,960
2000..........................................................      14,960
2001..........................................................      14,960
Thereafter....................................................      75,120
                                                                ----------
                                                                $  151,420
                                                                ----------
                                                                ----------

    PURCHASE COMMITMENTS

    The Partnership has contracts to purchase Christmas trees from third-party growers. Certain of these contracts require the Partnership to maintain the trees until they are harvested. Future minimum purchase commitments under the contracts are as follows:

1997..........................................................  $  135,842
1998..........................................................      69,667
1999..........................................................      31,000

6.  SUBSEQUENT EVENTS:

    In March 1997, certain assets (inventory, prepaid assets and equipment with a net book value of approximately $997,000) of the Partnership were sold to Color Spot Christmas Trees, Inc., a wholly owned subsidiary of Color Spot Nurseries, Inc. ("Color Spot") for cash and stock. In addition, Color Spot Christmas Trees, Inc. ("Trees") assumed the Partnership's $137,000 note payable. The president of Color Spot has a 20 percent partnership interest in the Partnership. Certain partners of the Partnership will lease certain of its real property to Trees to grow trees.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and
Stockholders of CSN, Inc.:

    We have audited the accompanying balance sheet of Peters' Wholesale Greenhouses, Inc. (a Texas corporation), as of December 31, 1996, and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Peters' Wholesale Greenhouses, Inc., as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
August 12, 1997

                      PETERS' WHOLESALE GREENHOUSES, INC.

                     BALANCE SHEET AS OF DECEMBER 31, 1996

                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.........................................................  $     291
  Accounts receivable, less allowance for doubtful accounts of $25..................        574
  Inventories.......................................................................      1,042
  Income taxes receivable...........................................................         77
                                                                                      ---------
    Total current assets............................................................      1,984

PROPERTY AND EQUIPMENT, net.........................................................      1,642
                                                                                      ---------
    Total assets....................................................................  $   3,626
                                                                                      ---------
                                                                                      ---------

                             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current maturities of debt........................................................  $     354
  Current maturities of stockholder loan............................................        101
  Accounts payable..................................................................        809
  Accrued expenses..................................................................        121
  Deferred income taxes.............................................................        312
                                                                                      ---------
    Total current liabilities.......................................................      1,697

LONG-TERM DEBT......................................................................        102

DEFERRED INCOME TAXES...............................................................         38

STOCKHOLDER LOAN....................................................................        527
                                                                                      ---------
    Total liabilities...............................................................      2,364

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, $.10 par value, 250,000 shares authorized and 10,000 shares issued
    and outstanding.................................................................          1
  Retained earnings.................................................................      1,261
                                                                                      ---------
    Total stockholders' equity......................................................      1,262
                                                                                      ---------
    Total liabilities and stockholders' equity......................................  $   3,626
                                                                                      ---------
                                                                                      ---------

   The accompanying notes are an integral part of these financial statements.

                      PETERS' WHOLESALE GREENHOUSES, INC.

                            STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                 (IN THOUSANDS)

NET SALES...........................................................................  $   5,059
COST OF SALES.......................................................................      3,693
                                                                                      ---------
    Gross profit....................................................................      1,366
OPERATING EXPENSES:
    Selling, general and administrative.............................................      1,264
                                                                                      ---------
    Income from operations..........................................................        102
INTEREST EXPENSE, net...............................................................        (62)
OTHER INCOME........................................................................        116
                                                                                      ---------
    Income before income taxes......................................................        156
PROVISION FOR INCOME TAXES..........................................................         53
                                                                                      ---------
    Net income......................................................................  $     103
                                                                                      ---------
                                                                                      ---------

   The accompanying notes are an integral part of these financial statements.

                      PETERS' WHOLESALE GREENHOUSES, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                                  COMMON STOCK
                                                                            ------------------------   RETAINED
                                                                             SHARES       AMOUNT       EARNINGS      TOTAL
                                                                            ---------  -------------  -----------  ---------
BALANCE, December 31, 1995................................................     10,000    $       1     $   1,158   $   1,159
  Net income..............................................................     --           --               103         103
                                                                                                --
                                                                            ---------                 -----------  ---------
BALANCE, December 31, 1996................................................     10,000    $       1     $   1,261   $   1,262
                                                                                                --
                                                                                                --
                                                                            ---------                 -----------  ---------
                                                                            ---------                 -----------  ---------

   The accompanying notes are an integral part of these financial statements

                      PETERS' WHOLESALE GREENHOUSES, INC.

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                 (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................................................................  $     103
  Adjustments to reconcile net income to net cash provided by operating activities--
    Depreciation.....................................................................        150
    Changes in certain assets and liabilities:
      Decrease in accounts receivable................................................        331
      Increase in inventories........................................................       (161)
      Increase in income taxes receivable............................................        (64)
      Increase in accounts payable...................................................        102
      Decrease in accrued expenses...................................................        (14)
      Increase in deferred income taxes..............................................         53
                                                                                       ---------
        Net cash provided by operating activities....................................        500
                                                                                       ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment................................................       (909)
  Proceeds from sale of fixed assets.................................................         10
                                                                                       ---------
        Net cash used in investing activities........................................       (899)
                                                                                       ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings...........................................................        641
  Repayments of long-term debt.......................................................       (223)
  Net borrowing under revolving lines of credit......................................        155
                                                                                       ---------
        Net cash provided by financing activities....................................        573
                                                                                       ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS............................................        174
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR.......................................        117
                                                                                       ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR.............................................  $     291
                                                                                       ---------
                                                                                       ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for--
    Interest.........................................................................  $      30
                                                                                       ---------
                                                                                       ---------
    Income taxes.....................................................................  $      77
                                                                                       ---------
                                                                                       ---------
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
  During 1996, the Company exchanged property and equipment and a related note payable with book values of $207 and $157, respectively, to the Stockholders. In return, the Company received property and equipment and a related note payable of
    $144 and $94, respectively.

   The accompanying notes are an integral part of these financial statements.

                      PETERS' WHOLESALE GREENHOUSES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

                                 (IN THOUSANDS)

 1.  NATURE OF OPERATIONS AND DESCRIPTION OF BUSINESS:

    The financial statements presented herein include the accounts of Peters' Wholesale Greenhouses, Inc. (the "Company"). The Company is located in Walnut Springs, Texas, and is a producer of bedding plants. The Company sells primarily to general merchandise stores and retail garden stores in Central and East Texas. The Company's sole stockholders are Tom and Ramona Peters (the "Stockholders").

 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    The following is a summary of significant accounting policies followed by the Company in preparing its financial statements in accordance with generally accepted accounting principles.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    The Company considers highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

    INVENTORIES

    Inventories consist primarily of plant inventory and are stated at the lower of cost or market. Cost is determined using the average cost method and includes direct production costs and overhead.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and depreciated over their estimated useful lives on an accelerated basis as follows:

Buildings and improvements...................................................    5 to 30 years
Fixtures and equipment.......................................................     3 to 7 years

    Repair and maintenance are charged to operations as incurred, and expenditures for renewals and betterments are capitalized and depreciated over the estimated useful lives of the assets.

    REVENUE RECOGNITION

    The Company recognizes revenues when products are received by the customer and all significant obligations of the Company have been completed. Where appropriate, the Company also establishes a concurrent reserve for returns and allowances.

                      PETERS' WHOLESALE GREENHOUSES, INC.

                               DECEMBER 31, 1996

                                 (IN THOUSANDS)

 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    FAIR VALUE OF FINANCIAL INSTRUMENTS

    For certain financial instruments, including accounts receivable, accounts payable and notes payable, the Company's carrying amount approximates fair value.

    INCOME TAXES

    Income taxes are recognized in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 utilizes the asset and liability method under which deferred income taxes are recognized for the consequences of temporary differences by applying currently enacted statutory rates to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

    ASSET IMPAIRMENT

    On January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS 121). SFAS 121 requires that long-lived assets, certain identifiable intangibles and goodwill be reviewed for impairment when expected future undiscounted cash flows are less than the carrying value of the asset. No charges were recorded pursuant to this statement in 1996.

 3.  CONCENTRATIONS OF RISK:

    The Company does not perform credit evaluations of its customers' financial condition and generally does not require collateral, as the majority of its customers are large, well established companies. The Company maintains an allowance for potential credit losses.

    For the year ended December 31, 1996, five customers accounted for approximately 81 percent of the Company's accounts receivable balance and 88 percent of net sales. The Company's two largest customers accounted for approximately 56 percent and 14 percent of net sales, respectively.

    During 1996, one of Peters' top five customers of 1995, H. S. Floral Distributors, no longer conducted business with the Company due to pricing conflicts. This business was replaced with Lowe's Corporation, a new customer obtained in 1996.

    The Company purchases inventories and greenhouse building materials from primarily two vendors. Purchases from these two vendors represent 85 percent of the accounts payable balance at year-end;
56 percent from B.W.I.-Schulenburg and 29 percent from Ball Seed. Management believes alternative suppliers could be obtained, if needed.

 4.  INVENTORIES:

    Inventories at December 31, 1996, consist of raw materials, supplies and plants of approximately $1,042.

                      PETERS' WHOLESALE GREENHOUSES, INC.

                               DECEMBER 31, 1996

                                 (IN THOUSANDS)

 5.  PROPERTY AND EQUIPMENT:

    Property and equipment at December 31, 1996, consist of the following:

Land................................................................................  $     196
Buildings and improvements..........................................................      2,211
Fixtures and equipment..............................................................        694
                                                                                      ---------
                                                                                          3,101
Less: Accumulated depreciation......................................................     (1,459)
                                                                                      ---------
Net property and equipment..........................................................  $   1,642
                                                                                      ---------
                                                                                      ---------

    Depreciation expense for the year ended December 31, 1996, was $150.

 6.  ACCRUED EXPENSES:

    Accrued expenses as of December 31, 1996, consist of the following:

Royalties.............................................................................  $      32
Interest and finance charges..........................................................         47
Utilities.............................................................................         27
Payroll and payroll taxes.............................................................         11
Other.................................................................................          4
                                                                                        ---------
Total accrued expenses................................................................  $     121
                                                                                        ---------
                                                                                        ---------

 7.  DEBT:

    Lines of credit and long-term debt at December 31, 1996, consisted of the following:

Revolving line of credit (1)..........................................................  $     150
Revolving line of credit (2)..........................................................        200
Note payable (3)......................................................................         94
Note payable (4)......................................................................         12
                                                                                        ---------
                                                                                        $     456
                                                                                        ---------
                                                                                        ---------

------------------------

(1) $350 revolving line of credit with a financial institution under which $150 was outstanding at December 31, 1996. Advances under the line of credit accrue interest at 9.25 percent per annum. The line is secured by all accounts the Company holds with the bank, inventory and accounts receivable. The line expires on May 31, 1997. Subsequent to year-end, this line of credit was renewed and the new expiration date is May 31, 1998.

(2) $300 revolving line of credit with a financial institution under which $200 was outstanding at December 31, 1996. Advances under the line of credit accrue interest at the prime rate plus 1 percent

                      PETERS' WHOLESALE GREENHOUSES, INC.

                               DECEMBER 31, 1996

                                 (IN THOUSANDS)

 7.  DEBT: (CONTINUED)
    per annum (9.25 percent at December 31, 1996). The line is secured by all accounts the Company holds with the bank and equipment. The line expires on November 20, 1997.

(3) Note payable was incurred in conjunction with the purchase of land. The note accrues interest at a variable interest rate per annum (9.75 percent at December 31, 1996) with interest and an installment of principal due annually and any unpaid principal due in entirety on April 1, 2016. The note is collateralized by the acquired land.

(4) Note payable was incurred in conjunction with the purchase of equipment. The note accrues interest at 7.75 percent per annum with monthly principal and interest payments of $.4. Unpaid principal and interest is due November 1, 1999. The note is collateralized by the acquired equipment.

    The annual amount of principal maturities of lines of credit and long-term debt outstanding at December 31, 1996, is as follows:

1997..................................................................................  $     354
1998..................................................................................          4
1999..................................................................................          4
2000..................................................................................     --
2001..................................................................................     --
Thereafter............................................................................         94
                                                                                        ---------
                                                                                        $     456
                                                                                        ---------
                                                                                        ---------

    As a result of borrowing rates presently available to the Company, the carrying value of the Company's line of credit and debt approximate fair value.

 8.  INCOME TAXES:

    The provision for income taxes consists of:

Current--
  Federal.............................................................................  $  --
  State and local.....................................................................     --
Deferred--
  Federal.............................................................................         53
  State and local.....................................................................     --
                                                                                        ---------
Provision for income taxes............................................................  $      53
                                                                                        ---------
                                                                                        ---------

                      PETERS' WHOLESALE GREENHOUSES, INC.

                               DECEMBER 31, 1996

                                 (IN THOUSANDS)

 8.  INCOME TAXES: (CONTINUED)
    A reconciliation between the provision for income taxes and the amount computed by applying the federal statutory income tax rate of 34 percent to income before income taxes is as follows:

Income before income taxes............................................................  $     156
                                                                                        ---------
                                                                                        ---------
Amount of federal income tax based upon the statutory rate............................  $      53
                                                                                        ---------
Provision for income taxes............................................................  $      53
                                                                                        ---------
                                                                                        ---------

    The effective tax rate for the Company is equal to the applicable federal statutory rate.

    Deferred tax assets (liabilities) are composed of the following at December 31, 1996:

Deferred tax assets--
  Allowance for doubtful accounts.....................................................  $       8
  Net operating loss carryforward.....................................................         34
                                                                                        ---------
  Total deferred tax assets...........................................................         42
                                                                                        ---------
Deferred tax liabilities--
  Inventories.........................................................................       (354)
  Property and equipment..............................................................        (38)
                                                                                        ---------
    Total deferred tax liabilities....................................................       (392)
                                                                                        ---------
Net deferred tax liability............................................................  $    (350)
                                                                                        ---------
                                                                                        ---------

    Income taxes receivable relates to tax payments made in 1996 which are refundable due to the net operating losses experienced by the Company. The Company has available federal net operating loss carryforwards of $101 which were generated during the year ended December 31, 1996. The federal net operating loss will expire in 15 years if not used.

 9.  RELATED-PARTY TRANSACTIONS:

    On May 7, 1996, the Company received a stockholder loan from the Stockholders. The loan accrues interest at a rate of 8.0 percent per annum and provides the Company with available credit of $1,500. The note requires payments of $75 on January 7 and July 7 each year until all outstanding principal and interest has been repaid. At December 31, 1996, the outstanding balance on the loan was $628.

    From time to time, the Stockholders will finance certain inventory purchases on their personal credit card. The Company will reimburse them within 30 days or when the credit card invoice is due, whichever is sooner.

    The Company's corporate offices are owned by the Stockholders. On January 1, 1997, the Stockholders began charging the Company rent of $2.5 per month. Prior to this date, no rent was being charged for these facilities.

                      PETERS' WHOLESALE GREENHOUSES, INC.

                               DECEMBER 31, 1996

                                 (IN THOUSANDS)

 9.  RELATED-PARTY TRANSACTIONS: (CONTINUED)
    During the year ended December 31, 1996, the Company paid management fees to the Stockholders of approximately $135.

10.  OTHER INCOME AND EXPENSE:

    Other income primarily relates to rental income earned by the Company, whereby the Company provides trailer houses for employees to rent on a per week basis. Total rental income earned in 1996 was $113.

11.  COMMITMENTS AND CONTINGENCIES:

    In the ordinary course of business, the Company has various cases pending involving contractual, employee-related and other matters. In light of the Company's legal position, insurance coverage and reserves, management does not believe that these cases will have a material adverse impact on the financial position or results of operations of the Company.

    The Company has no operating leases with original maturities greater than one year. From time to time, the Company will enter into weekly leases for transportation equipment. Total rent expense under these leases for the year ended December 31, 1996, was approximately $77.

    The Company is the primary guarantor of debt owed by a related-party investment company owned by the Shareholders. At December 31, 1996, the outstanding balance of the guaranteed debt is approximately $125.

    The Company pays royalties related to the cutting of certain plants (primarily poinsettias) to the original licensor. These amounts totaled approximately $32 for the year ended December 31, 1996.

12.  SUBSEQUENT EVENTS:

    On July 31, 1997, 100 percent of the outstanding stock of the Company was purchased by Color Spot Nurseries, Inc., for cash.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and

Stockholders of CSN, Inc.:

    We have audited the accompanying balance sheets of Lone Star Growers Co. (a Texas general partnership) as of June 30, 1996 and 1995, and the related statements of operations, partnership capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lone Star Growers Co. as of June 30, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois

July 31, 1997

                             LONE STAR GROWERS CO.

                     BALANCE SHEETS--JUNE 30, 1996 AND 1995

                                     ASSETS

                                                                                         1996           1995
                                                                                     -------------  -------------
CURRENT ASSETS:
  Cash.............................................................................  $     369,514  $     332,977
  Receivables:
    Trade, less allowance for doubtful accounts of $114,865 and $117,374,
      respectively.................................................................      3,213,753      2,696,649
    Related-party receivables......................................................        161,903        240,162
    Other receivables..............................................................      3,212,010              0
                                                                                     -------------  -------------
      Total receivables............................................................      6,587,666      2,936,811
  Inventories......................................................................      6,980,393      6,579,021
  Prepaid expenses.................................................................         42,751         58,987
  Notes receivable.................................................................         27,213         18,033
                                                                                     -------------  -------------
      Total current assets.........................................................     14,007,537      9,925,829
  Property and equipment, net......................................................      5,861,589      5,352,776
                                                                                     -------------  -------------
      Total assets.................................................................  $  19,869,126  $  15,278,605
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                                       LIABILITIES AND PARTNERSHIP CAPITAL

CURRENT LIABILITIES:
  Cash overdraft...................................................................  $     334,478  $     255,554
  Payables
    Trade..........................................................................      1,016,567      1,091,813
    Related parties................................................................        438,683        281,917
                                                                                     -------------  -------------
      Total payables...............................................................      1,455,250      1,373,730
  Accrued expenses.................................................................      1,023,018        698,048
  Current portion of revolving line of credit......................................        200,000      2,400,000
  Current portion of long-term debt................................................        916,794      1,000,000
  Advances from partner under revolving line of credit.............................      3,000,000      4,800,000
                                                                                     -------------  -------------
      Total current liabilities....................................................      6,929,540     10,527,332
LONG-TERM DEBT, net of current portion.............................................      5,278,928      2,900,000
                                                                                     -------------  -------------
      Total liabilities............................................................     12,208,468     13,427,332
                                                                                     -------------  -------------
PARTNERSHIP CAPITAL:
  Partnership capital..............................................................      2,805,989      2,805,989
  Undistributed profits............................................................      4,854,669       (954,716)
                                                                                     -------------  -------------
      Total partnership capital....................................................      7,660,658      1,851,273
                                                                                     -------------  -------------
      Total liabilities and partnership capital....................................  $  19,869,126  $  15,278,605
                                                                                     -------------  -------------
                                                                                     -------------  -------------

        The accompanying notes are an integral part of these statements.

                             LONE STAR GROWERS CO.

                            STATEMENTS OF OPERATIONS

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

                                                                                         1996           1995
                                                                                     -------------  -------------
SALES..............................................................................  $  23,509,596  $  18,429,903

COST OF SALES......................................................................     11,687,536      9,484,727
                                                                                     -------------  -------------
    Gross profit...................................................................     11,822,060      8,945,176

OPERATING EXPENSES:
  Delivery.........................................................................      3,258,402      2,703,379
  Sales and marketing..............................................................      2,167,244      1,832,400
  General and administrative.......................................................      1,586,383      1,235,824
  Other expenses...................................................................        556,345        318,131
  Depreciation.....................................................................        126,992        109,992
                                                                                     -------------  -------------
    Income from operations.........................................................      4,126,694      2,745,450

INTEREST EXPENSE...................................................................      1,122,984      1,036,059

OTHER INCOME, net..................................................................      3,230,675         13,172
                                                                                     -------------  -------------
    Net income.....................................................................  $   6,234,385  $   1,722,563
                                                                                     -------------  -------------
                                                                                     -------------  -------------

        The accompanying notes are an integral part of these statements.

                             LONE STAR GROWERS CO.

                       STATEMENTS OF PARTNERSHIP CAPITAL

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

BALANCE, June 30, 1994..........................................................  $ 128,710

  Net income....................................................................  1,722,563
  Distributions.................................................................          0
                                                                                  ---------

BALANCE, June 30, 1995..........................................................  1,851,273

  Net income....................................................................  6,234,385
  Distributions.................................................................   (425,000)
                                                                                  ---------

BALANCE, June 30, 1996..........................................................  $7,660,658
                                                                                  ---------
                                                                                  ---------

        The accompanying notes are an integral part of these statements.

                             LONE STAR GROWERS CO.

                            STATEMENTS OF CASH FLOWS

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

                                                                                          1996           1995
                                                                                      -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income........................................................................  $   6,234,385  $   1,722,563
  Adjustments to reconcile net income to net cash provided by operating activities:
    Loss (gain) on sale of fixed assets.............................................          2,661        (38,865)
    Depreciation and amortization...................................................        827,924        697,202
    Changes in certain assets and liabilities:
      Increase in receivables.......................................................     (3,650,855)      (661,018)
      Increase in inventories.......................................................       (401,372)    (1,164,834)
      Decrease (increase) in prepaids and other assets..............................         16,236        (58,987)
      Increase in notes receivable..................................................         (9,180)       (18,033)
      Increase (decrease) in cash overdrafts........................................         78,924       (278,724)
      Increase in payables..........................................................         81,520        196,047
      Increase in accrued expenses..................................................        324,970        200,214
                                                                                      -------------  -------------
        Net cash provided by operating activities...................................      3,505,213        595,565
                                                                                      -------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of fixed assets.........................................................     (1,345,399)    (2,465,281)
  Proceeds from sale of fixed assets................................................          6,001         48,863
                                                                                      -------------  -------------
        Net cash used in investing activities.......................................     (1,339,398)    (2,416,418)
                                                                                      -------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings of long-term debt........................................      3,320,000      2,050,000
  Repayments of long-term debt......................................................     (1,024,278)    (1,000,000)
  Net borrowings (repayments) under revolving line of credit........................     (2,200,000)     1,500,000
  Net repayments to partners........................................................     (1,800,000)    (1,000,000)
  Distributions to partners.........................................................       (425,000)             0
                                                                                      -------------  -------------
        Net cash provided by (used in) financing activities.........................     (2,129,278)     1,550,000
                                                                                      -------------  -------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS................................         36,537       (270,853)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR......................................        332,977        603,830
                                                                                      -------------  -------------

CASH AND CASH EQUIVALENTS AT END OF YEAR............................................  $     369,514  $     332,977
                                                                                      -------------  -------------
                                                                                      -------------  -------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for interest............................................  $   1,044,861  $   1,003,439
                                                                                      -------------  -------------
                                                                                      -------------  -------------

        The accompanying notes are an integral part of these statements.

                             LONE STAR GROWERS CO.

                         NOTES TO FINANCIAL STATEMENTS

                             JUNE 30, 1996 AND 1995

 1.  NATURE OF OPERATIONS:

    ORGANIZATION

    Lone Star Growers Co., a Texas partnership (the "Partnership"), was formed on January 1, 1985, by Lone Star Growers, Inc. and Joseph Bradberry. The Partnership was formed to acquire, own, operate and manage a nursery business located near San Antonio, Texas.

    On formation, Lone Star Growers, Inc. (100% owned by TETCO, Inc.) received a 90 percent partnership interest for assets contributed to the Partnership and Joseph Bradberry received a 10 percent partnership interest. Over the ensuing three-year period, Mr. Bradberry obtained an additional 30 percent interest of the Partnership.

    DESCRIPTION OF THE BUSINESS

    The Partnership is an agricultural enterprise specializing in the growth and wholesale of ornamental plants and shrubs to numerous retailers. The majority of the plants are grown on the Partnership's 400-acre complex in southwest Bexar County, Texas, a 150-acre facility near Atascosa, Texas, and a 170-acre facility near Harlingen, Texas.

 2.  SIGNIFICANT ACCOUNTING POLICIES:

    The following is a summary of significant accounting policies followed by the Partnership in preparing its financial statements in accordance with generally accepted accounting principles:

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    The Partnership considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. All overdraft balances have been reclassified to current liabilities.

    INVENTORIES

    Inventories are carried at the lower of cost or market. Cost is determined using the average cost method and includes direct production costs and overhead. A portion of the Partnership's nursery stock has an average growing period of approximately 18 months. The nursery stock is classified as a current asset based on the Partnership's normal operating cycle.

                             LONE STAR GROWERS CO.

                             JUNE 30, 1996 AND 1995

 2.  SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and are depreciated over their estimated useful lives using the straight-line method as follows:

                                                        10 - 40
Buildings and improvements............................  years
Machinery and equipment...............................  5 - 10 years
Furniture and fixtures................................  5 - 10 years

    Repairs and maintenance are charged to operations as incurred, and expenditures for renewals and betterments are capitalized and depreciated over the estimated useful lives of the assets.

    REVENUE RECOGNITION

    The Partnership recognizes revenues when products are shipped and all significant obligations of the Partnership have been completed. Where appropriate, the Partnership also establishes a concurrent reserve for returns and allowances.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying value of the Partnership's financial instruments, including accounts receivable, accounts payable and debt, approximates fair value.

    INCOME TAXES

    The Partnership is not subject to federal income taxes; rather, its income from operations is passed directly through to its partners.

    ASSET IMPAIRMENT

    On July 1, 1995, the Partnership adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS 121). SFAS 121 requires that long-lived assets, certain identifiable intangibles and goodwill be reviewed for impairment when expected future undiscounted cash flows are less than the carrying value of the asset. No charges were recorded pursuant to this statement in fiscal 1996.

 3.  CONCENTRATION OF CREDIT RISK:

    The Partnership performs periodic credit evaluations of its customers' financial condition and generally does not require collateral, as the majority of its customers are large, well-established companies. Five customers accounted for approximately 64 percent and 48 percent of accounts receivable at June 30, 1996 and 1995, respectively. These same five customers accounted for approximately 47 percent and 50 percent of sales for the years ended June 30, 1996 and 1995, respectively.

                             LONE STAR GROWERS CO.

                             JUNE 30, 1996 AND 1995

 4.  INVENTORIES:

    Inventories consisted of the following at June 30, 1996 and 1995:

                                                                        1996          1995
                                                                    ------------  ------------
Raw materials and supplies........................................  $    373,365  $    503,545
Plant inventory...................................................     6,607,028     6,075,476
                                                                    ------------  ------------
    Total inventory...............................................  $  6,980,393  $  6,579,021
                                                                    ------------  ------------
                                                                    ------------  ------------

 5.  PROPERTY AND EQUIPMENT:

    Property and equipment at June 30, 1996 and 1995, consisted of the following:

                                                                     1996           1995
                                                                 -------------  -------------
Land...........................................................  $     892,567  $     561,002
Machinery and equipment........................................      7,155,633      6,266,030
Buildings and improvements.....................................      4,645,182      4,593,289
Furniture and fixtures.........................................        721,901        631,443
Construction in progress.......................................         64,549        128,507
                                                                 -------------  -------------
                                                                    13,479,832     12,180,271
Less: Accumulated depreciation.................................     (7,618,243)    (6,827,495)
                                                                 -------------  -------------
    Total property, plant and equipment........................  $   5,861,589  $   5,352,776
                                                                 -------------  -------------
                                                                 -------------  -------------

 6.  NOTES PAYABLE:

    LINE OF CREDIT

    As of June 30, 1996 and 1995, the Partnership had a $5,000,000 revolving line of credit with a financial institution under which there was $200,000 and $2,400,000 outstanding, respectively. Advances under the line accrue interest at Frost National Bank's prime rate of interest and are collateralized by substantially all of the Partnership's assets. Borrowings are limited to 80 percent of adjusted accounts receivable balances and 50 percent of the Partnership's total inventory balance as defined in the agreement, less certain borrowings. The borrowing limit at June 30, 1996, was approximately $2,875,000. The line of credit expires on October 29, 1997.

                             LONE STAR GROWERS CO.

                             JUNE 30, 1996 AND 1995

 6.  NOTES PAYABLE: (CONTINUED)
    LONG-TERM DEBT

    Long-term debt at June 30, 1996 and 1995, consisted of the following:

                                                                                           1996          1995
                                                                                       ------------  -------------
Note payable to bank, with quarterly principal and interest payments of $173,814, interest at prime plus 0.5 percent (8.75 percent at June 30, 1996); secured by substantially all of the Partnership's assets and guaranteed by the partners
  individually; unpaid principal and interest due on April 29, 2002..................  $  3,000,000  $           0

Note payable to bank, with quarterly principal and interest payments of $78,217, interest at prime plus 0.5 percent (8.75 percent at June 30, 1996); secured by substantially all of the Partnership's assets and guaranteed by the partners
  individually; unpaid principal and interest due on April 29, 2002..................     1,630,000      2,050,000

Note payable to bank, with quarterly principal and interest payments of $60,835, interest at prime plus 0.5 percent (8.75 percent at June 30, 1996); secured by substantially all of the Partnership's assets and guaranteed by the partners
  individually; unpaid principal and interest due on April 29, 2002..................     1,270,000      1,850,000

Note payable to seller, with annual principal and interest payments of $43,478, interest at 6.0 percent; secured by land; unpaid principal and interest due June
  15, 2005...........................................................................       295,722              0
                                                                                       ------------  -------------

                                                                                          6,195,722      3,900,000

Less: Current portion................................................................      (916,794)    (1,000,000)
                                                                                       ------------  -------------

                                                                                       $  5,278,928  $   2,900,000
                                                                                       ------------  -------------
                                                                                       ------------  -------------

    As a result of borrowing rates presently available to the Partnership, the carrying value of debt approximates the fair value. Subsequent to June 30, 1996, the Partnership renegotiated its bank obligations to restructure and extend the maturities of its long-term debt. The descriptions above reflect the effects of the renegotiation.

    The provisions of the debt agreements with the bank generally impose restrictions relating to, among other matters, cash flows, investments, capital expenditures, incurrence of additional indebtedness, payment of dividends and maintenance of specified amounts of tangible net worth and working capital.

                             LONE STAR GROWERS CO.

                             JUNE 30, 1996 AND 1995

 6.  NOTES PAYABLE: (CONTINUED)
    The annual amount of principal maturities of long-term debt outstanding at June 30, 1996, is as follows:

1997....................................................  $ 916,794
1998....................................................    861,509
1999....................................................    939,654
2000....................................................  1,024,298
2001....................................................  1,117,879
Thereafter..............................................  1,335,588
                                                          ---------
                                                          $6,195,722
                                                          ---------
                                                          ---------

 7.  RELATED-PARTY TRANSACTIONS:

    In the normal course of business, the Partnership has transactions with its partners and other entities under common ownership. These transactions include purchasing insurance on a group basis, participating in a group profit-sharing plan and renting equipment. The following table summarizes the Partnership's related-party transactions presented in the balance sheet as of June 30, 1996 and 1995:

                                                                        1996          1995
                                                                    ------------  ------------
Related-party receivables.........................................  $    161,903  $    240,162
Related-party payables............................................       438,683       281,917
Advances from partners under revolving line of credit.............     3,000,000     4,800,000

    Advances from partners of $438,683 and $281,917 at June 30, 1996 and 1995, respectively, represent amounts payable for participation in TETCO, Inc.'s group insurance plan and the Partnership's contribution payable to the TETCO, Inc. Employees' Profit-Sharing Plan and Trust, a defined contribution plan. Advances from partners under the revolving line of credit represent amounts advanced to the Partnership. Interest accrues under the line of credit at 8.75 percent. Interest paid to the partners was $398,522 and $548,615 during 1996 and 1995, respectively.

    The Partnership made advances to entities under common ownership of $556,345 and $318,131 during the years ended June 30, 1996 and 1995, respectively, relating to investments in a mushroom project, a furniture shop and a Mexican turf grass project. The Partnership determined that these advances were not recoverable and therefore expensed the advances (as other expenses) in the related statements of income and expense in the year in which they were made. In addition, the Partnership had sales to an affiliated company of approximately $400,000 in 1996 and 1995 and outstanding receivables on those sales of $161,903 and $240,162 at June 30, 1996 and 1995, respectively.

 8.  SETTLEMENT OF A CLAIM:

    In June 1996, the Partnership settled a claim with a vendor relating to the purchase of defective supplies that caused damage to plant inventory and negatively impacted the growing process in 1992 and 1993. The settlement agreement states that the Partnership receive an aggregate payment of $3,212,010,

                             LONE STAR GROWERS CO.

                             JUNE 30, 1996 AND 1995

 8.  SETTLEMENT OF A CLAIM: (CONTINUED)
net of related legal fees and other expenses. The Partnership recorded the settlement as other income in 1996. The Partnership received payment under the settlement agreement on August 27, 1996.

 9.  CONTINGENCIES:

    In the ordinary course of business, the Partnership has various cases pending involving contractual, employee-related and other matters. In light of the Partnership's legal position, insurance coverage and reserves, management does not believe that these cases will have a material adverse impact on the Partnership.

10.  SUBSEQUENT EVENT:

    On February 20, 1997, 100 percent of the outstanding partnership interests of the Partnership were purchased through a merger by Lone Star Growers, L.P. (a Delaware limited partnership and indirect subsidiary of Color Spot Nurseries, Inc.) for cash and stock.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and
Stockholders of CSN, Inc.:

    We have audited the accompanying statement of assets and liabilities and divisional equity of The Wholesale Division of Sunnyside Plants, as of March 31, 1996 and the related statements of revenues and expenses and cash flows for the year then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the assets and liabilities and divisional equity of the Wholesale Division of Sunnyside Plants, Inc. as of March 31, 1996 and the related revenues, expenses and cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
July 15, 1997

                           THE WHOLESALE DIVISION OF
                             SUNNYSIDE PLANTS, INC.
                      STATEMENT OF ASSETS AND LIABILITIES
                             AND DIVISIONAL EQUITY
                                 MARCH 31, 1996

                                          ASSETS
CURRENT ASSETS:
  Accounts receivable, net of allowance for doubtful accounts of $75,000........  $ 856,993
  Inventories...................................................................  1,854,342
  Deferred income taxes.........................................................    104,000
  Due from Parent...............................................................    355,000
                                                                                  ---------
    Total current assets........................................................  3,170,335
PROPERTY AND EQUIPMENT, net.....................................................    428,671
                                                                                  ---------
    Total Assets................................................................  $3,599,006
                                                                                  ---------
                                                                                  ---------

                             LIABILITIES AND DIVISIONAL EQUITY

CURRENT LIABILITIES:
  Accounts payable..............................................................  $ 707,596
  Accrued liabilities...........................................................     70,475
  Current portion of capital lease obligation...................................      9,150
                                                                                  ---------
    Total current liabilities...................................................    787,221
                                                                                  ---------
CAPITAL LEASE OBLIGATION, net of current portion................................     34,676
    Total liabilities...........................................................    821,897
                                                                                  ---------
Divisional Equity...............................................................  2,777,109
                                                                                  ---------
    Total Liabilities and Divisional Equity.....................................  $3,599,006
                                                                                  ---------
                                                                                  ---------

         The accompanying notes are an integral part of this statement.

                           THE WHOLESALE DIVISION OF
                             SUNNYSIDE PLANTS, INC.
                       STATEMENT OF REVENUES AND EXPENSES
                             AND DIVISIONAL EQUITY
                       FOR THE YEAR ENDED MARCH 31, 1996

NET SALES.......................................................................  $6,555,212
COSTS OF SALES..................................................................  5,579,664
                                                                                  ---------
  Gross profit..................................................................    975,548
                                                                                  ---------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES....................................  1,662,675
                                                                                  ---------
  Loss from operations..........................................................   (687,127)
INCOME TAX BENEFIT..............................................................   (275,000)
                                                                                  ---------
  Net loss......................................................................  $(412,127)
DIVISIONAL EQUITY, MARCH 31 1995................................................  3,189,236
                                                                                  ---------
DIVISIONAL EQUITY, MARCH 31, 1996...............................................  $2,777,109
                                                                                  ---------
                                                                                  ---------

    The accompanying notes are an integral part of this financial statement.

                           THE WHOLESALE DIVISION OF
                             SUNNYSIDE PLANTS, INC.
                            STATEMENT OF CASH FLOWS
                       FOR THE YEAR ENDED MARCH 31, 1996

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.......................................................................  $(412,127)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation.................................................................     80,375
    Changes in assets and liabilities--
      Increase in accounts receivable............................................   (408,570)
      Decrease in inventories....................................................    499,383
      Decrease in deferred income tax asset......................................     80,000
      Increase in receivable from Parent.........................................    355,000
      Increase in accounts payable...............................................     66,173
      Increase in accrued liabilities............................................     36,098
                                                                                   ---------
        Net cash provided by operating activities................................    296,332
                                                                                   ---------
CASH FLOWS FROM INVESTING ACTIVITIES, purchases of property and equipment........     (3,019)
CASH FLOWS FROM FINANCING ACTIVITIES, transfer to Parent.........................   (293,313)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.............................     --
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD...................................     --
                                                                                   ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD.........................................  $  --
                                                                                   ---------
                                                                                   ---------

    The accompanying notes are an integral part of this financial statement

                           THE WHOLESALE DIVISION OF
                             SUNNYSIDE PLANTS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 1996

1.  OPERATIONS AND BASIS OF PRESENTATION:

    Sunnyside Plants, Inc. (the Company, a California corporation) was incorporated in 1995 as a wholly owned subsidiary of Sakata Seed America, Inc. (the Parent, a California corporation). The Company produces and distributes potted flowering plants.

    Since the Company did not maintain separate accounting records for the Division, certain estimates, which management believed to be reasonable, were required to segregate the Division's account balances as of March 31, 1996.

    - Identification basis--Account balances relating to assets, liabilities, revenues and expenses ("account balances") specifically pertaining to the Division were identified and segregated. Account balances related to general and administrative expenses incurred by the Company for general purposes have been included in total as the Division was the significant portion of the Company's operations for the year.

    - Transfer basis--Account balances pertaining to the Company's retail division or account balances which were not able to be specifically allocated to either division were identified and excluded from the Division.

    - Allocation basis--The account balance related to cost of sales for the Division has been estimated based on the estimated purchases of the Division.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    The following is a summary of significant accounting policies followed by the Division in preparing its financial statements in accordance with generally accepted accounting principles.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    The Division considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. All overdraft balances have been reclassified to current liabilities.

    INVENTORIES

    Inventories are stated at the lower of cost or market. At March 31, 1996, inventories consisted only of finished goods. Cost is determined using the average cost method and includes production costs and overhead.

                           THE WHOLESALE DIVISION OF
                             SUNNYSIDE PLANTS, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                 MARCH 31, 1996

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and depreciated over their estimated useful lives on a straight line basis as follows:

Office equipment................................................  5 years
Machinery and equipment.........................................  5 - 7 years

    Repairs and maintenance are charged to operations as incurred, and expenditures for renewals and betterments are capitalized and depreciated over the estimated useful lives of the assets.

    REVENUE RECOGNITION

    Revenue is recognized upon transfer of title and risk of ownership to the customer, which generally occurs upon product shipment. In 1996, no single customer accounted for 10% or more of net sales.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    For certain financial instruments, including accounts receivable and payable and capital lease obligations, the Division's carrying amount approximates fair value.

    INCOME TAXES

    Income taxes are recognized in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 utilizes the asset and liability method under which deferred income taxes are recognized for the consequences of temporary differences by applying currently enacted statutory rates to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

    ASSET IMPAIRMENT

    On April 1, 1996, the Division adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of." SFAS No. 121 requires that long-lived assets, certain identifiable intangible assets and goodwill be reviewed for impairment when expected future undiscounted cash flows are less than the carrying value of the asset. No charges were recorded pursuant to this statement in 1996.

3.  CONCENTRATIONS OF CREDIT RISK:

    Financial instruments that potentially subject the Division to concentration of credit risk consist of trade accounts receivable. The division sells primarily on 30-day terms, performs credit evaluation procedures on its customers and generally does not require collateral. The division maintains an allowance for potential credit losses ($75,000 as of March 31, 1996).

                           THE WHOLESALE DIVISION OF
                             SUNNYSIDE PLANTS, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                 MARCH 31, 1996

4.  PROPERTY AND EQUIPMENT:

    Property and equipment of the Division at March 31, 1996 consisted of the following:

Office equipment.................................................  $ 202,183
Machinery and equipment..........................................    373,448
                                                                   ---------
    Total property and equipment.................................    575,631

Less: Accumulated depreciation...................................   (146,960)
                                                                   ---------
    Net property and equipment...................................  $ 428,671
                                                                   ---------
                                                                   ---------

    Depreciation expense for the year ended March 31, 1996, was $80,375.

5.  CAPITAL LEASE:

    The Division leases certain equipment under a capital lease agreement. Future minimum lease payments to be made are as follows for the years ending March 31:

1997...............................................................  $  12,029
1998...............................................................     12,029
1999...............................................................     12,029
2000...............................................................     12,029
2001...............................................................      3,007
                                                                     ---------
Total minimum lease payments.......................................     51,123

Less:  interest....................................................     (7,297)
                                                                     ---------
                                                                     $  43,826
                                                                     ---------
                                                                     ---------

6.  INCOME TAXES:

    The Company files consolidated Federal and state income tax returns with the Parent. The Company calculates the provision for income taxes on a separate company basis.

    Receivable from Parent in the accompanying statement of assets and liabilities represents a tax benefit for the Parent resulting from the Division's taxable loss in the year ended March 31, 1996.

    Deferred income tax assets result from differences in the timing of recognition of certain expense items for financial statement purposes and income tax purposes. The principal temporary differences giving rise to deferred income tax assets are certain inventory reserves, bad debt reserves and accrued expenses.

                           THE WHOLESALE DIVISION OF
                             SUNNYSIDE PLANTS, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                 MARCH 31, 1996

6.  INCOME TAXES: (CONTINUED)
    The tax effects of the significant components of the Division's deferred income tax asset at March 31, 1996 are as follows:

Reserves not deductible for tax purposes..........................  $  93,760
Accrued expenses..................................................     10,240
                                                                    ---------
                                                                    $ 104,000
                                                                    ---------
                                                                    ---------

    The effective income tax rate for the year ended March 31, 1996 differs from the Federal statutory rate of 34% as follows:

Federal statutory tax rate...........................................      (34.0)%
State taxes, net.....................................................       (6.0)%
                                                                       ---------
                                                                           (40.0)%
                                                                       ---------
                                                                       ---------

    The Company has been reviewed by the tax authority for the tax year ended March 31, 1995. The outcome of this review is not certain at this time, but in the opinion of management the Division does not believe that this review will materially affect the Division's financial position.

7.  EMPLOYEE BENEFIT PLAN:

    The Company has an employee profit-sharing and savings plan in which employees may defer up to 10.5 percent of their salary for retirement purposes. The Company matches 100 percent of employee contributions up to the first 5 percent of such employees' annual compensation and 50 percent of the next 3 percent of such employee's annual compensation. The Division's contribution under the plan totaled approximately $65,000 in the year.

8.  SUBSEQUENT EVENT:

    In January 1997, the Company sold a significant portion of the net assets of the Wholesale Division to CSN, Inc., the parent company of Color Spot Nurseries, Inc.

                               ODA NURSERY, INC.

                          BALANCE SHEET--JUNE 30, 1997

                                  (UNAUDITED)

                                                                                                         1997
                                                                                                     -------------
                                                      ASSETS

CURRENT ASSETS:
  Cash.............................................................................................  $   3,207,719
  Receivables (less allowance for doubtful accounts of $150,000)...................................      1,720,443
  Inventories......................................................................................      5,457,455
  Prepaid expenses.................................................................................          2,448
  Investment in stock..............................................................................         41,397
  Notes receivable from stockholders...............................................................      1,200,273
                                                                                                     -------------
    Total current assets...........................................................................     11,629,735
PROPERTY, PLANT AND EQUIPMENT, net.................................................................        582,918
NET ASSETS HELD FOR DISTRIBUTION...................................................................      1,976,588
                                                                                                     -------------
    Total assets...................................................................................  $  14,189,241
                                                                                                     -------------
                                                                                                     -------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities.........................................................  $      44,440
  Long-term debt, net of current maturities........................................................        160,397
  Loan from stockholder............................................................................      1,200,000
                                                                                                     -------------
    Total current liabilities......................................................................      1,404,837
LONG-TERM DEBT, net of current maturities..........................................................        723,459
                                                                                                     -------------
    Total liabilities..............................................................................      2,128,296
                                                                                                     -------------
STOCKHOLDERS' EQUITY:
  Common stock, $100 par value, 5,000 shares authorized, 2,000 shares issued and outstanding.......        200,000
  Retained Earnings................................................................................     11,860,945
                                                                                                     -------------
    Total stockholders' equity.....................................................................     12,060,945
                                                                                                     -------------
    Total liabilities and stockholders' equity.....................................................  $  14,189,241
                                                                                                     -------------
                                                                                                     -------------

        The accompanying notes are an integral part of these statements.

                               ODA NURSERY, INC.

                            STATEMENTS OF OPERATIONS

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                                  (UNAUDITED)

                                                                                           1997           1996
                                                                                       -------------  ------------
SALES................................................................................  $  10,581,692  $  9,485,889
COST OF SALES........................................................................      4,953,039     5,287,126
                                                                                       -------------  ------------
    Gross profit.....................................................................      5,628,653     4,198,763

OPERATING EXPENSES:
  Delivery...........................................................................      1,565,332     1,102,622
  Sales and marketing................................................................        668,430       886,466
  General and administrative.........................................................        149,665        92,699
  Depreciation.......................................................................         49,875        48,450
  Other expenses.....................................................................         77,048       109,014
                                                                                       -------------  ------------
    Income from operations...........................................................      3,118,303     1,959,512

INTEREST EXPENSE.....................................................................        129,200       170,178

OTHER INCOME (EXPENSES), net.........................................................         (9,208)      206,104
                                                                                       -------------  ------------
    Net income.......................................................................  $   2,979,895  $  1,995,438
                                                                                       -------------  ------------
                                                                                       -------------  ------------

        The accompanying notes are an integral part of these statements.

                               ODA NURSERY, INC.

                            STATEMENTS OF CASH FLOWS

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                                  (UNAUDITED)

                                                                                          1997           1996
                                                                                      -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES AND OTHER NONRECURRING EXPENSES:
  Net income........................................................................  $   2,979,895  $   1,995,438
  Adjustments to reconcile net income to net cash provided by operating activities:
    Gain on sale of property, plant and equipment...................................         (4,490)      --
    Depreciation....................................................................         87,500         85,000
    Changes in certain assets and liabilities:
      Increase in receivables.......................................................     (1,556,164)    (1,479,520)
      Decrease in inventories.......................................................      3,227,092      3,151,273
      Decrease in prepaid expenses..................................................         34,989         10,415
      (Increase) decrease in notes receivable from stockholder......................       (750,273)       223,172
      Decrease in accounts payable and accrued expenses.............................        (69,184)      (249,900)
                                                                                      -------------  -------------
        Net cash provided by operating activities...................................      3,949,365      3,735,878
                                                                                      -------------  -------------
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchase of property, plant and equipment.........................................       --              (13,205)
                                                                                      -------------  -------------
        Net cash used in investing activities.......................................       --              (13,205)
                                                                                      -------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from line of credit......................................................       --             --
  Payments on line of credit........................................................       (750,100)      (405,350)
  Proceeds from issuance of long-term obligations...................................       --             --
  Principal payments on long-term obligations.......................................        (57,143)    (1,249,476)
  Principal payments on loan from stockholder.......................................       (200,000)      --
  Distributions to stockholders.....................................................       --           (2,200,000)
                                                                                      -------------  -------------
        Net cash used in financing activities.......................................     (1,007,243)    (3,854,826)
                                                                                      -------------  -------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS....................................      2,942,122       (132,153)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR......................................        265,597        933,061
                                                                                      -------------  -------------
CASH AND CASH EQUIVALENTS AT END OF YEAR............................................  $   3,207,719  $     800,908
                                                                                      -------------  -------------
                                                                                      -------------  -------------

        The accompanying notes are an integral part of these statements.

                               ODA NURSERY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 1997

                                  (UNAUDITED)

    The financial statements presented herein include the accounts of Oda Nursery, Inc. (the Company) and have been prepared by the Company, without audit. The Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, the financial statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Company's results of operations, financial position and cash flows. The financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's annual financial statements for the year ended December 31, 1996.

1.  NATURE OF OPERATIONS:

    ORGANIZATION

    Oda Nursery, Inc., a California corporation (the Company), was formed on December 10, 1973, by Harunori Oda, Mitsuka Oda and Richard Tanaka. The Company was formed to acquire, own, operate and manage a nursery business, as well as to acquire, own, sell, mortgage or lease real and personal property.

    DESCRIPTION OF THE BUSINESS

    The Company is an agricultural enterprise specializing in the growth and wholesale of high-quality ornamental plants and shrubs to numerous retailers. The majority of the plants are grown on the Company's 200 acre complex in San Juan Capistrano, California.

2.  SIGNIFICANT ACCOUNTING POLICIES:

    The following is a summary of significant accounting policies followed by the Company in preparing its financial statements in accordance with generally accepted accounting principals:

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities (and disclosure of contingent assets and liabilities) at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    The Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

    INVENTORIES

    Inventories are carried at the lower of cost or market. Plant inventory cost includes direct production costs and overhead. Raw material inventory cost is determined using the most recent purchase price, which approximates average cost. A portion of the Company's inventory has an average growing period of approximately 18 months. This inventory is classified as a current asset based on the Company's normal operating cycle.

                               ODA NURSERY, INC.

                                 JUNE 30, 1997

                                  (UNAUDITED)

2.  SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost and are depreciated over their estimated useful lives using the straight-line method as follows:

                                                                     10 - 24
Buildings and improvements....................................         years
Machinery and equipment.......................................  5 - 10 years
Software, furniture and fixtures..............................   3 - 5 years

    Total depreciation expense for the six months ended June 30, 1997 and 1996 was approximately $175,000 and $170,000, respectively. All repairs and maintenance costs are expensed as incurred.

    INCOME TAXES

    The Company elected in 1973, under Federal and state tax laws, to be treated under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, income taxes are the obligation of the individual stockholder, except that the Company is taxed on income for state tax purposes at reduced rates. The provision for income taxes was $60,000 and $33,000 for the six month periods ending June 30, 1996 and 1995, respectively, and was recorded in other expenses.

    REVENUE RECOGNITION

    The Company recognizes revenues when products are shipped. Where appropriate, the Company establishes a reserve for returns and allowances.

3.  INVESTMENT IN STOCK:

    As further discussed in Note 6 the Company is required under the terms of its credit agreement to maintain an investment in stock of the bank amounting to
6.83 percent of its outstanding indebtedness.

                               ODA NURSERY, INC.

                                 JUNE 30, 1997

                                  (UNAUDITED)

4.  LONG-TERM DEBT

    Long-term debt at June 30, 1997 and 1996, consisted of the following:

                                                                                      1997
                                                                                   -----------
Note payable to bank, with monthly principal and interest payments of $13,084, interest at the bank's reference rate (9.25 percent as of June 30, 1997);
  secured by substantially all of the Company's assets; unpaid principal and
  interest due on May 1, 2002....................................................      611,977

Mortgage payable to seller, with monthly principal and interest payments of
  $2,400, interest at 6.5 percent as of June 30, 1997; secured by land; unpaid
  principal and interest due July 13, 2006.......................................      197,842

Stock obligation to bank, with monthly interest payments made at stated rate of
  9.75 percent at June 30, 1997; unpaid interest due May 1, 2002.................       90,140

Note Payable under Small Business Loan, with monthly principle and interest
  payments of $1,960; principal and interest paid February 27, 1997..............       32,833
                                                                                   -----------

Less: Current maturities.........................................................     (209,333)
                                                                                   -----------

                                                                                   $   723,459
                                                                                   -----------
                                                                                   -----------

    The provisions of the debt agreements with the bank generally impose restrictions relating to, among other matters, incurrence of additional indebtedness and maintenance of specified amounts of tangible net worth and working capital. In addition, the bank requires the Company maintain 6.38 percent of outstanding borrowings as an investment in the bank's stock. The Company incurs monthly interest on the outstanding stock balance, but will not repay the stock obligation, nor recover the stock investment balance. Both the stock obligation and the investment in stock are reduced as the Company makes principle payments on its other obligations to the bank.

5.  STOCKHOLDERS' NOTES:

    The following table summarizes the Company's notes with stockholders presented in the balance sheet as of June 30, 1997:

                                                                                      1997
                                                                                  ------------
Note receivable from stockholder................................................  $    450,000
Loan from stockholder...........................................................     1,200,000

    The Company received cash from one of its stockholders in 1993. This loan is due at the notice of the stockholder and is therefore considered short-term in nature. $200,000 was repaid during the six month period from December 31, 1996 to June 30, 1997. Interest is payable monthly, at an annual rate of 8 percent. Interest paid related to this loan was $54,500 for the six month period ended June 30, 1997.

                               ODA NURSERY, INC.

                                 JUNE 30, 1997

                                  (UNAUDITED)

5.  STOCKHOLDERS' NOTES: (CONTINUED)
    The Company issued notes receivable to a stockholder and one of his related entities under common ownership in 1997 and 1996 of $675,000 and $450,000, respectively. The note issued in 1992 was repaid during 1996. The note for $450,000 was repaid in 1997. The note accrues interest at 10 percent.

6.  SUBSEQUENT EVENT AND NET ASSETS HELD FOR DISTRIBUTION:

    In September 1997, the Company's stockholders sold the Company to Color Spot Nurseries, Inc. The land held by the Company was not part of the sale transaction. It is the Company's intention to distribute this land to the stockholders in connection with the sale. This land was written down during the year ended December 31, 1996 by $770,412 based on independent appraisals.

                                  CRACON, INC.

                                 BALANCE SHEET

                                 JUNE 30, 1997

                                  (UNAUDITED)

                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.....................................................  $ 212,862
  Accounts receivable:
    Trade, net of allowances of $50,000.........................................     55,182
    Related party...............................................................    126,319
  Prepaid expenses..............................................................      2,145
                                                                                  ---------
      Total current assets......................................................    396,508
NOTES RECEIVABLE:
  Related.......................................................................    200,000
  Other.........................................................................     40,000
TREE INVENTORIES................................................................  1,521,065
PROPERTY AND EQUIPMENT, net.....................................................    262,426
                                                                                  ---------
      Total assets..............................................................  $2,420,499
                                                                                  ---------
                                                                                  ---------

                           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Notes payable:
    Other.......................................................................  $ 915,265
    Related parties.............................................................    390,000
  Accounts payable..............................................................     76,988
  Accrued interest payable......................................................     30,570
  Other accrued liabilities.....................................................      2,980
  Current portion of long-term debt.............................................      9,811
                                                                                  ---------
      Total current liabilities.................................................  1,425,614
LONG-TERM DEBT, net of current portion..........................................     33,262
                                                                                  ---------
      Total liabilities.........................................................  1,458,876
                                                                                  ---------
STOCKHOLDERS' EQUITY:
  Common stock, $10 par value; 50 shares authorized, issued and outstanding.....        500
  Retained earnings.............................................................    961,123
                                                                                  ---------
      Total stockholders' equity................................................    961,623
                                                                                  ---------
      Total liabilities and stockholders' equity................................  $2,420,499
                                                                                  ---------
                                                                                  ---------

        The accompanying notes are an integral part of these statements.

                                  CRACON, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                                  (UNAUDITED)

                                                                                             1997         1996
                                                                                         ------------  -----------
NET SALES..............................................................................  $    --       $   --
COST OF SALES..........................................................................       --           --
                                                                                         ------------  -----------
  Gross profit.........................................................................       --           --
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...........................................       165,992      156,962
                                                                                         ------------  -----------
  Loss from operations.................................................................      (165,992)    (156,962)
INTEREST EXPENSE, net..................................................................        62,237       85,600
                                                                                         ------------  -----------
  Net loss.............................................................................      (228,229)    (242,562)
RETAINED EARNINGS, BEGINNING...........................................................     1,231,352      993,020
Distributions..........................................................................       (42,000)     (49,000)
                                                                                         ------------  -----------
  Retained Earnings, Ending............................................................  $    961,123  $   701,458
                                                                                         ------------  -----------
                                                                                         ------------  -----------

        The accompanying notes are an integral part of these statements.

                                  CRACON, INC.

                            STATEMENTS OF CASH FLOWS

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                                  (UNAUDITED)

                                                                                           1997          1996
                                                                                       ------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss...........................................................................  $   (228,229) $    (242,562)
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization....................................................         9,810          8,239
    Changes in certain assets and liabilities:
      Decrease in receivables........................................................     2,597,643      2,548,217
      Increase in tree inventories...................................................      (149,839)      (129,392)
      Decrease in other assets.......................................................       --              20,000
      Decrease in trade payables.....................................................    (1,102,832)    (1,681,493)
      Decrease in other accrued liabilities..........................................       (63,226)       (18,637)
      Decrease in accrued interest...................................................       (60,342)       (38,990)
                                                                                       ------------  -------------
        Net cash provided by operating activities....................................     1,231,214        707,944
                                                                                       ------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of fixed assets...........................................................       (10,375)          (954)
  Increase in notes receivable.......................................................      (240,000)      (187,099)
                                                                                       ------------  -------------
        Net cash used in investing activities........................................      (250,375)      (188,053)
                                                                                       ------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of notes payable........................................................      (504,811)      (435,000)
  Proceeds from issuance of notes payable............................................       --             283,980
  Dividends paid.....................................................................       (42,000)       (49,000)
  Repayment of other long-term debt..................................................        (6,930)       (38,152)
                                                                                       ------------  -------------
        Net cash used in financing activities........................................      (553,741)      (238,172)
                                                                                       ------------  -------------
        Net increase in cash.........................................................       198,869         39,157
CASH AT BEGINNING OF YEAR............................................................        13,993          9,295
                                                                                       ------------  -------------
CASH AT END OF YEAR..................................................................  $    212,862  $      48,452
                                                                                       ------------  -------------
                                                                                       ------------  -------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for interest.............................................  $    128,855  $     127,422
                                                                                       ------------  -------------
                                                                                       ------------  -------------

        The accompanying notes are an integral part of these statements.

                                  CRACON, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 1997

                                  (UNAUDITED)

    The financial statements presented herein include the accounts of Cracon, Inc. (the "Company") and have been prepared by the Company, without audit. The Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, the financial statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Company's results of operations, financial statements and the notes thereto included in the Company's annual financial statements for the year ended December 31, 1996.

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

    ORGANIZATION

    Cracon, Inc. (the "Company"), an S corporation, is a grower, broker and distributor of Christmas trees. The Company sells primarily to general merchandise chain stores, home improvement chain stores and retail garden stores.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    The Company considers cash held in banks and deposits with maturities of three months or less to be cash and cash equivalents. All overdraft balances have been reclassified to current liabilities.

    INVENTORIES

    Inventories consist primarily of Christmas trees and are carried at the lower of cost or market. Cost is determined using the average cost incurred to purchase or plant and maintain the inventory. Tree inventories are classified as long-term until the trees are cut and ready for sale. The Company is dependent on several vendors for a large portion of its inventory.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost and are depreciated over their estimated useful lives using accelerated methods as follows:

Machinery and equipment.........................................   7 years
Vehicles........................................................   5 years
Leasehold improvements..........................................  lease term

    Repairs and maintenance are charged to operations as incurred, and expenditures for renewals and betterments are capitalized and depreciated over the estimated useful lives of the assets.

                                  CRACON, INC.

                                 JUNE 30, 1997

                                  (UNAUDITED)

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    REVENUE RECOGNITION

    Revenues are recognized when products are shipped and all significant obligations of the Company have been completed.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying value of the Company's financial instruments, including accounts receivable, accounts payable and debt, approximates fair value.

    INCOME TAXES

    The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code of 1986, as amended, by consent of its stockholders. Therefore, the Company generally does not pay federal income taxes on its income. Instead, the stockholders are liable for individual federal income taxes on their respective share of the Company's taxable income.

    ASSET IMPAIRMENT

    On January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS 121). SFAS 121 requires that long-lived assets, certain identifiable intangibles and goodwill be reviewed for impairment when expected future undiscounted cash flows are less than the carrying value of the asset. No charges were recorded pursuant to this statement in fiscal 1996.

2.  NOTES RECEIVABLE

    RELATED PARTIES

    In 1997, the Company extended a note receivable of $200,000 to an entity under common ownership. The note bears an interest rate of 9 percent.

    THIRD PARTY

    In 1997, the Company extended a note receivable of $40,000 to a third party. The note bears an interest rate of 9 percent.

    The Company has earned $6,674 of interest income in 1997.

                                  CRACON, INC.

                                 JUNE 30, 1997

                                  (UNAUDITED)

3.  PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following at June 30, 1997:

Land..............................................................  $ 209,279
Machinery and equipment...........................................     74,757
Vehicles..........................................................     30,028
Leasehold improvements............................................     26,350
                                                                    ---------
    Total property and equipment..................................    340,414
Less: Accumulated depreciation....................................    (77,488)
                                                                    ---------
Property and equipment, net.......................................  $ 262,926
                                                                    ---------
                                                                    ---------

4.  NOTES PAYABLE:

    Notes payable are due at various dates through December 31, 1997. Interest is payable annually and quarterly at various rates. At June 30, 1997, the weighted average interest rate was 10.7 percent.

    Certain of the note holders are employees or relatives of the current shareholders of the Company. Amounts due to these note holders have been classified as notes payable--related parties in the accompanying balance sheet. During 1997, the Company incurred $31,969 in interest on these related party notes payable.

5.  LONG-TERM DEBT:

    Long-term debt as of June 30, 1997 consists of the following:

Mortgage notes payable to individuals; annual principal payments of $4,633 through February 2003; interest payable annually at
  9.5 percent; secured by the underlying property.................  $  27,801
Mortgage note payable to a bank; monthly principal and interest payments of $591 through November 1999; interest at 9.5 percent;
  secured by the underlying property..............................     15,272
                                                                    ---------
                                                                       43,073
Less: Current portion.............................................     (9,811)
                                                                    ---------
                                                                    $  33,262
                                                                    ---------
                                                                    ---------

6.  COMMITMENTS AND CONTINGENT LIABILITIES:

    The Company has contracts to purchase Christmas trees from third-party growers. Certain of these contracts require the Company to maintain the trees until they are harvested. The Company will pay for any trees it harvests at a price per tree.

                                  CRACON, INC.

                                 JUNE 30, 1997

                                  (UNAUDITED)

7.  RELATED PARTY TRANSACTIONS:

    In the normal course of business, the Company sells Christmas trees to an entity under common ownership. Accounts receivable related to these sales totaled $97,048 at June 30, 1997.

    In 1996, the Company repaid a loan on behalf of an entity under common control. The advance of $29,271 has been included in accounts receivable--related parties.

8.  SUBSEQUENT EVENTS:

    In August 1997, substantially all of the Company's assets were purchased by Color Spot Christmas Trees, Inc., a wholly owned subsidiary of Color Spot Nurseries, Inc. for cash and stock.

                           WOLFE GREENHOUSES, L.L.C.

                                 BALANCE SHEET
                                 JULY 11, 1997

                                  (UNAUDITED)

                                          ASSETS

Current assets:
  Cash..........................................................................  $ 970,672
  Accounts receivable:
    Trade, less allowance for doubtful accounts of $26,581......................    424,148
    Other.......................................................................      3,445
  Inventories...................................................................  1,004,696
  Prepaid expenses..............................................................     36,640
                                                                                  ---------
        Total current assets....................................................  2,439,601
                                                                                  ---------
Investment in joint venture.....................................................      1,501
                                                                                  ---------
Property, plant and equipment...................................................  2,029,114
  Less accumulated depreciation.................................................    187,851
                                                                                  ---------
        Net property and equipment..............................................  1,841,263
                                                                                  ---------
                                                                                  $4,282,365
                                                                                  ---------
                                                                                  ---------

                              LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
  Current installments of long-term debt........................................  $ 106,564
  Trade accounts payable........................................................    546,389
  Accrued expenses..............................................................    134,253
  Deferred income taxes.........................................................     62,669
                                                                                  ---------
        Total current liabilities...............................................    849,875
                                                                                  ---------
Long-term debt, excluding current installments..................................  1,468,385
                                                                                  ---------
Members' equity.................................................................  1,964,105
                                                                                  ---------
                                                                                  $4,282,365
                                                                                  ---------
                                                                                  ---------

            See accompanying selected notes to financial statements.

                           WOLFE GREENHOUSES, L.L.C.

                  STATEMENTS OF OPERATIONS AND MEMBERS' EQUITY

                    SEVEN FOUR-WEEK REPORTING PERIODS ENDED

                        JULY 11, 1997 AND JULY 12, 1996
                                  (UNAUDITED)

                                                        1997          1996
                                                    ------------  ------------
Net sales.........................................  $  5,199,437  $  4,907,175
Cost of sales.....................................     3,390,857     3,320,075
                                                    ------------  ------------
    Gross profit..................................     1,808,580     1,587,100
Selling, general and administrative expenses......       771,037       754,090
                                                    ------------  ------------
                                                       1,037,543       833,010
                                                    ------------  ------------
Other income (expense):
  Interest expense................................       (96,683)     (109,019)
  Equity in income (loss) of joint venture........       323,454        (4,903)
  Gain on warranty settlement.....................       --            143,624
  Other, net......................................        35,863         4,611
                                                    ------------  ------------
                                                         262,634        34,313
                                                    ------------  ------------
    Income before income taxes....................     1,300,177       867,323
Income taxes......................................         5,600        27,100
                                                    ------------  ------------
    Net income....................................     1,294,577       840,223
Members' equity, beginning of period..............     1,447,778       418,638
Members' contributions............................       --              7,600
Members' withdrawals..............................      (778,250)     (100,017)
                                                    ------------  ------------
Members' equity, end of period....................  $  1,964,105  $  1,166,444
                                                    ------------  ------------
                                                    ------------  ------------

            See accompanying selected notes to financial statements.

                           WOLFE GREENHOUSES, L.L.C.

                            STATEMENTS OF CASH FLOWS

                     SEVEN FOUR-WEEK REPORTING PERIODS LTD.

                        JULY 11, 1997 AND JULY 12, 1996
                                  (UNAUDITED)

                                                                                             1997         1996
                                                                                         ------------  -----------
Cash flows from operating activities:
  Net income...........................................................................  $  1,294,577  $   840,223
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation.......................................................................        74,078       63,602
    Deferred income taxes..............................................................         5,600       27,100
    Equity in loss (income) of joint venture...........................................      (323,454)       4,903
    Gain on warranty settlement........................................................       --          (143,624)
    Decrease (increase) in assets:
      Accounts receivable..............................................................       557,555      448,841
      Inventories......................................................................       200,062      378,127
      Prepaid expenses.................................................................       (17,904)     (10,523)
      Other assets.....................................................................       --            12,488
    Increase (decrease) in liabilities:
      Trade accounts payable...........................................................      (737,109)    (914,870)
      Accrued expenses.................................................................      (106,694)      72,430
                                                                                         ------------  -----------
        Net cash provided by operating activities......................................       946,801      778,697
                                                                                         ------------  -----------
Cash flows from investing activities:
  Distributions from (contributions to) joint venture..................................       347,779      (17,875)
  Proceeds from warranty settlement....................................................       --           309,897
  Capital expenditures.................................................................      (381,730)     --
                                                                                         ------------  -----------
        Net cash provided by (used for) investing activities...........................       (33,951)     292,022
                                                                                         ------------  -----------
Cash flows from financing activities:
  Proceeds from repayment of other receivables.........................................       126,801        7,522
  Principal payments on long-term debt.................................................       (81,693)     (57,803)
  Repayment of cash overdraft..........................................................       --           (43,666)
  Members' contributions...............................................................       --             7,600
  Members' withdrawals.................................................................      (778,250)    (100,017)
                                                                                         ------------  -----------
        Net cash used for financing activities.........................................      (733,142)    (186,364)
                                                                                         ------------  -----------
Net increase in cash...................................................................       179,708      884,355
Cash at beginning of period............................................................       790,964      --
                                                                                         ------------  -----------
Cash at end of period..................................................................  $    970,672  $   884,355
                                                                                         ------------  -----------
                                                                                         ------------  -----------

            See accompanying selected notes to financial statements.

                           WOLFE GREENHOUSES, L.L.C.

                     SELECTED NOTES TO FINANCIAL STATEMENTS

                                 JULY 11, 1997

                                  (UNAUDITED)

    The financial statements presented herein include the accounts of Wolfe Greenhouses, L.L.C. (the Company) and have been prepared by the Company, without audit. The Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, the financial statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Company's financial position, results of operations and cash flows. The financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's annual financial statements for the year ended December 27, 1996.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a)  ORGANIZATION AND NATURE OF BUSINESS

    Wolfe Greenhouses, L.L.C., organized as a limited liability company, is an association formed in accordance with the laws of the State of Texas. Under the terms of its current articles of incorporation, the Company will cease to exist on July 1, 2025. The Company operates a wholesale greenhouse facility located in Waco, Texas whose principal customers are grocery chain stores located in Texas.

    (b)  INVENTORIES

    Inventories are stated at the lower of cost or market. Cost is determined by first-in, first-out method.

    (c)  INVESTMENT IN JOINT VENTURE

    Investment in joint venture is accounted for by the equity method.

    (d)  PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets.

    (e)  USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(2) INVENTORIES

    Inventories at July 11, 1997, consisted of the following:

Growing crops................................................  $ 689,800
Supplies.....................................................    288,469
Landscape plants and supplies................................     26,427
                                                               ---------
                                                               $1,004,696
                                                               ---------
                                                               ---------

                           WOLFE GREENHOUSES, L.L.C.

                                 JULY 11, 1997

                                  (UNAUDITED)

(3) INVESTMENT IN JOINT VENTURE

    Investment in joint venture consists of a fifty percent interest in a joint venture. During 1997, the joint venture settled certain contingent assets and liabilities, and sold certain real estate. The Company realized approximately $323,000 of income in 1997 related to these transactions of the joint venture.

(4) PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment at July 11, 1997 consisted of the following:

                                                                               ESTIMATED
                                                                  AMOUNT     USEFUL LIVES
                                                               ------------  -------------
Land.........................................................  $     77,066       --
Buildings and improvements...................................     1,259,863  3 - 25 years
Equipment....................................................       300,815  5 - 20 years
Construction in progress.....................................       391,370       --
                                                               ------------
                                                               $  2,029,114
                                                               ------------
                                                               ------------

(5) DEBT

    Long-term debt at July 11, 1997 consists of the following:

Mortgage note payable to a financial institution with
  interest at 2% above the base rate, secured by property and buildings, payable in monthly principal and interest
  payments of $22,878 through December 2006..................  $1,574,949
Less current installments....................................    106,564
                                                               ---------
                                                               $1,468,385
                                                               ---------
                                                               ---------

    The Company also has a line of credit agreement with a bank. Under the agreement, the line of credit agreement allows the Company to borrow up to a maximum of $800,000. The agreement is secured by trade accounts receivable and inventory. There were no outstanding borrowings under this agreement at July 11, 1997.

    The Company's debt agreements relating to the above notes contain restrictive financial covenants.

(6) LEASES

    The Company has several noncancelable operating leases for transportation equipment that expire over the next six years. These leases require the Company to pay certain executory costs, such as insurance, and purchase fuel from the lessor.

                           WOLFE GREENHOUSES, L.L.C.

                                 JULY 11, 1997

                                  (UNAUDITED)

(7) INCOME TAXES

    The Company is classified as a partnership for federal income tax purposes. For federal tax purposes, partnership income is taxed directly to its members; consequently, no provision is made in the accompanying financial statements for federal income taxes. The income tax provision consist solely of state income taxes.

(8) BUSINESS CONCENTRATIONS

    Approximately $2,954,000 and $3,021,000 of revenue representing 57% and 62% of net sales were derived from four customers during the periods ended July 11, 1997 and July 12, 1996, respectively.

(9) SUBSEQUENT EVENT

    On July 31, 1997, 100% of the Members' interest in the Company was purchased by Lone Star Growers, L.P. (a subsidiary of Color Spot Nurseries, Inc.).

                      PETERS' WHOLESALE GREENHOUSES, INC.

                       BALANCE SHEET AS OF JUNE 30, 1997

                                  (UNAUDITED)

                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                                                           JUNE 30,
                                                                                                             1997
                                                                                                          -----------
                                                       ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............................................................................   $     252
  Accounts receivable (less allowance for doubtful accounts of $25 as of June 30, 1997 and 1996)........         901
  Inventories...........................................................................................         966
  Income taxes receivable and other assets..............................................................      --
                                                                                                          -----------
    Total current assets................................................................................       2,119
  PROPERTY AND EQUIPMENT, net...........................................................................       1,795
                                                                                                          -----------
    Total assets........................................................................................   $   3,914
                                                                                                          -----------
                                                                                                          -----------

                                        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Lines of credit.......................................................................................   $     265
  Current maturities of long-term debt..................................................................           9
  Current maturities of stockholder loan................................................................         106
  Accounts payable......................................................................................         406
  Accrued expenses......................................................................................         391
  Deferred income taxes.................................................................................         319
                                                                                                          -----------
    Total current liabilities...........................................................................       1,496
LONG-TERM DEBT..........................................................................................         125
DEFERRED INCOME TAXES...................................................................................          35
STOCKHOLDER LOAN........................................................................................         470
                                                                                                          -----------
    Total liabilities...................................................................................       2,126
                                                                                                          -----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, $.10 par value, 250,000 shares authorized and 10,000 shares issued and outstanding......           1
  Retained earnings.....................................................................................       1,787
                                                                                                          -----------
    Total stockholders' equity..........................................................................       1,788
                                                                                                          -----------
    Total liabilities and stockholders' equity..........................................................   $   3,914
                                                                                                          -----------
                                                                                                          -----------

   The accompanying notes are an integral part of these financial statements.

                      PETERS' WHOLESALE GREENHOUSES, INC.

                            STATEMENTS OF OPERATIONS

                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                                  (UNAUDITED)

                                 (IN THOUSANDS)

                                                                                                       JUNE 30
                                                                                                 --------------------
                                                                                                   1997       1996
                                                                                                 ---------  ---------
NET SALES......................................................................................  $   4,816  $   3,075
COST OF SALES..................................................................................      3,168      2,017
                                                                                                 ---------  ---------
  Gross profit.................................................................................      1,648      1,058
OPERATING EXPENSES:
  Selling, general and administrative..........................................................        783        591
                                                                                                 ---------  ---------
  Income from operations.......................................................................        865        467
INTEREST EXPENSE, net..........................................................................        (73)       (33)
OTHER INCOME...................................................................................         71         60
                                                                                                 ---------  ---------
  Income before income taxes...................................................................        863        494
PROVISION FOR INCOME TAXES.....................................................................       (337)      (190)
                                                                                                 ---------  ---------
  Net income...................................................................................  $     526  $     304
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                      PETERS' WHOLESALE GREENHOUSES, INC.
                            STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                                         JUNE 30
                                                                                                   --------------------
                                                                                                     1997       1996
                                                                                                   ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.....................................................................................  $     526  $     304
  Adjustments to reconcile net income to net cash provided by operating activities--
    Depreciation.................................................................................        157         53
    Gain on sale of fixed assets.................................................................        (10)        --
    (Increase) decrease in accounts receivable...................................................       (327)       437
    Decrease in inventories......................................................................         76         10
    Decrease in income taxes receivable and other assets.........................................         77         10
    Decrease in accounts payable.................................................................       (403)      (633)
    Increase in accrued expenses.................................................................        270          7
    Increase in deferred income taxes............................................................          4         26
                                                                                                   ---------  ---------
      Net cash provided by operating activities..................................................        370        214
                                                                                                   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment............................................................       (310)      (273)
  Proceeds from sale of fixed assets.............................................................         10          1
                                                                                                   ---------  ---------
      Net cash used in investing activities                                                             (300)      (272)
                                                                                                   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings.......................................................................        154        724
  Repayments of long-term debt...................................................................       (178)      (316)
  Net borrowing under revolving lines of credit..................................................        (85)       (95)
                                                                                                   ---------  ---------
      Net cash used in (provided by) financing activities........................................       (109)       313
                                                                                                   ---------  ---------
NET DECREASE IN CASH AND CASH EQUIVALENTS........................................................        (39)       255
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR...................................................        291        117
                                                                                                   ---------  ---------
CASH AND CASH EQUIVALENTS AT END OF SIX MONTHS...................................................  $     252  $     372
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for--
    Interest.....................................................................................  $     102  $      25
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------
    Income taxes.................................................................................  $       3  $     115
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------
    During the six months ended June 30, 1996, the Company exchanged property and equipment and a related note payable with book values of $207 and $157, respectively, to the Stockholders.
      In return, the Company received property and equipment and a related note payable of $144 and $94, respectively.

   The accompanying notes are an integral part of these financial statements.

                      PETERS' WHOLESALE GREENHOUSES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 1997

                                  (UNAUDITED)

                                 (IN THOUSANDS)

 1.  NATURE OF OPERATIONS AND DESCRIPTION OF BUSINESS:

    The financial statements presented herein include the accounts of Peters' Wholesale Greenhouses, Inc. (the Company). The Company is located in Walnut Springs, Texas, and is a producer of bedding plants. The Company sells primarily to general merchandise stores and retail garden stores in Central and East Texas. The Company's sole stockholders are Tom and Ramona Peters (the Stockholders).

 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    The following is a summary of significant accounting policies followed by the Company in preparing its financial statements in accordance with generally accepted accounting principles.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities (and disclosure of contingent assets and liabilities) at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    The Company considers highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

    INVENTORIES

    Inventories consist primarily of plant inventory and are stated at the lower of cost or market. Cost is determined using the average cost method and include direct production costs and overhead.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and depreciated over the estimated useful lives on an accelerated basis as follows:

                                                                5 to 30
Buildings and improvements....................................  years
Fixtures and equipment........................................  3 to 7 years

    Repairs and maintenance are charged to operations as incurred, and expenditures for renewals and betterments are capitalized and depreciated over the estimated useful lives of the assets.

    REVENUE RECOGNITION

    The Company recognizes revenues when products are received by the customer and all significant obligations of the Company have been completed. Where appropriate, the Company also establishes a concurrent reserve for returns and allowances.

                      PETERS' WHOLESALE GREENHOUSES, INC.

                                 JUNE 30, 1997

                                  (UNAUDITED)

                                 (IN THOUSANDS)

 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    FAIR VALUE OF FINANCIAL INSTRUMENTS

    For certain financial instruments, including accounts receivable, accounts payable and notes payable, the Company's carrying amount approximates fair value.

    ASSET IMPAIRMENT

    On January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS 121). SFAS 121 requires that long-lived assets, certain identifiable intangibles and goodwill be reviewed for impairment when expected future undiscounted cash flows are less than the carrying value of the asset. No charges were recorded pursuant to this statement during 1996 or in the six-months ended June 30, 1997.

 3.  CONCENTRATIONS OF RISK:

    The Company does not perform credit evaluations of its customers' financial condition and generally does not require collateral, as the majority of its customers are large, well-established customers. The Company maintains an allowance for potential credit losses.

    For the six months ended June 30, 1997 and 1996, five customers accounted for approximately 99 percent and 96 percent of net sales, respectively. The Company's two largest customers accounted for approximately 53 percent and 17 percent and 68 percent and 12 percent of net sales, respectively.

    The Company purchases inventory and greenhouse building materials from primarily two vendors. Purchases from these two vendors represent 82 percent and 90 percent of the accounts payable balance at June 30, 1997 and 1996, respectively; 54 percent and 8 percent from B.W.I.--Schulenburg and 28 percent and 82 percent from Ball Seed, respectively. Management believes alternative suppliers could be obtained, if needed.

 4.  PROPERTY AND EQUIPMENT:

    Property and equipment at June 30, 1997 and 1996, consist of the following:

                                                                             1997       1996
                                                                           ---------  ---------
Land.....................................................................  $     196  $     196
Buildings and improvements...............................................      2,318      1,762
Fixtures and equipment...................................................        874        522
                                                                           ---------  ---------
                                                                               3,388      2,480
Less: Accumulated depreciation...........................................     (1,593)    (1,368)
                                                                           ---------  ---------
  Net property and equipment.............................................  $   1,795  $   1,112
                                                                           ---------  ---------
                                                                           ---------  ---------

    Depreciation expense for the six months ended June 30, 1997 and 1996, was $157 and $53, respectively.

                      PETERS' WHOLESALE GREENHOUSES, INC.

                                 JUNE 30, 1997

                                  (UNAUDITED)

                                 (IN THOUSANDS)

 5.  ACCRUED EXPENSES:

    Accrued expenses as of June 30, 1997 and 1996, consist of the following:

                                                                                  1997       1996
                                                                                ---------  ---------
Interest and finance charges..................................................  $      10  $       8
Payroll and payroll taxes.....................................................         55          5
Federal income taxes..........................................................        277        103
State franchise taxes.........................................................         44         22
Other.........................................................................          5          4
                                                                                ---------  ---------
  Total accrued expenses......................................................  $     391  $     142
                                                                                ---------  ---------
                                                                                ---------  ---------

 6.  DEBT:

    Lines of credit and long-term debt at June 30, 1997 and 1996, consist of the following:

                                                                                  1997       1996
                                                                                ---------  ---------
Revolving line of credit (1)..................................................  $     165  $     100
Revolving line of credit (2)..................................................        100     --
Note payable (3)..............................................................         89         94
Note payable (4)..............................................................         10     --
Note payable (5)..............................................................         35     --
                                                                                ---------  ---------
                                                                                $     399  $     194
                                                                                ---------  ---------
                                                                                ---------  ---------

------------------------

(1) $350 revolving line of credit with a financial institution under which $165 and $100 was outstanding at June 30, 1997 and 1996, respectively. Advances under the line of credit accrue interest at 8.5 percent and 9.25 percent per annum, respectively. The line is secured by all accounts the Company holds with the bank, inventory and accounts receivable. The line was refinanced on June 1, 1997, and expires on May 31, 1998.

(2) $300 revolving line of credit with a financial institution under which $100 was outstanding at June 30, 1997. Advances under the line of credit accrue interest at the prime rate plus 1 percent per annum (9.5 percent at June 30, 1997). The line is secured by all accounts the Company holds with the bank and equipment. The line expires on November 20, 1997.

(3) Note payable was incurred in conjunction with the purchase of land. The note accrues interest at a variable interest rate per annum (7.9 percent and 9.75 percent at June 30, 1997 and 1996, respectively) with interest and an installment of principal due annually and any unpaid principal due in entirety on April 1, 2016. The note is collateralized by the acquired land.

(4) Note payable was incurred in conjunction with the purchase of equipment. The note accrues interest at 7.75 percent per annum with monthly principal and interest payments of $.4. Unpaid principal and interest is due November 1, 1999. The note is collateralized by the acquired equipment.

                      PETERS' WHOLESALE GREENHOUSES, INC.

                                 JUNE 30, 1997

                                  (UNAUDITED)

                                 (IN THOUSANDS)

 6.  DEBT: (CONTINUED)
(5) Note payable was incurred in conjunction with fixed asset improvements. The note requires semiannual principal payments of $5 plus accrued interest beginning July 15, 1997. Unpaid principal and interest are due July 15, 2000. Interest accrues at 8.25 percent per annum. This note is collateralized by all accounts the Company holds with the bank, inventory and accounts receivable.

    The annual amounts of principal maturities of long-term debt outstanding at June 30, 1997 and 1996, are as follows:

                                                                                  1997       1996
                                                                                ---------  ---------
Less than one year............................................................  $     274  $     100
Greater than one year, less than two years....................................         14     --
Greater than two years, less than three years.................................         12     --
Greater than three years, less than four years................................         10     --
Greater than four years, less than five years.................................     --         --
Thereafter....................................................................         89         94
                                                                                ---------  ---------
                                                                                $     399  $     194
                                                                                ---------  ---------
                                                                                ---------  ---------

 7.  INCOME TAXES:

    The provision for income taxes consists of:

                                                                                      JUNE 30
                                                                                --------------------
                                                                                  1997       1996
                                                                                ---------  ---------
Current--
  Federal.....................................................................  $     289  $     142
  State and local.............................................................         44         22
Deferred--
  Federal.....................................................................          4         26
  State and local.............................................................     --         --
                                                                                ---------  ---------
Provision for income taxes....................................................  $     337  $     190
                                                                                ---------  ---------
                                                                                ---------  ---------

    A reconciliation between the provision for income taxes and the amount computed by applying the federal statutory income tax rate of 34 percent to income before income taxes is as follows:

                                                                                      JUNE 30
                                                                                --------------------
                                                                                  1997       1996
                                                                                ---------  ---------
Income before income taxes....................................................  $     863  $     494
                                                                                ---------  ---------
                                                                                ---------  ---------
Amount of federal income tax based upon the statutory rate....................  $     293  $     168
State and local income taxes..................................................         44         22
                                                                                ---------  ---------
Provision for income taxes....................................................  $     337  $     190
                                                                                ---------  ---------
                                                                                ---------  ---------

                      PETERS' WHOLESALE GREENHOUSES, INC.

                                 JUNE 30, 1997

                                  (UNAUDITED)

                                 (IN THOUSANDS)

 7.  INCOME TAXES: (CONTINUED)
    Deferred tax assets (liabilities) are composed of the following at June 30, 1997 and 1996:

                                                                                 1997       1996
                                                                               ---------  ---------
Deferred tax assets--
  Allowance for doubtful accounts............................................  $       9  $       9
                                                                               ---------  ---------
    Total deferred tax assets................................................          9          9
                                                                               ---------  ---------
Deferred tax liabilities--
  Inventories................................................................       (328)      (297)
  Property and equipment.....................................................        (35)       (35)
                                                                               ---------  ---------
    Total deferred tax liabilities...........................................       (363)      (332)
                                                                               ---------  ---------
Net deferred tax liability...................................................  $    (354) $    (323)
                                                                               ---------  ---------
                                                                               ---------  ---------

 8.  RELATED-PARTY TRANSACTIONS:

    On May 7, 1996, the Company received a stockholder loan from the Stockholders. The loan accrues interest at a rate of 8.0 percent per annum and provides the Company with available credit of $1,500. The note requires payments of $75 on January 7 and July 7 each year until all outstanding principal and interest has been repaid. At June 30, 1997 and 1996, the outstanding balance on the loan was $576 and $630, respectively.

    From time to time, the Stockholders will finance certain inventory purchases on their personal credit card. The Company will reimburse them within 30 days or when the credit card invoice is due, whichever is sooner.

    The Company's corporate offices are owned by the Stockholders. Beginning January 1997, the Stockholders charged the corporate headquarters rent of $2.5 per month. Total rent expense for the six months ended June 30, 1997, was $15. Prior to this date, no rent was charged for the facilities.

    During the six months ended June 30, 1997 and 1996, the Company paid management fees to the Stockholders of approximately $73 and $68, respectively.

 9.  OTHER INCOME AND EXPENSE:

    Other income primarily relates to rental income earned by the Company, whereby the Company provides trailer houses for employees to rent on a per week basis. Total rental income earned for the six months ended June 30, 1997 and 1996, was $61 and $60, respectively.

10.  COMMITMENTS AND CONTINGENCIES:

    In the ordinary course of business, the Company has various cases pending involving contractual, employee-related and other matters. In light of the Company's legal position, insurance coverage and reserves, management does not believe that these cases will have a material adverse impact on the financial position or results of operations of the Company.

                      PETERS' WHOLESALE GREENHOUSES, INC.

                                 JUNE 30, 1997

                                  (UNAUDITED)

                                 (IN THOUSANDS)

10.  COMMITMENTS AND CONTINGENCIES: (CONTINUED)
    The Company has no operating leases with original maturities greater than one year. From time to time, the Company will enter into weekly leases for transportation equipment. Total rent expense under these leases for the six months ended June 30, 1997 and 1996, was approximately $108 and $38, respectively.

    At June 30, 1997, the Company is the primary guarantor of debt owed by a related-party investment company owned by the Shareholders. The outstanding balance of the guaranteed debt is approximately $115.

11.  SUBSEQUENT EVENTS:

    On July 31, 1997, 100 percent of the outstanding stock of the Company was purchased by Color Spot Nurseries, Inc., for cash.

                             LONE STAR GROWERS CO.

                        BALANCE SHEET--DECEMBER 31, 1996

                                  (UNAUDITED)

                                                                                                         1996
                                                                                                     -------------

                                                      ASSETS
CURRENT ASSETS:
  Cash.............................................................................................  $     151,133
  Trade receivables, less allowance for doubtful accounts of $104,649 and $131,955, respectively...      1,056,107
  Inventories......................................................................................     11,002,411
  Prepaid Expenses.................................................................................       --
  Notes receivable.................................................................................         19,943
                                                                                                     -------------
      Total current assets.........................................................................     12,229,594
PROPERTY AND EQUIPMENT, net........................................................................      6,498,482
                                                                                                     -------------
      Total assets.................................................................................  $  18,728,076
                                                                                                     -------------
                                                                                                     -------------

                                       LIABILITIES AND PARTNERSHIP CAPITAL

CURRENT LIABILITIES:...............................................................................
  Cash Overdraft...................................................................................  $    --
  Payables.........................................................................................
    Trade..........................................................................................      2,112,898
    Related parties................................................................................          9,974
                                                                                                     -------------
      Total payables...............................................................................      2,122,872
  Accrued expenses.................................................................................        793,294
  Current portion of revolving line of credit......................................................       --
  Current portion of long-term debt................................................................      3,524,251
  Advances from partner under revolving line of credit.............................................      3,000,000
                                                                                                     -------------
      Total current liabilities....................................................................      9,440,417
LONG-TERM DEBT, net of current portion.............................................................      4,871,471
                                                                                                     -------------
      Total liabilities............................................................................     14,311,888
                                                                                                     -------------
PARTNERSHIP CAPITAL:
  Partnership capital..............................................................................      2,805,989
  Undistributed profits............................................................................      1,610,199
                                                                                                     -------------
      Total partnership capital....................................................................      4,416,188
                                                                                                     -------------
      Total liabilities and partnership capital....................................................  $  18,728,076
                                                                                                     -------------
                                                                                                     -------------

        The accompanying notes are an integral part of these statements.

                             LONE STAR GROWERS CO.

                            STATEMENTS OF OPERATIONS

              FOR THE SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995

                                  (UNAUDITED)

                                                                                            1996          1995
                                                                                        ------------  ------------
SALES.................................................................................  $  6,358,510  $  5,546,121
COST OF SALES.........................................................................     3,075,270     2,877,772
                                                                                        ------------  ------------
    Gross profit......................................................................     3,283,240     2,688,349
OPERATING EXPENSES:
  Delivery............................................................................       958,469       849,807
  Sales and marketing.................................................................       904,469       748,842
  General and administrative..........................................................       781,016       708,526
  Other expenses......................................................................       204,523       313,888
  Depreciation........................................................................        74,596        56,496
                                                                                        ------------  ------------
    Income (loss) from operations.....................................................       359,670        (9,210)
INTEREST EXPENSE......................................................................       403,378       521,234
OTHER EXPENSE, NET....................................................................           762         8,907
                                                                                        ------------  ------------
    Net loss..........................................................................  $    (44,470) $   (539,351)
                                                                                        ------------  ------------
                                                                                        ------------  ------------

        The accompanying notes are an integral part of these statements.

                             LONE STAR GROWERS CO.

                            STATEMENTS OF CASH FLOWS

              FOR THE SIX MONTHS ENDED DECEMBER 31, 1996 AND 1995

                                  (UNAUDITED)

                                                                                          1996           1995
                                                                                      -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..........................................................................  $     (44,470) $    (539,351)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
    Loss on sale of fixed assets....................................................              0          2,660
    Depreciation and amortization...................................................        465,588        405,547
    Changes in certain assets and liabilities:
      Decrease in receivables.......................................................      5,531,559      1,180,858
      Increase in inventories.......................................................     (4,022,018)    (3,262,125)
      Decrease in prepaids and other assets.........................................         42,751         58,987
      Decrease in notes receivable..................................................          7,270              0
      Increase in payables..........................................................        333,144      1,136,264
      Decrease in accrued expenses..................................................       (229,724)       (42,237)
                                                                                      -------------  -------------
        Net cash provided by (used in) operating activities.........................      2,084,100     (1,059,397)
                                                                                      -------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payments for purchases of fixed assets............................................     (1,102,481)      (522,050)
  Proceeds from sale of fixed assets................................................              0          6,001
                                                                                      -------------  -------------
        Net cash used in investing activities.......................................     (1,102,481)      (516,049)
                                                                                      -------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowing of long-term debt.........................................              0      3,000,000
  Repayments of long-term debt......................................................       (500,000)      (500,000)
  Net borrowings under revolving line of credit with bank...........................      2,500,000        300,000
  Net repayments to partners........................................................              0     (1,300,000)
  Distributions to partners.........................................................     (3,200,000)             0
                                                                                      -------------  -------------
        Net cash provided by (used in) financing activities.........................     (1,200,000)     1,500,000
                                                                                      -------------  -------------
NET DECREASE IN CASH AND CASH EQUIVALENTS...........................................       (218,381)       (75,446)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD....................................        369,514        332,977
                                                                                      -------------  -------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..........................................  $     151,133  $     257,531
                                                                                      -------------  -------------
                                                                                      -------------  -------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest..........................................  $     401,799  $     470,556
                                                                                      -------------  -------------
                                                                                      -------------  -------------

        The accompanying notes are an integral part of these statements.

                             LONE STAR GROWERS CO.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

                                  (UNAUDITED)

    The financial statements presented herein include the accounts of Lone Star Growers Co. (the Partnership) and have been prepared by the Partnership, without audit. The Partnership believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, the financial statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Partnership's results of operations, financial position and cash flows. The financial statements should by read in conjunction with the financial statements and the notes thereto included in the Partnership's annual financial statements for the year ended June 30, 1996.

1.  NATURE OF OPERATIONS:

    ORGANIZATION

    The Partnership was formed on January 1, 1985, by Lone Star Growers, Inc. and Joseph Bradberry. The Partnership was formed to acquire, own, operate and manage a nursery business located near San Antonio, Texas.

2.  SIGNIFICANT ACCOUNTING POLICIES:

    The following is a summary of significant accounting policies followed by the Partnership in preparing its financial statements in accordance with generally accepted accounting principles:

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities (and disclosure of contingent assets and liabilities) at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    The Partnership considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. All overdraft balances have been reclassified to current liabilities.

    INVENTORIES

    Inventories are carried at the lower of cost or market. Cost is determined using the average cost method and includes direct production costs and overhead. A portion of the Partnership's nursery stock has an average growing period of approximately 18 months. The nursery stock is classified as a current asset based on the Partnership's normal operating cycle.

                             LONE STAR GROWERS CO.

                               DECEMBER 31, 1996

                                  (UNAUDITED)

2.  SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost and are depreciated over their estimated useful lives using the straight-line method as follows:

                                                                  10 - 40
Buildings and improvements....................................     years
Machinery and equipment.......................................  5 - 10 years
Furniture and fixtures........................................  5 - 10 years

    Repairs and maintenance are charged to operations as incurred, and expenditures for renewals and betterments are capitalized and depreciated over the estimated useful lives of the assets.

    REVENUE RECOGNITION

    The Partnership recognizes revenues when products are shipped and all significant obligations of the Partnership have been completed. Where appropriate, the Partnership also establishes a concurrent reserve for returns and allowances.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying value of the Partnership's financial instruments, including accounts receivable, accounts payable and debt, approximates fair value.

    INCOME TAXES

    The Partnership is not subject to federal income taxes; rather, its income from operations is passed directly through to its partners.

    ASSET IMPAIRMENT

    On July 1, 1995, the Partnership adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS 121). SFAS 121 requires that long-lived assets, certain identifiable intangibles and goodwill be reviewed for impairment when expected future undiscounted cash flows are less than the carrying value of the asset. No charges were recorded pursuant to this statement in fiscal 1996.

3.  CONCENTRATION OF CREDIT RISK:

    The Partnership performs periodic credit evaluations of its customers' financial condition and generally does not require collateral, as the majority of the Partnership's customers are large, well-established companies. Five customers accounted for approximately 41 percent of accounts receivable at December 31, 1996. These same five customers accounted for approximately 42 percent of plant sales for the six months ended December 31, 1996.

                             LONE STAR GROWERS CO.

                               DECEMBER 31, 1996

                                  (UNAUDITED)

4.  INVENTORIES:

    Inventories consisted of the following at December 31, 1996.

                                                                                     1996
                                                                                 -------------
Raw materials and supplies.....................................................  $     722,633
Plant inventory................................................................     10,279,778
                                                                                 -------------
Total inventory................................................................  $  11,002,411
                                                                                 -------------
                                                                                 -------------

5.  PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment at December 31, 1996, consisted of the following:

                                                                                     1996
                                                                                 -------------
Land...........................................................................  $     892,568
Machinery and equipment........................................................      7,252,105
Buildings and improvements.....................................................      4,649,882
Furniture and fixtures.........................................................        765,238
                                                                                 -------------
                                                                                    13,559,793
Less: Accumulated depreciation.................................................     (8,083,831)
                                                                                 -------------
                                                                                     5,475,962
Construction in progress.......................................................      1,022,520
                                                                                 -------------
  Total property, plant and equipment..........................................  $   6,498,482
                                                                                 -------------
                                                                                 -------------

6.  NOTES PAYABLE:

    LINE OF CREDIT

    As of December 31, 1996, the Partnership had a $5,000,000 revolving line of credit with a financial institution under which there was $2,700,000 outstanding at December 31, 1996. Advances under the line accrue interest at Frost National Bank's prime rate of interest and are collateralized by substantially all of the Partnership's assets. Borrowings are limited to 80 percent of adjusted accounts receivable balances and 50 percent of the Partnership's total inventory balance as defined in the agreement, less certain borrowings. The borrowing limit at December 31, 1996, was approximately $2,985,000. The line of credit expires on October 29, 1997.

                             LONE STAR GROWERS CO.

                               DECEMBER 31, 1996

                                  (UNAUDITED)

6.  NOTES PAYABLE: (CONTINUED)
    LONG-TERM DEBT

    Long-term debt at December 31, 1996, consisted of the following:

                                                                                      1996
                                                                                  ------------
Note payable to bank, with quarterly principal and interest payments of
  $173,814, interest at prime plus 0.5 percent (8.50 percent at December 31,
  1996), secured by substantially all of the Partnerships assets, due on April
  29, 2002......................................................................  $  3,000,000
Note payable to bank, with quarterly principal and interest payments of $78,217, interest at prime plus 0.5 percent (8.50 percent at December 31, 1996), secured by substantially all of the Partnerships assets, due on April 29,
  2002..........................................................................     1,210,000
Note payable to bank, with quarterly principal and interest payments of $60,835, interest at prime plus 0.5 percent (8.50 percent at December 31, 1996), secured by substantially all of the Partnerships assets, due on April 29,
  2002..........................................................................     1,190,000
Note payable to seller, with annual principal and interest payments of $43,478,
  interest at 6.0 percent, secured by land, due June 15, 2005...................       295,722
                                                                                  ------------
                                                                                     5,695,722
Less: Current portion...........................................................      (824,251)
                                                                                  ------------
                                                                                  $  4,871,471
                                                                                  ------------
                                                                                  ------------

    As a result of borrowing rates presently available to the Partnership, the carrying value of debt approximates the fair value.

    The provisions of the debt agreements with the bank generally impose restrictions relating to, among other matters, cash flows, investments, capital expenditures, incurrence of additional indebtedness, payment of dividends, and maintenance of specified amounts of tangible net worth and working capital.

7.  RELATED-PARTY TRANSACTIONS:

    In the normal course of business, the Partnership has transactions with its partners and other related parties. These include purchasing insurance on a group basis, participating in a group profit-sharing plan and renting equipment. The following table summarizes the Partnership's related-party transactions presented in the balance sheet as of December 31, 1996:

                                                                                      1996
                                                                                  ------------
Advances to related parties.....................................................  $          0
Advances from related parties...................................................     3,009,974

    Advances from related parties include amounts advanced by TETCO, Inc. (the sole owner of Lone Star Growers, Inc.) pursuant to a revolving line of credit agreement under which there was $3,000,000

                             LONE STAR GROWERS CO.

                               DECEMBER 31, 1996

                                  (UNAUDITED)

7.  RELATED-PARTY TRANSACTIONS: (CONTINUED)
outstanding at December 31, 1996. Interest paid on the revolving line of credit was $126,048 and $251,750 during the six months ended December 31, 1996 and 1995, respectively.

    The Partnership made advances to entities under common ownership of $204,523 and $313,888 during the six months ended December 31, 1996 and 1995, respectively, relating to investments in a mushroom project, a furniture business and a Mexican turf grass project. The Partnership determined that these advances were not recoverable and therefore expensed the advances (as other expenses) in the related statements of income and expense in the year in which they were made. In addition, the Partnership made sales to an affiliated company of approximately $165,000 during the six months ended December 31, 1996 and 1995.

8.  CONTINGENCIES:

    In the ordinary course of business, the Partnership has various cases pending involving contractual, employee-related and other matters. In light of the Partnership's legal position, insurance coverage and reserves, management does not believe that these cases will have a material adverse impact on the Partnership.

9.  SUBSEQUENT EVENT:

    On February 20, 1997, 100 percent of the outstanding partnership interests of the Partnership were purchased through a merger by Lone Star Growers, L.P. (a Delaware limited partnership and indirect subsidiary of Color Spot Nurseries, Inc.) for cash and stock.

                           THE WHOLESALE DIVISION OF
                             SUNNYSIDE PLANTS, INC.

                      STATEMENT OF ASSETS AND LIABILITIES
                             AND DIVISIONAL EQUITY

                               DECEMBER 31, 1996

                                  (UNAUDITED)

                                     ASSETS

                                                                                                      DECEMBER 31,
                                                                                                          1996
                                                                                                      ------------
CURRENT ASSETS:
  Accounts receivable...............................................................................   $  445,569
  Inventories.......................................................................................    2,165,493
  Deferred income taxes.............................................................................       --
  Due from Parent...................................................................................       --
                                                                                                      ------------
    Total current assets............................................................................    2,611,062

PROPERTY AND EQUIPMENT, net.........................................................................      365,207
                                                                                                      ------------
    Total Assets....................................................................................   $2,976,269
                                                                                                      ------------
                                                                                                      ------------

                                        LIABILITIES AND DIVISIONAL EQUITY

CURRENT LIABILITIES:
  Accounts payable..................................................................................   $  520,312
  Accrued liabilities...............................................................................       --
  Current portion of capital lease obligation.......................................................       28,498
                                                                                                      ------------
    Total current liabilities.......................................................................      548,810
                                                                                                      ------------

CAPITAL LEASE OBLIGATION, net of current portion....................................................       43,482
    Total liabilities...............................................................................      592,292
                                                                                                      ------------
Divisional Equity...................................................................................    2,383,977
                                                                                                      ------------
    Total Liabilities and Divisional Equity.........................................................   $2,976,269
                                                                                                      ------------
                                                                                                      ------------

         The accompanying notes are an integral part of this statement.

                           THE WHOLESALE DIVISION OF
                             SUNNYSIDE PLANTS, INC.

                      STATEMENTS OF REVENUES AND EXPENSES
                             AND DIVISIONAL EQUITY

              FOR THE NINE MONTHS ENDED DECEMBER 31, 1996 AND 1995

                                  (UNAUDITED)

                                                                                        NINE MONTHS ENDED DECEMBER
                                                                                                   31,
                                                                                        --------------------------
                                                                                            1996          1995
                                                                                        ------------  ------------
NET SALES.............................................................................  $  4,273,692  $  4,522,731
COSTS OF SALES........................................................................     3,079,790     4,002,510
                                                                                        ------------  ------------
  Gross profit........................................................................     1,193,902       520,221
                                                                                        ------------  ------------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES..........................................     1,181,652     1,301,330
                                                                                        ------------  ------------
  Income (Loss) from operations.......................................................        12,250      (781,109)
INCOME TAX BENEFIT....................................................................       --           (312,000)
                                                                                        ------------  ------------
  Net Income (Loss)...................................................................        12,250      (469,109)
                                                                                        ------------  ------------
DIVISIONAL EQUITY, December 31, 1996 and 1995.........................................  $  2,383,977  $  2,891,479
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    The accompanying notes are an integral part of this financial statement.

                           THE WHOLESALE DIVISION OF
                             SUNNYSIDE PLANTS, INC.

                            STATEMENTS OF CASH FLOWS

              FOR THE NINE MONTHS ENDED DECEMBER 31, 1996 AND 1995

                                  (UNAUDITED)

                                                                                             NINE MONTHS ENDED
                                                                                                DECEMBER 31,
                                                                                          ------------------------
                                                                                             1996         1995
                                                                                          -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).....................................................................  $    12,250  $  (469,109)
  Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
    Depreciation........................................................................       60,281       58,898
    Changes in assets and liabilities--
      Decrease (Increase) in accounts receivable........................................      411,424     (468,484)
      Decrease (Increase) in inventories................................................     (311,151)     277,476
      Decrease in deferred income tax asset.............................................      104,000      101,000
      Decrease (Increase) in receivable from Parent.....................................      355,000     (392,000)
      Increase (Decrease) in accounts payable...........................................     (187,284)     289,915
      Increase (Decrease) in accrued liabilities........................................      (70,475)      36,098
                                                                                          -----------  -----------
        Net cash provided by (used in) operating activities.............................      374,045     (566,206)
                                                                                          -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES, purchases of property and equipment...............     (107,957)      (7,918)
CASH FLOWS FROM FINANCING ACTIVITIES, transfer from (to) Parent.........................     (266,088)     574,124
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS....................................      --           --
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..........................................      --           --
                                                                                          -----------  -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD................................................  $   --       $   --
                                                                                          -----------  -----------
                                                                                          -----------  -----------

    The accompanying notes are an integral part of this financial statement

                           THE WHOLESALE DIVISION OF
                             SUNNYSIDE PLANTS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

                                  (UNAUDITED)

    The financial statements presented herein include the accounts of the Wholesale Division of Sunnyside Plants, Inc. (the Division) and have been prepared by the Division, without audit. The Division believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, the financial statements reflect all adjustments necessary for a fair presentation of the Division's results of operations and financial position. The financial statements should by read in conjunction with the financial statements and the notes thereto included in the Division's annual financial statements for the year ended March 31, 1996.

1.  OPERATIONS AND BASIS OF PRESENTATION:

    Sunnyside Plants, Inc. (the Company, a California corporation) was incorporated in 1995 as a wholly owned subsidiary of Sakata Seed America, Inc. (the Parent, a California corporation). The Company produces and distributes flowering potted plants.

    Since the Company did not maintain separate accounting records for the Division, certain estimates, which management believed to be reasonable, were required in order to segregate the Division's account balances as of December 31, 1996 and 1995.

    - Identification basis--Account balances relating to assets, liabilities, revenues and expenses ("account balances") specifically pertaining to the Division were identified and segregated. Account balances related to general and administrative expenses incurred by the Company for general purposes have been included in total as the Division was significant portion of the Company's operations for the periods presented herein.

    - Transfer basis--Account balances pertaining to the Company's retail division or account balances which were not able to be specifically allocated to either divisions were identified and excluded from the Division.

    - Allocation basis--The account balance related to cost of sales for the Division has been estimated based on the estimated purchases of the Division.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    The following is a summary of significant accounting policies followed by the Division in preparing its financial statements in accordance with generally accepted accounting principles.

    USE OF ESTIMATES

    The preparation of the statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    The Division considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. All overdraft balances have been reclassified to current liabilities.

                           THE WHOLESALE DIVISION OF
                             SUNNYSIDE PLANTS, INC.

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1996

                                  (UNAUDITED)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    INVENTORIES

    Inventories are stated at the lower of cost or market and consist substantially of finished goods. Cost is determined using the average cost method and includes production costs and overhead.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and depreciated over their estimated useful lives on a straight line basis as follows:

Office equipment................................................     5 years
                                                                       5 - 7
Machinery and equipment.........................................       years

    Repairs and maintenance are charged to operations as incurred, and expenditures for renewals and betterments are capitalized and depreciated over the estimated useful lives of the assets.

    REVENUE RECOGNITION

    Revenue is recognized upon transfer of title and risk of ownership to the customer, which generally occurs upon product shipment. No single customer accounted for 10% or more of net sales during the nine months ended December 31, 1996 or 1995.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    For certain financial instruments, including accounts receivable and payable and capital lease obligations, the Division's carrying amount approximates fair value.

    INCOME TAXES

    Income taxes are recognized in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 utilizes the asset and liability method under which deferred income taxes are recognized for the consequences of temporary differences by applying currently enacted statutory rates to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

    ASSET IMPAIRMENT

    On April 1, 1996, the Division adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of." SFAS No. 121 requires that long-lived assets, certain identifiable intangible assets and goodwill be reviewed for impairment when expected future undiscounted cash flows are less than the carrying value of the asset. No charges were recorded pursuant to this statement in 1996.

3.  SUBSEQUENT EVENT:

    In January 1997, the Company sold a significant portion of the net assets of the Wholesale Division to CSN, Inc., the parent company of Color Spot Nurseries, Inc.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                                 --------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
Prospectus Summary.............................          3
Risk Factors...................................          7
Company History................................         14
Recent Acquisitions............................         14
Use of Proceeds................................         15
Dividend Policy................................         15
Dilution.......................................         16
Capitalization.................................         17
Selected Consolidated Financial and Operating
  Data.........................................         18
Unaudited Pro Forma Consolidated Statement of
  Operations...................................         20
Unaudited Pro Forma Consolidated Balance
  Sheet........................................         21
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................         22
Business.......................................         28
Management.....................................         37
Certain Transactions...........................         43
Principal Stockholders.........................         45
Description of Capital Stock...................         46
Description of Certain Indebtedness............         49
Shares Eligible for Future Sale................         51
Underwriting...................................         52
Legal Matters..................................         53
Experts........................................         53
Additional Information.........................         54
Index to Consolidated Financial Statements.....        F-1

                                 --------------

    UNTIL             , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                   3,850,000

                                     SHARES

                                     [LOGO]

                                  COMMON STOCK

                                  ------------

                                   PROSPECTUS
                                  ------------

                                 BT ALEX. BROWN

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                                           , 1997

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Alternate Page For Note Prospectus

PROSPECTUS                                                 SUBJECT TO COMPLETION
                                                                 OCTOBER 7, 1997

                                  $85,000,000

                                     [LOGO]

                          % SENIOR SUBORDINATED NOTES DUE 2007
                                   ---------

    Color Spot Nurseries, Inc. ("Color Spot" or the "Company") is offering
$85,000,000 aggregate principal amount of its   % Senior Subordinated Notes due
2007 (the "Notes") to the public (the "Notes Offering"). Concurrently with the Notes Offering, the Company is offering 3,850,000 shares of common stock, par value $.01 per share (the "Common Stock"), to the public (the "Common Stock Offering" and, together with the Notes Offering, the "Offerings"). The Notes Offering is contingent upon the consummation of the Common Stock Offering and the Common Stock Offering is contingent upon the consummation of the Notes Offering. See "Prospectus Summary--Concurrent Offering."

    Interest on the Notes will be payable semiannually on      and      of each
year, commencing on             , 1998. The Notes will be redeemable, in whole
or in part, at the option of the Company, at any time on and after             ,
2002, at the respective redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption. In addition, on or prior to
            , 2000, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined) to redeem up to an aggregate of 35% of the Notes originally issued, at the redemption price set forth herein. The Notes will not be entitled to the benefit of any mandatory sinking fund. Upon a Change of Control (as defined), each holder of Notes will have the right to require the Company to repurchase such holder's Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase. See "Description of Notes."

    The Notes will be senior subordinated unsecured obligations of the Company and will be subordinated in right of payment to all Senior Debt (as defined) of the Company, including indebtedness under the New Loan Agreement (as defined). At September 25, 1997, after giving effect to the Offerings, the aggregate outstanding amount of Senior Debt of the Company would have been approximately $2.2 million, which amount excludes any amounts available to be borrowed under the New Loan Agreement. The Notes will be effectively subordinated to all obligations of the Company's subsidiaries. See "Risk Factors," "Capitalization" and "Description of Notes--Subordination."

    The Company does not intend to apply for listing of the Notes on any national securities exchange. See "Underwriting."
                                ----------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY POTENTIAL INVESTORS IN EVALUATING AN INVESTMENT IN THE NOTES.
                                 -------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
       REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                              PRICE TO           UNDERWRITING          PROCEEDS TO
                                                              PUBLIC(1)           DISCOUNT(2)          COMPANY(3)
Per Note...............................................           %                    %                    %
Total..................................................           $                    $                    $

(1) Plus accrued interest, if any, from date of original issuance.

(2) The Company has agreed to indemnify the Underwriters (as defined) against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(3) Before deducting expenses of the Offering payable by the Company, estimated
    at $        .
                                ----------------

    The Notes are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by counsel. It is expected that delivery of the Notes will be made at the office of BT Alex. Brown Incorporated, 130 Liberty Street, New
York, New York, on or about             , 1997.
                                ----------------
BT ALEX. BROWN  DONALDSON, LUFKIN & JENRETTE
                      SECURITIES  CORPORATION

              THE DATE OF THIS PROSPECTUS IS              , 1997.

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         [PHOTOS AND MAP SHOWING PRODUCTION FACILITIES TO BE INSERTED]

    IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES. SPECIFICALLY, THE UNDERWRITERS MAY OVERALLOT IN CONNECTION WITH THE OFFERING AND MAY BID FOR AND PURCHASE NOTES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

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                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. REFERENCES TO THE COMPANY OR COLOR SPOT REFER TO COLOR SPOT NURSERIES, INC. AND ITS CONSOLIDATED SUBSIDIARIES AND ITS PREDECESSORS. SEE "COMPANY HISTORY." UNLESS OTHERWISE INDICATED, ALL STATEMENTS MADE IN THIS PROSPECTUS (I) ASSUME NO EXERCISE OF THE UNDERWRITER'S OVER-ALLOTMENT OPTION IN THE COMMON STOCK OFFERING, (II) REFLECT THE MERGER OF CSN, INC. (THE PARENT COMPANY OF COLOR SPOT NURSERIES, INC.) INTO COLOR SPOT NURSERIES, INC. WHICH WILL OCCUR SIMULTANEOUSLY WITH THE CONSUMMATION OF THE OFFERINGS AND (III) REFLECT A 0.69-FOR-ONE REVERSE STOCK SPLIT. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER THE CAPTION "RISK FACTORS." AS USED IN THIS PROSPECTUS, "FISCAL 1996" REFERS TO THE FISCAL YEAR COMMENCING SEPTEMBER 8, 1995 AND ENDING JUNE 30, 1996, "FISCAL 1997" REFERS TO THE FISCAL YEAR ENDED JUNE 30, 1997 AND "FISCAL 1998" REFERS TO THE FISCAL YEAR ENDING JUNE 30, 1998.

                                  THE COMPANY

    Color Spot is the largest wholesale nursery in the United States. The Company provides a wide assortment of high quality plants as well as extensive merchandising services primarily to leading home centers and mass merchants, such as Home Depot, Home Base, Wal-Mart and Kmart. The Company distributes products to over 850 retail and commercial customers, representing over 8,000 locations, primarily in the western and southwestern regions of the United States. Since June 30, 1996, the Company has completed 13 acquisitions, making it a leading consolidator in the wholesale nursery industry. On a pro forma basis, the Company generated approximately $182.8 million in net sales and $22.8 million in EBITDA (as defined) in fiscal 1997.

    The Company believes it is one of the few wholesale nurseries that has the scale and distribution capabilities necessary to provide large volumes of high quality product to its retail customers on a multi-regional basis. The Company produces over 2,000 varieties of live plants, including bedding plants, shrubs, potted flowering plants, ground cover and fresh cut Christmas trees. Through its 200 person salesforce, Color Spot also provides its retail customers with a broad array of value-added services, such as in-store merchandising, product display and maintenance, promotional planning and product reordering. The Company believes that providing these services differentiates it from its competitors and helps to establish Color Spot as a preferred supplier in the industry. Color Spot operates 19 production facilities located in California, Arizona, Texas, Oregon and Washington.

    Gardening is one of the most popular leisure activities in the United States. According to the 1996-1997 National Gardening Survey, 64% of the approximately 101 million households in the U.S. participated in some form of gardening in 1996. Retail sales of live plants totaled approximately $18 billion in the U.S. in 1996. The live plant retail distribution channel has undergone significant consolidation over the past ten years, as sales have shifted from local independent nurseries to major national retailers. Despite this retail consolidation, the wholesale nursery industry is still highly fragmented with over 10,000 participants in the U.S. In 1996, the ten largest wholesale nurseries accounted for approximately 8% of total wholesale production.

    The Company believes that it is well positioned to capitalize on consolidation and growth opportunities in the highly fragmented wholesale nursery industry. Color Spot's growth strategy is to continue to enter new geographic markets through acquisitions, expand its presence in existing markets and add new product lines. An important aspect of the Company's growth strategy is to increase its penetration in targeted markets, which will enable the Company to better serve its retail customers, enhance its brand name recognition and increase operating efficiencies. Since June 30, 1996, both through acquisitions and internal development, the Company has expanded its product line into new areas of the wholesale nursery industry, including shrubs, potted flowering plants and ground cover. In addition, the Company's recent entry into the fresh cut Christmas tree business enables it to utilize available sales and distribution capacity during the winter months.

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    Color Spot America, Inc., a predecessor to the Company, was founded in 1983 by Michael F. Vukelich, the Company's current Chief Executive Officer. Following a change of control in 1991, Mr. Vukelich left the Company and new management was installed. Between 1992 and 1995, net sales and profitability of the business declined. In September 1995, an investor group including Mr. Vukelich formed the Company and acquired the business. Mr. Vukelich's management team implemented a number of strategic and operational initiatives designed to improve the Company's customer relationships and financial results. These initiatives included revamping the Company's merchandising programs, decentralizing its operations, revising its pricing strategies, renewing its focus on operating efficiencies and restructuring its sales organization. As a result of these strategies, the Company has experienced significant improvements in net sales and operating results. With the improvement of its financial results, Color Spot embarked on an aggressive acquisition strategy and has completed 13 acquisitions since June 30, 1996. Color Spot believes it is now well positioned to continue its growth and further consolidate the wholesale nursery industry.

    The Company's executive offices are located at 3478 Buskirk Avenue, Suite 260, Pleasant Hill, CA 94523, and its telephone number is (510) 934-4443. The Company was incorporated in August 1995.

                                  THE OFFERING

Securities Offered................  $85,000,000 principal amount of   % Senior Subordinated
                                    Notes due 2007.

Maturity Date.....................  , 2007.

Interest Payment Dates............  and          of each year commencing            , 1998.

Optional Redemption...............  On or after            , 2002, the Notes will be
                                    redeemable, in whole or in part, at the redemption
                                    prices set forth herein, together with accrued and
                                    unpaid interest, if any, to the date of redemption. In
                                    addition, at any time on or prior to            , 2000,
                                    the Company may use the net cash proceeds of one or more
                                    Public Equity Offerings (as defined) to redeem the Notes
                                    at a redemption price equal to   % of the aggregate
                                    principal amount to be redeemed, together with accrued
                                    and unpaid interest, if any, to the date of redemption;
                                    provided that at least 65% of the original aggregate
                                    principal amount of the Notes remains outstanding
                                    immediately after any such redemption. See "Description
                                    of Notes--Redemption."

Change of Control.................  Upon the occurrence of a Change of Control (as defined), each holder of Notes will have the right to require the
                                    Company to repurchase such holder's Notes at a purchase
                                    price equal to 101% of the principal amount thereof,
                                    together with accrued and unpaid interest, if any, to
                                    the date of repurchase.

Ranking...........................  The Notes will be unsecured, subordinated in right of payment to all existing and future Senior Debt of the
                                    Company and effectively subordinated to all obligations
                                    of the Company's subsidiaries. The Notes will rank PARI
                                    PASSU with any future senior subordinated indebtedness
                                    of the Company and will rank senior to all other
                                    subordinated debt of the Company. The Indenture permits
                                    the Company to incur additional indebtedness, including
                                    up to $150.0 million of Senior Debt available

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                                    under the Company's credit facilities, subject to
                                    certain limitations. As of September 25, 1997, after
                                    giving effect to the Offerings, the aggregate amount of
                                    the Company's outstanding Senior Debt would have been
                                    approximately $2.2 million (excluding unused
                                    commitments), the Company would have had $7.4 million of
                                    PARI PASSU indebtedness outstanding, and the Company's
                                    subsidiaries would have had total liabilities of $
                                    million. See "Risk Factors--Subordination" and "Capi-
                                    talization."

Certain Covenants.................  The indenture under which the Notes will be offered (the
                                    "Indenture") will contain covenants that will, subject
                                    to certain exceptions, limit, among other things, the
                                    ability of the Company and its subsidiaries to (i) pay
                                    dividends or make certain other restricted payments or
                                    investments; (ii) incur additional Indebtedness and
                                    issue disqualified stock and preferred stock; (iii)
                                    create liens on assets; (iv) merge, consolidate, or sell
                                    all or substantially all of their assets; (v) enter into
                                    certain transactions with affiliates; (vi) create
                                    restrictions on dividends or other payments by
                                    subsidiaries to the Company; and (vii) create guar-
                                    antees of indebtedness by subsidiaries. See "Description
                                    of Notes."

Use of Proceeds...................  The Company will use the proceeds from the Notes
                                    Offering, together with approximately $46.1 million of
                                    aggregate proceeds from the Common Stock Offering, to
                                    repay outstanding borrowings under the Company's
                                    existing credit facility and for general corporate
                                    purposes. See "Use of Proceeds."

Conditions........................  The closing of the Notes Offering is conditioned upon consummation of the Common Stock Offering.

    The Company does not intend to apply for a listing of the Notes on any national securities exchange. See "Underwriting."

                              CONCURRENT OFFERING

    Concurrently with the Notes Offering, Color Spot is offering 3,850,000 shares of Common Stock to the public. The Notes Offering is contingent upon the consummation of the Common Stock Offering, and the Common Stock Offering is contingent upon the consummation of the Notes Offering.

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                      SUMMARY FINANCIAL AND OPERATING DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    The Company commenced operations on September 8, 1995 through the purchase of certain assets of Color Spot, Inc. in a transaction accounted for under the purchase method of accounting. Color Spot, Inc. commenced operations on March 1, 1993 through the purchase of certain assets of Color Spot America, Inc., in a transaction accounted for under the purchase method of accounting. On December 31, 1996, an affiliate of Kohlberg & Company, LLC acquired control of the Company through a series of stock transactions accounted for as a recapitalization. As a result of these transactions and the Company's ongoing acquisition program, the financial information presented below is not comparable in certain respects.

    The financial information of the Company presented below as of June 30, 1997 and for the fiscal year ended June 30, 1997 and for the period from September 8, 1995 through June 30, 1996 is derived from the audited financial statements of the Company appearing elsewhere in this Prospectus. The financial information of Color Spot, Inc. for the period from January 1, 1995 through September 8, 1995 and the year ended December 31, 1994 is derived from the audited financial statements of Color Spot, Inc..

    The pro forma information presented below gives effect to the 13 acquisitions completed by the Company since June 30, 1996. See "Unaudited Pro Forma Consolidated Statement of Operations" and "Unaudited Pro Forma Consolidated Balance Sheet."

                                                                THE PREDECESSOR                    THE COMPANY
                                                            ------------------------  -------------------------------------
                                                                           1/1/95       9/8/95     FISCAL YEAR
                                                            YEAR ENDED     THROUGH      THROUGH       ENDED      PRO FORMA
                                                             12/31/94      9/8/95     6/30/96(1)   6/30/97(2)   FISCAL YEAR
                                                            -----------  -----------  -----------  -----------     ENDED
                                                                                                                  6/30/97
                                                                                                                -----------
                                                                                                                (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Net sales...............................................   $  39,411    $  28,991    $  51,995    $ 113,400     $182,774
  Gross profit............................................      14,995       11,491       24,310       49,374       75,087
  Operating expenses......................................      17,869       14,438       18,475       39,458       59,801
  Income (loss) from operations...........................      (2,874)      (2,947)       5,835        9,916       15,286
  Interest expense........................................       3,170        2,576          687        4,179       10,378
  Income tax provision....................................                                 2,069        2,830        2,324
  Income (loss) before extraordinary loss.................      (5,947)      (5,485)       2,988        3,055        2,841
  Extraordinary gain (loss)...............................                                               (215)
  Net income (loss).......................................      (5,947)      (5,485)       2,988        2,840

OPERATING DATA:
  EBITDA(3)(4)............................................     $(1,619)     $(2,022 )     $6,433      $13,357      $22,774
  Depreciation and amortization...........................       1,255          925          598        3,441        7,488
  Capital expenditures....................................         668          260        1,529        6,181       10,450
  Ratio of earnings to fixed charges(4)(5)................       (0.64 )      (0.85 )       4.68         2.10         1.43
  Number of production facilities(6)......................           6            6            6           13           19

                                                                                              JUNE 30, 1997
                                                                                   -----------------------------------
                                                                                                               AS
                                                                                    ACTUAL    PRO FORMA   ADJUSTED(7)
                                                                                   ---------  ----------  ------------
BALANCE SHEET DATA:
  Working capital................................................................    $13,266    $16,197      $34,600
  Total assets...................................................................    133,417    186,753      193,511
  Long-term debt, excluding current portion......................................     83,408    120,723       96,026
  Stockholders' equity...........................................................      4,275     10,015       54,547

(FOOTNOTES ON FOLLOWING PAGE)

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(FOOTNOTES FOR PRECEDING PAGE)

------------------------------

(1) Includes the financial results of Barcelo's Plant Growers from March 1996.

(2) Includes the financial results of NAB Nursery and B&C Growers from October 1996, Sunrise Growers from November 1996, Sunnyside Plants from January 1997, Lone Star Growers Co. from February 1997, Signature Trees from March 1997 and Hi-C Nursery from April 1997.

(3) EBITDA represents income before interest expense, depreciation and amortization expense, the provision for income taxes, other (income) expense and extraordinary items. While EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be considered as an indicator of operating performances or an alternative to cash flow (as measured by GAAP) as a measure of liquidity, it is included herein to provide additional information with respect to the ability of the Company to meet its future debt service, capital expenditure and working capital requirements. Other companies may define EBITDA differently, and as a result, those measures may not be comparable to the Company's EBITDA. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(4) If the recapitalization of the Company, all of the acquisitions which occurred during fiscal 1997 and fiscal 1998 to date and the Offerings described in this Prospectus occurred on July 1, 1996, interest expense would have decreased by $379,000 and net income would have increased to $3,049,000. On such basis, the ratio of earnings to fixed charges would have been 1.48. See "Certain Transactions--Recapitalization."

(5) For purposes of computing a ratio of earnings to fixed charges, "earnings" consist of income (loss) before provision for income taxes plus fixed charges. "Fixed charges" consist of interest on all indebtedness, amortization of deferred debt financing costs, and one-third of rental expense (the portion deemed representative of the interest factor).

(6) Facilities include owned and leased properties as of the end of each period, excluding Christmas tree fields.

(7) Adjusted to give effect to (i) the sale of 3,850,000 shares of Common Stock offered in the Common Stock Offering at an assumed initial public offering price of $13.00 per share, (ii) the sale of $85 million aggregate principal amount of Senior Subordinated Notes offered hereby at an assumed interest rate of 9% per annum and (iii) the application of the net proceeds from the Offerings. See "Use of Proceeds."

                         ------------------------------

    In addition, during the fiscal quarter in which the Offerings are completed, the Company will incur (i) a $4.4 million non-cash pre-tax extraordinary charge related to the write-off of deferred financing fees, (ii) a $2.0 million pre-tax charge related to the termination of an annual management fee and (iii) a $0.7 million non-cash pre-tax compensation charge from the accelerated vesting of stock options.

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                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE NOTES OFFERED BY THIS PROSPECTUS. THE STATEMENTS CONTAINED IN THIS PROSPECTUS WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH IN OR IMPLIED BY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THOSE DISCUSSED BELOW, AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS. WHEN USED IN THIS PROSPECTUS, THE WORDS "MAY," "WILL," "EXPECT," "ANTICIPATE," "CONTINUE," "ESTIMATE," "PROJECT," "INTEND" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT") REGARDING EVENTS, CONDITIONS AND FINANCIAL TRENDS THAT MAY AFFECT THE COMPANY'S FUTURE PLANS, BUSINESS STRATEGY, RESULTS OF OPERATIONS AND FINANCIAL POSITION. PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO RISKS AND UNCERTAINTIES AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE INCLUDED WITHIN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DESCRIBED BELOW, UNDER THE HEADING "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND ELSEWHERE IN THIS PROSPECTUS.

    SUBSTANTIAL LEVERAGE AND DEBT SERVICE. The Company will continue to be significantly leveraged after the Offerings. See "Capitalization." As of September 25, 1997, after giving effect to the Offerings, the Company would have
had approximately $     million of consolidated long-term indebtedness and
approximately $     million of common stockholders' equity. Upon consummation of the Offerings, the Company expects to have $150.0 million available to be borrowed under the New Loan Agreement. The Company and its subsidiaries may incur additional indebtedness in the future, subject to certain limitations contained in the instruments governing its indebtedness. Accordingly, the Company will have significant debt service obligations.

    The Company's debt service obligations will have important consequences to Holders (as defined), including the following: (i) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Company for operations, acquisitions, future business opportunities and other purposes and increasing the Company's vulnerability to adverse general economic and industry conditions; (ii) the Company's leveraged position may increase its vulnerability to competitive pressures; (iii) the financial covenants and other restrictions contained in the New Loan Agreement and in the Indenture will require the Company to meet certain financial tests and will restrict its ability to borrow additional funds, to dispose of assets or to pay cash dividends on, or repurchase, preferred or common stock; and (iv) funds available for working capital, capital expenditures, acquisitions and general corporate purposes may be limited.

    The Company's ability to make scheduled payments of the principal of, or to pay interest on, or to refinance its indebtedness (including the Notes) depends on its future performance, which to a certain extent is subject to economic, financial, competitive and other factors beyond its control. Based upon the current level of operations and anticipated growth, the Company believes that future cash flow from operations, together with available borrowings under the New Loan Agreement, will be adequate to meet the Company's anticipated requirements for working capital, capital expenditures, interest payments and scheduled principal payments for the next 12 months. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." There can be no assurance, however, that the Company's business will continue to generate sufficient cash flow from operations in the future to service its debt and make necessary capital expenditures. If unable to do so, the Company may be required to refinance all or a portion of its existing debt, including the Notes, to sell assets or to obtain additional financing. There can be no assurance that any such refinancing or that any such sale of assets or additional financing would be possible on terms reasonably favorable to the

Alternate Page For Note Prospectus
Company, or at all. In addition, unforeseen problems, delays, expenses and difficulties as well as changes in economic and regulatory or competitive conditions may lead to cost increases that would make the Company's current cash flow and borrowings under the New Loan Agreement insufficient to meet the Company's capital needs. See "--Future Capital Needs; Uncertainty of Additional Financing."

    SUBORDINATION. The Company's obligations under the Notes will be subordinate and junior in right of payment to all existing and future Senior Debt of the Company and to all obligations of the Company's subsidiaries. As of September 25, 1997, after giving effect to the Offerings, the aggregate amount of the Company's outstanding Senior Debt would have been approximately $2.2 million (excluding unused commitments) and the aggregate obligations of the
Company's subsidiaries would have been approximately $      million. Additional
Senior Debt may be incurred by the Company from time to time, subject to certain restrictions. By reason of such subordination, in the event of an insolvency, liquidation, or other reorganization of the Company, the lenders under the New Loan Agreement and other creditors who are holders of Senior Debt or are creditors of the Company's subsidiaries must be paid in full before the Holders may be paid; accordingly, there may be insufficient assets remaining after payment of prior claims to pay amounts due on the Notes. In addition, under certain circumstances, no payments may be made with respect to the Notes if a Default exists with respect to Senior Debt. See "Description of Notes-- Subordination."

    DEPENDENCE ON ACQUISITIONS FOR FUTURE GROWTH. As part of its growth strategy, the Company aggressively pursues the acquisition of other companies that expand its existing business. See "Business--Growth Strategy." Acquisitions involve a number of risks, including effects on the Company's reported operating results, the diversion of management's attention, the dependence on hiring, training and retaining key personnel and risks associated with unanticipated problems or legal liabilities, some or all of which could have a material adverse effect on the Company. Historically, the Company has financed acquisitions through the incurrence of additional debt and the issuance of Company stock. See "--Substantial Leverage and Debt Service." The Company completed one acquisition in fiscal 1996, seven acquisitions in fiscal 1997 and six acquisitions to date in fiscal 1998. There can be no assurance that the Company will be able to integrate its acquisitions or successfully implement its business model in a timely manner without substantial costs, delays or other problems. Once integrated and operating according to the Company's business model, these acquisitions may not achieve sales, profitability and productivity commensurate with the Company's historical operating results. In addition, there can be no assurance that the Company's management and financial controls, personnel, computer systems and other corporate support systems will be adequate to manage the increase in the size and scope of the Company's operations as a result of its acquisitions. Additionally, there can be no assurances that the acquired businesses will enhance the Company's business or financial performance.

    The Company anticipates that one or more potential acquisition opportunities, including those that would be material, may become available in the near future. No assurances can be given that any acquisition by the Company will occur, that if an acquisition does occur that it will not have a material adverse effect on the Company, that any such acquisition will be successful in enhancing the Company's business or that any such acquisition can be successfully integrated into the Company's business. See
"--Future Capital Needs; Uncertainty of Additional Financing."

    ABILITY TO MANAGE GROWTH. The Company has experienced significant growth, particularly over its last fiscal year, and intends to continue to pursue an aggressive growth strategy. The growth and expansion of the Company's business have placed, and are expected to continue to place, a significant strain on the Company's management, operational and financial resources. Continued growth will require an increase in Company personnel who possess the training and experience necessary to operate the Company's facilities. There can be no assurance that the Company will be able to continue to attract, develop and retain the personnel necessary to pursue its growth strategy. Moreover, as the Company continues to grow, it will need to expand its production, warehouse and distribution facilities and may require additional facilities to

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support such growth. In addition, the Company's rapid growth may place significant pressure on its financial controls and inventory management systems. Any failure by the Company to manage its growth effectively could have a material adverse effect on the Company.

    SHORT OPERATING HISTORY UNDER CURRENT MANAGEMENT. Color Spot America, Inc. (together with its subsidiaries, "Color Spot America"), a California corporation and a predecessor to the Company, which was managed by certain of the Company's current management, was incorporated and commenced operations in 1983. The current management of the Company operated Color Spot America until January 1991 when a subsidiary of PacifiCorp, a public utility (together with its subsidiaries, "PacifiCorp"), obtained control and installed a new management team that operated Color Spot America and its successor, Color Spot, Inc., an Oregon corporation ("Color Spot Oregon"), from 1991 through September 1995. During the period of PacifiCorp's control, the Company's predecessors experienced declining net sales and profitability. In September 1995, the Company commenced operations by purchasing Color Spot Oregon's assets from PacifiCorp. See "Company History." Accordingly, the Company, under its current management team, has only a limited operating history upon which investors may evaluate its performance. Although the Company has experienced revenue growth and profitability since its inception in September 1995, there can be no assurances that the Company will be able to achieve or sustain such revenue growth or profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company must, among other things, respond to competitive developments, continue to attract, retain and motivate qualified employees, and successfully manage and execute its expansion strategies. There can be no assurances that the Company will be successful in these efforts.

    CUSTOMER CONCENTRATION; DEPENDENCE ON HOME DEPOT. The Company is highly dependent on the purchases of its top eight retail customers, which together accounted for 75% and 82% of the Company's net sales in fiscal 1997 and fiscal 1996, respectively. The Company's largest customer, Home Depot, accounted for approximately 39% and 41% of the Company's net sales in fiscal 1997 and fiscal 1996, respectively. The Company expects that a small number of customers will continue to account for a substantial portion of its net sales for the foreseeable future. The Company does not have long-term contracts with any of its retail customers, and there can be no assurance that they will continue to purchase the Company's products. The loss of, or a significant adverse change in, the relationship between the Company and Home Depot or any other major customer could have a material adverse effect on the Company. The loss of, or reduction in orders from, any significant retail customers, losses arising from retail customers' disputes regarding shipments, fees, merchandise condition or related matters, or the Company's inability to collect accounts receivable from any major retail customer could have a material adverse effect on the Company. In addition, there can be no assurance that revenue from customers that have accounted for significant revenue in past periods, individually or as a group, will continue, or if continued, will reach or exceed historical levels in any period. See "Business--Customers."

    SEASONALITY; VARIABILITY OF QUARTERLY RESULTS AND CERTAIN CHARGES. The Company's business is highly seasonal. In fiscal 1997, approximately 77% of net sales and 125% of operating income occurred in the first half of the calendar year. The Company has historically reported operating losses in its first and second fiscal quarters, and the Company believes it will continue to report operating losses during the first half of its fiscal year. The Company has experienced and expects to continue to experience variability in net sales, operating income and net income on a quarterly basis. Factors that may contribute to this variability include: (i) weather conditions during peak growing and gardening seasons; (ii) shifts in demand for live plant products;
(iii) changes in product mix, service levels and pricing by the Company and its competitors; (iv) the effect of acquisitions; (v) the economic stability of the Company's retail customers; and (vi) the Company's relationship with each of its retail customers. See "--Weather; General Agricultural Risks" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Seasonality and Quarterly Results."

Alternate Page For Note Prospectus

    In addition, during the fiscal quarter in which the Offerings are completed, the Company will incur (i) a $4.4 million non-cash pre-tax extraordinary charge related to the write-off of deferred financing fees, (ii) a $2.0 million pre-tax charge related to the termination of an annual management fee and (iii) a $0.7 million non-cash pre-tax compensation charge from the accelerated vesting of stock options.

    Due to the foregoing factors, the Company believes that period-to-period comparisons of its operating results cannot be relied upon as indicators of future performance. In the event that the Company's operating results in any future period fall below the expectations of securities analysts and investors, the trading price of the Common Stock would likely be materially and adversely affected.

    RESTRICTIONS IMPOSED BY NEW LOAN AGREEMENT. Simultaneously with the completion of the Offerings, the Company will enter into a new senior credit facility (the "New Loan Agreement") with a number of banking institutions, led by Credit Agricole Indosuez, which will restrict, among other things, the Company's ability to incur additional indebtedness, incur liens, pay or declare dividends, enter into any transaction not in its usual course of business, guarantee or otherwise become in any way liable with respect to the obligations of another party or entity, merge or consolidate with another person or sell or transfer any collateral (except for the sale of inventory in the ordinary course of the Company's business). A breach of any of these covenants could result in a default under the New Loan Agreement. Upon the occurrence of an Event of Default (as defined in the New Loan Agreement), the lenders could elect to declare all amounts outstanding under the New Loan Agreement, together with accrued interest, to be immediately due and payable. If the Company were unable to pay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. If the New Loan Agreement indebtedness were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay the indebtedness in full and other indebtedness of the Company. Substantially all of the assets of the Company have been pledged as security under the New Loan Agreement. The restrictions described above, in combination with the leveraged nature of the Company, may limit the Company's ability to obtain financing in the future or may otherwise restrict corporate activities. See "Description of Certain Indebtedness."

    ENCUMBRANCES ON ASSETS TO SECURE THE NEW LOAN AGREEMENT. In addition to being subordinated to all existing and future Senior Debt of the Company, the Notes will not be secured by any of the Company's assets. The Company's obligations under the New Loan Agreement will be secured by substantially all of the assets of the Company. If the Company becomes insolvent or is liquidated, or if payment under the New Loan Agreement is accelerated, the lenders under the New Loan Agreement will be entitled to exercise the remedies available to a secured lender under applicable law. See "Description of Certain Indebtedness--New Loan Agreement."

    CHANGE OF CONTROL. The Indenture will provide that, upon the occurrence of a Change of Control, the Company must make an offer to purchase all or any part of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. The New Loan Agreement prohibits the Company from repurchasing any Notes, except with certain proceeds of one or more Public Equity Offerings. The New Loan Agreement also provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the Notes, or if the Company is required to make an Asset Sale Offer (as defined) pursuant to the terms of the Notes, the Company could seek the consent of its lenders to purchase the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or refinance such borrowings, the Company would remain prohibited from purchasing the Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default (as defined) under the Indenture. If, as a result thereof, a default occurs with respect to any Senior Debt, the subordination provisions in the Indenture would likely restrict

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payments to the Holders. The provisions relating to a Change of Control included in the Indenture may increase the difficulty of a potential acquiror obtaining control of the Company. See "Description of Notes--Change of Control."

    FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FINANCING. The Company currently anticipates that its available cash combined with the net proceeds of the Offerings, borrowings under the New Loan Agreement and funds from operations will be sufficient to meet its anticipated working capital, capital expenditure and acquisition financing requirements for the next 12 months. However, there can be no assurance that such resources will be sufficient for such requirements. The Company may need to raise additional funds through the issuance of public or private debt or equity securities in order to take advantage of unanticipated opportunities, including acquisitions of complementary businesses, or otherwise respond to unanticipated competitive pressures. There can be no assurance that additional financing will be available on terms favorable to the Company, or at all. If adequate funds are not available, or not available on acceptable terms, the Company may not be able to take advantage of unanticipated opportunities or otherwise respond to unanticipated competitive pressures. Such inability could have a material adverse effect on the Company. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Certain Indebtedness."

    WEATHER; GENERAL AGRICULTURAL RISKS. Inclement weather or production difficulties occurring at a time of peak production or sales (in the second half of the Company's fiscal year), particularly on weekends during the peak gardening season, could cause declines in net sales and operating income that could have a material adverse effect on the Company. In the event of severe weather conditions, the Company does not have sufficient facilities to preserve and protect all of its products. Meteorologists are currently predicting that a severe weather phenomenon known as "El Nino" will impact the United States in late 1997 and early 1998, which may result in unusually cool and wet weather conditions in many of the Company's markets. Such weather conditions could delay the upcoming peak growing and gardening season and reduce the demand for the Company's products. The Company intends to expand into new markets that typically have greater weather variability than the Company's historic markets. Failure by the Company to adequately manage this variability could have a material adverse effect on the Company. The Company's operations also may be materially affected by disease, pests or other natural hazards. Agricultural production is highly dependent upon the availability of water. The Company has not installed, and is not required to install, water reclamation systems at the majority of its production facilities. The loss of access to water at any of the Company's facilities would have a material adverse effect on the Company. See "-- Governmental Regulations; Minimum Wage." Given the perishable nature of the Company's products, if sales do not materialize as expected, the Company could experience a significant decline in profitability.

    DEPENDENCE ON LEASED FACILITIES. The majority of the Company's production facilities are leased. These leases expire at varying times in the next two to 15 years. Although the Company believes that it can extend most of its leases on acceptable terms, failure to do so would require the Company to establish new production facilities. No assurance can be given that any such leases can be extended on acceptable terms or, if not so extended, that suitable replacement production facilities can be established. Failure to extend the terms of any of these leases could have a material adverse effect on the Company. See "Business-- Properties and Facilities."

    SENSITIVITY TO PRICE INCREASES OF CERTAIN RAW MATERIALS. The Company and its competitors are vulnerable to price increases for raw materials. For fiscal 1997, raw material costs accounted for approximately 27.1% of the Company's net sales. The Company does not have long-term contracts with the majority of its raw material suppliers. Increases in the cost of raw materials essential to the operations of the Company, including seed, plastic, chemicals and fertilizer, would increase the Company's costs of production. Significant increases in the price of petrochemicals or a scarcity of raw materials essential to plant propagation could have a material adverse effect on the Company. There can be no assurance that any

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such price increases can be passed on to the Company's customers in the form of higher prices for the Company's products.

    COMPETITION. The wholesale nursery industry is highly competitive. Competition is based principally on product quality, breadth of product offerings, customer service and price. The Company believes it has differentiated itself from its competitors through the breadth of its product offerings, its multi-regional capabilities and the value-added services it provides to its retail customers. The wholesale nursery industry is highly fragmented with over 10,000 small and regional nurseries nationwide. In 1996, the ten largest and 100 largest wholesale nurseries in the United States accounted for approximately 8% and 22%, respectively, of total wholesale production. The Company currently competes directly with a large number of western and southwestern wholesale nursery companies. On a multi-regional basis, the Company competes with Hines Nurseries primarily in bedding plants and shrubs and Monrovia Nursery Company primarily in shrubs. The fresh cut Christmas tree market is also highly fragmented and, on a regional basis, the Company competes in this market with Holiday Tree Farms and The Kirk Company.

    GOVERNMENTAL REGULATIONS; MINIMUM WAGE. The Company is subject to certain federal, state and local health, safety and environmental laws and regulations regarding the production, storage and transportation of certain of its products and the disposal of its waste. Certain of the Company's operations and activities, such as water runoff from its production facilities and the use of certain pesticides, are subject to regulation by the United States Environmental Protection Agency (the "EPA") and similar state and local agencies. These agencies may regulate or prohibit the use of such products, procedures or operations, thereby affecting the Company's operations and profitability. In addition, the Company must comply with a broad range of environmental laws and regulations. Additional or more stringent environmental laws and regulations may be enacted in the future and such changes could have a material adverse effect on the Company. The Company uses reclamation water as one of the sources of water supply for a few of its production facilities. The use and pricing of reclamation water, including availability of subsidized water rates, is governed by federal reclamation laws and regulations. Changes in the law could have a material adverse effect on the Company.

    In addition, the Company is subject to the Fair Labor Standards Act as well as various federal, state and local regulations that govern such matters as minimum wage requirements, overtime and working conditions. A large number of the Company's employees are paid at or just above the federal minimum wage level and, accordingly, changes in laws, regulations or ordinances could have a material adverse effect on the Company by increasing the Company's costs. See "Business--Government Regulation."

    CONTROL BY SIGNIFICANT STOCKHOLDERS AND MANAGEMENT. After completion of the Common Stock Offering, KCSN Acquisition Company, L.P. ("KCSN"), an affiliate of Kohlberg & Company, LLC, a New York merchant banking firm ("Kohlberg"), will own approximately 44.6% of the outstanding Common Stock (approximately 42.3% if the Underwriters' over-allotment option is exercised in full). In addition, management stockholders will own approximately 9.9% of the outstanding Common Stock (approximately 9.4% if the Underwriters' over-allotment option is exercised in full) after the completion of the Common Stock Offering. Heller Equity Capital Corporation ("Heller") is the holder of an 8.0% Subordinated Convertible Note (the "Heller Note"), which is convertible into approximately 3.3% of the outstanding Common Stock (approximately 3.1% if the Underwriters' over-allotment option is exercised in full) after giving effect to the Common Stock Offering. Heller also owns 1.7% of the outstanding Common Stock (approximately 1.6% if the Underwriters' over-allotment option is exercised in full). KCSN, Heller and the management stockholders are parties to a Stockholders Agreement, which provides that the parties to the Stockholders Agreement shall (i) consent to any merger, consolidation or sale of all or substantially all of the Company's assets involving an independent third party and approved by a majority of KCSN's shares and (ii) vote their shares to elect Michael F. Vukelich, Jerry L. Halamuda, five KCSN designees and two independent designees reasonably acceptable to KCSN as directors of the Company. In addition, KCSN and certain of the management stockholders are parties to a put/call option agreement to effect the

Alternate Page For Note Prospectus
repurchase by the Company of shares of Common Stock held by the management stockholders. Under the put/call option agreement, KCSN retains an irrevocable proxy to vote the shares of Common Stock not yet repurchased by the Company. As of July 31, 1997, KCSN had a proxy to vote 20,211 shares of Common Stock held by the management stockholders. Consequently, after completion of the Common Stock Offering, KCSN, the management stockholders and Heller will continue to have significant influence over the policies and affairs of the Company and may be in a position to determine the outcome of corporate actions requiring stockholder approval, including adopting amendments to the Company's certificate of incorporation, electing directors and approving or disapproving mergers or sales of all or substantially all of the Company's assets. See "Certain Transactions--Relationship with Kohlberg--Control by KCSN," "-- Recapitalization," "Principal Stockholders" and "Description of Capital Stock."

    LACK OF PRIOR MARKET FOR THE NOTES. There is currently no public market for the Notes and the Company has no present plan to list the Notes on a national securities exchange or to include the Notes for quotation through an interdealer quotation system. There can be no assurance that such a market will develop or, if such a market develops, as to the liquidity of such market. The Company has been advised by the Underwriters that the Underwriters intend to make a market in the Notes after consummation of the Notes Offering, as permitted by applicable laws and regulations; however, the Underwriters are not obligated to do so and any such market making activities may be discontinued at any time without notice. See "Underwriting."

Alternate Page For Note Prospectus

                                USE OF PROCEEDS

    The net proceeds to the Company from the sale of the Notes offered hereby, after deducting underwriting discounts and estimated offering expenses, are estimated to be approximately $82.0 million. The net proceeds to the Company from the Common Stock Offering are estimated to be $46.1 million assuming an initial public offering price of $13.00 per share (approximately $53.1 million if the Underwriters' over-allotment option is exercised in full). The Company currently plans to repay in full the outstanding borrowings under the Company's existing senior credit facility, which totaled approximately $115.3 million at September 25, 1997 from the net proceeds of the Offerings. The remaining net proceeds are expected to be used for general corporate purposes. Pending such uses, the net proceeds of the Offerings will be invested in short-term, interest bearing, investment grade securities.

    Loans under the Company's existing credit facility had interest rates ranging from 8.5% to 9.0% per annum at June 30, 1997. Simultaneously with the completion of the Offerings, the Company will enter into the New Loan Agreement which will provide three facilities, including (i) a $75.0 million acquisition term loan facility, (ii) a $40.0 million revolving credit facility and (iii) a $35.0 million supplemental facility. At the option of the Company part of the supplemental facility can be designated as an acquisition term loan facility or a revolving credit facility. The New Loan Agreement will provide the Company with a source of funds for working capital and future acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Certain Indebtedness."

    The following table illustrates the sources and uses of funds from the Offerings as if they occurred on September 25, 1997. The actual amounts of sources and uses of funds may differ from amounts set forth below.

                                                                            AMOUNTS
                                                                         -------------
                                                                         (IN MILLIONS)
SOURCES OF FUNDS
  Common Stock Offering................................................        $50.1
  Notes offered hereby.................................................          85.0
                                                                               ------
    Total Sources of Funds.............................................  $      135.1
                                                                               ------
                                                                               ------
USES OF FUNDS
  Repay debt under existing senior credit facility.....................  $      115.3
  General corporate purposes...........................................          12.9
  Estimated fees and expenses..........................................           6.9
                                                                               ------
    Total Uses of Funds................................................  $      135.1
                                                                               ------
                                                                               ------

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               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    The Company commenced operations on September 8, 1995 through the purchase of certain assets of its predecessor, Color Spot Oregon, in a transaction accounted for under the purchase method of accounting. Color Spot Oregon commenced operations on March 1, 1993 through the purchase of certain assets of Color Spot America in a transaction accounted for under the purchase method of accounting. On December 31, 1996, KCSN acquired control of the Company through a series of stock transactions accounted for as a recapitalization. As a result of these transactions and the Company's ongoing acquisition program, the financial information presented below is not comparable in certain respects.

    The financial information of the Company presented below as of June 30, 1997 and 1996 and for the fiscal year ended June 30, 1997 and for the period from September 8, 1995 through June 30, 1996 is derived from the audited financial statements of the Company appearing elsewhere in this Prospectus. The financial information of Color Spot Oregon as of September 8, 1995 and December 31, 1994 and for the period from January 1, 1995 through September 8, 1995 and the year ended December 31, 1994, is derived from the audited financial statements of Color Spot Oregon. The financial information as of December 31, 1993, February 28, 1993 and December 31, 1992 and for the period from February 28, 1993 through December 31, 1993, the period from January 1, 1993 through February 28, 1993 and the year ended December 31, 1992 is derived from the underlying records of Color Spot Oregon and Color Spot America, which in the opinion of management, contains all adjustments (including those of a normal recurring nature) necessary to present fairly the financial position and results of operations of Color Spot Oregon and Color Spot America as of and for the periods presented.

                                                               THE PREDECESSORS
                                         -------------------------------------------------------------
                                                                            COLOR SPOT OREGON                 THE COMPANY
                                                                   -----------------------------------  ------------------------
                                            COLOR SPOT AMERICA                      YEAR      1/1/95      9/8/95        YEAR
                                         ------------------------                   ENDED     THROUGH     THROUGH       ENDED
                                                        1/1/93       02/28/93     12/31/94    9/8/95    6/30/96(1)   6/30/97(2)
                                                        THROUGH       THROUGH     ---------  ---------  -----------  -----------
                                                       02/28/93      12/31/93
                                                      -----------  -------------
                                                      (UNAUDITED)   (UNAUDITED)
                                            YEAR
                                            ENDED
                                          12/31/92
                                         -----------
                                         (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Net sales............................     $43,662       $3,015       $38,650      $39,411    $28,991     $51,995     $113,400
  Gross profit.........................      14,461          690        12,863       14,995     11,491      24,310       49,374
  Sales, marketing and delivery
    expenses...........................      11,728        2,101        11,879       13,459     10,488      15,495       31,168
  General and administrative
    expenses...........................       4,164           88         3,370        3,986      3,659       2,886        7,300
  Amortization of intangible assets....          12           17           423          424        291          94          990
  Income (loss) from operations........      (1,443 )     (1,516 )      (2,809  )    (2,874)    (2,947)      5,835        9,916
  Interest expense.....................       3,728          725         2,182        3,170      2,576         687        4,179
  Other expense (income), net..........         214          (55 )         (83  )       (97)       (38)         91         (148 )
  Income tax provision (benefit).......      (1,061 )     --           --            --         --           2,069        2,830
  Income before extraordinary gain
    (loss).............................      (4,324 )     (2,186 )      (4,908  )    (5,947)    (5,485)      2,988        3,055
  Extraordinary gain (loss)............         149         (483 )     --            --         --          --             (215 )
                                         -----------  -----------  -------------  ---------  ---------  -----------  -----------
  Net income (loss)....................     $(4,175 )    $(2,669 )     $(4,908  )   $(5,947)   $(5,485)     $2,988       $2,840
                                         -----------  -----------  -------------  ---------  ---------  -----------  -----------
                                         -----------  -----------  -------------  ---------  ---------  -----------  -----------
Per Share Amounts(3):
  Income before extraordinary loss--
    primary............................                                                                      $0.52        $0.43
                                                                                                        -----------  -----------
                                                                                                        -----------  -----------
  Income before extraordinary
    loss--fully diluted................                                                                       0.52         0.42
                                                                                                        -----------  -----------
                                                                                                        -----------  -----------
  Dividends per share..................                                                                                    0.22
OPERATING DATA:
  EBITDA(4)............................       $(242 )    $(1,317 )     $(1,853  )   $(1,619)   $(2,022)     $6,433      $13,357
  Depreciation and amortization........       1,201          199           956        1,255        925         598        3,441
  Capital expenditures.................         683           93         1,148          668        260       1,529        6,181
  Ratio of earnings to fixed
    charges(5).........................       (0.21 )      (1.56 )       (0.72  )     (0.64)     (0.85)       4.68         2.10
  Number of production facilities(6)...           7            7             6            6          6           6           13
BALANCE SHEET DATA (END OF PERIOD):
  Working capital......................    $(13,807 )   $(11,230 )      $4,022     $(21,435)  $(29,722)     $6,336      $13,266
  Total assets.........................      27,163       25,276        25,874       24,554     22,695      33,219      133,417
  Long-term debt, excluding current
    portion............................       6,124       10,991         5,785        4,249      1,430       6,785       83,408
  Stockholders' equity (deficit).......      (8,864 )    (11,533 )      (4,658  )   (10,605)   (16,090)     12,735        4,275

                                                   (FOOTNOTES ON FOLLOWING PAGE)

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(FOOTNOTES FOR PRECEDING PAGE)

------------------------------

(1) Includes the financial results of Barcelo's Plant Growers from March 1996.

(2) Includes the financial results of NAB Nursery and B&C Growers from October 1996, Sunrise Growers from November 1996, Sunnyside Plants from January 1997, Lone Star Growers Co. from February 1997, Signature Trees from March 1997 and Hi-C Nursery from April 1997.

(3) Per share amounts exclude the extraordinary loss which would decrease the primary and fully diluted share amounts by $0.03 in 1997.

(4) EBITDA represents income before interest expense, depreciation and amortization expense, the provision for income taxes, other expense (income) and extraordinary items. While EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be considered as an indicator of operating performances or an alternative to cash flow (as measured by GAAP) as a measure of liquidity, it is included herein to provide additional information with respect to the ability of the Company to meet its future debt service, capital expenditure and working capital requirements. Other companies may define EBITDA differently, and as a result, those measures may not be comparable to the Company's EBITDA. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(5) For purposes of computing a ratio of earnings to fixed charges, "earnings" consist of income (loss) before provision for income taxes plus fixed charges. "Fixed charges" consist of interest on all indebtedness, amortization of deferred debt financing costs, and one-third of rental expense (the portion deemed representative of the interest factor).

(6) Facilities include owned and leased properties as of the end of each period, excluding Christmas tree fields.

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            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

    The pro forma consolidated statement of operations gives effect to the 13 acquisitions completed by the Company since June 30, 1996. See "Recent Acquisitions." The information presented under "Company Historical" presents the actual results of the Company, including the results of the seven entities acquired in fiscal 1997 subsequent to their acquisition. The information presented under "Acquisitions Before Year End" presents the pre-acquisition results of these seven acquisitions from July 1, 1996 through the date of such acquisition. The information presented under "Acquisitions After Year End" presents the results of the six acquisitions completed by the Company after June 30, 1997 as if those acquisitions had been completed on July 1, 1996. The pro forma consolidated statements of operations and the related pro forma adjustments are presented to comply with the rules and regulations of the Securities and Exchange Commission and are not necessarily indicative of the historical results of the operations of the combined companies if they were operated on a combined basis for the period from July 1, 1996 through June 30, 1997. The pro forma adjustments do not include certain additional cost savings which have been achieved or the Company anticipates may be achieved in the future.

                                                                             FISCAL YEAR 1997
                                                                           PRO FORMA ADJUSTMENTS
                                                                -------------------------------------------
                                                                ACQUISITIONS   ACQUISITIONS
                                                     COMPANY       BEFORE          AFTER          OTHER
                                                   HISTORICAL     YEAR END       YEAR END      ADJUSTMENTS    PRO FORMA
                                                   -----------  -------------  -------------  -------------  -----------
STATEMENT OF OPERATIONS DATA:
Net sales........................................    $113,400       $22,097        $47,577          $(300   (a)   $182,774
Cost of sales....................................      64,026        14,102         28,446          1,113  (b)    107,687
                                                   -----------  -------------  -------------  -------------  -----------
  Gross profit...................................      49,374         7,995         19,131         (1,413  )     75,087
Operating expenses...............................      39,458         7,783         12,387            173  (c)     59,801
                                                   -----------  -------------  -------------  -------------  -----------
  Income (loss) from operations..................       9,916           212          6,744         (1,586  )     15,286
Interest expense.................................       4,179           751          1,398          4,050  (d)     10,378
Other (income) expense, net......................        (148 )         (95  )          44            (58   (e)       (257 )
                                                   -----------  -------------  -------------  -------------  -----------
  Income (loss) before income tax provision......       5,885          (444  )       5,302         (5,578  )      5,165
Income tax provision (benefit)...................       2,830          (200  )       2,386         (2,692   (f)      2,324
                                                   -----------  -------------  -------------  -------------  -----------
  Net income.....................................      $3,055         $(244  )      $2,916        $(2,886  )     $2,841
                                                   -----------  -------------  -------------  -------------  -----------
                                                   -----------  -------------  -------------  -------------  -----------
OPERATING DATA:
EBITDA...........................................     $13,357          $961         $8,036           $420       $22,774
Depreciation and amortization....................       3,441           749          1,292          2,006         7,488

------------------------------

(a) Reflects the elimination of net sales generated at a facility that was closed upon acquisition.

(b) Reflects a net increase in costs as a result of lease payments for certain facilities that were owned by the acquired companies and not purchased by the Company and an increase in depreciation costs relating to the write-up of production equipment, partially offset by the elimination of costs associated with the closed facility.

(c) Reflects additional amortization of intangible assets, increased management fees, and staff and consulting costs, partially offset by reductions in operating expenses and the elimination of a nonrecurring charge associated with operations not purchased.

(d) Reflects additional interest on borrowings used to finance the acquisitions at the current interest rate of 9%.

(e) Reflects the elimination of certain income and expenses that were associated with operations not acquired by the Company.

(f) Reflects the reduction in the income tax provision associated with the decrease in income before taxes. The income tax provision has been calculated assuming a pro forma effective tax rate of 45%. The Company did not pay cash income taxes in fiscal 1997.
                         ------------------------------

    In addition, during the fiscal quarter in which the Offerings are completed, the Company will incur (i) a $4.4 million non-cash pre-tax extraordinary charge related to the write-off of deferred financing fees, (ii) a $2.0 million pre-tax charge related to the termination of an annual management fee and (iii) a $0.7 million non-cash pre-tax compensation charge from the accelerated vesting of stock options.

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                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

    The pro forma consolidated balance sheet gives effect to the six acquisitions completed by the Company after June 30, 1997, the Company's issuance of 713,127 shares of common stock for $5.1 million on July 31, 1997 (the proceeds of which were used to fund the acquisitions), the repurchase of 36,194 shares of Common Stock by the Company for $0.3 million and the associated tax effects as if these transactions occurred on June 30, 1997.

    The Company paid $43.3 million for the acquired companies. To effect the acquisitions, the Company borrowed $37.3 million, used $5.4 million of cash and issued 39,204 shares of Common Stock for $0.6 million to the sellers. The allocation of the purchase price to the underlying net assets acquired is based upon preliminary estimates of the fair value of the net assets, as more fully described in the Company's financial statements appearing elsewhere in the Prospectus.

                                                                                       PRO FORMA
                                                                                     ADJUSTMENTS--
                                                                       COMPANY        ACQUISITIONS
                                                                      HISTORICAL     AFTER JUNE 30,
                                                                    JUNE 30, 1997         1997         PRO FORMA
                                                                    --------------  ----------------  -----------
                                                     ASSETS
Current Assets:
  Cash and cash equivalents.......................................         $2,762            $714         $3,476
  Accounts receivable, net........................................         25,524           2,103         27,627
  Inventories.....................................................         27,759          10,564         38,323
  Prepaid expenses and other......................................            893              91            984
                                                                    --------------        -------     -----------
      Total current assets........................................         56,938          13,472         70,410
Tree inventories..................................................          1,636                          1,636
Property, plant and equipment.....................................         31,774          15,055         46,829
Intangible assets, net............................................         31,383          24,809         56,192
Deferred income taxes.............................................         10,120                         10,120
Notes receivable and other assets.................................          1,566                          1,566
                                                                    --------------        -------     -----------
      Total assets................................................       $133,417         $53,336       $186,753
                                                                    --------------        -------     -----------
                                                                    --------------        -------     -----------

                          LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Current maturities of long-term debt............................         $4,595               $         $4,595
  Revolving line of credit........................................          2,105                          2,105
  Accounts payable................................................          9,815           2,863         12,678
  Accrued liabilities.............................................         12,395             273         12,668
  Dividends payable to stockholders...............................            906                            906
  Deferred income taxes...........................................         13,856           7,405         21,261
                                                                    --------------        -------     -----------
      Total current liabilities...................................         43,672          10,541         54,213
Long-term debt....................................................         83,408          37,315        120,723
                                                                    --------------        -------     -----------
      Total liabilities...........................................        127,080          47,856        174,936
                                                                    --------------        -------     -----------
Redeemable common stock...........................................          2,062            (260   )      1,802
Stockholders' Equity:
  Preferred stock.................................................
  Common stock....................................................            162              12            174
  Additional paid-in capital......................................         45,033           5,998         51,021
  Treasury stock..................................................        (45,228 )          (260   )    (45,488 )
  Retained earnings...............................................          4,308                          4,308
                                                                    --------------        -------     -----------
      Total stockholders' equity..................................          4,275           5,740         10,015
                                                                    --------------        -------     -----------
      Total liabilities, redeemable common stock and stockholders'
        equity....................................................  $     133,417   $      53,336     $  186,753
                                                                    --------------        -------     -----------
                                                                    --------------        -------     -----------

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                                    BUSINESS

OVERVIEW

    Color Spot is the largest wholesale nursery in the United States, based on revenue and greenhouse square footage. The Company provides a wide assortment of high quality plants as well as extensive merchandising services primarily to leading home centers and mass merchants, such as Home Depot, Home Base, Wal-Mart and Kmart. The Company distributes products to over 850 retail and commercial customers, representing over 8,000 locations, primarily in the western and southwestern regions of the United States. Since June 30, 1996, the Company has completed 13 acquisitions, making it a leading consolidator in the wholesale nursery industry. On a pro forma basis, the Company generated approximately $182.8 million in net sales and $22.8 million in EBITDA in fiscal 1997.

    The Company believes it is one of the few wholesale nurseries that has the scale and distribution capabilities necessary to provide large volumes of high quality product to its retail customers on a multi-regional basis. The Company produces over 2,000 varieties of live plants, including bedding plants, shrubs, potted flowering plants, ground cover and fresh cut Christmas trees. Through its 200 person sales force, Color Spot also provides its retail customers with a broad array of value-added services, such as in-store merchandising, product display and maintenance, promotional planning and product reordering. The Company believes that providing these services differentiates it from its competitors and helps to establish Color Spot as a preferred supplier in the industry. Color Spot operates 19 production facilities located in California, Arizona, Texas, Oregon and Washington.

HISTORY

    Color Spot America was founded in 1983 by Michael F. Vukelich, the Company's current Chief Executive Officer, and it grew to become one of the largest bedding plant producers in California. In January 1991, Mr. Vukelich left Color Spot America, ceding operational control to PacifiCorp, which installed new management. In 1993, Color Spot America sold substantially all of its assets and liabilities to Color Spot Oregon, a corporation controlled by PacifiCorp. Net sales and profitability of Color Spot America and Color Spot Oregon declined between 1992 and 1995.

    In September 1995, the Company was formed by Mr. Vukelich, Jerry L. Halamuda, who had previously worked with Mr. Vukelich at Color Spot America, and Heller to acquire the assets of Color Spot Oregon from PacifiCorp. With Mr. Vukelich as Chief Executive Officer and Mr. Halamuda as President, management implemented a number of strategic and operational programs designed to improve the Company's customer relationships and financial results. These initiatives included revamping the Company's merchandising programs, decentralizing its operations, revising its pricing strategies, renewing its focus on operating efficiencies and restructuring its sales organization. As a result of these strategies, the Company has experienced significant improvements in net sales and operating results. With the improvement of its financial results, Color Spot embarked on an aggressive acquisition strategy and has completed 13 acquisitions since June 30, 1996. Color Spot believes it is well positioned to continue its growth and further consolidate the wholesale nursery industry.

    In December 1996, an affiliate of Kohlberg acquired a majority interest in the Company in the Recapitalization pursuant to which the Company repurchased the shares of Common Stock held by Heller and a portion of the Common Stock held by management. See "Certain Transactions."

INDUSTRY

    Gardening is one of the most popular leisure activities in the United States. According to the 1996-1997 National Gardening Survey conducted by the Gallup Organization, Inc., 64% of the approximately 101 million U.S. households participated in some form of gardening in 1996. The Company believes that the popularity of gardening is likely to increase in coming years. According to the National Gardening

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possessing the voting power to elect a majority of the Board of Directors and
(ii) a sale or transfer of more than 50% of the Company's consolidated assets or a merger or consolidation in which the holders of the capital stock of the Company prior to such merger or consolidation do not have the power to elect a majority of the board of directors of the surviving entity following such merger or consolidation. Amounts owing under the Heller Note are also subject to acceleration in the event of (a) failure to pay principal or interest, (b) certain unremedied covenant breaches, (c) bankruptcy or insolvency of the Company, (d) an individual final judgment in excess of $250,000 or in the aggregate, judgments in excess of $1.0 million, (e) the acceleration of other indebtedness of $1.0 million individually or $2.5 million in the aggregate prior to its stated maturity, or (f) failure by the Company to make a mandatory redemption of the Heller Note.

    The Heller Note is redeemable in whole or in part by the Company upon 45 days notice to Heller. Prior to any such redemption, Heller may convert the Heller Note into that number of shares of Common Stock computed by dividing the principal amount to be converted, plus capitalized interest accrued on such principal amount, by the conversion price then in effect. Upon the completion of the Common Stock Offering, the conversion price will be $20.09. The Company does not have the right to require Heller to convert the Heller Note to Common Stock upon completion of the Common Stock Offering.

                              DESCRIPTION OF NOTES

    The Notes will be issued under an indenture (the "Indenture"), to be dated
as of            , 1997 by and between the Company and U.S. Trust Company, as
Trustee (the "Trustee"). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture (a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part), including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this section, references to the "Company" include only the Company and not its Subsidiaries.

    The Notes will be unsecured obligations of the Company, ranking subordinate in right of payment to all Senior Debt of the Company.

    The Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as Paying Agent and Registrar for the Notes. The Notes may be presented for transfer at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to holders of the Notes (the "Holders"). The Company will pay principal (and premium, if any) on the Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders.

PRINCIPAL, MATURITY AND INTEREST

    The Notes are limited in aggregate principal amount to $85,000,000 and will
mature on            , 2007. Interest on the Notes will accrue at the rate of
    % per annum and will be payable semiannually in cash on each         and
        commencing on            , 1998, to the persons who are registered
Holders at the close of business on the         and         immediately
preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance.

REDEMPTION

    MANDATORY REDEMPTION. The Notes will not be entitled to the benefit of any mandatory sinking fund.

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    OPTIONAL REDEMPTION.  The Notes will be redeemable, at the Company's option,
in whole at any time or in part from time to time, on and after            ,
2002, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if
redeemed during the twelve-month period commencing on            of the year set
forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

YEAR                                                                                PERCENTAGE
----------------------------------------------------------------------------------  -----------
2002..............................................................................            %
2003..............................................................................            %
2004..............................................................................            %
2005 and thereafter...............................................................     100.000%

    OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERINGS.  At any time, or from time
to time, on or prior to            , 2000, the Company may, at its option, use
the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem the Notes at a redemption price equal to % of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED that at least 65% of the principal amount originally issued of Notes remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

    As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company after the Issue Date pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

SELECTION AND NOTICE OF REDEMPTION

    In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED, HOWEVER, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; PROVIDED, FURTHER, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company had deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

SUBORDINATION

    The payment of all Obligations on the Notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or

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such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise. If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt, no payment of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations on the Notes or to acquire any of the Notes for cash or property or otherwise.

    In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

    By reason of such subordination, in the event of the insolvency of the Company, creditors of the Company who are not holders of Senior Debt, including the Holders of the Notes, may recover less, ratably, than holders of Senior Debt.

    After giving effect to the Offerings and the application of the proceeds therefrom, at September 25, 1997, the aggregate amount of Senior Debt would have been approximately $2.2 million, the aggregate amount of PARI PASSU debt would have been approximately $7.4 million and the Company's Subsidiaries would have
had total liabilities of $      million.

CHANGE OF CONTROL

    The Indenture will provide that upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase.

    The Indenture will provide that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under

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the Credit Agreement and all other Senior Debt to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described below.

    Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

    If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

    Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

CERTAIN COVENANTS

    The Indenture will contain, among others, the following covenants:

    LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); PROVIDED, HOWEVER, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company may incur Indebtedness (including, without

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limitation, Acquired Indebtedness) and Restricted Subsidiaries of the Company may incur Acquired Indebtedness, in each case if on the date of the Incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

    LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a),
(b) (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default of an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (excluding net cash proceeds received from the sale of Capital Stock to employees of the Company and any of its Subsidiaries after the Issue Date to the extent such amounts have been applied in accordance with clause (4) of the following paragraph); plus (y) without duplication of any amounts included in clause (iii) (x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii) (x) and (y), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes); plus (z) aggregate net cash proceeds received by the Company or any of its Subsidiaries as a distribution or repayment with respect to, or from the sale of, Investments (other than Permitted Investments) made after the Issue Date up to the original amount of such Investments.

    Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; and (4) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Capital Stock of the Company from employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or

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termination of employment of such employees or pursuant to a written contract or plan, in an aggregate amount not to exceed $1,000,000 in any calendar year plus an aggregate amount of net cash proceeds received by the Company subsequent to the Issue Date from the sale of Capital Stock to employees of the Company and any of its Subsidiaries to the extent such proceeds have not been included in making the calculation in clause (iii) of the immediately preceding paragraph. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2) and (4) shall be included in such calculation.

    Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

    LIMITATION ON ASSET SALES. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay any Senior Debt and, in the case of any Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (B) to make an investment in a similar business or properties or assets that replace the business, properties or assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"), or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses
(iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a PRO RATA basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; PROVIDED, HOWEVER, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5,000,000, shall be applied as required pursuant to this paragraph).

    In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties

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and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

    Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets and (ii) such Asset Sale is for fair market value; PROVIDED, that any consideration not constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

    Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a PRO RATA basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indenture; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (6) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; PROVIDED, HOWEVER, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5); (7) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary; or (8) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired.

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    LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES. The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

    LIMITATION ON LIENS. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured, except for (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (B) Liens securing Senior Debt; (C) Liens securing the Notes; (D) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Subsidiary of the Company;
(E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; PROVIDED, HOWEVER, that such Liens (A) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (B) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (F) Permitted Liens.

    PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED DEBT. The Company will not incur or suffer to exist Indebtedness that is senior in right of payment to the Notes and subordinate in right of payment to any other Indebtedness of the Company.

    MERGER, CONSOLIDATION AND SALE OF ASSETS. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and the Indenture on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "--Limitation on Incurrence of Additional Indebtedness" covenant; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or

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in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

    The Indenture will provide that upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

    LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1,000,000 shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $5,000,000, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

    (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company (including customary provisions contained in employment agreements with executive officers of the Company) as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture; (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;
(iv) Restricted Payments permitted by the Indenture; (v) the payments by the Company under that certain lease of its Richmond, California facility between the Company and M. F. Vukelich Co. dated as of December 1, 1995, as

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amended on December 13, 1995; and (vi) the payments by the Company under that certain residential lease rental agreement and deposit receipt between the Company and Michael F. Vukelich, as guardian of Trisha Vukelich, dated as of December 13, 1995.

    LIMITATION OF GUARANTEES BY RESTRICTED SUBSIDIARIES. The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any other Restricted Subsidiary of the Company (other than (A) Indebtedness and other obligations under the Credit Agreement, (B) Permitted Indebtedness of a Restricted Subsidiary of the Company, (c) Indebtedness under Currency Agreements in reliance on clause (v) of the definition of Permitted Indebtedness, or (D) Interest Swap Obligations incurred in reliance on clause (iv) of the definition of Permitted Indebtedness), unless, in any such case (a) such Restricted Subsidiary executes and delivers a supplemental indenture to the Indenture, providing a guarantee of payment of the Notes by such Restricted Subsidiary (the "Guarantee") and (b) (x) if any such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Senior Debt, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such Senior Debt may be superior to the Guarantee pursuant to subordination provisions no less favorable to the Holders of the Notes than those contained in the Indenture and (y) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of indebtedness that is expressly subordinated to the Notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee pursuant to subordination provisions no less favorable to the Holders of the Notes than those contained in the Indenture.

    Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon: (i) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph; or (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; PROVIDED that (a) such sale or disposition of such Capital stock or assets is otherwise in compliance with the terms of the Indenture and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

    CONDUCT OF BUSINESS. The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

    REPORTS TO HOLDERS. The Indenture will provide that the Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Indenture further provides that, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section 314(a).

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EVENTS OF DEFAULT

    The following events are defined in the Indenture as "Events of Default":

        (i) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

        (ii) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

       (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

        (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness if the Aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $5,000,000 or more at any time;

        (v) one or more judgments in an aggregate amount in excess of $5,000,000 (excluding any amounts covered by insurance as to which the insurer has acknowledged coverage) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or

        (vi) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries.

    If an Event of Default (other than an Event of Default specified in clause
(vi) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or 5 business days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice. If an Event of Default specified in clause (vi) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

    The Indenture will provide that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has

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paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

    The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

    Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

    Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of the Company or its Subsidiaries, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Note.

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    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (vii) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain other customary conditions precedent are satisfied.

SATISFACTION AND DISCHARGE

    The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

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MODIFICATION OF THE INDENTURE

    From time to time, the Company and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including to cure ambiguities, defects or inconsistencies or to comply with requirements of the Commission in order to maintain the qualification of the Indenture under the TIA, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may (with respect to any Notes held by a non-consenting Holder): (i) reduce the amount of Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Notes payable in money other than that stated in the Notes; (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default; or (vi) modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Notes in a manner which adversely affects the Holders.

GOVERNING LAW

    The Indenture will provide that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be regulated thereby.

THE TRUSTEE

    The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

    The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; PROVIDED that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

BOOK-ENTRY; DELIVERY AND FORM

    The Notes will be issued in the form of one or more fully registered global certificates (the "Global Certificates"). The Global Certificates will be deposited with, or with the Trustee on behalf of, The Depository Trust Company, New York, New York (the "Depositary") and registered in the name of the Depositary's nominee. The Depositary will maintain the Notes in denominations of $1,000 and integral multiples thereof through its book-entry facilities.

    Except as set forth below, the Global Certificates may be transferred, in whole and not in part, only to the Depositary, another nominee of the Depositary or to a successor of the Depositary or its nominee.

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    The Depositary has advised the Company and the Underwriters as follows: It is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities for its participating organizations (the "Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants"). Persons who are not Participants may beneficially own securities held by the Depositary only through Participants or indirect participants.

    The Depositary has also advised that, pursuant to procedures established by it, (i) upon the issuance by the Company of the Notes, the Depositary will credit the accounts of Participants designated by the Underwriters with the principal amount of the Notes purchased by the Underwriters and (ii) ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to Participants' interests), the Participants and the indirect participants. A beneficial owner is the person who has the right to sell, transfer or otherwise dispose of an interest in the Notes and the right to receive the proceeds therefrom, as well as principal, premium (if any) and interest payable in respect to the Notes. The beneficial owner must rely on the foregoing arrangements to evidence its interest in the Notes. Beneficial ownership of the Notes may be transferred only by complying with the procedures of a beneficial owner's Participant (e.g., a brokerage firms) and the Depositary. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in the Global Certificates is limited to such extent.

    So long as a nominee of the Depositary or its nominee is the registered owner of the Global Certificates, the Depositary or such nominee will be considered the absolute owner or holder of the Notes for all purposes under the Indenture and any applicable laws. Except as provided below, owners of beneficial interests in the Global Certificates will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or holders thereof under the Indenture.

    All rights of ownership must be exercised through the Depositary and the book-entry system, and notices that are to be given to registered owners by the Company or the Trustee will be given only to the Depositary. It is expected that the Depositary will forward notices to the Participants who will in turn forward notices to the beneficial owners. Neither the Company, the Trustee, the paying agents nor the Notes registrars will have any responsibility or obligation to assure that any notices are forwarded by the Depositary to any Participant or by any Participant to the beneficial owners. Nether the Company, the Trustee, the paying agents nor the Notes registrars will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Principal and interest payments on the Global Certificates registered in the name of the Depositary's nominee will be made by the Company, either directly or through a paying agent, to the Depositary's nominee as the registered owner of the Global Certificates. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes are registered as the owners of such Notes for the purpose of receiving payments of principal and interest on such Notes and for all other purposes whatsoever. Therefore, neither the Company, the Trustee or any paying agent has any direct responsibility or liability for the payment of principal or interest on the Notes to owners of beneficial

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interests in the Global Certificates. The Depositary has advised the Company and the Trustee that its present practice upon receipt of any payment of principal or interest is to credit immediately the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Certificates as shown on the records of the Depositary. Payments by Participants and indirect participants to owners of beneficial interests in the Global Certificates will be governed by standing instructions and customary practices as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such Participants or indirect participants.

    As long as the Notes are represented by the Global Certificates, the Depositary's nominee will be the holder of the Notes and therefore will be the only entity that can exercise a right to repayment or repurchase of the Notes. See "--Change of Control" and "--Certain Covenants--Limitation on Asset Sales."

    Notice by Participants or indirect participants or by owners of beneficial interests in the Global Certificates held through such Participants or indirect participants of the exercise of the option to elect repayment of beneficial interest in the Notes represented by the Global Certificates must be transmitted to the Depositary in accordance with its procedures on a form required by the Depositary and provided to Participants. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Notes must instruct the broker or other Participant or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different deadlines for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other Participant or indirect participant through which it holds an interest in a Note in order to ascertain the deadline by which such an instruction must be given in order for timely notice to be delivered to the Depositary. The Company will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

    The Company will issue Notes in definitive form in exchange for the Global Certificates if, and only if, either (i) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, (ii) the Company executes or delivers to the Trustee and the Notes registrar an Officers' Certificate stating that such Global Certificate shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the applicable Notes registrar has received a request from the Depositary to issue Notes in definitive form in lieu of all or a portion of the Global Certificates. In either instance, an owner of a beneficial interest in the Global Certificate will be entitled to have the applicable Notes equal in principal amount or principal amount at maturity, as the case may be, to such beneficial interest registered in its name and will be entitled to physical delivery of such Notes in definitive form. Notes so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

    "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

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    "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

    "ASSET ACQUISITION" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

    "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or
(b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; PROVIDED, HOWEVER, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $500,000; (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "Merger, Consolidation and Sale of Assets;" (iii) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary in connection with a Qualified Receivables Transaction; and (iv) sales of Permitted Investments.

    "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

    "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

    "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

    "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

    "CASH EQUIVALENTS" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time

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of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia of any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

    "CHANGE OF CONTROL" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); (iii) any Person or Group (other than the Permitted Holder(s)) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

    "COMMISSION" means the Securities and Exchange Commission.

    "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

    "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense, (C) Consolidated Non-cash Charges LESS any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP, (D) any expenses or charges related to the termination of the Fee Agreement and (E) any write-off of deferred financing costs in connection with the refinancing of the Company's credit agreement in existence prior to the Credit Agreement and any refinancings of the Credit Agreement.

    "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the

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application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause
(1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of the operation of such agreements.

    "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times
(y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

    "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries of such period determined on a consolidated basis in accordance with GAAP, including without limitation,
(a) any amortization of debt discount and amortization or write-off of deferred financing costs (excluding any write-off of deferred financing costs in connection with the refinancing of the Company's credit agreement in existence prior to the Credit Agreement or any refinancing of the Credit Agreement), (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and
(d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

    "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP: PROVIDED that there shall be excluded therefrom (a) after-tax gains

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from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

    "CONSOLIDATED NET WORTH" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

    "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

    "CREDIT AGREEMENT" means the Credit Agreement dated as of            , 1997,
between the Company, the lenders party thereto in their capacities as lenders thereunder and Credit Agricole Indosuez, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (PROVIDED that such increase in borrowings is Permitted Indebtedness or is permitted by the "Limitation on Incurrence of Additional Indebtedness" covenant above) or adding Restricted Subsidiaries of the Company as additional guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

    "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

    "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

    "DESIGNATED SENIOR DEBT" means (i) Indebtedness under or in respect of the Credit Agreement and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25,000,000 and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

    "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

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    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

    "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

    "FEE AGREEMENT" means that certain fee agreement between the Company and Kohlberg & Company, LLC dated as of December 31, 1996, as amended.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

    "INDEBTEDNESS" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and excluding long-term, deferred purchase price obligations for trees, PROVIDED that such obligations are not recorded as liabilities on such Person's balance sheet in accordance with GAAP), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under Currency Agreements and Interest Swap Obligations of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

    "INDEPENDENT FINANCIAL ADVISOR" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

    "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate

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of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

    "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated as a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; PROVIDED that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

    "ISSUE DATE" means the date of original issuance of the Notes.

    "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

    "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of
(a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

    "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

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    "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company that meets the requirements set forth in the Indenture.

    "PERMITTED HOLDER(S)" means KCSN Acquisition Company, L.P. and its Affiliates and Kohlberg & Company, LLC and its Affiliates.

    "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

        (i) Indebtedness under the Notes and the Indenture;

        (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $150.0 million, less the amount of all mandatory principal payments actually made by the Company in respect of the Term Loan Facility (excluding any such payments to the extent refinanced at the time of payment under a replaced Credit Agreement), provided that (1) not more than $110.0 million of borrowings under the Credit Agreement are used to make Asset Acquisitions and (2) not more than $90.0 million of borrowings under the Credit Agreement are used for any other purpose;

       (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

        (iv) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of the Company covering Indebtedness of such Restricted Subsidiary; PROVIDED, HOWEVER, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

        (v) Indebtedness under Currency Agreements; PROVIDED that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnitees and compensation payable thereunder;

        (vi) Indebtedness of a Wholly Owned Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; PROVIDED that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

       (vii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien; PROVIDED that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

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      (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such indebtedness is extinguished within two business days of incurrence;

        (ix) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

        (x) Refinancing Indebtedness;

        (xi) Indebtedness incurred in a Qualified Receivables Transaction that is without recourse to the Company or to any Restricted Subsidiary of the Company or their assets (other than a Receivables Subsidiary and its assets); and

       (xii) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding.

    "PERMITTED INVESTMENTS" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company; (ii) Investments in the Company by any Restricted Subsidiary of the Company; PROVIDED that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and the Indenture; (iii) investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $2,000,000 at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture; (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant; (viii) Investment by the Company or a Wholly Owned Restricted Subsidiary of the Company in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; (ix) notes received from management as payment for purchases of Capital Stock; and (x) additional Investments by the Company or any Restricted Subsidiary of the Company in an aggregate amount, based on original cost, not to exceed $1,000,000 at any one time outstanding.

    "PERMITTED LIENS" means the following types of Liens:

        (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

        (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

       (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and

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    appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

        (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

        (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

        (vi) any interest (including UCC filings) or title of a lessor under any Capitalized Lease Obligation; PROVIDED that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

       (vii) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; PROVIDED, HOWEVER, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and
    (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition.

      (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptance issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

        (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

        (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements or the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

        (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

       (xii) Liens securing Indebtedness under Currency Agreements;

      (xiii) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; PROVIDED that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

       (xiv) Liens on accounts receivable and related assets of the type described in the definition of "Qualified Receivables Transaction" or on assets of a Receivables Subsidiary, in either case, incurred in connection with a Qualified Receivables Transaction; and

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       (xv) Liens securing Indebtedness in an aggregate amount not to exceed $5,000,000 at any one time outstanding.

    "PERSON" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

    "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

    "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

    "QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (i) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and
(ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

    "RECEIVABLES SUBSIDIARY" means a Wholly Owned Restricted Subsidiary of the Company that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) which has no Indebtedness or any other Obligations (contingent or otherwise) which (i) is guaranteed by the Company or any other Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Company nor any other Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither the Company nor any other Restricted Subsidiary of the Company has any obligation to maintain or preserve such Restricted Subsidiary's financial condition or cause such Restricted Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

    "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, pre-pay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

    "REFINANCING INDEBTEDNESS" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional

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Indebtedness" covenant (other than pursuant to clause (ii), (iv), (v), (vi),
(vii), (viii), (ix), (xi) or (xii) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; PROVIDED that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

    "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; PROVIDED that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

    "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person which is not an Unrestricted Subsidiary.

    "REVOLVING CREDIT FACILITY" means one or more revolving credit facilities under the Credit Agreement.

    "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

    "SENIOR DEBT" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of (x) all monetary obligations of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Debt" shall not include (i) any Indebtedness of the Company to a Restricted Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries,
(ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Restricted Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) Indebtedness (other than Permitted Indebtedness) incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness," (vii) Indebtedness which, when

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incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other indebtedness of the Company.

    "SIGNIFICANT SUBSIDIARY" shall have the meaning set forth in Rule 1.02(v) of Regulation S-X under the Securities Act.

    "SUBSIDIARY," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

    "TERM LOAN FACILITY" means one or more term loan facilities under the Credit Agreement.

    "UNRESTRICTED SUBSIDIARY" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that (x) the Company certifies to the Trustee that the Company's investment in such Unrestricted Subsidiary is a Permitted Investment or that such designation complies with the "Limitation on Restricted Payments" covenant and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

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                                  UNDERWRITING

    Subject to the terms and conditions of the underwriting agreement (the "Underwriting Agreement") among BT Alex. Brown Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation (together, the "Underwriters") and the Company, the Underwriters have severally agreed to purchase from the Company the entire principal amount of the Notes offered hereby.

    The Underwriting Agreement provides that the obligation of the Underwriters to pay for and accept delivery of the Notes is subject to the approval of certain legal matters by counsel and to various other conditions. The nature of each Underwriter's obligation is such that each is severally committed to purchase the aggregate principal amount of Notes set forth opposite its name, if any are purchased.

                                                                              PRINCIPAL AMOUNT
UNDERWRITERS                                                                      OF NOTES
----------------------------------------------------------------------------  ----------------
BT Alex. Brown Incorporated.................................................   $
Donaldson, Lufkin & Jenrette Securities Corporation.........................
                                                                              ----------------
  Total.....................................................................   $   85,000,000
                                                                              ----------------
                                                                              ----------------

    The Underwriters propose to offer the Notes directly to the public at the public offering price set forth on the cover page hereof, and to certain dealers
at such price, less a concession not in excess of   % of the principal amount of
the Notes. The Underwriters may allow, and such dealers may reallow, a
concession to certain other dealers not in excess of   % of the principal amount
of the Notes. After the initial public offering of the Notes, the public offering price, concession and reallowance and other selling terms may be changed by the Underwriters.

    The Underwriters have informed the Company that they will not confirm sales to any accounts over which they exercise discretionary authority without prior written approval of such transactions by the customer.

    The Company does not intend to apply for listing of the Notes on a national securities exchange, but has been advised by each of the Underwriters that it presently intends to make a market in the Notes, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Notes, and any such market making may be discontinued at any time by one or all of the Underwriters at the sole discretion of such Underwriters. There can be no assurance that an active public market for the Notes will develop. See "Risk Factors--Lack of Prior Market for the Notes."

    In connection with the Notes Offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the Underwriters may overallot the Notes, creating a short position. The Underwriters may bid for and purchase Notes in the open market to cover short positions. In addition, the Underwriters may bid for and purchase Notes in the open market to stabilize the price of the Notes. These activities may stabilize or maintain the market price of the Notes above independent market levels. The Underwriters are not required to engage in these activities, and may end these activities at any time.

    The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

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                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Company by Brownstein Hyatt Farber & Strickland, P.C., Denver, Colorado. Certain legal matters will be passed upon for the Underwriters by Latham & Watkins, Los Angeles, California.

                                    EXPERTS

    The audited consolidated financial statements and schedule of Color Spot Nurseries, Inc. and Subsidiaries and Color Spot, Inc., an Oregon corporation, included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

    The audited financial statements of Oda Nursery, Inc., Cracon, Inc., Signature Trees, Peters' Wholesale Greenhouses, Inc., Lone Star Growers Co. and The Wholesale Division of Sunnyside Plants, Inc., included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    The audited financial statements of The Wholesale Bedding Plant Division of Summersun Greenhouse Co., included in this Prospectus, have been audited by Moss Adams LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

    The audited financial statements of Wolfe Greenhouses, L.L.C., included in this Prospectus have been audited by Jaynes, Reitmeier, Boyd & Therrell, P.C., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act with respect to the Securities. This Prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any agreement or other document filed as an exhibit or schedule to the Registration Statement and each such statement shall be deemed qualified in its entirety by such reference. For further information with respect to the Company and the Securities, reference is hereby made to the Registration Statement and such exhibits and schedules filed as a part thereof, which may be inspected without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10007 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the Commission upon payment of prescribed fees. The Commission also maintains a web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval System. This web site can be accessed at http://www.sec.gov.

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    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.
                                 --------------
                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
Prospectus Summary.............................          3
Risk Factors...................................          8
Company History................................         15
Recent Acquisitions............................         15
Use of Proceeds................................         16
Capitalization.................................         17
Selected Consolidated Financial and Operating
  Data.........................................         18
Unaudited Pro Forma Consolidated Statement of
  Operations...................................         20
Unaudited Pro Forma Consolidated Balance
  Sheet........................................         21
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................         22
Business.......................................         28
Management.....................................         37
Certain Transactions...........................         43
Principal Stockholders.........................         45
Description of Capital Stock...................         46
Description of Certain Indebtedness............         49
Description of Notes...........................         50
Underwriting...................................         78
Legal Matters..................................         79
Experts........................................         79
Additional Information.........................         79
Index to Consolidated Financial Statements.....        F-1

                                 --------------
    UNTIL             , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  $85,000,000

                                     [LOGO]

                              % SENIOR SUBORDINATED
                                 NOTES DUE 2007

                                  ------------
                                   PROSPECTUS
                                  ------------

                                 BT ALEX. BROWN

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                                           , 1997

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                                     -------------------------------------------
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                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses of the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts. Expenses other than registration, filing and listing fees are estimated.

SEC Registration fee..............................................................  $   44,541
NASD filing fee...................................................................      15,699
Nasdaq National Market listing fee................................................      50,000
Blue sky fees and expenses........................................................       5,000
Printing and engraving............................................................           *
Legal fees and expenses...........................................................     225,000
Accounting fees and expenses......................................................     160,000
Transfer Agent fees...............................................................           *
Miscellaneous.....................................................................           *
                                                                                    ----------
Total.............................................................................  $        *
                                                                                    ----------
                                                                                    ----------

------------------------

 *  To be supplied by amendment

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Amended and Restated Certificate of Incorporation of the Registrant provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

    Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting corporations organized thereunder to indemnify directors, officers, employees or agents against expenses, judgments and fines reasonably incurred and against certain other liabilities in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation. The Amended and Restated Certificate of Incorporation of the Registrant provides for indemnification of its directors and officers to the fullest extent permitted by applicable law.

    The form of Underwriting Agreement attached hereto as Exhibit 1.1, which provides for, among other things, the Registrant's sale to the Underwriters of the securities being registered herein, will obligate the Underwriters under certain circumstances to indemnify the Registrant and the Registrant's officers and directors against certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"). In addition, the Registrant maintains an officers and directors liability insurance policy.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    The following table reflects the merger of CSN, Inc. (the parent company of Color Spot Nurseries, Inc.) into Color Spot Nurseries, Inc. which will occur simultaneously with the consummation of the Offerings:

                                                  NUMBER OF
RECIPIENT                                          SHARES        DATE      AMOUNT PAID     EXEMPTION
----------------------------------------------  -------------  ---------  -------------  -------------
CSN, Inc......................................          100       9/8/95    $   1,000            4(2)

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (A) EXHIBITS:

    The following exhibits are filed pursuant to Item 601 of Regulation S-K.

 EXHIBIT
   NO.                                                            DESCRIPTION
---------             ---------------------------------------------------------------------------------------------------
     1.1          --  Form of Common Stock Underwriting Agreement between the Registrant and the Underwriters.*

     1.2          --  Form of Note Underwriting Agreement between the Registrant and the Underwriters.*

     3.1          --  Form of Amended and Restated Certificate of Incorporation of the Registrant.

     3.2          --  Amended and Restated Bylaws of the Registrant.

     4.1          --  Form of Common Stock certificate.*

     4.2          --  Form of Note.*

     4.3          --  Form of Indenture.*

     5.1          --  Opinion of Brownstein Hyatt Farber & Strickland, P.C. regarding legality of securities being registered.*

    10.1          --  Amended and Restated Credit Agreement dated as of February 20, 1997.

    10.2          --  Recapitalization and Stock Purchase Agreement among the Registrant, Heller Equity Capital
                        Corporation ("Heller"), M.F. Vukelich Co., Michael F. Vukelich, Jerry Halamuda, Gary E. Mariani,
                        Steven J. Bookspan, Richard E. George and KCSN Acquisition Company, L.P. dated as of December 31,
                        1996.*

    10.3          --  8% Subordinated Convertible Note issued to Heller.

    10.4          --  Put/Call Option Agreement dated as of December 31, 1996.

    10.5          --  Stockholders Agreement dated as of December 31, 1996.

    10.6          --  Employee Stockholders Agreement dated as of June 1, 1997.

    10.7          --  Employment Agreement with Michael F. Vukelich dated as of December 31, 1996.

    10.8          --  Employment Agreement with Jerry L. Halamuda dated as of December 31, 1996.

    10.9          --  1996 Stock Incentive Plan.

    10.10         --  1997 Stock Option Plan.

    10.11         --  Special Stock Option Plan.

    10.12         --  Form of Stock Purchase Option.

    10.13         --  Fee Agreement dated as of December 31, 1996 between Registrant and Kohlberg & Company, LLC.

    10.14         --  Merger Agreement dated as of February 20, 1997 for the acquisition of Lone Star Growers Co.

    10.15         --  Real Property Lease between M.F. Vukelich Co. and the Registrant dated December 1, 1995.

    10.16         --  Real Property Lease between Michael F. Vukelich as Guardian for Trisha Vukelich and the Registrant
                        dated December 31, 1995.

    10.17         --  Asset Purchase Agreement dated as of March 14, 1997 between Color Spot Christmas Trees, Inc. and
                        Signature Trees.

 EXHIBIT
   NO.                                                            DESCRIPTION
---------             ---------------------------------------------------------------------------------------------------
    11.1          --  Computation of net income per common share and computation of weighted average number of common shares outstanding.

    12.1          --  Computation of ratio of earnings to fixed charges.

    21.1          --  Subsidiaries of the Registrant.

    23.1          --  Consent of Arthur Andersen LLP.

    23.2          --  Consent of Moss Adams LLP.

    23.3          --  Consent of Jaynes, Reitmeier, Boyd & Therrell, P.C.

    23.4          --  Consent of Brownstein Hyatt Farber & Strickland, P.C.. (included in Exhibit 5.1).*

    24.1          --  Power of Attorney (included in Part II of Registration Statement).

    25.1          --  Statement of Eligibility of Trustee.*

    27.1          --  Financial Data Schedule.

------------------------

 *  To be filed by Amendment.

    (B) FINANCIAL STATEMENT SCHEDULES.

    Schedule II--Valuation and Qualifying Accounts

ITEM 17.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the common stock offering of such securities at that time shall be deemed to be the initial bona fide common stock offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasant Hill, State of
California, on            , 1997.

                                COLOR SPOT NURSERIES, INC

                                By:           /s/ MICHAEL F. VUKELICH
                                     -----------------------------------------
                                                Michael F. Vukelich
                                              CHIEF EXECUTIVE OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of MICHAEL F. VUKELICH AND SAMUEL P. FRIEDER his/her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Act, and to file the same with all exhibits thereto, and other documents in connection therewith, the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform such each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

   /s/ MICHAEL F. VUKELICH
------------------------------  Chief Executive Officer           , 1997
     Michael F. Vukelich          and Director

    /s/ JERRY L. HALAMUDA
------------------------------  President and Director            , 1997
      Jerry L. Halamuda

      /s/ PAUL D. YEAGER        Principal Financial
------------------------------    Officer and Principal           , 1997
        Paul D. Yeager            Accounting Officer

    /s/ JAMES A. KOHLBERG
------------------------------  Director                          , 1997
      James A. Kohlberg

    /s/ SAMUEL P. FRIEDER
------------------------------  Director                          , 1997
      Samuel P. Frieder

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

    /s/ RANJIT S. BHONSLE
------------------------------  Director                          , 1997
      Ranjit S. Bhonsle

   /s/ GEOFFREY A. THOMPSON
------------------------------  Director                          , 1997
     Geoffrey A. Thompson

    /s/ RICHARD E. GEORGE
------------------------------  Director                          , 1997
      Richard E. George

     /s/ GARY E. MARIANI
------------------------------  Director                          , 1997
       Gary E. Mariani

     /s/ GEORGE T. BROPHY
------------------------------  Director                          , 1997
       George T. Brophy